As filed with the Securities and Exchange Commission on May 23, 2024.

Registration No. 333-278809

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GCT Semiconductor Holding, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	86-2171699
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2290 North 1st Street, Suite 201

San Jose, California 95131

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John Schlaefer

Chief Executive Officer

GCT Semiconductor Holding, Inc.

2290 North 1st Street, Suite 201

San Jose, California 95131

(408) 434-6040

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Albert Lung, Esq.

Morgan, Lewis & Bockius LLP

1400 Page Mill Road

Palo Alto, CA 94304

(650) 843-4000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the Selling Securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION - DATED MAY 23, 2024

PRELIMINARY PROSPECTUS

GCT Semiconductor Holding, Inc.

35,970,732 Shares of Common Stock
6,580,000 Warrants to Purchase Common Stock

Up to 26,724,001 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the issuance by us of an aggregate of up to 26,724,001 shares of our common stock, $0.0001 par value per share (the “Common Stock”) issuable upon the exercise of warrants, which consists of (a) up to 6,580,000 shares of Common Stock that are issuable upon the exercise of 6,580,000 warrants (the “Private Placement Warrants”) held by Concord Sponsor Group III LLC (the “Sponsor”), CA2 Co-Investment LLC (“CA2,” together with the Sponsor, the “Sponsors”), and an affiliate of stockholder of the Company (the “Affiliated Stockholder”) originally issued in a private placement in connection with the initial public offering of Concord Acquisition Corp III (“Concord III”) by the holders thereof and allocated to Affiliated Stockholder upon the consummation of the business combination, (b) up to 17,250,000 shares of Common Stock that are issuable upon the exercise of 17,250,000 warrants (the “Public Warrants”) originally issued in the initial public offering of Concord III by the holders thereof and (c) up to 2,894,001 shares of Common Stock that are issuable upon the exercise of 2,894,001 warrants held by certain warrants holders of GCT Semiconductor, Inc. (the “GCT Warrants” and together with the Public Warrants and Private Placement Warrants, the “Warrants”).

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of (i) up to 35,970,732 shares of Common Stock consisting of (a) up to 6,580,000 shares of Common Stock issuable upon exercise of the Private Placement Warrants at a price of $11.50 per share, which were initially issued to Sponsors at an effective purchase price of $1.00, (b) 19,685,138 shares of Common Stock acquired by certain Selling Securityholders party to the Registration Rights Agreement (as defined herein), at an effective purchase price ranging from $0.00 to $120.48 per share, (c) up to 4,529,967 shares of Common Stock originally issued to investors in a private placement pursuant to those certain Subscription Agreements (the “PIPE Shares”) at an effective purchase price of $6.67 per share, (d) up to 1,781,626 shares of Common Stock issued to certain third parties as consideration for their entry into certain non-redemption agreements with Concord III and the Sponsor (the “NRA Investors”) pursuant to which such Selling Securityholders agreed not to request redemption or to reverse any previously submitted redemption demand in connection with the Business Combination, (e) up to 500,000 shares of Common Stock underlying a convertible promissory note (the “Note”) issued to a strategic investor (the “Noteholder”) in the principal amount of $5,000,000 and (f) up to 2,894,001 shares of Common Stock that are issuable upon the exercise of the GCT Warrants at an exercise price of $5.00, $10.00, and $18.75 per share, as applicable and (ii) up to 6,580,000 Private Placement Warrants, which were initially issued to Sponsors at an effective purchase price of $1.00. See “Information Related to Offered Securities,” “Selling Securityholders” and “Description of Securities” for more information about the Selling Securityholders, including with respect to their acquisition of the securities offered hereby.

This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Securityholders. We could receive up to an aggregate of approximately $107,870,019 if all of the Warrants held by the Selling Securityholders are exercised for cash. However, we will only receive such proceeds if and when the holders of the Warrants exercise the Warrants for cash. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of any of our shares of Common Stock and the spread between the exercise price of the Warrants and the price of our Common Stock at the time of exercise. We have outstanding (i) 17,250,000 Public Warrants to purchase 17,250,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per share, (ii) 6,580,000 Private Placement Warrants to purchase 6,580,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per share, and (iii) 2,894,001 GCT Warrants to purchase 2,894,001 shares of our Common Stock, exercisable at an exercise price of $5.00, $10.00, and $18.75 per share, as applicable, as described herein for the GCT Warrants. If the market price of our Common Stock is less than the exercise price of a holder’s Warrants, it is unlikely that holders will exercise their Warrants. As of May 21, 2024, the closing price of our Common Stock was $5.39 per share. There can be no assurance that our Warrants will be in the money prior to their expiration. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants. We will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information in the section titled “Plan of Distribution.”

Sales of a substantial number of shares of Common Stock in the public market, including the resale of the shares of Common Stock held by our Selling Securityholders, specifically the Sponsors, the PIPE Investors and holders of our Private Placement Warrants pursuant to this prospectus or pursuant to Rule 144, could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of Common Stock intend to sell shares, could reduce the market price of the Common Stock and make it more difficult for you to sell your holdings at times and prices that you determine are appropriate. Shares of Common Stock held by certain of our Selling Securityholders, specifically the Sponsors, the PIPE Investors and holders of our Private Placement Warrants, were purchased at an effective price lower than the current market price of our Common Stock. Accordingly, such Selling Securityholders, specifically the Sponsors, the PIPE Investors and holders of our Private Placement Warrants could sell their securities at a per-share price that is less than the purchase price public stockholders paid and still realize a significant profit from the sale of those securities that could not be realized by our public stockholders. Furthermore, we expect that, because there is a large number of shares being registered pursuant to the registration statement of which this prospectus forms a part, the Selling Securityholders, specifically the Sponsors, the PIPE Investors and holders of our Private Placement Warrants will continue to offer the securities covered thereby pursuant to this prospectus or pursuant to Rule 144 for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the registration statement may continue for an extended period of time. See “The Offering” and “Risk Factors – Certain Selling Securityholders, specifically the Sponsors, the PIPE Investors and holders of our Private Placement Warrants purchased securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future public investors in our Company may not experience a similar rate of return.” You may not experience a similar rate of return should you invest in our securities, as the price at which you purchase our securities may differ from that of these Selling Securityholders, specifically the Sponsors, the PIPE Investors and holders of our Private Placement Warrants.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Common Stock and Warrants are traded on the New York Stock Exchange under the symbols “GCTS” and “GCTSW,” respectively. On May 21, 2024, the closing price of our Common Stock was $5.39 per share, and the closing price of our Warrants, was $0.17 per Warrant.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Common Stock or Warrants involves a high degree of risk. See the section titled “Risk Factors” beginning on page 16 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2024.

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We have not, and the Selling Securityholders have not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our shares of Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: we have not, and the Selling Securityholders has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our shares of Common Stock and the distribution of this prospectus outside of the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue up to an aggregate of 26,724,001 shares of Common Stock. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 35,970,732 shares of Common Stock and 6,580,000 Private Placement Warrants from time to time through any means described in the section titled “Plan of Distribution.” We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of any of our shares of Common Stock and the spread between the exercise price of the Warrants and the price of our Common Stock at the time of exercise. If the market price of our Common Stock is less than the exercise price of a holder’s Warrants, it is unlikely that holders will exercise their Warrants. There can be no assurance that our Warrants will be in the money prior to their expiration.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See section titled “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

On March 26, 2024 (the “Closing Date”), Concord III, a Delaware corporation, consummated a series of transactions that resulted in the combination of Gibraltar Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Concord III (“Merger Sub”), and GCT, pursuant to a Business Combination Agreement, dated November 2, 2023 (the “Business Combination Agreement”), by and among Concord III, Merger Sub and GCT, as described further below. Pursuant to the terms of the Business Combination Agreement, a business combination between Concord III and GCT was effected through the merger of Merger Sub with and into GCT, with GCT surviving the merger as a wholly-owned subsidiary of Concord III (the “Business Combination”), following the approval by shareholders of Concord III at the special meeting of the stockholders of Concord III held on February 27, 2024 (the “Special Meeting”). Following the closing of the Business Combination (the “Closing”), Concord III was renamed “GCT Semiconductor Holding, Inc.” (the “Company”).

Unless the context indicates otherwise, references to the “Company,” “we,” “us” and “our” refer to the business of GCT Semiconductor Holding, Inc., a Delaware corporation, and its consolidated subsidiaries following the Business Combination. “Concord III” refers to Concord Acquisition Corp III prior to the Business Combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Our forward-looking statements include, but are not limited to, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements:

●	our financial and business performance, including our financial projections and business metrics;
●	changes in our strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;
●	unexpected increases in our expenses resulting from inflationary pressures and rising interest rates, including manufacturing and operating expenses and interest expenses;
●	our inability to anticipate the future market demands and future needs of our customers;
●	our ability to develop new 5th generation (“5G”) products under collaboration agreements with our major partners;
●	the impact of component shortages, suppliers’ lack of production capacity, natural disasters or pandemics on our sourcing operations and supply chain;
●	our future capital requirements and sources and uses of cash;
●	our ability to obtain funding for our operations;
●	our anticipated financial performance, including gross margin, and the expectation that our future results of operations will fluctuate on a quarterly basis for the foreseeable future;
●	our expected capital expenditures, cost of revenue and other future expenses, and the sources of funds to satisfy our liquidity needs;
●	the outcome of any legal proceedings that may be instituted against us following completion of the Business Combination and transactions contemplated thereby;
●	our ability to maintain the listing of our Common Stock on the NYSE;
●	the risk that the Business Combination disrupts current plans and operations;
●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of us to grow and manage growth profitably;
●	costs related to the Business Combination; and
●	other risks and uncertainties indicated in this prospectus, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC.

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These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the “Risk Factors” section. The risks described in “Risk Factors” are not exhaustive. These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

Business Summary

Company Overview

GCT Semiconductor, Inc. (“GCT”) was founded in Silicon Valley, California in 1998 and is a fabless semiconductor company that specializes in the design, manufacturing and sale of communication semiconductors, including high-speed wireless communication technologies such as 5G/4.75G/4.5G/4G transceivers (“RF”) and modems, which are essential for a wide variety of industrial, B2B and consumer applications. We have successfully developed and supplied communication semiconductor chipsets and modules to leading wireless operators worldwide, as well as to original design manufacturers (“ODMs”) and original equipment manufacturers (“OEMs”) for portable wireless routers (e.g., Mobile Router/MiFi), indoor and outdoor fixed wireless routers (e.g., CPE), industrial machine-to-machine (“M2M”) applications and smartphones.

We oversee sales, marketing, and accounting operations from our headquarters in San Jose, California. We conduct product design, development, and customer support through our fully owned subsidiaries, GCT Research, Inc. (“GCT R”) and MTH, Inc., both of which are located in South Korea. GCT R serves as our research and development center. In addition, we utilize separate sales offices for local technical support and sales in Taiwan, China, and Japan.

Our current product portfolio includes RF and modem chipsets based on 4th generation (“4G”), known as Long Term Evolution (“LTE”), technology offering a variety of chipsets differentiated by speed and functionality. These include 4G LTE, 4.5G LTE Advanced (twice the speed of LTE), and 4.75G LTE Advanced-Pro (four times the speed of LTE) chipsets. We also develop and sell cellular IoT chipsets for low-speed mobile networks such as eMTC/NB- IOT/Sigfox, and other network protocols.

Corporate Information

Our principal executive offices are located at 2290 North 1st Street, Suite 201 San Jose, CA 95131, and our telephone number is (408) 434-6040.

Business Combination

On March 26, 2024 (the “Closing Date”), Concord Acquisition Corp III (“Concord III”), a Delaware corporation, consummated a series of transactions that resulted in the combination of Gibraltar Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Concord III (“Merger Sub”), and GCT, pursuant to a Business Combination Agreement, dated November 2, 2023 (the “Business Combination Agreement”), by and among Concord III, Merger Sub and GCT, as described further below. Pursuant to the terms of the Business Combination Agreement, a business combination between Concord III and GCT was effected through the merger of Merger Sub with and into GCT, with GCT surviving the merger as a wholly-owned subsidiary of Concord III (the “Business Combination”), following the approval by shareholders of Concord III at the special meeting of the stockholders of Concord III held on February 27, 2024 (the “Special Meeting”). Following the consummation of the Business Combination, Concord III was renamed “GCT Semiconductor Holding, Inc.” (the “Company”).

As a result of the Business Combination, we became the successor to a publicly traded company, which will require hiring additional personnel and implementing procedures and processes to comply with public company regulatory requirements and customary practices. Consistent with the election initially made by Concord III, we will be classified as an emerging growth company (“EGC”), as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”), which was enacted on April 5, 2012. Following the completion of the Business Combination, we, as an EGC, receive certain disclosure and regulatory relief provided by the SEC by virtue of the JOBS Act.

Summary of Risks

You should consider all the information contained in this prospectus before investing in our securities. These risks are discussed more fully in the section titled “Risk Factors”. If any of these risks actually occur, our business, financial condition or results of operations would likely be materially adversely affected. These risks include, but are not limited to, the following:

Risks related to our business, including that:

●	If the 5th generation (“5G”) market does not develop or develops more slowly than expected, or if we fail to accurately predict market requirements or market demand for 5G solutions, our financial performance will be adversely affected.
●	Our products target primarily certain segments in the 5G markets, including fixed wireless access, mobile broadband, and M2M applications, and if these markets do not develop or grow as anticipated, our financial performance will be adversely affected.
●	We depend on the commercial deployment of 4G LTE and 5G communications equipment, products and services to grow our business, and our business may be harmed if wireless carriers delay in the adoption of 5G standards, or if they deploy technologies that are not supported by our solutions.
●	We rely on a small number of customers for a significant percentage of our revenue, and the loss of, or a reduction in, orders from these customers could result in a substantial decline in our revenue.

Risks related to our industry and regulatory environment, including that:

●	The semiconductor and communications industries are cyclical and have historically experienced significant fluctuations with prolonged downturns, which could impact our operating results, financial condition and cash flows.
●	The wireless and consumer electronics industry is characterized by short product cycles, significant fluctuations in supply and demand, and rapidly changing technologies, and we may not be able to meet these challenges successfully or consistently.
●	The large amount of capital required to obtain radio frequency licenses, deploy and expand wireless networks and obtain new subscribers could slow the growth of the wireless communications industry and adversely affect our business.
●	Our business depends on international customers, suppliers and operations in Asia, which subjects us to additional risks, including increased complexity and costs of managing international operations and geopolitical instability.

Risks related to our intellectual property rights, including that:

●	Our failure to protect our intellectual property rights adequately could impair our ability to compete effectively or to defend ourselves from litigation.
●	The enforcement and protection of our intellectual property may be expensive, could fail to prevent misappropriation or unauthorized use of our intellectual property, could result in the loss of our ability to enforce one or more patents, and could be adversely affected by changes in patent laws, by laws in certain foreign jurisdictions that may not effectively protect our intellectual property and by ineffective enforcement of laws in such jurisdictions.
●	We may not be able to obtain additional patents and the legal protection afforded by any additional patents may not adequately cover the full scope of our business or permit us to gain or keep competitive advantage.

Risks related to ownership of our Common Stock and our corporate structure, including that:

●	The market price of our Common Stock may be volatile, which could cause the value of your investment to decline.
●	Delaware law, our Second Amended and Restated Certificate of Incorporation of the Company (the “Charter”) and our Amended and Restated Bylaws of the Company (the “Bylaws”) contain provisions that could delay or discourage takeover attempts that stockholders may consider favorable.

●	Dr. Kyeongho Lee, Chairman of the Board and founder of the Company, owns a significant portion of our outstanding voting stock and exerts significant influence over our business and affairs.
●	Certain Selling Securityholders, specifically the Sponsors, the PIPE Investors and holders of our Private Placement Warrants purchased securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future public investors in our Company may not experience a similar rate of return.
●	There is no guarantee that the exercise price of the Warrants will ever be less than the trading price of Common Stock on the NYSE, and they may expire worthless; and the terms of the Warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Warrants approve of such amendment.
●	Sales of a substantial number of our securities could increase volatility or decrease the price of our securities and adversely affect securityholders’ ability to sell or the Company’s ability to issue additional securities.

General Risks related to the Company, including that:

●	The loss of any of our key personnel could seriously harm our business, and our failure to attract or retain specialized technical, management or sales and marketing talent could impair our ability to grow our business.
●	Being a public company will increase our expenses and administrative workload and will expose us to risks relating to evaluation of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.
●	Adverse outcomes in tax disputes could subject us to tax assessments and potential penalties.
●	Our business and operations could suffer in the event of security breaches.
●	In preparing our financial statements we make certain assumptions, judgments and estimates that affect amounts reported in our consolidated financial statements, which, if not accurate, may significantly impact our financial results.

Risks related to ownership of our Common Stock following the Business Combination, including that:

●	We may experience significant fluctuations in our results of operations, including as a result of seasonality, making it difficult to project future results.
●	There can be no assurance that the Business Combination will achieve our objectives of providing the Company with sufficient capital, and if we require additional capital to fund our operations or expected growth, there can be no assurance that we will be able to obtain such funds on attractive terms or at all, and you may experience dilution as a result.
●	We may be subject to securities or class action litigation, which is expensive and could divert management attention.

Risk related to the Offering, including that:

●	The issuances of our Common Stock to the Selling Securityholders upon conversion of Warrants will cause dilution to our existing stockholders, and the sale of the shares of Common Stock acquired by the Selling Securityholders, or the perception that such sales may occur, could cause the price of our Common Stock to fall.
●	Investors who buy shares at different times will likely pay different prices and may experience different levels of dilution.
●	Our management team will have broad discretion over the use of the net proceeds from shares of Common Stock issued to the Selling Securityholders following our exercise of Warrants for cash, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

THE OFFERING

We are registering the issuance by us of up to 26,724,001 shares of our Common Stock (including shares that may be issued upon exercise of Warrants to purchase Common Stock, such as the Public Warrants). We are also registering the resale by the Selling Securityholders or their permitted transferees of up to 35,970,732 shares of Common Stock and 6,580,000 Private Placement Warrants. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 6 of this prospectus.

Issuance of Common Stock

The following information is as of May 21, 2024 and does not give effect to issuance of our Common Stock or Warrants after such date, or the exercise of Warrants after such date.

Shares of our Common Stock to be issued

Up to 26,724,001 shares of Common Stock, including shares of Common Stock issuable upon exercise of the Warrants, consisting of (i) up to 6,580,000 shares of Common Stock that are issuable upon the exercise of up to 6,580,000 Private Placement Warrants by the holders thereof; (ii) up to 17,250,000 shares of Common Stock that are issuable upon the exercise of up to 17,250,000 Public Warrants by the holders thereof and (iii) up to 2,894,001 shares of Common Stock that are issuable upon the exercise of 2,894,001 GCT Warrants.

Shares of our Common Stock outstanding prior to the exercise of all warrants	45,890,164 shares (as of May 10, 2024)
Shares of Common Stock outstanding assuming exercise of all Warrants	72,614,165 shares (based on total shares outstanding as of May 10, 2024).
Exercise Price

$11.50 per share, subject to adjustment as described herein for the Public Warrants, $11.50 per share, subject to adjustment as described herein for the Private Placement Warrants and $5.00, $10.00, and $18.75 per share, as applicable, as described herein for the GCT Warrants.

Resale of Common Stock

Shares of our Common Stock offered by the Selling Securityholders

Up to 35,970,732 shares of our Common Stock (including 6,580,000 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants at a price of $11.50 per share, which were initially issued to Sponsors at an effective purchase price of $1.00, 4,529,967 PIPE Shares issued to the PIPE Investors at an effective purchase price of $6.67 per share, 19,685,138 shares of Common Stock acquired by certain Selling Securityholders party to the registration rights agreement entered into in connection with the Closing (“Registration Rights Agreement”) at effective purchase prices ranging from $0.00 to $120.48 per share, 1,781,626 shares of Common Stock issued to the NRA Investors for their entry into certain non-redemption agreements with Concord III and the Sponsor, pursuant to which such Selling Securityholders agreed not to request redemption or to reverse any previously submitted redemption demand in connection with the Business Combination, 500,000 shares of Common Stock underlying the Note issued to the Noteholder, at an effective purchase price of $10.00 per share and 2,894,001 shares of Common Stock that are issuable upon the exercise of the GCT Warrants at an exercise price of $5.00, $10.00, and $18.75 per share, as applicable). See “Information Related to Offered Securities,” “Selling Securityholders” and “Description of Securities” for more information about the Selling Securityholders, including with respect to their acquisition of the securities offered hereby.

Sales of a substantial number of shares of Common Stock in the public market, including the resale of the shares of Common Stock held by our Selling Securityholders, specifically the Sponsors, the PIPE Investors and holders of our Private Placement Warrants pursuant to this prospectus or pursuant to Rule 144, could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of Common Stock intend to sell shares, could reduce the market price of the Common Stock and make it more difficult for you to sell your holdings at times and prices that you determine are appropriate. Shares of Common Stock held by certain of our Selling Securityholders, specifically the Sponsors, the PIPE Investors and holders of our Private Placement Warrants, were purchased at an effective price lower than the current market price of our Common Stock. Accordingly, such Selling Securityholders, specifically the Sponsors, the PIPE Investors and holders of our Private Placement Warrants could sell their securities at a per-share price that is less than the purchase price public stockholders paid and still realize a significant profit from the sale of those securities that could not be realized by our public stockholders. Furthermore, we expect that, because there is a large number of shares being registered pursuant to the registration statement of which this prospectus forms a part, the Selling Securityholders, specifically the Sponsors, the PIPE Investors and holders of our Private Placement Warrants will continue to offer the securities covered thereby pursuant to this prospectus or pursuant to Rule 144 for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the registration statement may continue for an extended period of time. See “Risk Factors – Certain Selling Securityholders, specifically the Sponsors, the PIPE Investors and holders of our Private Placement Warrants purchased securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future public investors in our Company may not experience a similar rate of return.

Warrants offered by the Selling Securityholders	Up to 6,580,000 Private Placement Warrants, which were initially issued to Sponsors at an effective purchase price of $1.00.
Exercise Price	$11.50 per share, subject to adjustment as described herein for the Private Placement Warrants.
Redemption	The Warrants are redeemable in certain circumstances. See “Description of Securities” for further discussion.

Use of proceeds

We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Securityholders. We could receive up to an aggregate of approximately $107,870,019 if all of the Warrants held by the Selling Securityholders are exercised for cash. However, we will only receive such proceeds if and when the holders of the Warrants exercise the Warrants for cash. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of any of our shares of Common Stock and the spread between the exercise price of the Warrants and the price of our Common Stock at the time of exercise. We have outstanding (i) 17,250,000 Public Warrants to purchase 17,250,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per share, (ii) 6,580,000 Private Placement Warrants to purchase 6,580,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per share, and (iii) 2,894,001 GCT Warrants to purchase 2,894,001 shares of our Common Stock, exercisable at an exercise price of $5.00, $10.00, and $18.75 per share, as applicable, as described herein for the GCT Warrants. If the market price of our Common Stock is less than the exercise price of a holder’s Warrants, it is unlikely that holders will exercise their Warrants. As of May 21, 2024, the closing price of our Common Stock was $5.39 per share. There can be no assurance that our Warrants will be in the money prior to their expiration. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants. We will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the securities registered for resale under this prospectus.
Lock-up Agreements

The securities that are owned by the parties to the Registration Rights Agreement are subject to Lock-up Agreements, which provide for certain restrictions on transfer until the termination of applicable lock-up periods.

See “Certain Relationships and Related Party Transactions - Lock-up Agreements” for further discussions.

Risk Factors

Investing in our Common Stock involves a high degree of risk. See the section titled “Risk Factors” of this prospectus and the section titled “Risk Factors” in the documents incorporated by reference herein for a discussion of factors you should carefully consider before investing in our Common Stock.

NYSE Ticker-Symbol	Common Stock: “GCTS” Warrants: “GCTSW”

6

INFORMATION RELATED TO OFFERED SECURITIES

This prospectus relates to:

●	the resale of up to 6,580,000 Private Placement Warrants and 6,580,000 shares of Common Stock issuable upon the exercise of the Private Placement Warrants at a price of $11.50 per share, which were originally issued to the Sponsors at an effective purchase price of $1.00 in a private placement in connection with the initial public offering of Concord III by the holders thereof and allocated to the Affiliated Stockholder upon the consummation of the business combination;
●	the resale of 19,685,138 shares of Common Stock issued to various Selling Securityholders party to the Registration Rights Agreement at an effective purchase price ranging from $0.00 to $120.48 per share;
●	the resale of 4,529,967 shares of Common Stock originally issued to investors in a private placement pursuant to certain Subscription Agreements at an effective purchase price of $6.67 per share;
●	the resale of 2,894,001 shares of Common Stock issuable upon the exercise of the GCT Warrants at an exercise price of $5.00, $10.00, and $18.75 per share, as applicable;
●	the resale of 1,781,626 shares of Common Stock issued to various securityholders as consideration for their agreement not to redeem such shares in connection with the Business Combination; and
●	the resale of 500,000 shares of Common Stock underlying a convertible promissory note issued to a strategic investor in the principal amount of $5,000,000.

The following table includes information relating to the shares of Common Stock offered hereby, including the purchase price each Selling Securityholder paid for its securities, the potential profit relating to such securities, the date the Warrants are exercisable and the exercise price of the Warrants.

Offered Shares	Number of Shares	Exercise Price(1)	Effective Purchase Price per Share(1)	Potential Profit per Share(1)		Total Potential Profit(1)

Registration Rights Agreement Investors
Anapass, Inc. (2)	7,275,863		$11.46		*		*
Aon 21 USA LLC (3)	717,121		$11.46		*		*
Asia Pacific Venture Invest II L.P. (4)	9,950		$57.83		*		*
Asia Pacific Venture Invest L.P. (5)	30,599		$57.83		*		*
Barker, Robert Jeffery(6)	13,074		$0.11	$	*	$	*
CA2 Co-Investment LLC (7)	362,141		$0.003		$5.39		$1,950,853.57
Concord Sponsor Group III LLC (8)	4,992,126		$0.003		$5.39		$26,892,582.76
Global Growth Investment, L.P. (9)	184,964		$11.46		*
Kim, Jeong-Min(10)	215,286		$0.54		$4.85		$1,044,137.10
King, Thomas(11)	30,000		$0.003		$5.39		$161,610.00
Korea Investment & Securities Co., Ltd As Trustee on behalf of “Renaissance Balance No.1 Privately Placed Fund” (12)	3,114		—		$5.39		$16,784.46
Korea Investment & Securities Co., Ltd As Trustee on behalf of “Renaissance Giovanni Pre-IPO Privately Placed Fund” (13)	10,244		—		$5.39		$55,215.16
Korea Investment & Securities Co., Ltd as Trustee on behalf of “Renaissance Intelligence Privately Placed Fund” (14)	3,539		—		$5.39		$19,075.21
Korea Investment & Securities Co., Ltd as Trustee on behalf of “Renaissance Kosdaq Venture Active Privately Placed Fund” (15)	4,962		—		$5.39		$26,745.18

Offered Shares	Number of Shares	Exercise Price(1)	Effective Purchase Price per Share(1)	Potential Profit per Share(1)	Total Potential Profit(1)

Korea Investment & Securities Co., Ltd as Trustee on behalf of “Renaissance Pre-IPO Kosdaq Venture Privately Placed Fund” (16)	5,666		—	$5.88	$30,539.74
Korea Investment & Securities Co., Ltd as Trustee on behalf of “Renaissance Raphaelo Ii Privately Placed Fund” (17)	8,494		—	$5.88	$45,782.66
Korea Investment & Securities Co., Ltd as Trustee on behalf of “Renaissance Sonnet Pre-Ipo Privately Placed Fund” (18)	7,078		—	$5.88	$38,150.42
Korea Investment & Securities Co., Ltd as Trustee on behalf of “Renaissance Value No.1 Privately Placed Fund” (19)	5,511		—	$5.88	$29,704.29
Korea Investment & Securities Co., Ltd as Trustee on behalf of “Renaissance Vasco Privately Placed Fund” (20)	25,081		—	$5.88	$135,186.59
Lee, Kyeongho(21)	871,991		$5.14	$0.74	$217,997.75
Leibowitz, Larry(22)	30,000		$0.003	$5.88	$161,610.00
M-China Fund I(23)	81,019		$57.83	*	*
M-Material·Parts·Equipment Platform Investment 1, L.P.(24)	725,830		$6.00	*	*
Mujin Electronics Co., Ltd. (25)	324,162		$18.74	*	*
M-Venture Investment, Inc. (26)	1,201,683		$17.20	*	*
NH Investment & Securities Co., Ltd as Trustee on behalf of “Renaissance Michelangelo I Privately Placed Fund” (27)	5,932		—	$5.39	$31,973.48
NH Investment & Securities Co., Ltd as Trustee on behalf of “Renaissance KOSDAQ Venture NH Privately Placed Fund” (28)	5,011		—	$5.39	$27,009.29
NH Investment & Securities Co., Ltd as Trustee on behalf of “Renaissance Michelangelo Pre-IPO Privately Placed Fund” (29)	12,033		—	$5.39	$64,857.87
NH Investment & Securities Co., Ltd as Trustee on behalf of “Renaissance Michelangelo Sobujang Pre-IPO Privately Placed Fund” (30)	3,335		—	$5.39	$17,975.65
N-Venture Investment Partnership I(31)	22,840		$30.68	*	*
Parakletos@Ventures 2000 Fund, L.P.(32)	16,601		$120.48	*	*
Parakletos@Ventures 99 Fund, L.P. (33)	876,190		$42.56	*	*
Parakletos@Ventures Millennium Fund, L.P. (34)	507,423		$47.56	*	*
Parakletos@Ventures, LLC(35)	211,560		$36.53	*	*
Schlaefer, John Brian(36)	78,700		$0.11	$5.28	$415,536.00
SG Ace Inc. (37)	120,000		$6.00	*	*
Shin, Hyunsoo(38)	457		$1.34	$4.05	$1,850.85
Sum, Alexander Kwok(39)	90,143		$0.20	$5.19	$467,842.17
Yoon, Young Dae(40)	30,094		$0.17	$5.22	$157,090.68
Yuanta Securities Korea Co., Ltd. (41)	239,382		$11.46	*	*
Yuanta Venture Capital Co., Ltd. (42)	185,939		$11.46	*	*
J.V.B. Financial Group, LLC (43)	110,000		—	$5.39	$592,900.00
Ort, Peter (44)	30,000		$0.003	$5.39	$161,610.00

PIPE Shares
Bookook The Tower New Tech Fund(45)	286,956		$6.67	*	*
Chun, Poong(46)	149,925		$6.67	*	*

Offered Shares	Number of Shares	Exercise Price(1)	Effective Purchase Price per Share(1)	Potential Profit per Share(1)	Total Potential Profit(1)

Shin, Sungyup(47)	149,925		$6.67	*	*
Global Coretech Growth Fund 1(48)	2,248,875		$6.67	*	*
Jeong, Deog Kyoon(49)	149,925		$6.67	*	*
Lee, Tae Won(50)	149,925		$6.67	*	*
NJ Holdings Inc. (51)	449,775		$6.67	*	*
Park, Tae Won(52)	224,886		$6.67	*	*
Today Holdings Corp(53)	149,925		$6.67	*	*
GP K-5G Fund 1(54)	270,000		$6.67	*	*
i Best Development Co., Ltd. (55)	149,925		$6.67	*	*
i Best Investment Co., Ltd. (56)	149,925		$6.67	*	*

GCT Warrants
Choi, Gil Eon(57)	205,333	$18.75	—	*	*
Choi, Ji Hoon(58)	5,455	$18.75	—	*	*
Choi, Sue Jung(59)	9,273	$18.75	—	*	*
DMS Co., Ltd.(60)	300,000	$5.00	—	$0.39	$117,000.00
Hong, Hye Ran(61)	9,273	$18.75	—	*	*
Hong, Jun Gi(62)	105,000	$10.00	—	*	*
i Best Development Co., Ltd. (63)	200,000	$10.00	—	*	*
i Best Investment Co., Ltd. (64)	900,000	$10.00	—	*	*
Kim, Da Rae(65)	35,000	$10.00	—	*	*
Kim, Dong Hyun(66)	18,545	$18.75	—	*	*
Kim, Shin Yup(67)	40,000	$10.00	—	*	*
Korea Investment & Securities Co., Ltd as Trustee on behalf of “Renaissance Kosdaq Venture Active Privately Placed Fund” (68)	10,667	$18.75	—	*	*
Lee, Jin(69)	70,000	$10.00	—	*	*
Lee, Junhyuk(70)	105,000	$10.00	—	*	*
Lee, Ki Hyoung(71)	5,455	$18.75	—	*	*
NJ Holdings Inc. (72)	595,000	$10.00	—	*	*
SG Ace Inc. (73)	280,000	$18.75	—	*	*

Non-Redemption Agreements Investors
683 Capital Partners, LP (74)	126,988		—	$5.39	$684,465.32
Altana Calderwood Specialist Alpha Fund (75)	3,745		—	$5.39	$20,185.55
A.R.C. Directors Ltd.(76)	62,500		—	$5.39	$336,875.00
AQR Absolute Return Master Account, L.P.(77)	20,000		—	$5.39	$107,800.00
AQR Funds – AQR Diversified Arbitrage Fund(78)	25,000		—	$5.39	$134,750.00
AQR Global Alternative Investment Offshore Fund, L.P.(79)	30,000		—	$5.39	$161,700.00
AQR Tax Advantaged Absolute Return Fund, L.P.(80)	25,000		—	$5.39	$134,750.00
Arena Finance Markets, LP(81)	13,745		—	$5.39	$74,085.55
Arena Special Opportunities (Offshore) Master, LP(82)	7,111		—	$5.39	$38,328.29
Arena Special Opportunities Fund, LP(83)	19,896		—	$5.39	$107,239.44
Arena Special Opportunities Partners (Cayman Master) II, LP(84)	18,312		—	$5.39	$98,701.68
Arena Special Opportunities Partners II, LP(85)	40,936		—	$5.39	$220,645.04
Boston Patriot Merrimack St. LLC(86)	27,485		—	$5.39	$148,144.15
Camac Fund LP (87)	68,538		—	$5.39	$369,419.82
Dryden Capital Fund, LP(88)	22,050		—	$5.39	$118,849.50
Dryden Special Opportunity Fund, LP(89)	132,750		—	$5.39	$715,522.50
Fifth Lane Partners Fund LP(90)	40,000		—	$5.39	$215,600.00

Offered Shares	Number of Shares	Exercise Price(1)	Effective Purchase Price per Share(1)	Potential Profit per Share(1)	Total Potential Profit(1)

Fir Tree Capital Opportunity Master Fund III, LP(91)	17,010		—	$5.39	$91,683.90
Fir Tree Capital Opportunity Master Fund, LP(92)	11,169		—	$5.39	$60,200.91
Fir Tree Value Master Fund, LP(93)	15,763		—	$5.39	$84,962.57
FT SOF XIII (SPAC) Holdings, LLC(94)	25,232		—	$5.39	$136,000.48
Gantcher Family Limited Partnership(95)	3,291		—	$5.39	$17,738.49
Harraden Circle Investors, LP (96)	62,697		—	$5.39	$337,936.83
Highbridge Tactical Credit Master Fund, L.P. (97)	79,700		—	$5.39	$429,583.00
Highbridge Tactical Credit Institutional Fund, Ltd. (98)	20,300		—	$5.39	$109,417.00
Meteora Capital Partners, LP (99)	14,342		—	$5.39	$77,303.38
Meteora Select Trading Opportunities Master, LP(100)	24,646		—	$5.39	$132,841.94
Meteora Strategic Capital, LLC (101)	3,754		—	$5.39	$20,234.06
Meteora Special Opportunity Fund I, LP(102)	7,258		—	$5.39	$39,120.62
Mmf LT, LLC(103)	128,250		—	$5.39	$691,267.50
Nautilus Master Fund, L.P. (104)	140,000		—	$5.39	$754,600.00
One Oak Multi-Strategy Fund Ltd. (105)	9,000		—	$5.39	$48,510.00
Radcliffe Capital Management, L.P.(106)	100,000		—	$5.39	$539,000.00
Rivernorth SPAC Arbitrage Fund, LP (107)	75,000		—	$5.39	$404,250.00
RK Capital Partners LP(108)	75,000		—	$5.39	$404,250.00
RLH SPAC Fund, LP(109)	20,000		—	$5.39	$107,800.00
Sandia Investment Management LP(110)	67,036		—	$5.39	$361,324.04
Sea Hawk Multi-Strategy Master Fund Ltd. (111)	4,600		—	$5.39	$24,794.00
Sea Otter Trading, LLC(112)	75,000		—	$5.39	$404,250.00
TQ Master Fund LP (113)	29,891		—	$5.39	$161,112.49
Valuequest Partners LLC(114)	9,000		—	$5.39	$48,510.00
Walleye Investments Fund LLC(115)	25,838		—	$5.39	$139,266.82
Walleye Opportunities Master Fund Ltd(116)	48,526		—	$5.39	$261,555.14
Warbasse67 Fund LLC (117)	5,267		—	$5.39	$28,389.13

Promissory Note
Gogo Business Aviation LLC(118)	500,000		$10.00	*	*

Private Placement Warrants
Anapass, Inc.(119)	937,350	$11.50	—	*	*
CA2 Co-Investment LLC (120)	544,564	$11.50	$1.00	*	*
Concord Sponsor Group III LLC (121)	3,948,086	$11.50	$1.00	*	*
Lee, Kyeongho(122)	800,000	$11.50	—	*	*
SG Ace Inc. (123)	350,000	$11.50	—	*	*

*Represents no potential profit per share or total potential profit based on closing price of our Common Stock on May 21, 2024.

(1)	“Exercise Price” and “Effective Purchase Price per Share” reflect the effective purchase price per security paid or, in the case of the shares issuable upon exercise of Warrants, to be paid upon such exercise by the purchaser of such securities. “Potential Profit per Share” and “Total Potential Profit” are based on the closing price as of May 21, 2024. The closing prices of our Common Stock and Warrants on May 21, 2024 were $5.39 per share and $0.17 per Warrant, respectively.
(2)	Consists of 7,275,863 shares of Common Stock that were issued to Anapass, Inc. as a party to the Registration Rights Agreement at an effective price of $11.46 per share.
(3)	717,121 shares of Common Stock that were issued to Aon 21 USA LLC as a party to the Registration Rights Agreement at an effective price of $11.46 per share.

(4)	9,950 shares of Common Stock that were issued to Asia Pacific Venture Invest II L.P. as a party to the Registration Rights Agreement at an effective price of $57.83 per share.
(5)	30,599 shares of Common Stock that were issued to Asia Pacific Venture Invest L.P. as a party to the Registration Rights Agreement at an effective price of $57.83 per share.
(6)	13,074 shares of Common Stock that were issued to Robert Jeffery Barker as a party to the Registration Rights Agreement at an effective price of $0.11 per share.
(7)	362,141 shares of Common Stock that were issued to CA2 Co-Investment LLC as a party to the Registration Rights Agreement at an effective price of $0.003 per share.
(8)	4,992,126 shares of Common Stock that were issued to Concord Sponsor Group III LLC as a party to the Registration Rights Agreement at an effective price of $0.003 per share.
(9)	184,964 shares of Common Stock that were issued to Global Growth Investment, L.P. as a party to the Registration Rights Agreement at an effective price of $11.46 per share.
(10)	215,286 shares of Common Stock that were issued to Jeong-Min Kim as a party to the Registration Rights Agreement at an effective price of $0.54 per share.
(11)	30,000 shares of Common Stock that were issued to Thomas King as a party to the Registration Rights Agreement at an effective price of $0.003 per share.
(12)	3,114 shares of Common Stock that were issued to Korea Investment & Securities Co., Ltd, as Trustee on behalf of “Renaissance Balance No.1 Privately Placed Fund,” as a party to the Registration Rights Agreement.
(13)	10,244 shares of Common Stock that were issued to Korea Investment & Securities Co., Ltd, as Trustee on behalf of “Renaissance Giovanni Pre-IPO Privately Placed Fund,” as a party to the Registration Rights Agreement.
(14)	3,539 shares of Common Stock that were issued to Korea Investment & Securities Co., Ltd, as Trustee on behalf of “Renaissance Intelligence Privately Placed Fund,” as a party to the Registration Rights Agreement.
(15)	4,962 shares of Common Stock that were issued to Korea Investment & Securities Co., Ltd as Trustee on behalf of “Renaissance Kosdaq Venture Active Privately Placed Fund,” as a party to the Registration Rights Agreement.
(16)	5,666 shares of Common Stock that were issued to Korea Investment & Securities Co., Ltd, as Trustee on behalf of “Renaissance Pre-IPO Kosdaq Venture Privately Placed Fund,” as a party to the Registration Rights Agreement.
(17)	8,494 shares of Common Stock that were issued to Korea Investment & Securities Co., Ltd, as Trustee on behalf of “Renaissance Raphaelo Ii Privately Placed Fund,” as a party to the Registration Rights Agreement.
(18)	7,078 shares of Common Stock that were issued to Korea Investment & Securities Co., Ltd, as Trustee on behalf of “Renaissance Sonnet Pre-Ipo Privately Placed Fund,” as a party to the Registration Rights Agreement.
(19)	5,511 shares of Common Stock that were issued to Korea Investment & Securities Co., Ltd, as Trustee on behalf of “Renaissance Value No.1 Privately Placed Fund,” as a party to the Registration Rights Agreement.
(20)	25,081 shares of Common Stock that were issued to Korea Investment & Securities Co., Ltd, as Trustee on behalf of “Renaissance Vasco Privately Placed Fund,” as a party to the Registration Rights Agreement.
(21)	871,991 shares of Common Stock that were issued to Kyeongho Lee as a party to the Registration Rights Agreement at an effective price of $5.14 per share.
(22)	30,000 shares of Common Stock that were issued to Larry Leibowitz as a party to the Registration Rights Agreement at an effective price of $0.003 per share.

(23)	81,019 shares of Common Stock that were issued to M-China Fund I as a party to the Registration Rights Agreement at an effective price of $57.83 per share.
(24)	725,830 shares of Common Stock that were issued to M-Material·Parts·Equipment Platform Investment 1, L.P. as a party to the Registration Rights Agreement at an effective price of $6.00 per share.
(25)	324,162 shares of Common Stock that were issued to Mujin Electronics Co., Ltd. as a party to the Registration Rights Agreement at an effective price of $18.74 per share.
(26)	1,201,683 shares of Common Stock that were issued to M-Venture Investment, Inc. as a party to the Registration Rights Agreement at an effective price of $17.20 per share.
(27)	5,932 shares of Common Stock that were issued to NH Investment & Securities Co., Ltd, as Trustee on behalf of “Renaissance Michelangelo I Privately Placed Fund,” as a party to the Registration Rights Agreement.
(28)	5,011 shares of Common Stock that were issued to NH Investment & Securities Co., Ltd, as Trustee on behalf of “Renaissance KOSDAQ Venture NH Privately Placed Fund,” as a party to the Registration Rights Agreement.
(29)	12,033 shares of Common Stock that were issued to NH Investment & Securities Co., Ltd, as Trustee on behalf of “Renaissance Michelangelo Pre-IPO Privately Placed Fund,” as a party to the Registration Rights Agreement.
(30)	3,335 shares of Common Stock that were issued to NH Investment & Securities Co., Ltd, as Trustee on behalf of “Renaissance Michelangelo Sobujang Pre-IPO Privately Placed Fund,” as a party to the Registration Rights Agreement.
(31)	22,840 shares of Common Stock that were issued to N-Venture Investment Partnership I as a party to the Registration Rights Agreement at an effective price of $30.68 per share.
(32)	16,601 shares of Common Stock that were issued to Parakletos@Ventures 2000 Fund, L.P. as a party to the Registration Rights Agreement at an effective price of $120.48 per share.
(33)	876,190 shares of Common Stock that were issued to Parakletos@Ventures 99 Fund, L.P. as a party to the Registration Rights Agreement at an effective price of $42.56 per share.
(34)	507,423 shares of Common Stock that were issued to Parakletos@Ventures Millennium Fund, L.P. as a party to the Registration Rights Agreement at an effective price of $47.56 per share.
(35)	211,560 shares of Common Stock that were issued to Parakletos@Ventures, LLC as a party to the Registration Rights Agreement at an effective price of $36.53 per share.
(36)	78,700 shares of Common Stock that were issued to John Brian Schlaefer as a party to the Registration Rights Agreement at an effective price of $0.11 per share.
(37)	120,000 shares of Common Stock that were issued to SG Ace Inc. as a party to the Registration Rights Agreement at an effective price of $6.00 per share.
(38)	457 shares of Common Stock that were issued to certain Hyunsoo Shin as a party to the Registration Rights Agreement at an effective price of $1.34 per share.
(39)	90,143 shares of Common Stock that were issued to Alexander Kwok Sum as a party to the Registration Rights Agreement at an effective price of $0.20 per share.
(40)	30,094 shares of Common Stock that were issued to Young Dae Yoon as a party to the Registration Rights Agreement at an effective price of $0.17 per share.
(41)	239,382 shares of Common Stock that were issued to Yuanta Securities Korea Co., Ltd. as a party to the Registration Rights Agreement at an effective price of $11.46 per share.

(42)	185,939 shares of Common Stock that were issued to Yuanta Venture Capital Co., Ltd. as a party to the Registration Rights Agreement at an effective price of $11.46 per share.
(43)	110,000 shares of Common Stock that were issued to J.V.B. Financial Group, LLC as a party to the Registration Rights Agreement.
(44)	30,000 shares of Common Stock that were issued to Peter Ort as a party to the Registration Rights Agreement at an effective price of $0.003 per share.
(45)	286,956 PIPE Shares were issued to Bookook The Tower New Tech Fund pursuant to certain Subscription Agreements at an effective price of $6.67 per share.
(46)	149,925 PIPE Shares were issued to Poong Chun pursuant to certain Subscription Agreements at an effective price of at an effective price of $6.67 per share.
(47)	149,925 PIPE Shares were issued to Sungyup Shin pursuant to certain Subscription Agreements at an effective price of $6.67 per share.
(48)	2,248,875 PIPE Shares were issued to Global Coretech Growth Fund 1 pursuant to certain Subscription Agreements at an effective price of $6.67 per share.
(49)	149,925 PIPE Shares were issued to Deog Kyoon Jeong pursuant to certain Subscription Agreements at an effective price of $6.67 per share.
(50)	149,925 PIPE Shares were issued to Tae Won Lee pursuant to certain Subscription Agreements at an effective price of $6.67 per share.
(51)	449,775 PIPE Shares were issued to NJ Holdings Inc. pursuant to certain Subscription Agreements at an effective price of $6.67 per share.
(52)	224,886 PIPE Shares were issued to Tae Won Park pursuant to certain Subscription Agreements at an effective price of $6.67 per share.
(53)	149,925 PIPE Shares were issued to Today Holdings Corp pursuant to certain Subscription Agreements at an effective price of $6.67 per share.
(54)	270,000 PIPE Shares were issued to GP K-5G Fund 1pursuant to certain Subscription Agreements at an effective price of $6.67 per share.
(55)	149,925 PIPE Shares were issued to i Best Development Co., Ltd. pursuant to certain Subscription Agreements at an effective price of $6.67 per share.
(56)	149,925 PIPE Shares were issued to i Best Investment Co., Ltd. pursuant to certain Subscription Agreements at an effective price of $6.67 per share.
(57)	Consists of 205,333 shares of Common Stock issuable to Gil Eon Choi upon the exercise of the GCT Warrants.
(58)	Consists of 5,455 shares of Common Stock issuable to Ji Hoon Choi upon the exercise of the GCT Warrants.
(59)	Consists of 9,273 shares of Common Stock issuable to Sue Jung Choi upon the exercise of the GCT Warrants.
(60)	Consists of 300,000 shares of Common Stock issuable to DMS Co., Ltd. upon the exercise of the GCT Warrants.
(61)	Consists of 9,273 shares of Common Stock issuable to Hye Ran Hong upon the exercise of the GCT Warrants.
(62)	Consists of 105,000 shares of Common Stock issuable to Jun Gi Hong upon the exercise of the GCT Warrants.
(63)	Consists of 200,000 shares of Common Stock issuable to i Best Development Co., Ltd. upon the exercise of the GCT Warrants.

(64)	Consists of 900,000 shares of Common Stock issuable to i Best Investment Co., Ltd. upon the exercise of the GCT Warrants.
(65)	Consists of 35,000 shares of Common Stock issuable to Da Rae Kim upon the exercise of the GCT Warrants.
(66)	Consists of 18,545 shares of Common Stock issuable to Dong Hyun Kim upon the exercise of the GCT Warrants.
(67)	Consists of 40,000 shares of Common Stock issuable to Shin Yup Kim upon the exercise of the GCT Warrants.
(68)	Consists of 10,667 shares of Common Stock issuable to Korea Investment & Securities Co., Ltd, as Trustee on behalf of “Renaissance Kosdaq Venture Active Privately Placed Fund,” upon the exercise of the GCT Warrants.
(69)	Consists of 70,000 shares of Common Stock issuable to Jin Lee upon the exercise of the GCT Warrants.
(70)	Consists of 105,000 shares of Common Stock issuable to Junhyuk Lee upon the exercise of the GCT Warrants.
(71)	Consists of 5,455 shares of Common Stock issuable to Ki Hyoung Lee upon the exercise of the GCT Warrants.
(72)	Consists of 595,000 shares of Common Stock issuable to NJ Holdings Inc. upon the exercise of the GCT Warrants.
(73)	Consists of 280,000 shares issuable to SG Ace Inc. upon the exercise of the GCT Warrants.
(74)	Consists of 126,988 shares of Common Stock issued to 683 Capital Partners, LP as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(75)	Consists of 3,745 shares of Common Stock issued to Altana Calderwood Specialist Alpha Fund as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(76)	Consists of 62,500 shares of Common Stock issued to A.R.C. Directors Ltd. as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(77)	Consists of 20,000 shares of Common Stock issued to AQR Absolute Return Master Account, L.P. as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(78)	Consists of 25,000 shares of Common Stock issued to AQR Funds – AQR Diversified Arbitrage Fund as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(79)	Consists of 30,000 shares of Common Stock issued to AQR Global Alternative Investment Offshore Fund, L.P. as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(80)	Consists of 25,000 shares of Common Stock issued to AQR Tax Advantaged Absolute Return Fund, L.P. as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(81)	Consists of 13,745 shares of Common Stock issued to Arena Finance Markets, LP as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(82)	Consists of 7,111 shares of Common Stock issued to Arena Special Opportunities (Offshore) Master, LP as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(83)	Consists of 19,896 shares of Common Stock issued to Arena Special Opportunities Fund, LP as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(84)	Consists of 18,312 shares of Common Stock issued to Arena Special Opportunities Partners (Cayman Master) II, LP as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(85)	Consists of 40,936 shares of Common Stock issued to Arena Special Opportunities Partners II, LP as consideration for their agreement not to redeem such shares in connection with the Business Combination.

(86)	Consists of 27,485 shares of Common Stock issued to Boston Patriot Merrimack St. LLC as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(87)	Consists of 68,538 shares of Common Stock issued to Camac Fund LP as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(88)	Consists of 22,050 shares of Common Stock issued to Dryden Capital Fund, LP as consideration for their agreement not to redeem such shares of Common Stock in connection with the Business Combination.
(89)	Consists of 132,750 shares of Common Stock issued to Dryden Special Opportunity Fund, LP as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(90)	Consists of 40,000 shares of Common Stock issued to Fifth Lane Partners Fund LP as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(91)	Consists of 17,010 shares of Common Stock issued to Fir Tree Capital Opportunity Master Fund III, LP as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(92)	Consists of 11,169 shares of Common Stock issued to Fir Tree Capital Opportunity Master Fund, LP as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(93)	Consists of 15,763 shares of Common Stock issued to Fir Tree Value Master Fund, LP as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(94)	Consists of 25,232 shares of Common Stock issued to FT SOF XIII (SPAC) Holdings, LLC as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(95)	Consists of 3,291 shares of Common Stock issued to Gantcher Family Limited Partnership as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(96)	Consists of 62,697 shares of Common Stock issued to Harraden Circle Investors, LP as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(97)	Consists of 79,700 shares of Common Stock issued to Highbridge Tactical Credit Master Fund, L.P. as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(98)	Consists of 20,300 shares of Common Stock issued to Highbridge Tactical Credit Institutional Fund, Ltd. as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(99)	Consists of 14,342 shares of Common Stock issued to Meteora Capital Partners, LP as consideration for their agreement not to redeem such shares in connection with the Business Combination
(100)	Consists of 24,646 shares of Common Stock issued to Meteora Select Trading Opportunities Master, LP as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(101)	Consists of 3,754 shares of Common Stock issued to Meteora Strategic Capital, LLC as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(102)	Consists of 7,258 shares of Common Stock issued to Meteora Special Opportunity Fund I, LP as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(103)	Consists of 128,250 shares of Common Stock issued to Mmf LT, LLC as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(104)	Consists of 140,000 shares of Common Stock issued to Nautilus Master Fund, L.P. as consideration for their agreement not to redeem such shares in connection with the Business Combination.

(105)	Consists of 9,000 shares of Common Stock issued to One Oak Multi-Strategy Fund Ltd. as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(106)	Consists of 100,000 shares of Common Stock issued to Radcliffe Capital Management, L.P. as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(107)	Consists of 75,000 shares of Common Stock issued to Rivernorth SPAC Arbitrage Fund, LP as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(108)	Consists of 75,000 shares of Common Stock issued to RK Capital Partners LP as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(109)	Consists of 20,000 shares of Common Stock issued to RLH SPAC Fund, LP as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(110)	Consists of 67,036 shares of Common Stock issued to Sandia Investment Management LP as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(111)	Consists of 4,600 shares of Common Stock issued to Sea Hawk Multi-Strategy Master Fund Ltd. as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(112)	Consists of 75,000 shares of Common Stock issued to Sea Otter Trading, LLC as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(113)	Consists of 29,891 shares of Common Stock issued to TQ Master Fund LP as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(114)	Consists of 9,000 shares of Common Stock issued to Valuequest Partners LLC as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(115)	Consists of 25,838 shares of Common Stock issued to Walleye Investments Fund LLC as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(116)	Consists of 48,526 shares of Common Stock issued to Walleye Opportunities Master Fund Ltd as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(117)	Consists of 5,267 shares of Common Stock issued to Warbasse67 Fund LLC as consideration for their agreement not to redeem such shares in connection with the Business Combination.
(118)	Consists of 500,000 shares of Common Stock underlying the Note issued to Gogo Business Aviation LLC at an effective price of $10.00 per share.
(119)	Consists of 937,350 Private Placement Warrants and 937,350 shares of Common Stock issuable upon the exercise of the Private Placement Warrants that were allocated at GCT’s discretion to incentivize investment to the Company Insider Recipients.
(120)	Consists of 544,564 Private Placement Warrants and 544,564 shares of Common Stock issuable upon the exercise of the Private Placement Warrants issued at an effective purchase price of $1.00 in a private placement in connection with the initial public offering of Concord III.
(121)	Consists of 3,948,086 Private Placement Warrants and 3,948,086 shares of Common Stock issuable upon the exercise of the Private Placement Warrants issued at an effective purchase price of $1.00 in a private placement in connection with the initial public offering of Concord III.
(122)	Consists of 800,000 Private Placement Warrants and 800,000 shares of Common Stock issuable upon the exercise of the Private Placement Warrants that were allocated at GCT’s discretion to incentivize investment to the Company Insider Recipients.
(123)	Consists of 350,000 Private Placement Warrants and 350,000 shares of Common Stock issuable upon the exercise of the Private Placement Warrants that were allocated at GCT’s discretion to incentivize investment to the Company Insider Recipients.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to the Our Business

If the 5G market does not develop or develops more slowly than expected, or if we fail to accurately predict market requirements or market demand for 5G solutions, our financial performance will be adversely affected.

We have invested substantial time and resources in developing products that support the 5G wireless communications markets, and we have entered into various agreements and arrangements with potential customers and wireless operators to develop wireless communications products to serve the growing needs of this market. If we fail to accurately predict market requirements or market demand for 5G, or if our solutions are not successfully developed or adopted by our customers, then our ability to generate revenue will be harmed. In addition, if the 5G networks are deployed to a lesser extent or more slowly than we currently anticipate, or if other competing semiconductor solutions achieve greater market acceptance or operators do not migrate to 5G as expected, we may not realize the expected benefits from this investment, which will have an adverse effect on our business, financial condition and results of operations.

Our products target primarily certain segments in the 5G markets, including fixed wireless access, mobile broadband, and M2M applications, and if these markets do not develop or grow as anticipated, our financial performance will be adversely affected.

Our products focus on certain segments of 5G wireless markets, including fixed wireless access (“FWA”), mobile broadband and M2M applications, and if these markets do not develop or grow as quickly as expected, or if other products or technologies displace or reduce the demands of such market segments, our business operations and financial conditions will be negatively impacted. For example, our products are applicable to the FWA market, which is an innovative use case that employs 4G and 5G radio spectrum to provide wireless broadband connectivity between multiple locations and fixed points, such as a mobile network cell tower and a wireless device in a subscriber’s home. FWA provides wireless coverage where there is no fixed line or a poor fixed line service, including rural areas, where broadband access is limited. However, the FWA market and related demand may be impacted by various factors, including the growth of fixed line services (especially fiber optic lines), the costs and benefits of deploying FWA infrastructure and regulatory requirements for implementing FWA solutions. Each of these factors may adversely affect our ability to sell products into such market. Similarly, the mobile broadband market can be affected by the demand for mobile devices, such as smartphones, wireless modems, and portable wireless devices, and a slowing demand for these applications may reduce our ability to sell our products. Furthermore, the growth of M2M applications depends on various factors that drive demand, including decisions by businesses, institutions, and regulatory authorities to implement and permit establishment of infrastructures or systems that utilize M2M wireless communications. These and other factors could adversely affect our business operations and financial conditions.

We depend on the commercial deployment of 4G LTE and 5G communications equipment, products and services to grow our business, and our business may be harmed if wireless carriers delay in the adoption of 5G standards, or if they deploy technologies that are not supported by our solutions.

We depend upon the continued commercial deployment of 4G and 5G wireless communications equipment, products and services based on our technology. Deployment of new networks by wireless carriers requires significant capital expenditures, well in advance of any revenue from such networks. If the rate of deployment of new networks by wireless carriers is slower than we expects, this will reduce the sales of our products and could cause OEMs and ODMs to hold excess inventory. This would harm our revenues and financial results. The worldwide commercial deployment and adoption of the narrow band LTE variants, Cat M and Cat NB, are expected to expand further the markets for Internet of Things devices. If deployments of the Cat M or Cat NB standards are delayed or if competing standards for Internet of Things devices become favored by wireless carriers, we may not be able to successfully increase sales of our Cat M and Cat NB products, which would harm our revenues and financial results.

We may encounter difficulties or challenges in meeting our obligations under our 5G development agreements with major customers and wireless operators, which may adversely affect our ability to generate revenue.

We have entered into 5G development and collaboration agreements with certain customers and operators, including a development and collaboration agreement with a Tier 1 wireless communications operator. Under these agreements, We have agreed to design, develop and collaborate with each respective customers to test, qualify and commercialize our chipsets and also to help these customers commercialize products that use our chipsets, and these agreements impose various obligations on us to deliver results and meet certain product development milestones. In the event that we complete the performance of our obligations and are able to commercialize and sell our products, we may receive significant revenues and fees as a result of such agreements, including but are not limited to, milestone payments upon the achievement of specified business and development objectives as well as follow-on sales of our chipsets to ODM/OEM suppliers when products (using our chipset) related to these development agreements begins to ramp.

However, we may encounter difficulties and challenges in meeting our obligations under these development agreements, such as delays in testing and qualifying our products, technical issues in the development and manufacturing products, lack of resources and funding to support the development efforts, the rise of competitive technologies and products that cause the customers or partners to shift focus and attention elsewhere, and lack of cooperation by the customers or partners. Any of these factors may adversely affect our ability to monetize these agreements, which in turn will adversely affect our financial results and results of operations.

If we are unsuccessful in developing and selling new products or in penetrating new markets, our business and operating results would suffer.

The markets in which we and our customers compete or plan to compete are characterized by rapidly changing technologies and industry standards and technological obsolescence. Our ability to compete successfully depends on our ability to design, develop, market and support new products and enhancements on a timely and cost effective basis. A fundamental shift in technologies in any of our target markets, such as the 5G wireless communications markets, could harm our competitive position within these markets. Our failure to anticipate these shifts, develop new technologies or react to changes in existing technologies could delay our development of new products, which could result in product obsolescence, decreased revenue and loss of design wins.

The development of new technologies and products generally requires substantial investment before they become commercially viable, and we have created a roadmap to build and increase our product offerings. Under this roadmap, we intends to continue making substantial investments to develop new technologies and products, and our development efforts may not be successful, and our new technologies and products may not produce meaningful revenue. For example, we currently invest significant resources to develop 5G semiconductor solutions. We may be required, on a case by case basis, to invest additional resources to develop multiple chip solutions in response to changing market demand. If the semiconductor solutions we develop fail to meet market or customer requirements or do not achieve market acceptance, we may not be able to execute our roadmap successfully. In addition, our products have long sales cycles that involve numerous steps, and during this time we may expend substantial financial resources and management time and effort without any assurance that product sales will result. Our sales cycle typically begins when one of our products have been provided to our end customers for evaluation, and thereafter it can take 12 or more months to achieve successful commercialization. The anticipated long sales cycle for our products makes it difficult to predict the quarter in which sales may occur.

The success of our new products will depend on accurate forecasts of long-term market demand, customer and consumer requirements and future technological developments, as well as a variety of specific implementation factors, including:

●	accurate prediction of the size and growth of the 4G and 5G markets;
●	accurate prediction of the growth of the Internet of Things markets and the timing of commercial availability of 4G and 5G networks;
●	accurate prediction of changes in device manufacturer requirements, technology, industry standards or consumer expectations, demands and preferences;
●	timely and efficient completion of product design and transfer to manufacturing, assembly and test, and securing sufficient manufacturing capacity to allow us to continue to timely and efficiently deliver products to our customers;
●	market acceptance, adequate consumer demand and commercial production of the products in which our mobile and wireless broadband semiconductor solutions are incorporated;

●	the quality, performance and reliability of the product as compared to competing products and technologies;
●	effective marketing, sales and service; and
●	the ability to obtain licenses to use third-party technology to support the development of our products.

If we fail to introduce new products that meet the demands of our customers or our target markets, or if we fail to penetrate new markets, our revenue will likely decrease over time and our financial condition could suffer.

If customers do not design our semiconductor solutions into their product offerings or if our customers’ product offerings are not commercially successful, we would have difficulty selling our semiconductor solutions and our business would suffer.

We sell our semiconductor solutions both directly and indirectly through distributors to OEM/ODM customers. Our OEM/ODM customers incorporate our semiconductor solutions in their products and include our semiconductor solutions in the products they supply to their customers. Our semiconductor solutions are generally incorporated into our customers’ products at the design stage. As a result, we rely on OEM/ODM customers to design our semiconductor solutions into the products they sell. Without these design wins, our business would be materially and adversely affected. We often incur significant expenditures on the development of a new semiconductor solution without any guarantees that an OEM/ODM customer will select our semiconductor solution for design into its own product. Once an OEM/ODM customer designs a competitor’s semiconductor into its product offering, it becomes significantly more difficult for us to sell our semiconductor solutions to that customer because changing suppliers involves significant cost, time, effort and risk for the customer. Furthermore, even if an OEM/ODM customer designs one of our semiconductor solutions into its product offering, we cannot be assured that its product will be commercially successful and that we will receive any revenue from that customer. If our customers’ products incorporating our semiconductor solutions fail to meet the demands of their customers or otherwise fail to achieve market acceptance, our revenue and business may suffer.

In addition, we employ a dual-pronged approach to the market that focuses on both operators and OEM/ODM customers in order to facilitate design wins of our products. Under this approach, we rely on key relationships with wireless operators to help create strong endorsement of our products to OEM/ODM customers. If we are not able to develop and maintain our relationships with wireless operators, our sales of products to OEM/ODM customers would likely be adversely affected. Further, if we are not able to provide wireless operators with access to leading OEMs/ODMs that can deliver our solutions in volume, or if these operators choose not to work with our OEM/ODM customers, it may make it more difficult for us to achieve design wins and cause a delay in the deployment of our products, which may have an adverse effect on our business, financial condition and results of operations.

If we are unable to compete effectively, we may not increase or maintain our revenue or market share.

Competition in the wireless semiconductor business continues to increase at a rapid pace as consumers, businesses and governments realize the market potential of wireless products and services. To remain competitive, companies must have highly trained engineering talent and make significant capital investments over long development cycles. We may not be able to compete successfully against current or potential competitors. If we do not compete successfully, our revenue and market share may decline. We face or expect to face competition from established semiconductor companies such as Altair Semiconductor (a Sony Corporation subsidiary), ASR, HiSilicon Technologies (a Huawei subsidiary), Mediatek, Qualcomm Incorporated, Samsung Electronics Co. Ltd., Unisoc (includes Spreadtrum Communications and RDA) and Sequans Communications S.A.

Some of our competitors have longer operating histories and customer relationships, significant legacy products and technologies, greater resources and brand recognition, more industry influence and a larger customer base than us. This may allow them to respond more quickly than us to new or emerging technologies or changes in customer requirements and to provide backward compatibility in their products as required by some operators. In addition, these competitors may have greater credibility with our existing and potential customers. Moreover, our competitors may have been doing business with customers for a longer period of time and have established relationships, which may provide them with information regarding future trends and requirements that may not be available to us. In addition, some of our larger competitors may be able to provide greater incentives to customers through rebates, marketing funds and similar programs. Some of our competitors may also adopt aggressive or predatory pricing policies to offset what we believes are the performance and cost advantages of our solutions. Our competitors with multiple product lines may bundle their products to offer a broader product portfolio or integrate wireless functionality into other products that we do not sell, which may make it difficult for us to gain or maintain market share.

Our ability to compete will depend on a number of factors, including:

●	our ability to anticipate market and technology trends and successfully develop products that meet market needs;

●	our success in identifying and penetrating new markets, applications and customers;
●	our ability to accurately understand the price points and performance metrics of competing products in the marketplace;
●	our products’ performance and cost-effectiveness relative to that of competitors’ products;
●	our ability to develop and maintain relationships with wireless operators, base station suppliers and OEM/ODM customers;
●	our ability to expand international operations in a timely and cost-efficient manner;
●	our ability to secure sufficient manufacturing capacity and deliver products in large volume on a timely basis at competitive prices;
●	our ability to participate in or influence the process for setting wireless industry standards;
●	our ability to conform to industry standards on a timely basis, while developing new and proprietary technologies to offer products and features previously not available in the 4G and 5G markets;
●	our ability to recruit design and application engineers with expertise in wireless broadband communications technologies and sales and marketing personnel; and
●	our ability to obtain third-party licenses for supporting technologies to develop new products.

Our potential competitors may also establish cooperative relationships among themselves or with third parties, acquire companies that provide similar products to ours, or consolidate with other competitors. As a result, new competitors or alliances between our competitors may emerge that could acquire significant market share. In addition, future development efforts by our competitors could render our products obsolete. Any of these factors, alone or in combination with others, could harm our business and result in a loss of market share, an increase in pricing pressure or inability to achieve and sustain profitability.

We may not be able to manage the growth of our business, including the hiring of a sufficient number of qualified personnel and enhancing our operational infrastructures.

Our future operating results depend to a large extent on our ability to successfully manage any expansion and growth. To manage our growth successfully and handle the responsibilities of being a public company, we believe we must effectively, among other things:

●	recruit, hire, train and manage additional qualified engineers for our research and development activities, especially in the positions of design engineering, product and test engineering, and applications engineering;
●	add additional sales personnel and expand sales offices;
●	add additional finance and accounting personnel;
●	implement and improve our administrative, financial and operational systems, procedures and controls; and
●	enhance our information technology support for enterprise resource planning and design engineering by adapting and expanding our systems and tool capabilities, and properly training new hires as to their use.

We are increasing our investment in research and development, sales and marketing, general and administrative and other functions to grow our business. We are likely to incur the costs associated with these increased investments earlier than achieving some of the anticipated benefits, and the return on these investments, if any, may be lower than we expect, may develop more slowly than we expect or may not materialize. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities or develop new products, and we may fail to satisfy customer requirements, maintain product quality, execute our business plan, or respond to competitive pressures.

We rely on a small number of customers for a significant percentage of our revenue, and the loss of, or a reduction in, orders from these customers could result in a substantial decline in our revenue.

We sell our products to OEM/ODM customers either directly or indirectly through distributors. We depend on a small number of customers for a large percentage of our annual revenue. Sales to our five largest OEM/ODM end customers (including direct sales and indirect sales through distributors) accounted for approximately 63.8% and 60.5% of our total revenue during the fiscal year ended December 31, 2023 and 2022 and 100% as of March 31, 2024. Sales through our six largest distributors accounted for approximately 24.3% and 61.4% of our total revenue for the year ended December 31, 2023 and 2022, respectively and 0% as of March 31, 2024. We entered into distribution agreements with such distributors and each of these agreements is currently effective and will remain effective unless terminated early by either party by providing advance written notice to the other party.

We expect that sales to a limited number of customers will continue to account for a significant percentage of our revenue for the foreseeable future. Additionally, consolidation among OEMs in some of our markets could result in an increased concentration in our sources of revenue. It is possible that any of our major customers could terminate its purchasing arrangements with us or significantly reduce or delay the amount of our products that it orders, purchase products from our competitors or develop its own products internally. The loss of, or a reduction in, orders from any major customer could cause a decline in revenue and adversely affect our business, financial condition and results of operations.

We may fail to forecast customer demand for our products accurately, which may result in product shortages, delays in product shipments or excess or insufficient product inventory.

All of our sales are made on a purchase order basis which permit our customers to cancel, change or delay product purchase commitments with little or no notice to us and without penalty. Because production lead times often exceed the amount of time required to fulfill orders, we often must manufacture in advance of orders, relying on a demand forecast to project volumes and product mix. Our ability to accurately forecast demand can be adversely affected by a number of factors, including inaccurate forecasting by our customers, changes in market conditions, adverse changes in our product order mix and demand for our customers’ products. Even after an order is received, our customers may cancel or reduce these orders, or require us to reduce the prices of our product. In addition, a customer may delay an order for our products even after it has been placed. These cancellations, reductions, or price changes may subject us to a number of risks, including the following:

●	our projected sales will not materialize on schedule or at all;
●	unanticipated reduction in revenue and net profit; and
●	increase in excess or obsolete inventory which we may be unable to sell to other customers.

Alternatively, if we are unable to project customer requirements accurately, we may not manufacture sufficient semiconductor solutions, which could lead to delays in product shipments and lost sales opportunities in the near term, as well as force our customers to identify alternative sources, which could affect our ongoing relationships with these customers. In the past, we have experienced customers significantly increasing their orders with little or no advance notice. If we do not fulfill customer demands in a timely manner, our customers may cancel their orders, or may decide not to order from us in the future. In addition, we may be subject to customer claims for cost of replacement. Either underestimating or overestimating demand could lead to insufficient, excess or obsolete inventory, which could harm our business, financial condition, results of operations, as well as our customer relationships.

We do not have long-term capacity agreements with our foundries and they may not allocate sufficient capacity to allow us to meet future demands for our products, and there is no guarantee that we will be able to secure capacity agreements in the future.

We currently do not have long-term capacity agreements with our main foundries, UMC and Samsung LSI, primarily because historically we have placed only a limited quantity of orders. Accordingly, our foundries are not obligated to perform services or supply wafers to us for any specific period, in any specific quantities, or at any specific price, except as may be provided in a particular purchase order. Foundry capacity allocated to us has in the past been reduced due to strong demand by other foundry customers. The ability of our foundry vendors to provide us with semiconductor products is limited by available capacity and existing obligations. Because none of our third-party foundries has provided contractual assurances to us that ensure adequate capacity will be available to us to meet future demand for our products, foundry capacity may not be available when we need it or at reasonable prices. The foundries may allocate capacity to the production of other companies’ products while reducing deliveries to us on short or without notice. In particular, our foundries may reallocate capacity to other customers that are larger and better financed than us or that have long-term agreements with our foundry during a period of high demand. In addition, we expect that we may need to secure additional capacity from our foundries in the immediate future to support increasing demand for our products, and there is no guarantee that we will be able to secure this increased capacity to meet our needs.

As we continue to grow our business, we intend to negotiate long-term supply agreements with our main foundries in order to secure capacity commitment. There can be no assurance that we will be able to negotiate these agreements successfully or in a timely fashion, or that any agreements we enter into will provide us with favorable pricing or sufficient capacity to meet our customer demand. Our failure to secure suitable long-term capacity agreements with our foundries may limit our ability to expand our market and may have an adverse effect on our business, financial condition and results of operations.

Any increase in the manufacturing cost of our products could reduce our gross margins and operating profit.

The semiconductor business experiences ongoing competitive pricing pressure from customers and competitors. Accordingly, any increase in the cost of our products, whether by adverse changes in purchase price or adverse manufacturing cost, will reduce our gross margins and operating profit. In general, we do not have long-term supply agreements with our foundry, test, assembly and other vendors other than a framework agreement with UMC. As a result, we typically negotiate pricing on a purchase order basis. Therefore, we may not be able to obtain price reductions or anticipate or prevent future price increases from our suppliers. There is no assurance that our manufacturing suppliers will be able to deliver raw materials, goods and services to us at reasonable prices and the required volume. These and other related factors could impair our ability to meet our customers’ needs and have an adverse effect on our operating results.

If our foundry vendors do not achieve satisfactory yields or quality, our reputation, customer relationships and financial performance could be harmed.

The fabrication of chipsets is a complex and technically demanding process. Minor deviations in the manufacturing process can cause substantial decreases in yields, and in some cases, cause production to be suspended. Our foundry vendor could, from time to time, experience manufacturing defects and reduced manufacturing yields. Changes in manufacturing processes or the inadvertent use of defective or contaminated materials by our foundry vendor could result in lower than anticipated manufacturing yields or unacceptable performance. Many of these problems are difficult to detect at an early stage of the manufacturing process and may be time consuming and expensive to correct. Poor yields from our foundry vendor, or defects, integration issues or other performance problems in our products could cause us significant customer relations and business reputation problems, harm our financial results and result in financial or other damages to our customers. Our customers could also seek damages from us for their losses. A product liability claim brought against us, even if unsuccessful, would likely be time consuming and costly to defend.

Our semiconductor solutions are manufactured at a limited number of locations. If we experience manufacturing problems at a particular location, we would be required to transfer manufacturing to a backup location or supplier. Converting or transferring manufacturing from a primary location or supplier to a backup fabrication facility could be expensive and may not be completed for an extended period of time. During such a transition, we would be required to meet customer demand from our then-existing inventory, as well as any partially finished goods that can be modified to the required product specifications. We do not seek to maintain sufficient inventory to address a lengthy transition period because we believe it is not economical to keep more than minimal inventory on hand. As a result, we may not be able to meet customer needs during a transition, which could delay shipments, cause a production delay or stoppage for our customers, result in a decline in our sales and damage our customer relationships. In addition, a significant portion of our sales are to customers that practice just-in-time order management from their suppliers which gives us a very limited amount of time to process and complete these orders. As a result, delays in our production or shipping by the parties to whom we outsource these functions could reduce our sales, damage our customer relationships and our reputation in the marketplace, any of which could harm our business, results of operations and financial condition.

We may experience difficulties in transitioning to new wafer fabrication process technologies or in achieving higher levels of design integration, which may result in reduced manufacturing yields, delays in product deliveries or increased costs.

We currently use standard 110-nanometer, 40-nanometer and 28-nanometer standard RF, mixed-signal and digital CMOS production processes. We are also developing our next generation of products using 8-nanometer process technology. To remain competitive, we expect to continue to transition our semiconductor products to progressively smaller geometries and to achieve higher levels of design integration. These ongoing efforts require us from time to time to modify the manufacturing processes for our products and to redesign some products, which in turn may result in delays in product deliveries. We periodically evaluate the benefits of migrating to new process technologies to reduce cost and improve performance. We may face difficulties, delays and increased expenses as we transitions our products to new processes and potentially to new foundries. We depend on our relationships with our existing wafer foundries to transition to new processes successfully. There is no assurance that these foundries will be able to effectively manage the transition or that we will be able to maintain our relationship with them or develop relationships with new foundries. In addition, as new processes become more prevalent, we expect to continue to integrate greater levels of functionality, as well as end customer and third-party intellectual property, into our products. However, we may not be able to achieve higher levels of design integration or deliver new integrated products on a timely basis. If we or our wafer foundries experience significant delays in transitioning to smaller geometries or fail to efficiently implement transitions and new processes, we could experience reduced manufacturing yields, delays in product deliveries and increased costs, any or all of which could harm our relationships with our customers, and our business, financial condition and operating results.

The complexity of our semiconductor solutions could result in unforeseen delays or expenses from undetected defects, errors or bugs in hardware or software, which could reduce the market acceptance for our new semiconductor solutions.

Highly complex semiconductor solutions, such as ours, frequently contain defects, errors and bugs when they are first introduced or as new versions are released. We have in the past and may in the future experience these defects, errors and bugs. If any of our semiconductor solutions have reliability, quality, or compatibility problems, we may not be able to successfully correct these problems in a timely manner or at all. In addition, if any of our proprietary features contain defects, errors or bugs when first introduced or as new versions are released, we may be unable to correct these problems. Consequently, our reputation may be damaged and customers may be reluctant to buy our semiconductor solutions, which could harm our ability to retain existing customers and attract new customers, as well as our financial results. In addition, these defects, errors or bugs could interrupt or delay sales to our customers. If any of these problems are not found until after we have commenced commercial production of a new semiconductor solution, we may be required to incur additional development costs and product recalls, repairs or replacement costs. These problems may also result in claims against us by our customers or others.

We have a history of losses, and we may not achieve or sustain profitability in the future, on a quarterly or annual basis.

We began operations in 1998 and have incurred losses on an annual basis since inception. We have incurred and will continue to incur significant operating losses. For the years ended December 31, 2023 and 2022, we had a net loss of $22.5 million and $26.4 million, respectively, and used cash in operating activities of $8.8 million and $18.1 million, respectively. As of March 31, 2024, we had an accumulated deficit of $548.9 million and negative working capital of approximately $39.8 million. We had short-term debt in the amount of $39.8 million as of March 31, 2024. As of December 31, 2023 and 2022, we had an accumulated deficit of $549.7 million and $527.2 million, respectively and negative working capital of approximately $101.8 million. We had short-term debt in the amount of $44.5 million in borrowings as of December 31, 2023. We expect to incur significant expenses related to the research and development of our products and expansion of our business. Furthermore, the rapidly evolving wireless communications markets in which we sell our products, as well as other factors, make it difficult for us to forecast quarterly and annual revenue accurately. As a result, we could experience cash flow management problems, unexpected fluctuations in our results of operations and other difficulties, any of which would make it difficult for us to meet our debt obligations and achieve and maintain profitability.

Our consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary if we are unable to obtain adequate financing in the future. Accordingly, if we do not generate sufficient level of revenue or become profitable, we will be required to seek other sources of funding, such as issuance of equity or debt securities to raise capital. Any such financings may not be accessible on acceptable terms, if at all. The failure to raise additional capital or otherwise obtain funding for our operation will have a material adverse effect on our business, results of operations and financial position.

Risks Relating to Our Intellectual Property

Our failure to protect our intellectual property rights adequately could impair our ability to compete effectively or to defend ourselves from litigation.

We rely primarily on patent, copyright, trademark and trade secret laws, as well as confidentiality and non-disclosure agreements and other methods, to protect our proprietary technologies and know-how. As of March 31, 2024, we hold 34 US patents, 3 Korean patents, 13 Taiwanese patents, 4 Japanese patents, 6 Chinese patents, and 7 patents issued in other countries. Even if the pending patent applications are granted, the rights granted to us may not be meaningful or provide us with any commercial advantage. For example, these patents could be opposed, contested, circumvented or designed around by our competitors or be declared invalid or unenforceable in judicial or administrative proceedings. The failure of our patents to adequately protect our technology might make it easier for our competitors to offer similar products or technologies. Our foreign patent protection is generally not as comprehensive as our U.S. patent protection and may not protect our intellectual property in some countries where our products are sold or may be sold in the future. Many U.S.-based companies have encountered substantial intellectual property infringement in foreign countries, including countries where we sell products. Even if foreign patents are granted, effective enforcement in foreign countries may not be available.

The legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain and evolving. There is no assurance that others will not develop or patent similar or superior technologies, products or services, or that our patents, trademarks and other intellectual property will not be challenged, invalidated or circumvented by others.

Unauthorized copying or other misappropriation of our proprietary technologies could enable third parties to benefit from our technologies without paying us for doing so, which could harm our business. Monitoring unauthorized use of our intellectual property is difficult and costly. Although we are not aware of any unauthorized use of our intellectual property in the past, it is possible that unauthorized use of our intellectual property may have occurred or may occur without our knowledge. There is no assurance that the steps we have taken will prevent unauthorized use of our intellectual property. Our failure to effectively protect our intellectual property could reduce the value of our technology in licensing arrangements or in cross-licensing negotiations. We may in the future need to initiate infringement claims or litigation. Litigation, whether we are a plaintiff or a defendant, can be expensive, time-consuming and may divert the efforts of our technical staff and managerial personnel, which could harm our business, whether or not such litigation results in a determination favorable to us. If we are unable to protect our proprietary rights or if third parties independently develop or gain access to our or similar technologies, our business, revenue, reputation and competitive position could be harmed.

The enforcement and protection of our intellectual property may be expensive, could fail to prevent misappropriation or unauthorized use of our intellectual property, could result in the loss of our ability to enforce one or more patents, and could be adversely affected by changes in patent laws, by laws in certain foreign jurisdictions that may not effectively protect our intellectual property and by ineffective enforcement of laws in such jurisdictions.

We rely primarily on patent, trademark, trade secret and similar laws, as well as nondisclosure and confidentiality agreements, international treaties and other methods, to protect our intellectual property and proprietary information. Enforcing our intellectual property against misappropriation, infringement or unauthorized use may be costly, difficult and time consuming. We cannot be certain that the steps we have taken and will take in the future will prevent the misappropriation, infringement or unauthorized use of our products, technologies or intellectual property, particularly in foreign countries where the laws may not protect our rights as fully or as readily as United States laws or where the enforcement of such laws may be lacking or ineffective.

We generally enter into confidentiality agreements with our employees, consultants, strategic partners and any other third party we do business with, where our relationship with such parties may entail disclosure of our confidential information. We also try to control access to and distribution of our technologies, documentation and other proprietary information. Despite these efforts, internal or external parties may attempt to copy, disclose, obtain or use our products or technology without our authorization. Also, former employees may seek employment with our business partners, customers or competitors, and may improperly use our proprietary information for the benefit of or in connection with their new employer.

We may be subject to claims of infringement or misappropriation of third-party intellectual property rights, and any such infringement or other intellectual property claim made against us, whether or not it has merit, could be time-consuming, result in costly litigation, cause product delays, or require us to enter into royalty or licensing agreements.

Our competitors and other third parties hold numerous patents related to technology used in our industry, and may hold or obtain patents, copyrights, trademarks or other intellectual property rights that could prevent, limit, or interfere with our ability to make, use, develop, sell or market our products and services, which could make it more difficult for us to operate our business. From time to time we may be subject to claims of infringement, misappropriation or other violation of patents or other intellectual property rights and related litigation. Regardless of their merit, responding to such claims can be time consuming, can divert management’s attention and resources, and may cause us to incur significant expenses in litigation or settlement, and we cannot be certain that we would be successful in defending against any such claims in litigation or other proceedings. If we do not successfully defend or settle an intellectual property claim, we could be liable for significant monetary damages and could be prohibited from continuing to use certain technology, business methods, content or brands, and from making, selling or incorporating certain components or intellectual property into the products and services we offer. As a result, we could be forced to redesign our products and services, and/or to establish and maintain alternative branding for our products and services. To avoid litigation or being prohibited from marketing or selling the relevant products or services, we could seek a license from the applicable third party, which could require us to pay significant royalties, licensing fees, or other payments, increasing our operating expenses. If a license is not available at all or not available on reasonable terms, we may be required to develop or license a non-violating alternative, either of which could be infeasible or require significant effort and expense. If we cannot license or develop a non-violating alternative, we would be forced to limit or stop sales of our offerings and may be unable to effectively compete. Moreover, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our Common Stock. Any of these results could materially and adversely affect our business, financial condition and results of operations and prospects. Finally, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention, any of which could have a material adverse effect on our business, financial condition and results of operations.

Our failure to comply with obligations under open source licenses could require us to release our source code to the public or cease distribution of our products, which could harm our business, financial condition and results of operations.

Some of the software used with our products, as well as that of some of our customers, may be derived from so-called “open source” software that is generally made available to the public by its authors and/or other third parties. This open source software is often made available to us under licenses, such as the GNU General Public License, which impose certain obligations on us in the event we were to make available derivative works of the open source software. These obligations may require us to make source code for the derivative works available to the public, and/or license such derivative works under a particular type of license, rather than the forms of license customarily used to protect our intellectual property. In addition, there is little or no legal precedent for interpreting the terms of certain of these open source licenses, including the determination of which works are subject to the terms of such licenses. While we believe we have complied with our obligations under the various applicable licenses for open source software, in the event the copyright holder of any open source software were to successfully establish in court that we have not complied with the terms of a license for a particular work, we could be required to release the source code of that work to the public and/or stop distribution of that work, which may adversely affect our business, financial condition and results of operations.

We may not be able to obtain additional patents and the legal protection afforded by any additional patents may not adequately cover the full scope of our business or permit us to gain or keep competitive advantage.

Our ability to obtain additional patents is uncertain and the legal protection afforded by these patents may not adequately protect our rights or permit us to gain or keep competitive advantage. In addition, the specific content required of patents and patent applications that are necessary to support and interpret patent claims can be uncertain due to the complex nature of the relevant legal, scientific and factual issues. Changes in either patent laws or interpretations of patent laws in the United States or elsewhere may diminish the value of our intellectual property or narrow the scope of our patent protection. Even if patents are issued regarding our products and processes, our competitors may challenge the validity of those patents.

We may not be able to obtain reimbursements from our customers for costs related to research and development activities.

In connection with product development agreements with certain customers, we received non-recurring engineering (“NRE”) fees to reimburse costs incurred in the research, development and design of our products. These arrangements are motivated primarily by the opportunity to engage customers and at the same time, jointly progress our own research and development activities with the associated development compensation. We use these NRE amounts to defray a portion of our research and development expenses, and it has the effect of reducing our operating expenses. During the years ended December 31, 2023 and 2022, we recognized $5.1 million and $3.7 million, respectively, related to these NRE contracts and as a service revenue and $0.9 million for the quarter ended March 31, 2024. Generally, these NRE reimbursements are paid upon the completion of specified milestones in our product development contracts. However, there is no guarantee that we will be able to satisfy these milestones, and failure to do so may delay or prevent us from receiving NRE fees. In addition, there is no assurance that we will be able to negotiate or obtain NRE reimbursements in future product development agreements, and failure to receive and recognize NRE reimbursements, and any significant reduction in the amount of NRE reimbursements we receive, could increase our operating expenses and adversely affect our results of operations.

We rely upon third parties for supporting technology that is integrated into some of our products, and if we are unable to continue to use this technology and future technology, our ability to sell technologically advanced products would be limited.

We rely on third parties for supporting technology that is integrated into some of our products. If we are unable to continue to use or license on reasonable terms third-party technologies used in some of our products, we may not be able to secure alternatives on a timely basis and our business could be harmed. Even if we are able to secure an alternative license to replace the loss of an existing technology, our transition to this new technology may require additional time and expenses. Any delay or incurrence of additional costs could have an adverse effect on our business, financial condition and results of operations.

Risks Related to Ownership of Our Common Stock and Our Corporate Structure

The market price of our Common Stock may be volatile, which could cause the value of your investment to decline.

Prior to this Business Combination, our Common Stock was not traded in a public market. We cannot predict the extent to which a trading market will develop or how liquid that market might become. The trading price of our Common Stock following the Business Combination is therefore likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

●	changes in financial estimates, including our ability to meet our future revenue and operating profit or loss projections;
●	changes in earnings estimates or recommendations by securities analysts;
●	fluctuations in our operating results or those of our customers, operators or other semiconductor companies;
●	commercial deployment and upgrade of 4G and 5G wireless networks;
●	economic developments in the semiconductor or mobile and wireless industries as a whole;
●	general economic conditions and slow or negative growth of related markets;
●	announcements by us or our customers or competitors of acquisitions, new products, significant contracts or orders, commercial relationships or capital commitments;
●	announcements regarding intellectual property litigation involving us or our competitors;
●	changes in the financial estimates of our competitors;
●	our ability to develop and market new and enhanced products on a timely basis;
●	changes in the pricing and costs of manufacturing;
●	commencement of or our involvement in litigation;
●	any major change in our board of directors (the “Board”) or management;
●	political or social conditions in the markets where we sell our products; and
●	changes in governmental regulations.

In addition, the stock market in general, and the market for semiconductor and other technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These fluctuations may be even more pronounced in the trading market shortly following this Business Combination. These broad market and industry factors may cause the market price of our Common Stock to decrease, regardless of our actual operating performance. These trading price fluctuations may also make it more difficult for us to use our Common Stock as a means to make acquisitions or to use options to purchase our to attract and retain employees. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources for our business operations.

If securities analysts or industry analysts downgrade our Common Stock, publish negative research or reports, or do not publish reports about our business, our Common Stock price and trading volume could decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts publish about us, our business and our market. If one or more analysts adversely change their recommendation regarding our Common Stock or our competitors’ stock, our stock price could decline. If one or more analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our Common Stock price or trading volume to decline.

Delaware law, our Charter and Bylaws contain provisions that could delay or discourage takeover attempts that stockholders may consider favorable.

Provisions in our Charter and Bylaws may have the effect of delaying or preventing a change of control or changes in our management. These provisions include the following:

●	the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or due to the resignation or departure of an existing Board member;
●	the prohibition of cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;
●	the requirement for the advance notice of nominations for election to our Board or for proposing matters that can be acted upon at a stockholders’ meeting;
●	the ability of our Board to alter our Bylaws without obtaining stockholder approval;
●	the ability of our Board to issue, without stockholder approval, up to 10,000,000 shares of preferred stock (“Preferred Stock”) with terms set by our Board, which rights could be senior to those of our Common Stock;
●	the elimination of the rights of stockholders to call a special meeting of stockholders and to take action by written consent in lieu of a meeting; and
●	the required approval of at least a majority of the shares entitled to vote at an election of directors to remove directors without cause.

In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the DGCL. These provisions may prohibit large stockholders, particularly those owning 15% or more of our outstanding voting stock, from merging or combining with us. These provisions in our Charter, our Bylaws and under Delaware law could discourage potential takeover attempts and could reduce the price that investors might be willing to pay for shares of our Common Stock in the future and could result in our market price being lower than it would without these provisions.

We do not intend to pay dividends on our Common Stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Stock.

We do not intend to declare and pay dividends on our capital stock for the foreseeable future. We currently intends to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your for the foreseeable future and the success of an investment in shares of our Common Stock will depend upon any future appreciation in our value. There is no guarantee that shares of our Common Stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Dr. Kyeongho Lee, Chairman of our Board and founder of GCT, owns a significant portion of our outstanding voting stock and exerts significant influence over our business and affairs.

Dr. Kyeongho Lee, Chairman of our Board and co-founder of GCT, is also the chairman of our Board and a major shareholder of Anapass, Inc. (“Anapass”), which beneficially owns approximately 17.6% of issued and outstanding our Common Stock. His significant ownership will, for the foreseeable future, enable them to control our management and affairs, and most matters requiring stockholder approval, including the election of directors, financing activities, a merger or sale of our assets and other significant corporate transactions. Anapass and Mr. Lee may, at their discretion, elect to exercise these or similar rights at any time. This concentration of ownership could have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us. In addition, due to Mr. Lee’s controlling position with respect to both Anapass and us, which may result on potential conflict of interest or appearance of conflict of interest and may adversely affect the rights of minority our stockholders.

Future sales of shares of Common Stock may depress our stock price.

Future sales of shares of Common Stock in the public market, including the resale of shares pursuant to the registration statement of which this prospectus forms a part or pursuant to Rule 144, could depress our stock price. See “Sales of a substantial number of shares of Common Stock in the public market pursuant to the registration statement of which this prospectus forms a part could reduce the market price of our Common Stock.” Subject to certain exceptions, the Registration Rights Agreement executed at the time of the Closing provides for certain restrictions on transfer with respect to our securities. Such restrictions began upon Closing and end the earliest of (A) 180 days after the Closing and (B) the first date on which (x) the closing price of Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (y) we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in our stockholders having the right to exchange their shares of Common Stock for cash, securities, or other property.

In connection with the Closing, the Company and certain stockholders of GCT, including its directors, officers, affiliates and holders of more than 5% of outstanding shares of GCT common stock as of the Closing, entered into the Lock-Up Agreement, pursuant to which such stockholders agreed to not effect any sale or other transfer of Common Stock, subject to certain customary exceptions set forth in the Lock-Up Agreement, during the period commencing at the Closing and ending on the earlier of (i) one year following the Closing, (ii) such date as the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property or (iii) the date on which the last sale price of Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share consolidations, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing.

However, equityholders not subject to a lock-up and, following the expiration of the applicable lock-up periods, such equityholders referred to above will not be restricted from selling shares of our Common Stock held by them, other than by applicable securities laws, and sales could occur at any time and such sales could depress the stock price.

Certain Selling Securityholders, specifically the Sponsors, the PIPE Investors and holders of our Private Placement Warrants purchased securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in our Company may not experience a similar rate of return.

Although the offering price to public stockholders in the Concord III IPO was $10.00 per unit (one unit consisting of one Concord III Class A common stock share and one-quarter of one redeemable Warrant), the Selling Securityholders acquired the outstanding securities offered for resale by this prospectus at effective purchase prices ranging from $1.00 per share of Common Stock issuable upon exercise of the Private Placement Warrants, $0.00 per share to $120.48 of Common Stock acquired by certain Selling Securityholders party to the Registration Rights Agreement, $6.67 per share of PIPE Shares, $0.00 per share of Common Stock issued to NRA Investors (Common Stock was issued to the NRA Investors for their entry into certain non-redemption agreements with Concord III and the Sponsor pursuant to which such Selling Securityholders agreed not to request redemption or to reverse any previously submitted redemption demand in connection with the Business Combination), $10.00 per share of Common Stock underlying the Note and $0.00 per share of Common Stock issuable upon exercise of the GCT Warrants. As of May 21, 2024, the closing price of Common Stock as reported on the NYSE was $5.39 per share. Because the current market price of Common Stock is higher than the effective purchase price certain Selling Securityholders, specifically the Sponsors, the PIPE Investors and holders of our Private Placement Warrants paid for their securities, there is a higher likelihood that those Selling Securityholders, specifically the Sponsors, the PIPE Investors and holders of our Private Placement Warrants, will sell their shares pursuant to the registration statement of which this prospectus is a part. Public investors who purchased Common Stock on the NYSE following the Business Combination may not experience a similar rate of return due to differences in the purchase prices they have paid and the purchase prices paid by the Selling Securityholders, specifically the Sponsors, the PIPE Investors and holders of our Private Placement Warrants.

There is no guarantee that the exercise price of the Warrants will ever be less than the trading price of Common Stock on the NYSE, and they may expire worthless; and the terms of the Warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Warrants approve of such amendment.

We could receive up to an aggregate of approximately $107,870,019 if all of the Warrants held by the Selling Securityholders are exercised for cash. However, we will only receive such proceeds if and when the holders of the Warrants exercise the Warrants for cash. The exercise of the Warrants, and any proceeds we may receive from any their exercise, are highly dependent on the price of any of our shares of Common Stock and the spread between the exercise price of the Warrants and the price of our Common Stock at the time of exercise. We have outstanding (i) 17,250,000 Public Warrants to purchase 17,250,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per share, (ii) 6,580,000 Private Placement Warrants to purchase 6,580,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per share, and (iii) 2,894,001 GCT Warrants to purchase 2,894,001 shares of our Common Stock, exercisable at an exercise price of $5.00, $10.00, and $18.75 per share, as applicable, as described herein for the GCT Warrants. If the market price of our Common Stock is less than the exercise price of a holder’s Warrants, it is unlikely that holders will exercise their Warrants. As of May 21, 2024, the closing price of our Common Stock was $5.39 per share. There can be no assurance that our Warrants will be in the money prior to their expiration. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants.

The Public Warrants and Private Warrants were issued in registered form under the warrant agreement. The warrant agreement provides that the terms of the Public Warrants and Private Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants or Private Warrants, as applicable, to make any change that adversely affects the interests of the registered holders of the Public Warrants or Private Warrants, as applicable. Accordingly, we may amend the terms of the Public Warrants and Private Warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants and Private Warrants, respectively, approve of such amendment. Although our ability to amend the terms of the Warrants with the consent of at least 50% of the then outstanding Public Warrants and Private Warrants, respectively, is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Public Warrants and Private Warrants, shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a Public Warrants or Private Warrants.

Sales of a substantial number of our securities could increase volatility or decrease the price of our securities and adversely affect securityholders’ ability to sell or the Company’s ability to issue additional securities.

Under this prospectus, subject to any lockup or other transfer restrictions, the Selling Securityholders can resell up to 35,970,732 shares of Common Stock, which includes 19,685,138 shares of Common Stock acquired by certain Selling Securityholders party to the Registration Rights Agreement, up to 4,529,967 PIPE Shares originally issued to investors in a private placement pursuant to those certain Subscription Agreements, up to 1,781,626 shares of Common Stock issued to the NRA Investors and up to 500,000 shares of Common Stock underlying the Note, representing approximately 58% of the issued and outstanding Common Stock as of May 10, 2024, assuming no Warrant exercises. The securities being offered in this prospectus represent a substantial percentage of the issued and outstanding Common Stock, and the sale of such securities in the public market by the Selling Securityholders, specifically the Sponsors, the PIPE Investors and holders of our Private Placement Warrants, or the perception that those sales might occur, could increase the volatility of the market price of Common Stock or result in a decline in the public trading price of Common Stock. A decline in the market price of our securities could both adversely affect securityholders’ ability to sell securities and the Company’s ability to issue additional securities to raise additional capital. However, we are unable to predict the effect that such sales will have on the prevailing market price of Common Stock.

Although the offering price to public stockholders in the Concord III IPO was $10.00 per unit (one unit consisting of one Concord III Class A common stock share and one-quarter of one redeemable Warrant), the Selling Securityholders acquired the outstanding securities offered for resale by this prospectus at effective purchase prices ranging from $1.00 per share of Common Stock issuable upon exercise of the Private Placement Warrants, $0.00 per share to $120.48 of Common Stock acquired by certain Selling Securityholders party to the Registration Rights Agreement, $6.67 per share of PIPE Shares, $0.00 per share of Common Stock issued to NRA Investors (Common Stock was issued to the NRA Investors for their entry into certain non-redemption agreements with Concord III and the Sponsor pursuant to which such Selling Securityholders agreed not to request redemption or to reverse any previously submitted redemption demand in connection with the Business Combination), $10.00 per share of Common Stock underlying the Note and $0.00 per share of Common Stock issuable upon exercise of the GCT Warrants . As of May 21, 2024, the closing price of Common Stock as reported on the NYSE was $5.39 per share. Accordingly, certain Selling Securityholders, specifically the Sponsors, the PIPE Investors and holders of our Private Placement Warrants have an incentive to sell their shares, notwithstanding the current market price of Common Stock, as they would still realize a positive rate of return on the sale of their shares because of the lower price they purchased their shares.

Risks Relating to Our Industry and Regulatory Environment

The semiconductor and communications industries are cyclical and have historically experienced significant fluctuations with prolonged downturns, which could impact our operating results, financial condition and cash flows.

The semiconductor industry has historically exhibited a pattern of cyclicality, which at various times has included significant downturns in customer demand. Cyclical downturns can result in substantial declines in semiconductor demand, production overcapacity, high inventory levels and accelerated erosion of average selling prices. Such downturns result from a variety of market forces including constant and rapid technological change, quick product obsolescence, price erosion, evolving standards, short product life cycles and wide fluctuations in product supply and demand.

Recently, downturns in the semiconductor industry have been attributed to a variety of factors including the COVID-19 pandemic, ongoing trade disputes between the United States and China, weakness in demand and pricing for semiconductors across applications, and excess inventory. In addition, since the end of 2022, the semiconductor industry has experienced a downturn due to inventory corrections and reduced consumer demands. These downturns have directly impacted our business, suppliers, distributors and end customers.

Because a significant portion of our expenses are fixed in the near term or is incurred in advance of anticipated sales, we may not be able to reduce our expenses rapidly enough to offset any unanticipated shortfall in revenue. If this situation were to occur, it could adversely affect our operating results, cash flow and financial condition. Furthermore, the semiconductor industry has periodically experienced increased demand and production constraints. If this happens in the future, we may not be able to produce sufficient quantities of our products to meet the increased demand. We may also have difficulty in obtaining sufficient wafer, assembly and test resources from our subcontract manufacturers. Any factor adversely affecting the semiconductor industry in general, or the particular segments of the industry that our products target, may adversely affect our ability to generate revenue and could negatively impact our operating results.

The wireless communications industry has, in the past, experienced pronounced downturns, and these cycles may continue in the future. A future decline in global economic conditions could have adverse, wide-ranging effects on demand for our products and for the products of our customers, particularly wireless communications equipment manufacturers or other members of the wireless industry, such as wireless network operators. Inflation, deflation and economic recessions that adversely affect the global economy and capital markets also adversely affect our customers and end consumers. For example, our customers’ ability to purchase or pay for our products and services, obtain financing and upgrade wireless networks could be adversely affected, which may lead to many networking equipment providers slowing their research and development activities, canceling or delaying new product development, reducing their inventories and taking a cautious approach to acquiring our products, which would have a significant negative impact on our business. If this situation were to occur, it could adversely affect our operating results, cash flow and financial condition. In the future, any of these trends may also cause our operating results to fluctuate significantly from year to year, which may increase the volatility of the price of our Common Stock.

The wireless and consumer electronics industry is characterized by short product cycles, significant fluctuations in supply and demand, and rapidly changing technologies, and we may not be able to meet these challenges successfully or consistently.

A substantial portion of our products is incorporated into wireless and consumer electronics industry. The wireless and consumer electronics industry into which we sell our products is characterized by high growth, short product cycles, significant fluctuations in supply and demand, and rapidly changing technologies. In order to remain competitive, wireless and consumer electronics manufacturers must continuously develop new technologies, deliver new products and otherwise adjust their business strategies to meet these challenges. We may not be able to implement the necessary measures timely, or if at all, to mitigate these industry-wide forces. For example, We may not be able to timely reduce our expenses to offset the impact of lower revenue in a cyclical downturn due to a reduction in demand, or it may be difficult for us to quickly shift the direction of our research and development efforts in response to new market requirements. Our failure to do so could have an adverse effect on our financial condition and results of operations.

Changes in current laws or the imposition of new laws regulating the wireless networks and radio frequency emission could impede the sale of our products or otherwise harm our business.

Wireless networks can only operate in the frequency bands, or spectrum, allowed by regulators and in accordance with rules governing how the spectrum can be used. The Federal Communications Commission, or the FCC, in the United States, as well as regulators in foreign countries, have broad jurisdiction over the allocation of frequency bands for wireless networks. We therefore rely on the FCC and international regulators to provide sufficient spectrum and usage rules. For example, countries such as China, Taiwan, Japan, or Korea heavily regulate all aspects of their wireless communication industries and may restrict spectrum allocation or usage. If further restrictions were to be imposed over the frequency range where our semiconductor solutions are designed to operate, We may have difficulty in selling our products in those regions. In addition, our semiconductor solutions operate in the 2 and 3 gigahertz, or GHz, band, which in some countries is also used by government and commercial services such as military and commercial aviation. The FCC and European regulators have traditionally protected government uses of the 2 and 3 GHz bands by setting power limits and indoor and outdoor designation and requiring that wireless local area networking devices not interfere with other users of the band such as government and civilian satellite services. Changes in current laws or regulations or the imposition of new laws and regulations in the United States or elsewhere regarding the allocation and usage of the 2 and 3 GHz band on us, our customers or the industries in which we operate may materially and adversely impact the sale of our products and our business, financial condition and results of operations.

The large amount of capital required to obtain radio frequency licenses, deploy and expand wireless networks and obtain new subscribers could slow the growth of the wireless communications industry and adversely affect our business.

Our growth is dependent upon the increased use of wireless communications services that utilize our technology. In order to provide wireless communications services, wireless operators must obtain rights to use specific radio frequencies. The allocation of frequencies is regulated in the United States and other countries throughout the world, and limited spectrum space is allocated to wireless communications services. Industry growth may be affected by the amount of capital required to obtain licenses to use new frequencies, deploy wireless networks to offer voice and data services, expand wireless networks to grow voice and data services and obtain new subscribers. The significant cost of licenses, wireless networks and subscriber additions may slow the growth of the industry if wireless operators are unable to obtain or service the additional capital necessary to implement or expand 4G/5G wireless networks. Our growth could be adversely affected if this occurs.

We may experience a decrease in market demand due to uncertain economic conditions in the United States and in international markets, which has been further exacerbated by the concerns of terrorism, war and social and political instability.

Economic growth in the United States and international markets has slowed significantly. The uncertainty in the economic environment may contribute to the volatility in the United States stock markets, which has experienced significant fluctuations recently. In addition, terrorist attacks in the United States and turmoil in the Middle East, including the recent war between Israel and Hamas, have increased the uncertainty in the United States economy and may contribute to a decline in economic conditions, both domestically and internationally. Terrorist acts and similar events, or war in general, could contribute further to a slowdown of the market demand for goods and services, including demand for our products. If the economy declines as a result of the recent economic, political and social turmoil, including any potential default or downgrade in the rating of United States debt obligations, or if there are further terrorist attacks in the United States or elsewhere, we may experience decreases in the demand for our products and services, which may harm our operating results.

Rapidly changing standards could make our semiconductor solutions obsolete, which would cause our operating results to suffer.

We design our semiconductor solutions to conform to standards set by industry standards bodies, including the Institute of Electrical and Electronics Engineers, Inc., or IEEE, and the 3rd Generation Partnership Project, or 3GPP. We also depend on industry groups, such as the WiMAX Forum, to certify and maintain certification of our semiconductor solutions. If our customers adopt new or competing industry standards with which our semiconductor solutions are not compatible, or such industry groups fail to adopt standards with which our semiconductor solutions are compatible, our existing semiconductor solutions would become less desirable to our customers and our sales would suffer. The emergence of markets for our products is affected by a variety of factors beyond our control. In particular, our semiconductor solutions are designed to conform to current specific industry standards. Competing standards may emerge that are preferred by our customers, which could also reduce our sales and require us to make significant expenditures to develop new semiconductor solutions. Governments and foreign regulators may adopt standards with which our semiconductor solutions are not compatible, favor alternative technologies or adopt stringent regulations that would impair or make commercially unviable the deployment of our semiconductor solutions. In addition, products that implement existing standards may be challenged as infringing upon third-party intellectual property rights and may become obsolete.

Changes in, and the regulatory implementation of, tariffs or other government trade policies or political conditions could reduce demand for our products, limit our ability to sell our products to certain customers or our ability to comply with applicable laws and regulations.

Changes in government trade policies, including the imposition of tariffs and export restrictions, have limited and could continue to limit our ability to sell or provide our products and other items to certain customers and suppliers, which may materially adversely affect our sales and results of operations.

The U.S. or foreign governments have taken and may continue to take administrative, legislative or regulatory action that could materially interfere with our ability to export, reexport, import and transfer products and other items to certain countries, particularly China. For example, the imposition of tariffs has resulted in higher duties owed on certain products that are imported from China to the United States.

Furthermore, We have experienced and may continue to experience restrictions on our ability to export, reexport, and transfer our products and other items to certain foreign customers and suppliers where exports, reexports, or transfers of products require export licenses or are prohibited by government action. The U.S. government has in the past imposed export restrictions that effectively banned American companies from exporting, reexporting, and transferring products to certain of our customers, and imposed significant restrictions on the ability to obtain export licenses for our products. Such restrictions could have a continuing negative impact on our future revenue and results of operations. In addition, our customers or suppliers affected by U.S. government sanctions or threats of sanctions may respond by developing their own solutions to replace our products or by adopting our foreign competitors’ solutions and products. Importantly, governments like China have the ability to impose countermeasures in reaction to increasing U.S. government sanctions and restrictions imposed on their companies which may impact our operations and future revenue as the compliance landscape becomes more challenging.

We cannot predict what further actions may ultimately be taken with respect to tariffs, export restrictions or other trade measures between the U.S. and China or other countries, what products or entities may be subject to such actions, or what actions may be taken by other countries in response. The loss of foreign customers or suppliers or the imposition of restrictions on our ability to sell or transfer products to such customers or suppliers as a result of tariffs, export restrictions or other U.S. regulatory actions could materially adversely affect our sales, business and results of operations.

Our ability to compete is affected by certain regulatory developments that historically has benefited our products, including regulatory restrictions against distribution of similar products by Chinese companies, and changes in such regulatory requirement may adversely affect our sales.

Our ability to compete and sell our products may be affected by certain regulatory developments that restrict other competitors to sell into the same markets as those served by our products. Specifically, regulatory and government agencies in various jurisdictions, including the U.S., the EU, South Korea and Japan have implemented rules and regulations that limit Chinese companies from selling and distributing certain products due to concerns that China may gain access to sensitive and advanced technologies for the development and manufacturing of next-generation semiconductor products. Such regulations may include export control regulations, restriction on transfer of intellectual property and other restrictions on commercial activities and strategic transactions by Chinese companies. While we have benefited from such regulations in the past, there is no guarantee that these regulations will continue. If regulatory and government agencies decide to relax or modify these regulations to permit more companies that compete with us to enter into the same market, our business operations and financial performance may be adversely affected.

Our operating results may fluctuate from period to period and difficulty in predicting our quarterly operating results could cause the market price of our Common Stock to decline.

Our revenue and operating results have fluctuated significantly from period to period in the past and will do so in the future. As a result, you should not rely on period-to-period comparisons of our operating results as an indication of our future performance. In future periods, our revenue and results of operations may be below the expectations of analysts and investors, which could cause the market price of our Common Stock to decline.

Factors that may cause our operating results to fluctuate include but are not limited to:

●	changes in the size, growth or growth prospects of the 5G markets;
●	timing and success of commercial deployments of and upgrades to 4G and the next generation 5G wireless networks;
●	our ability to develop and sell new products and penetrate into new markets;
●	our ability to successfully design and release new products in a timely manner that meet our customers’ needs;
●	the timing of customer orders and the delivery of our products;
●	the timing of product announcements by competitors or us;
●	changes in the competitive dynamics of our market, including new entrants or pricing pressures, and our ability to compete in the 4G LTE and 5G markets;
●	changes in the pricing of our products and any discounts or rebates that we offer to customers;
●	costs associated with litigation, especially related to intellectual property and securities class actions;
●	costs associated with any violation of the U.S. Foreign Corrupt Practices Act, the United Kingdom Bribery Act, or other similar foreign laws;
●	reductions in orders and cancellations by our major customers;
●	changes in manufacturing costs, including wafer, test and assembly costs;
●	the impact of rising inflation and interest rates on consumer demand for electronic products;
●	availability of adequate manufacturing capacity for our products; and
●	general economic conditions globally and in regions where we operate.

Moreover, sales of our semiconductor solutions fluctuate from period to period due to cyclicality in the semiconductor industry and the short product life cycles and wide fluctuations in product supply and demand characteristics of this industry. We expect these cyclical conditions to continue. Due to our limited operating history, we have yet to experience an established pattern of seasonality. However, business activities in Asia generally slowdown in the first quarter of each year during the lunar new year period, which could harm our sales and results of operations during the period. Our expense levels are relatively fixed in the short-term and are based, in part, on our future revenue projections. If revenue levels are below our expectations, we may experience declines in margins and profitability or incur a loss from our operations. As a result, our quarterly operating results are difficult to predict, even in the near term, which may result in our revenue and results of operations being below the expectations of analysts and investors, and which could cause the market price of the stock to decline.

Our business depends on international customers, suppliers and operations in Asia, which subjects us to additional risks, including increased complexity and costs of managing international operations and geopolitical instability.

We rely on, and expect to continue to rely on, customers and suppliers located primarily in the Asia-Pacific region. We also have, and will continue to have, research and development facilities in Korea and sales offices in China, Japan, Korea and Taiwan. As a result of our international focus, we are subject to a number of risks, including:

●	increased complexity and costs of managing international operations;
●	longer and more difficult collection of receivables;
●	difficulties in enforcing contracts generally;
●	limited protection of our intellectual property and other assets;
●	restrictions on our ability to export our technology from the U.S. and other countries;
●	compliance with local laws and regulations and unanticipated changes in local laws and regulations, including tax laws and regulations;
●	complexities in the accounting and financial management of our operations;
●	trade and foreign exchange restrictions and higher tariffs;
●	travel restrictions;
●	timing and availability of import and export licenses and other governmental approvals, permits and licenses, including export classification requirements;
●	foreign currency exchange fluctuations relating to our international operating activities;
●	transportation delays and limited local infrastructure and disruptions, such as large scale outages or interruptions of service from utilities or telecommunications providers;
●	difficulties in staffing international operations;
●	adverse changes in economic and political conditions resulting from political instability, acts of terrorism, armed conflict, social unrest, and other circumstances impacting countries in which our or our customers operate, including as a result of any escalation of the current tensions between Taiwan and China;
●	the risk of government financed competition;
●	local business and cultural factors that differ from our normal standards and practices;
●	differing employment practices and labor issues; and

●	regional health issues and natural disasters.

In addition, although we do not conduct any business in North Korea, any future increase in political or military tensions between South Korea and North Korea, or between the U.S. and North Korea, may adversely affect our business, financial condition and results of operations.

Our business operations could be significantly harmed by natural disasters or global epidemics.

We have research and development facilities located in San Jose, California which could suffer significant business disruption due to earthquakes. A significant portion of our products is manufactured by third-party contractors located in the Pacific Rim region, including Taiwan. The risk of an earthquake or tsunami in Taiwan and elsewhere in the Pacific Rim region is significant due to the proximity of major earthquake fault lines to the facilities of our foundry vendors and assembly and test subcontractors. In the event of an earthquake, our customers and suppliers may be affected by rolling blackouts, decreased access to raw materials and limited ability to ship inventory. If these conditions persist, we may experience delay or cancellation of orders from our customers if they are unable to obtain adequate supplies of components needed for the manufacture of their products that incorporate our components. We may also experience shortages of key materials required for the assembly of our own products, which could limit our ability to manufacture and ship these products. In either event, our net sales and results of operations could be adversely affected. We are not currently covered by insurance against business disruption caused by earthquakes.

Our business could be adversely affected by epidemics or outbreaks such as COVID-19, avian flu or H1N1 flu, also known as swine flu. An outbreak of respiratory virus in the human population, or another similar health crisis, could adversely affect the economies and financial markets of many countries, particularly in Asia. Moreover, any related disruptions to transportation or the free movement of persons could hamper our operations and force us to close our offices temporarily.

The occurrence of any of the foregoing or other natural or man-made disasters could cause damage or disruption to us, our employees, operations, distribution channels, markets and customers, which could result in significant delays in deliveries or substantial shortages of our products and adversely affect our business results of operations, financial condition, or prospects.

Failure to comply with governmental laws and regulations could harm our business.

Our business is subject to regulation by various federal, state, local and foreign governmental agencies, including agencies responsible for monitoring and enforcing employment and labor laws, workplace safety, product safety, environmental laws, consumer protection laws, anti-bribery laws, import/export controls, federal securities laws and tax laws and regulations. In certain jurisdictions, these regulatory requirements are more stringent than in the United States. It is expected that new environmental laws and regulations will impact our products and operations, and although we cannot predict the ultimate impact of any such changes, they may increase our operating and manufacturing costs or result in increased penalties, which could harm our business. Noncompliance with applicable regulations or requirements could subject us to investigations, sanctions, mandatory product recalls, enforcement actions, fines, damages, civil and criminal penalties or injunctions. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, operating results and financial condition could be adversely affected. In addition, we may incur significant costs to respond to or defend against adverse government proceedings, and these actions may divert our management’s attention and resources. Enforcement actions and sanctions could harm our business, operating results and financial condition.

The enactment of legislation implementing changes in the U.S. taxation of international business activities or the adoption of other tax reform policies could materially impact our financial position and results of operations.

The U.S. government has made public statements indicating that it has made international tax reform a priority, and key members of the U.S. Congress have conducted hearings and proposed new legislation. Recent changes to U.S. tax laws, including limitations on the ability of taxpayers to claim and utilize foreign tax credits and the deferral of certain tax deductions until earnings outside of the United States are repatriated to the United States, as well as changes to U.S. tax laws that may be enacted in the future, could impact the tax treatment of our foreign earnings. Due to the large and expanding scale of our international business activities, any changes in the U.S. taxation of such activities may increase our worldwide effective tax rate and harm our financial condition, and results of operations.

Risks Related to Being a Public Company

We may experience significant fluctuations in our results of operations, including as a result of seasonality, making it difficult to project future results.

Our operating results may vary significantly and are not necessarily an indication of future performance. These fluctuations may be a result of a variety of factors, some of which are beyond our control, such as COVID-19. Our ability to attract and retain new customers and suppliers, increased competition in the markets in which we operate, our ability to expand our operations in new and existing markets, our ability to maintain an adequate growth rate and effectively manage that growth, our ability to keep pace with technological changes in the industries in which we operate, changes in governmental or other regulations affecting our business, harm to our brand or reputation, and other risks described elsewhere in these risk factors. As such, we may not accurately forecast our operating results. We base our expense levels and investment plans on estimates, which has become more challenging in light of COVID-19. A significant portion of our expenses and investments are fixed, and we may not be able to adjust our spending quickly enough if our revenue is less than expected, resulting in losses that exceed our expectations. If we are unable to achieve sustained profits, our business, financial condition, and results of operations would be negatively impacted.

There can be no assurance that the Business Combination will achieve our objectives of providing the Company with sufficient capital, and if we require additional capital to fund our operations or expected growth, there can be no assurance that we will be able to obtain such funds on attractive terms or at all, and you may experience dilution as a result.

We expect our capital expenditures to continue to be significant in the foreseeable future as we expand our business, and that our level of capital expenditures will be significantly affected by user demand for our products and services. The fact that we have a limited operating history means we have limited historical data on the demand for our products and services. As a result, our future capital requirements may be uncertain and actual capital requirements may be different from those currently anticipated. We may need to seek equity or debt financing to finance a portion of our capital expenditures. Such financing might not be available to us in a timely manner or on terms that are acceptable, or at all.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.

In addition, our future capital needs and other business reasons could require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our stockholders. If we cannot raise additional funds when we need or want them, our business, financial condition, and results of operations could be negatively impacted.

We may be subject to securities or class action litigation, which is expensive and could divert management attention.

Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of our stock have been subject to securities litigation, including class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, and results of operations. Any adverse determination in litigation or any amounts paid to settle any such actual or threatened litigation could require that us make significant payments and/or could also subject us to significant liabilities.

Our Charter and Bylaws provide for an exclusive forum in the Court of Chancery of the State of Delaware for certain disputes between us and our stockholders, and that the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act.

Our Charter provide, that: unless we consents in writing to the selection of an alternative forum, (i) (a) any derivative action or proceeding brought on behalf of us, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of ours to our or our stockholders, (c) any action asserting a claim against us or our current or directors, officers, employees, or stockholders arising pursuant to any provision of DGCL, the Charter or Bylaws (as either may be amended or restated) or as to which DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim against us or our current or former directors, officers, employees, or stockholders governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be brought by any stockholder (including a beneficial owner) exclusively in the Court of Chancery of the State of Delaware or, solely if such court does not have subject matter jurisdiction thereof, in the United States District Court for the District of Delaware; and (ii) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Nothing in our Charter or Bylaws precludes stockholders that assert claims under the Exchange Act from bringing such claims in federal court to the extent that the Exchange Act confers exclusive federal jurisdiction over such claims, subject to applicable law.

We believe these provisions may benefit us by providing increased consistency in the application of Delaware law and federal securities laws by chancellors and judges, as applicable, particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. If a court were to find the choice of forum provision that is contained in our Charter or our Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition, and results of operations. For example, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our current or former director, officer, other employee, agent, or stockholder to the Company, which may discourage such claims against us or any of our current or former director, officer, other employee, agent, or stockholder to the Company and result in increased costs for investors to bring a claim.

General Risks Related to the Company

The loss of any of our key personnel could seriously harm our business, and our failure to attract or retain specialized technical, management or sales and marketing talent could impair our ability to grow our business.

We believe our future success will depend in large part upon our ability to attract, retain and motivate highly skilled management, engineering, sales and marketing personnel. The loss of any key employees or the inability to attract, retain or motivate qualified personnel, including engineers and sales and marketing personnel, could delay the development and introduction of and harm our ability to sell our semiconductor solutions. We believe that our future success is dependent on the contributions of our senior management members, some of whom do not have any employment agreements. If any of these individuals were to leave unexpectedly, we could face substantial difficulty in hiring qualified successors and could experience a loss in productivity during the search for any such successor and while any successor is integrated into our business and operations.

Our key technical and engineering personnel represent a significant asset and serve as the source of our technological and product innovations. We plan to recruit design and application engineers with expertise in wireless communications technologies. We may not be successful in attracting, retaining and motivating sufficient numbers of technical and engineering personnel to support our anticipated growth.

In addition, to expand our customer base and increase sales to existing customers, we will need to hire additional qualified sales and marketing personnel. The competition for qualified marketing, sales, technical and engineering personnel in our industry is very intense. If we are unable to hire, train and retain qualified marketing, sales, technical and engineering personnel in a timely manner, our ability to grow our business will be impaired. In addition, if we are unable to retain our existing sales personnel, our ability to maintain or grow our current level of revenue will be adversely affected.

Being a public company will increase our expenses and administrative workload and will expose us to risks relating to evaluation of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.

As a public company, we will need to comply with additional laws and regulations, including the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, and related rules of the SEC and requirements of the NYSE. We were not required to comply with these laws and requirements as a private company. Complying with these laws and regulations will require the time and attention of our Board and management and will increase our expenses. Among other things, we will need to: design, establish, evaluate and maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the PCAOB; prepare and distribute periodic reports in compliance with our obligations under the federal securities laws; establish new internal policies, principally those relating to disclosure control and procedures and corporate governance; institute a more comprehensive compliance function; and involve to a greater degree our outside legal counsel and accountants in the above activities.

We are in the process of evaluating our internal control systems to allow management to report on our internal control over financial reporting. We plan to perform the system and process evaluation and testing (and any necessary remediation) required to comply with the management certification requirements of Section 404 of the Sarbanes-Oxley Act. We will be required to comply with Section 404 in our annual report for the year ending December 31, 2024. However, we cannot be certain as to the timing of completion our evaluation, testing and remediation actions or the impact of the same on our operations. Furthermore, upon completion of this process, we may identify control deficiencies of varying degrees of severity under applicable SEC and PCAOB rules and regulations that remain unremediated.

If we fail to implement the requirements of Section 404 in a timely manner, we might be subject to sanctions or investigation by regulatory agencies such as the SEC. In addition, failure to comply with Section 404 or the report by us of a material weakness may cause investors to lose confidence in our consolidated financial statements or the trading price of our Common Stock to decline. If we fail to remediate any material weakness, our consolidated financial statements may be inaccurate, our access to the capital markets may be restricted and the trading price of our Common Stock may decline.

As a public company, we will be required to report, among other things, control deficiencies that constitute a “material weakness” or changes in internal control that materially affect, or are reasonably likely to materially affect, internal control over financial reporting. A “control deficiency” exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A “significant deficiency” is a control deficiency, or combination of control deficiencies, that adversely affects the ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles that results in more than a remote likelihood that a misstatement of financial statements that is more than inconsequential will not be prevented or detected. A “material weakness” is a significant deficiency, or a combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Adverse outcomes in tax disputes could subject us to tax assessments and potential penalties.

From time to time, we are subject to tax audits that could result in tax assessments and potential penalties, particularly with respect to claimed research tax credits due to the judgment involved in determining which projects meet the tax code’s criteria for innovation and fundamental research.

Our business and operations could suffer in the event of security breaches.

Attempts by others to gain unauthorized access to our information technology systems are becoming more sophisticated. These attempts, which might be related to industrial or other espionage, include covertly introducing malware to our computers and networks and impersonating authorized users, among others. Hackers may also develop and deploy viruses, worms and other malicious software programs that attack or otherwise exploit security vulnerabilities in our systems or products. Attacks may create system disruptions, cause shutdowns or result in the corruption of our engineering data, which could result in delays in product development or software updates and harm our business. Additionally, the theft, unauthorized use or publication of our intellectual property and/or confidential business information could harm our competitive position, reduce the value of our investment in research and development and other strategic initiatives or otherwise adversely affect our business. To the extent that any security breach results in inappropriate disclosure of our customers’ or business partners’ confidential information, we may incur liability as a result. We could also suffer monetary and other losses, including reputational harm, which costs we may not be able to recover. We seek to detect and investigate all security incidents and to prevent their recurrence, but in some cases, we might be unaware of an incident or its magnitude and effects. While we have identified some incidents involving attempts at unauthorized access, we are not aware of any that have succeeded. While we have not experienced any cybersecurity breaches that materially affected our operations, there is no guarantee that we will not occur in the future. In addition, our customers, partners and suppliers may experience cybersecurity attacks that may indirectly affect our ability to conduct business with them or result in cybersecurity breaches in our network, which may adversely affect our business operations. We expect to continue to devote resources to the security of our information technology systems.

In preparing our financial statements we make certain assumptions, judgments and estimates that affect amounts reported in our consolidated financial statements, which, if not accurate, may significantly impact our financial results.

In preparing our financial statements, we make assumptions, judgments and estimates for a number of items. These assumptions, judgments and estimates are drawn from historical experience and various other factors that we believe are reasonable under the circumstances as of the date of the consolidated financial statements. Actual results could differ materially from our estimates, and such differences could significantly impact our financial results.

Risks Related to the Offering

The issuances of our Common Stock to the Selling Securityholders upon conversion of Warrants will cause dilution to our existing stockholders, and the sale of the shares of Common Stock acquired by the Selling Securityholders, or the perception that such sales may occur, could cause the price of our Common Stock to fall.

Depending on market liquidity at the time, issuances and any subsequent sales of our Common Stock may cause the trading price of our Common Stock to fall.

If and when the Selling Securityholders convert their Warrants, after the Selling Securityholders has acquired the shares, the Selling Securityholders may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, issuances to the Selling Securityholders upon exercise of Warrants could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the issuance of a substantial number of shares of our Common Stock to the Selling Securityholders, or the anticipation of such issuances, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Investors who buy shares at different times will likely pay different prices and may experience different levels of dilution.

If and when the Selling Securityholders elect to sell shares of our Common Stock upon exercise of the Warrants, the Selling Securityholders may resell all, some or none of such shares at any time or from time to time in our discretion and at different prices. As a result, investors who purchase shares from the Selling Securityholders in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Securityholders in this offering as a result of future sales made by us to the Selling Securityholders at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Securityholders, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Securityholders may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Our management team will have broad discretion over the use of the net proceeds from shares of Common Stock issued to the Selling Securityholders following our exercise of Warrants for cash, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from shares of Common Stock issued to the Selling Securityholders following our exercise of Warrants for cash, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

USE OF PROCEEDS

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We could receive up to an aggregate of approximately $107,870,019 if all of the Warrants held by the Selling Securityholders are exercised for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such Warrants for general corporate purposes, including, but not limited to, working capital for operations, capital expenditures and future acquisitions. However, we will only receive such proceeds if and when the holders of the Warrants exercise the Warrants for cash. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of any of our shares of Common Stock and the spread between the exercise price of the Warrants and the price of our Common Stock at the time of exercise. We have outstanding (i) 17,250,000 Public Warrants to purchase 17,250,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per share, (ii) 6,580,000 Private Placement Warrants to purchase 6,580,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per share, and (iii) 2,894,001 GCT Warrants to purchase 2,894,001 shares of our Common Stock, exercisable at an exercise price of $5.00, $10.00, and $18.75 per share, as applicable, as described herein for the GCT Warrants. If the market price of our Common Stock is less than the exercise price of a holder’s Warrants, it is unlikely that holders will exercise their Warrants. As of May 21, 2024, the closing price of our Common Stock was $5.39 per share. There can be no assurance that our Warrants will be in the money prior to their expiration. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants.

The Selling Securityholders will pay any underwriting commissions and discounts, and expenses incurred by the Selling Securityholders for brokerage, marketing costs, or legal services (other than those detailed below). We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, securities or blue sky law compliance fees, fees and expenses of our counsel and our independent registered public accounting firm, and fees and expenses of legal counsel (subject to certain dollar limitations).

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Common Stock underlying the Public Warrants and Private Placement Warrants offered hereby is determined by reference to the exercise price of the Public Warrants and Private Placement Warrants of $11.50 per share. The offering price of the shares of Common Stock underlying the GCT Warrants offered hereby is determined by reference to the exercise price of the GCT Warrants of $5.00, $10.00, and $18.75 per share, as applicable. The Public Warrants are listed on the NYSE under the symbol “GCTSW.”

We cannot currently determine the price or prices at which shares of Common Stock or Warrants may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our Common Stock and Public Warrants are currently listed on the New York Stock Exchange under the symbols “GCTS” and “GCTSW, ”respectively. Prior to the Closing, Concord III’s units, Class A and Class B common stock and Public Warrants were historically quoted on the NYSE under the symbols “CNDB.U,”“CNDB” and “CNDB.WS,” respectively. As of May 7, 2024, there were 823 holders of record of the Common Stock and 6 holders of record of our Public Warrants. We currently do not intend to list the Private Placement Warrants on any stock exchange or stock market.

Dividend Policy

We have not paid any cash dividends on Common Stock to date. The Board may from time to time consider whether or not to institute a dividend policy. It is our present intention to retain any earnings for use in our business operations and accordingly, we do not anticipate the Board declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless otherwise indicated or the context otherwise requires, references to: (a) “New GCT” refers to Concord III and its consolidated subsidiaries after giving effect to the Business Combination, (b) “Legacy GCT” refers to GCT Semiconductor, Inc., a Delaware corporation, prior to the Closing and (c) “Concord III” refers to Concord Acquisition Corp III prior to the Closing. Capitalized terms used but not defined in this section shall have the meanings ascribed to them in the Current Report on Form 8-K (“Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2024 and, if not defined in the Form 8-K, capitalized terms used but not defined in this section shall have the meanings ascribed to them in the proxy statement/prospectus filed by Concord III with the SEC and declared effective on February 14, 2024, prior to the consummation of the business combination (the “Proxy Statement”).

New GCT is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Business Combination and other events contemplated by the Business Combination Agreement. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Concord III and GCT, adjusted to give effect to the Business Combination and other events contemplated by the Business Combination Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (“Article 11 of Regulation S-X”).

The unaudited pro forma condensed combined balance sheet combines the historical unaudited condensed consolidated balance sheet of GCT with the historical unaudited condensed consolidated balance sheet of Concord III, in each case as of December 31, 2023, on a pro forma basis, as if the Business Combination and the other events contemplated by the Business Combination Agreement, summarized below, had been consummated on December 31, 2023.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 combines the historical consolidated statement of operations of GCT and the historical statement of operations of Concord III, in each case for the year ended December 31, 2023, giving effect to the Transactions as if the Business Combination and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2023.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only and are not necessarily indicative of what New GCT’s condensed financial position or results of operations would have been had the Business Combination been consummated on or prior to December 31, 2023, nor are they necessarily indicative of future results of operations. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of New GCT.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this prospectus:

●Audited historical financial statements of Concord III for the year ended December 31, 2023, included herein;
●Audited historical consolidated financial statements of GCT for the year ended December 31, 2023 and the related notes, included herein; and
●Other information related to Concord III and GCT included in this prospectus and incorporated by reference.

The unaudited pro forma condensed combined financial information should also be read together with “GCT Management’s Discussion and Analysis of Financial Condition And Results Of Operations” included in this prospectus.

Description of the Business Combination

Pursuant to the Business Combination Agreement, Merger Sub merged with and into GCT, with GCT surviving the Business Combination. GCT became a wholly-owned subsidiary of Concord III, and Concord III will immediately be renamed as “GCT Semiconductor Holding, Inc.” The aggregate transaction consideration paid to the GCT equity holders at the Closing pursuant to the Business Combination Agreement was based on an estimated Company Value of approximately $311.7 million. The Company Value was computed as $350.0 million plus the Company Closing Cash and Company Aggregate In-the-Money Warrant Exercise Price less the Company Closing Indebtedness.

Upon the consummation of the Business Combination, each share of GCT capital stock was converted into the shares of New GCT Common Stock. Each share of GCT capital stock initially received a deemed value of $10.00 per share after giving effect to a Per Share Exchange Ratio of 0.1868, based on the terms of the Business Combination Agreement and the fully-diluted capitalization of GCT as of the Closing Date. The Business Combination occurred based on the following transactions as contemplated by the Business Combination Agreement:

●The Merger Sub, the wholly owned subsidiary of Concord III, merged with and into GCT, with GCT as the surviving company.
●The shares of GCT Common Stock issued and outstanding prior to the Closing, shares issuable upon conversion of GCT convertible promissory notes, outstanding stock options, and certain warrants were automatically exchanged for the right to receive the aggregate transaction consideration using the Per Share Exchange Ratio, adjusted for the exercise price, if applicable.
●The outstanding CVT Financing and PIPE Financing convertible promissory notes were converted into shares of New GCT Common Stock based on the applicable conversion prices, except for $5.0 million that remained outstanding after the Business Combination.

Concord III investors elected to redeem 3,766,839 of Concord III common stock for $40.8 million. Following the Business Combination and related transactions, the shares issued are comprised of the following:

●30,499,322 shares of New GCT Common Stock issued to the GCT investors, including the outstanding shares of GCT common stock and conversion of outstanding GCT convertible promissory notes, in each case calculated using the Per Share Exchange Ratio (“Former GCT Investors Shares”). The Former GCT Investor Shares exclude the following instruments assumed by New GCT under the Business Combination Agreement and exercisable for New GCT Common Stock subsequent to the Business Combination: (1) 668,422 stock options of New GCT, (2) 2,894,001 warrants of New GCT, and (3) 392,135 restricted stock units (“RSU”) of New GCT;
●4,529,967 shares of New GCT Common Stock issued to the investors upon conversion of the PIPE Financing at a conversion price of $6.67 per share (“PIPE Investors Shares”);
●3,433,892 shares of New GCT Common Stock issued to the Sponsor Parties pursuant to the applicable arrangements (“Sponsor Shares”);
●1,920,375 shares of New GCT Common Stock issued to the Sponsor Parties pursuant to the earnout arrangements (“Sponsor Earnout Shares”). On March 26, 2024, immediately before the Business Combination, the Sponsor Parties, Concord III and GCT executed a side letter to the Sponsor Support Agreement (“Side Letter”) to amend certain provisions related to the Sponsor Earnout Shares. Under the Side Letter, the Sponsor Parties received an additional 120 days following the Business Combination closing to earn the Sponsor Earnout Shares based on the amount of SPAC Funding, at which time they will receive at least 570,796 Sponsor Earnout Shares regardless of the actual SPAC Funding amount. Additionally, the SPAC Funding definition was revised to include the sum of the following components: (x) the funds remaining in the Trust Account at the Closing after giving effect to the exercise of redemption rights, (y) an amount equal to $10.0 million, plus (z) the aggregate proceeds provided to Concord III or New GCT or their subsidiaries pursuant to any debt or equity financing with investors or lenders that are introduced by or affiliated with the Sponsor Parties during 120 days after the Closing Date. All other terms and conditions of the Sponsor Support Agreement remained the same, including the subsequent vesting requirements for the Sponsor Earnout Shares that will be allocated to the Sponsor Parties on the 121st day after the Closing. If, at any time during the period starting six (6) months following the Closing and expiring on the fifth (5th) anniversary of the Closing Date (such period, the “Sponsor Earnout Period”):

o	The VWAP of the shares of New GCT Common Stock equals or exceeds $12.50 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (the “First Level Sponsor Earnout Target”), then as soon as commercially practicable, and in any event within ten (10) Business Days following the achievement of the First Level Sponsor Earnout Target, one-third (1/3) of the Sponsor Earnout Shares will no longer be subject to forfeiture.
o	The VWAP of the shares of New GCT Common Stock equals or exceeds $15.00 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (the “Second Level Sponsor Earnout Target”), then as soon as commercially practicable and in any event within ten (10) Business Days following the achievement of the Second Level Sponsor Earnout Target, one-third (1/3) of the Sponsor Earnout Shares will no longer be subject to forfeiture.
o	The VWAP of the shares of New GCT Common Stock equals or exceeds $17.50 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (the “Third Level Sponsor Earnout Target”), then as soon as commercially practicable and in any event within ten (10) Business Days following the achievement of the Third Level Sponsor Earnout Target, one-third (1/3) of the Sponsor Earnout Shares will no longer be subject to forfeiture.
●2,004,535 shares of New GCT Common Stock issued to the investors upon conversion of the CVT Financing at a conversion price of $6.67 per share (“CVT Investors Shares”);
●1,781,626 shares of New GCT Common Stock issued pursuant to the Non-Redemption Agreements (“NRA”) with the holders of Concord III Class A Common Stock that previously agreed not to redeem their shares prior to the Business Combination closing (“NRA Shares”);
●1,399,107 shares of New GCT Common Stock issued to the Company Insider Recipients (“Company Insider Incentive Shares”);
●174,522 shares of New GCT Common Stock issued to the holders of Concord III Class A Common Stock that did not redeem their shares in connection with the Business Combination closing (“Concord III Common Stock Shares”); and
●90,000 shares of New GCT Common Stock issued to the Concord III Board of Directors based and represented the outstanding Class A common stock of Concord III immediately prior to the Business Combination (“BOD Shares”).

Other related events that took place in connection with the Business Combination are summarized below:

●	Earnout Shares: Former GCT investors have the right to potentially receive up to 20,000,000 shares of New GCT Common Stock (“Earnout Shares”). The Earnout Shares will be issued following the Closing, if, at any time during the period starting sixty (60) Trading Days following the Closing and expiring on the fifth (5th) anniversary of the Closing Date:
o	The VWAP of the shares of GCT Common Stock equals or exceeds $12.50 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (the “First Level GCT Earnout Target”), then as soon as commercially practicable and in any event within ten (10) Business Days following the achievement of the First Level GCT Earnout Target, 6,666,667 Earnout Shares will be issued to the stockholders of GCT as of immediately prior to the Closing (including any GCT stockholders who received Note Conversion Stock upon conversion of any GCT Convertible Notes) and the Financing Investors (collectively, the “GCT Earnout Recipients”).
o	The VWAP of the shares of New GCT Common Stock equals or exceeds $15.00 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (the “Second Level GCT Earnout Target”), then as soon as commercially practicable and in any event within ten (10) Business Days following the achievement of the Second Level GCT Earnout Target, 6,666,666 Earnout Shares will be issued to the GCT Earnout Recipients.
o	The VWAP of the shares of New GCT Common Stock equals or exceeds $17.50 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (the “Third Level GCT Earnout Target” and together with the First Level GCT Earnout Target and the Second Level GCT Earnout Target, the “GCT Earnout Targets”), then as soon as commercially practicable and in any event within ten (10) Business Days following the achievement of the Third Level GCT Earnout Target, 6,666,667 Earnout Shares will be issued to the GCT Earnout Recipients.

In the event of a future transaction that results in a Change in Control in which shares of New GCT Common Stock are converted into the right to receive cash or other consideration having a value equal to or in excess of a GCT Earnout Target, then the Earnout Shares subject to the applicable GCT Earnout Target that have not been previously issued will be issued to the GCT Earnout Recipients effective as of immediately prior to the consummation of such transaction. The determination as to the conversion of Company Earnout Shares for the consideration payable with respect to a Change in Control transaction will take into consideration the dilutive effect of any potentially dilutive securities (including the Earnout Shares) to the holders of New GCT Common Stock. In the event of a transaction that results in a Change in Control in which shares of New GCT Common Stock are converted into the right to receive cash or other consideration having a value less than GCT Earnout Target, then the Earnout Shares subject to the applicable GCT Earnout Target that have not been previously issued will be forfeited.

●	Sponsor Shares: In connection with the Business Combination Agreement, the Sponsor Parties (a) voted all of its shares of Concord III Common Stock in favor of the Business Combination and related transactions, (b) did not redeem its shares of Concord III Common Stock, (c) waived their anti-dilution protections with respect to its shares of Concord III Class B Common Stock and (d) forfeited certain earnout shares of Concord III Class B Common Stock and certain Private Placement Warrants.

As previously disclosed, the Sponsor Parties initially held 8,535,000 shares of Concord III Common Stock. On or before the Business Combination closing, consistent with the SPAC Funding ratio and the NRAs, these shares were reallocated to different parties and became outstanding shares of New GCT common stock as follows:

o	1,399,107 shares became the Company Insider Incentive Shares;
o	1,781,626 shares became the NRA Investor Shares; and
o	3,433,892 shares became the Sponsor Shares.
●	Sponsor Private Placement Warrants: Sponsor Private Placement Warrants are defined as the warrants to purchase shares of Concord III Common Stock purchased in a private placement in connection with the IPO. As previously disclosed, the Sponsor Parties initially held 9,400,000 Private Placement Warrants. The Private Placement Warrants were reallocated at the Closing as follows:
o4,492,650 Private Placement Warrants vested and were retained by the Sponsor Parties;
o2,087,350 Private Placement Warrants were reallocated from the Sponsor Parties to the Company Insider Recipients (“Company Insider Incentive Warrants”);
o2,820,000 Private Placement Warrants were forfeited, and
oNo Public Stockholder Incentive Warrants were issued.
●	Company Insider Incentive Shares: The 1,399,107 shares of New GCT Common Stock defined as the Company Insider Incentive Shares were allocated by GCT to the Company Insider Recipients, with the allocation among the Company Insider Recipients determined at GCT’s discretion to incentivize investment.
●	Company Insider Incentive Warrants: The 2,087,350 Private Placement Warrants defined as the Company Insider Incentive Warrants were allocated at GCT’s discretion to incentivize investment to the Company Insider Recipients.
●	NRA Shares: As previously disclosed, the Sponsor entered into the NRAs with certain holders of Concord III Class A Common Stock. The 1,781,626 shares of New GCT Common Stock defined as the NRA Shares were issued to these investors in exchange for their commitment not to redeem their shares of Concord III Class A Common Stock sold in the IPO prior to the Business Combination.
●	Restricted Stock Units: In December 2023, the Board of Directors granted various employees and directors of GCT certain RSU awards, under which the holders had the right to receive an aggregate of 2,099,970 shares of the GCT common stock. Upon closing of the Business Combination, these awards were exchanged for 392,135 RSUs of New GCT. As the liquidity event condition was met, the RSUs of New GCT will vest in four equal annual installments from their grant date and require satisfaction of the service condition for any shares to vest. Any unvested RSUs are forfeited upon separation from New GCT.

●	Sponsor Loan Forgiveness: As previously disclosed, in November 2023, the Sponsor Parties agreed to forgive the Sponsor Loans, which was treated by Concord III as a loan extinguishment resulting in a deemed equity contribution of $3.3 million. The remaining Sponsor Loan of $35 thousand that was outstanding as of December 31, 2023 was fully repaid upon the Closing.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding the financial position of New GCT upon consummation of the Business Combination in accordance with GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Any net cash proceeds remaining after the consummation of the Business Combination and the other related events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of New GCT following the completion of the Business Combination.

The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Concord III and GCT have not had any historical relationship before discussing the Business Combination. Concord III and GCT continue to have no relationship that would require any pro forma adjustments to eliminate activities between the companies.

The following summarizes the shares of New GCT Common Stock issued and outstanding immediately after the Business Combination on an issued and outstanding basis:

Shares
Former GCT Investors Shares	30,499,322
PIPE Investors Shares	4,529,967
Sponsor Shares	3,433,892
CVT Investors Shares	2,004,535
Sponsor Earnout Shares	1,920,375
NRA Shares	1,781,626
Company Insider Incentive Shares	1,399,107
Concord III Common Stock Shares	174,522
BOD Shares	90,000
Total outstanding shares of New GCT Common Stock at the Closing	45,833,346

The share amounts included in the table do not include the potentially dilutive shares outstanding of New GCT that are outstanding immediately after the Business Combination or may become exercisable for the shares of New GCT Common Stock in the future:

Shares
Earnout Shares	20,000,000
Concord III Public Warrants	17,250,000
Sponsor Warrants	4,492,650
GCT Warrants	2,894,001
Company Insider Incentive Warrants	2,087,350
GCT Outstanding Options	668,422
RSUs of New GCT	392,135
Total potentially dilutive shares of New GCT Common Stock at the Closing	47,784,558

Expected Accounting Treatment for the Business Combination

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP because GCT has been determined to be the accounting acquirer. Under this method of accounting, Concord III, which is the legal acquirer, will be treated as the accounting acquiree for financial reporting purposes, and GCT, which is the legal acquiree, will be treated as the accounting acquirer under Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Accordingly, the consolidated assets, liabilities, and results of operations of GCT will become the historical financial statements of New GCT, and Concord III’s assets, liabilities, and results operations will be consolidated with GCT’s beginning on the Closing Date. For accounting purposes, the financial statements of New GCT represent a continuation of the financial statements of GCT, with the Business Combination treated as the equivalent of GCT issuing stock for the net assets of Concord III, accompanied by a recapitalization. The net assets of Concord III in the financial statements of New GCT, the new reporting entity, were stated at historical costs, and no goodwill or other intangible assets were recorded. Operations prior to the Business Combination were presented as those of GCT in future reports of New GCT. New GCT became the new reporting entity.

GCT was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	GCT stockholders comprise a relative majority, or approximately 70%, of the voting power of New GCT;
●	GCT stockholders have the ability to nominate a majority of the members of the board of directors of New GCT;
●	GCT’s operations prior to the acquisition will comprise the only ongoing operations of New GCT;
●	GCT’s senior management comprises the senior management of New GCT;
●	New GCT assumes the GCT Semiconductor name;
●	The ongoing operations of GCT will become the operations of New GCT;
●	GCT’s headquarters will become New GCT’s headquarters; and
●	Concord III does not meet the definition of a business.

Earnout Shares and Sponsor Earnout Shares

The Earnout Shares granted to certain GCT stockholders are recognized at fair value upon the Closing and classified within stockholders’ deficit as the Earnout Shares are indexed to New GCT Common Stock and are otherwise not precluded from equity classification based on their settlement provisions. The Earnout Shares will vest based on achieving the GCT Earnout Targets, which is based on the dollar VWAP of New GCT Common Stock or upon the equivalent per share consideration received as part of a Change in Control transaction. Because the Business Combination is accounted for as a reverse recapitalization, the issuance of the GCT Earnout Shares will be treated as a deemed dividend. Since New GCT does not have retained earnings, the issuance of the GCT Earnout Shares at the Closing is recorded within additional paid-in capital and have a net nil impact on stockholders’ deficit.

New GCT has determined the fair value of the GCT Earnout Shares to be approximately $108.8 million based on a valuation using a Monte Carlo simulation with key inputs and assumptions such as stock price, term, dividend yield, risk-free rate, and volatility.

The Sponsor Earnout Shares became subject to vesting conditions as of the Closing and will vest in three tranches upon the occurrence of the First Level Sponsor Earnout Target, Second Level Earnout Target, and Third Level Earnout Target. If any of the vesting triggering events are not achieved within the Sponsor Earnout Period, the Sponsor Earnout Shares will be forfeited.

The Sponsor Earnout Shares are recognized at fair value upon the Closing and classified within stockholders’ deficit as the Sponsor Earnout Shares are indexed to the New GCT Common Stock and are otherwise not precluded from equity classification based on their settlement provisions. The Business Combination is accounted for as a reverse recapitalization, and the issuance of the Sponsor Earnout Shares is treated as a deemed dividend. Since New GCT does not have retained earnings, the issuance of the Sponsor Earnout Shares at the Closing is recorded within additional paid-in capital and has a net nil impact on stockholders’ deficit.

New GCT has determined the fair value of the Sponsor Earnout Shares to be approximately $10.4 million based on a valuation using a Monte Carlo simulation with key inputs that are similar to those used for the Earnout Shares.

Public Warrants and Private Placement Warrants

Concord III has historically accounted for the Public Warrants and Private Placement Warrants as liability-classified financial instruments. This conclusion is based on the applicable provisions of the Public Warrants and Private Placement Warrants, including their settlement terms upon a change in control or similar transactions that precluded equity classification. After the Closing, the Public Warrants and Private Placement Warrants remained liability-classified as the applicable provisions did not change and apply to future operations of New GCT.

NRA Shares

The issuance of the NRA shares is treated as an equity transaction with the Sponsor, or a deemed contribution, and non-redeeming investors of Concord III, or a deemed distribution. The unaudited pro forma condensed combined financial statements do not reflect pro forma adjustments related to the NRA Shares because there is no net impact on stockholders’ deficit on a pro forma combined basis.

Company Insider Incentive Shares

The Company Insider Incentive Shares were issued upon the Closing and allocated by GCT to the Company Insider Recipients. Consistent with the conclusion for the PIPE Investors Shares and CVT Investors Shares, the Company Insider Incentive Shares are concluded to be equity classified.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2023

(in thousands)

	Concord III (Historical)	GCT (Historical)	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$16	$258	$(16)	A	$28,262
	—	—	42,423	B	—
	—	—	30,215	C	—
	—	—	16,290	CC	—
	—	—	(8,885)	D	—
	—	—	(8,431)	DD	—
	—	—	(40,777)	EE	—
	—	—	(2,831)	K	—
Accounts receivable, net	—	4,920	—		4,920
Inventory	—	1,486	—		1,486
Contract assets	—	3,439	—		3,439
Expense reimbursement receivable from GCT	296	—	(296)	J	—
Prepaid expenses and other assets	7	2,906	—		2,913
Total current assets	319	13,009	27,692		41,020
Property and equipment, net	—	772	—		772
Operating lease right-of-use assets	—	1,521	—		1,521
Marketable securities and cash held in Trust Account	42,407	—	16	A	—
	—	—	(42,423)	B	—
Intangibles, net	—	245	—		245
Other assets	—	881	—		881
Total assets	$42,726	$16,428	$(14,715)		$44,439
Liabilities, Redeemable Convertible Preferred Stock, Common Stock Subject to Possible Redemption, and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$—	$17,814	$—		$17,814
Due to related party	101	—	(101)	DD	—
Accrued legal expenses	1,243	—	(1,243)	DD	—
Accrued capital market advisory expenses	2,500	—	(2,500)	DD	—
Contract liabilities	—	48	—		48
Accrued and other current liabilities	275	23,956	(275)	DD	23,660
	—	—	(296)	J	—
Excise tax payable	3,184	—	—		3,184
Borrowings	—	44,509	(2,831)	K	41,678
Convertible promissory notes, current	—	27,794	(27,794)	F	5,000
	—	—	5,000	CC	—
Operating lease liabilities, current	—	680	—		680
Finance lease liabilities, current	—	—	—		—
Total current liabilities	7,303	114,801	(30,040)		92,064
Convertible promissory notes, net of current	—	6,239	(6,239)	F	—
Net defined benefit liabilities	—	7,689	—		7,689
Long-term operating lease liabilities	—	850	—		850
Warrant liability	2,383	—	—		2,383
Promissory note - related party	35	—	(35)	DD	—
Income tax payable	—	2,178	—		2,178
Other liabilities	—	108	—		108
Deferred underwriters’ discount	5,084	—	(4,661)	DD	423
Total liabilities	14,805	131,865	(40,975)		105,695

Common stock subject to redemption (Concord III)	42,412	—	(42,412)	E	—
Stockholders’ Equity (Deficit):
Preferred stock (Concord III)	—	—	—		—
New GCT common stock	—	—	1	C	4
	—	—	3	G	—
Common stock (GCT)	—	129	(129)	G	—
Class A Common Stock (Concord III)	1	—	(1)	G	—
Class B Common Stock (Concord III)	—	—	—		—
Additional paid-in capital	—	435,626	(8,885)	D	489,932
	—	—	42,412	E	—
	—	—	(40,777)	EE	—
	—	—	30,214	C	—
	—	—	11,290	CC	—
	—	—	34,033	F	—
	—	—	127	G	—
	—	—	(14,108)	H	—
	—	—	10,428	I	—
	—	—	(10,428)	I	—
	—	—	108,800	II	—
	—	—	(108,800)	II	—
Accumulated other comprehensive loss	—	(1,538)	—		(1,538)
Accumulated deficit	(14,492)	(549,654)	384	DD	(549,654)
	—	—	14,108	H	—
Total stockholder’s equity (deficit)	(14,491)	(115,437)	68,672		(61,256)
Total Liabilities and stockholders’ deficit	$42,726	$16,428	$(14,715)		$44,439

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

(in thousands, except share and per share amounts)

	Concord III (Historical)	GCT (Historical)	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Net revenues:
Product	$—	$10,968	$—		$10,968
Service	—	5,060	—		5,060
Total net revenues	—	16,028	—		16,028
Cost of net revenues:
Product	—	7,343	—		7,343
Service	—	1,951	—		1,951
Total cost of net revenues	—	9,294	—		9,294
Gross profit	—	6,734	—		6,734
Operating expenses:
Research and development	—	10,712	—		10,712
Sales and marketing	—	3,188	—		3,188
General and administrative	—	7,392	913	L	8,688
	—	—	383	Q	—
Formation and operating costs	4,868	—	—		4,868
Total operating expenses	4,868	21,292	1,296		27,456
Loss from operations	(4,868)	(14,558)	(1,296)		(20,722)
Other income (expense), net:
Interest income	—	8	—		8
Interest expense	—	(6,246)	3,572	M	(2,674)
Other income (expense), net	—	(1,132)	1,413	N	281
Income from operating Bank Account	4	—	—		4
Income from investments held in trust account	6,795	—	(6,795)	O	—
Recovery of offering costs attribute to warrant liability	373	—	(373)	R	—
Change in fair value of warrant liability and sponsor loans	(2,914)	—	2,343	P	(571)
Total other income (expense), net	4,258	(7,370)	160		(2,952)
Loss before provision for income taxes	(610)	(21,928)	(1,136)		(23,674)
Provision for income taxes	(1,386)	(541)	1,386	O	(541)
Net loss attributable to common shareholders	$(1,996)	$(22,469)	$250		$(24,215)
Share and Net Loss Per Share Information:
Weighted average shares outstanding of New GCT Common Stock - basic and diluted	—	—	—		43,912,971
Basic and diluted net loss per share - New GCT Common Stock	—	—	—		$(0.55)
Weighted average number of shares outstanding (GCT)	—	128,459,102	—		—
Basic and diluted net loss per share (GCT)	—	$(0.17)	—		—
Basic and diluted weighted average shares outstanding of Concord III	22,999,778	—	—		—
Basic and diluted net loss per share of Concord III	$(0.09)	—	—		—

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP and for the pro forma condensed combined financial statements. Under this method of accounting, Concord III, the legal acquirer, is treated as the accounting acquiree for financial reporting purposes, and GCT, the legal acquiree, is treated as the accounting acquirer for financial reporting purposes.

The unaudited pro forma condensed combined financial statements are prepared in accordance with Article 11 of SEC Regulation S-X, as amended January 1, 2021. The historical financial information of Concord III and GCT is presented in accordance with GAAP.

In August 2020, the FASB issued Accounting Standards Update No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. This ASU also removes certain settlement conditions required for equity-linked contracts to qualify for the derivative scope exception, simplifying the diluted earnings per share calculation in certain areas. Concord III has adopted the new guidance in ASU 2020-06, effective on January 1, 2024, prior to the completion of the Business Combination. The unaudited pro forma condensed combined financial information reflects the adoption of ASU 2020-06.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The unaudited pro forma condensed combined financial information has been prepared based on the financial information as of December 31, 2023, and the final amounts will be recorded based on the Closing Date balances and may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the completion of the Business Combination and related transactions are based on currently available information and assumptions and methodologies that Concord III believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments described in the accompanying notes may materially differ from subsequent filings to be made by New GCT if additional information becomes available.

Concord III believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and consolidated financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New GCT. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and notes of Concord III and GCT referenced above. The below pro forma adjustments are tax effected for the periods presented.

2.	Transaction Accounting Adjustments

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2023

(A)

Reflects the reclassification of cash and cash equivalents of $16 thousand to marketable securities and cash held in the Trust Account that would no longer have needed to be withdrawn for future income taxes payable.

(B)

Reflects the liquidation and reclassification of $42.4 million of marketable securities and cash held in the Trust Account to cash and cash equivalents, which became available to satisfy the investor redemption claims of $40.8 million included under adjustment (EE). The remaining amount is available for general use by New GCT.

(C)

Reflects the gross proceeds from the PIPE Financing of $30.2 million subsequent to December 31, 2023, and conversion upon the Business Combination into 4,529,967 shares of New GCT Common Stock, or the PIPE Investors Shares, at a conversion price of $6.67 per share.

(CC)

Reflects the gross proceeds from the CVT Financing of $16.3 million subsequent to December 31, 2023, and conversion upon the Business Combination into 2,004,535 shares of New GCT Common Stock, or the CVT Investors Shares, at a conversion price of $6.67. GCT received $2.0 million in CVT Financing prior to December 31, 2023, and the associated principal is reclassified under adjustment (F). Immediately following the Business Combination, one promissory note with a principal amount of $5.0 million remained outstanding and may be converted into the shares of New CGT prior to maturity.

(D)

Reflects the direct and incremental cash transaction costs incurred by GCT in connection with the Business Combination of approximately $8.9 million for underwriting, financial advisory, legal, accounting, and other fees. These transaction costs are recorded as a reduction to New GCT’s additional paid-in capital.

(DD)

Reflects the direct and incremental cash transaction costs incurred by Concord III of approximately $11.9 million, including $8.4 million paid upon the Closing and an additional $3.5 million for excise taxes and a portion of the underwriter fees payable subsequent to the Closing.

(E)

Reflects the reclassification of the remaining Concord III Class A Common Stock subject to possible redemption to permanent equity and immediate conversion of the remaining shares of Concord III Common Stock into shares of New GCT Common Stock on a one-to-one basis. Separate adjustment (EE) is then presented to reflect the final redemption.

(EE)	Reflects the actual redemptions of 3,766,839 shares of Concord III Class A Common Stock at $10.83 per share with an aggregate redemption amount of $40.8 million.
(F)	Reflects the conversion of the outstanding GCT convertible promissory notes into New GCT Common Stock upon the Business Combination closing.
(G)	Reflects the conversion of CGT common stock into shares of New GCT Common Stock and a true-up to reflect the par value per share of New GCT Common Stock upon the Business Combination closing.
(H)	Reflects the elimination of Concord III’s historical accumulated deficit of $14.1 million.
(I)	Reflects the fair value of the Sponsor Earnout shares as of the Business Combination date, all 1,920,375 will be earned by the Sponsor Parties.
(II)	Reflects the fair value of the GCT Earnout shares as of as of the Business Combination date.
(J)	Reflects the settlement of the expense reimbursement receivable between GCT and Concord III that are part of the single economic entity subsequent to the Closing.
(K)	Reflects the repayment of term loans subsequent to December 31, 2023 and prior to the Business Combination.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2023

(L)	Reflects $0.9 million of stock-based compensation related to the equity-classified Founder Shares that vested upon performance-based vesting conditions upon the Closing.
(M)	Reflects the elimination of interest expense related to the GCT convertible promissory notes, assuming they are converted into the shares of New GCT Common Stock as of January 1, 2023.
(N)	Reflects the elimination of the change in fair value of GCT convertible promissory notes, assuming they are converted into the shares of New GCT Common Stock as of January 1, 2023.
(O)

Reflects the elimination of investment income related to the investments held in the Concord III Trust Account and the elimination of the Concord III provision for income taxes, assuming these funds are redeemed or become available for use by New GCT as of January 1, 2023.

(P)	Reflects the elimination of the change in fair value of the Sponsor Loans of $2.3 million assuming no Sponsor Loans were outstanding during 2023.
(Q)	Reflects the cumulative catch-up of $0.4 million related to stock-based compensation related to 392,135 RSUs of New GCT that become eligible to vest upon the Closing.

(R)	Reflects the elimination of recovery of offering costs that is no longer assumed if the Closing occurs as of January 1, 2023.
3.	Loss per Share

For the unaudited pro forma condensed combined statement of operations, the Business Combination is being reflected as if it had occurred as of January 1, 2023. The weighted average shares outstanding for the pro forma basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related transactions have been outstanding for the entire year ended December 31, 2023.

In November 2023, Concord III and the Sponsor entered into non-redemption agreements with certain holders of Class A Common Stock in exchange for them agreeing not to redeem their shares of Class A Common Stock, and the Sponsor and the holders of Class B Common Stock converted an aggregate of 8,624,999 shares of Class B Common Stock to shares of A Common Stock in accordance with the Existing Certificate of Incorporation (the “Class B Conversion”). Following the Class B Conversion, there was one share of Class B Common Stock outstanding, which is held by the Sponsor. Basic and diluted earnings for each class of Concord III shares are the same and are presented on a combined basis.

The unaudited pro forma condensed combined financial information has been prepared based on the financial information for the year ended December 31, 2023 (in thousands, except share and per share amounts):

Year Ended December 31, 2023
Pro forma net loss	$(24,215)
Basic weighted average shares outstanding	43,912,971
Pro forma net loss per share, basic and diluted	$(0.55)

Weighted average shares outstanding, basic and diluted
Former GCT Investors Shares	30,499,322
PIPE Investors Shares	4,529,967
Sponsor Shares	3,433,892
CVT Investors Shares	2,004,535
NRA Shares	1,781,626
Company Insider Incentive Shares	1,399,107
Concord III Common Stock Shares	174,522
BOD Shares	90,000
Total weighted average shares outstanding, basic and diluted	43,912,971

The following outstanding shares of New GCT Common Stock equivalents outstanding subsequent to the Business Combination were excluded from the computation of pro forma diluted net loss per share because including them would have had an anti-dilutive effect for the year ended December 31, 2023:

Earnout Shares	20,000,000
Concord III Public Warrants	17,250,000
Sponsor Warrants	4,492,650
Company Insider Incentive Warrants	2,087,350
GCT Warrants	2,894,001
Sponsor Earnout Shares	1,920,375
GCT Outstanding Options	668,422
RSUs of New GCT	392,135
Total	49,704,933

While the 1,920,375 Sponsor Earnout Shares are legally issued and outstanding, under the provisions of the Side Letter, they will be further allocated between the Sponsor Parties and Former GCT Investors in 120 days subsequent to the Business Combination. Any Sponsor Earnout Shares that will be retained by the Sponsor Parties remain subject to the market-based vesting requirements and are excluded for both basic and diluted net loss per share calculation.

4.	Earnout Shares and Sponsor Earnout Shares

The Earnout Shares and Sponsor Earnout Shares are recognized at fair value upon the Closing and recorded within the stockholders’ deficit.

The Earnout Shares are contingently issuable if the price of the New GCT Common Stock exceeds certain thresholds or upon certain strategic events. The estimated fair value of the Earnout Shares as of the Closing Date is $108.8 million. The estimated fair value of the Sponsor Earnout Shares as of the Closing Date is $10.4 million.

The estimated fair value of the Earnout Shares and Sponsor Earnout Shares was determined by using a Monte Carlo simulation valuation model using a distribution of potential stock price outcomes on a daily basis over the applicable contingently issuable period. Assumptions used in the preliminary valuation, which are subject to change at the Closing, were as follows:

Current stock price: The March 26, 2024 price of $6.58 per share of Concord III Class A Common Stock was utilized.

Expected volatility: The expected volatility of 75.0% was calculated based on the leverage adjusted third- quartile asset volatility, calculated using a set of Guideline Public Companies (“GPCs”). The GPCs’ range of asset volatility was 29.3% to 123.5%. The equity volatility (standard deviation) was estimated based on an analysis of the historical and implied volatility for GPCs as of March 26, 2024. Volatility for the GPCs was calculated over a lookback period of 5 years, or the longest available data for GPCs whose trading history was shorter than 5 years, commensurate with the longest contractual term of the Earnout Shares and Sponsor Earnout Shares.

Risk-free interest rate: The risk-free interest rate of 4.13% was determined based on the term matched U.S. Constant Maturity treasury yields.

Expected dividend yield: The expected dividend yield is zero, as the pre-combination entities have never declared or paid cash dividends, and New GCT has no current plans to do so during the expected term.

The actual fair values of the Earnout Shares and Sponsor Earnout Shares are subject to change as additional information becomes available and additional analyses are performed, and such changes could be material.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion reflects the business of GCT Semiconductor Inc., as currently embodied by GCT Semiconductor Holding, Inc., after the Closing of the Business Combination. As used in this section, “GCT,” “the Company,” “we,” “us” and “our” generally refer to GCT Semiconductor Inc. prior to the Closing of the Business Combination and GCT Semiconductor Holding, Inc. following the Closing of the Business Combination unless the context specifically indicates otherwise. Certain of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to plans and strategy for GCT Semiconductor Holding, Inc.'s business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section “Risk Factors”, GCT Semiconductor Holding, Inc.’s actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. You should carefully read the section entitled “Risk Factors” to gain an understanding of the important factors that could cause actual results to differ materially from GCT Semiconductor Holding, Inc.’s forward-looking statements. Please also see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Additionally, the following discussion and analysis provides information that GCT’s management believes is relevant to an assessment and understanding of GCT’s consolidated results of operations and financial condition. The discussion should be read together with the audited consolidated financial statements of GCT for the year ended December 31, 2023, and the related notes.

On March 26, 2024, GCT and Concord III consummated the previously announced Merger pursuant to the Business Combination Agreement. This discussion and analysis should also be read together with GCT’s unaudited pro forma condensed combined financial information as of December 31, 2023. See “Unaudited Pro Forma Condensed Combined Financial Information.”

Overview

We are a fabless semiconductor company that specializes in the design, manufacturing and sale of communication semiconductors, including high-speed wireless communication technologies such as 5G/4.75G/4.5G/4G transceivers (“RF”) and modems, which are essential for a wide variety of industrial, B2B and consumer applications. The Company has successfully developed and supplied communication semiconductor chipsets and modules to leading wireless operators worldwide, as well as to original design manufacturers (“ODMs”) and original equipment manufacturers (“OEMs”) for portable wireless routers (e.g., Mobile Router/MiFi), indoor and outdoor fixed wireless routers (e.g., CPE), industrial M2M applications and smartphones.

The Company oversees sales, marketing, and accounting operations from its headquarters in San Jose, California. The Company conducts product design, development, and customer support through its fully owned subsidiaries, GCT Research, Inc. (“GCT R”) and MTH, Inc., both of which are located in South Korea. GCT R serves as the Company’s research and development center. In addition, GCT utilizes separate sales offices for local technical support and sales in Taiwan, China, and Japan.

Our current product portfolio includes RF and modem chipsets based on 4G LTE technology, offering a variety of chipsets differentiated by speed and functionality. These include 4G LTE, 4.5G LTE Advanced (twice the speed of LTE), and 4.75G LTE Advanced-Pro (four times the speed of LTE) chipsets. The Company also develops and sells cellular IoT chipsets for low-speed mobile networks such as eMTC/NB- IOT/Sigfox, and other network protocols.

To date, our operations have been funded primarily through the issuance of redeemable convertible Preferred Stock, convertible promissory notes, borrowings and issuance of Common Stock.

Recent Developments

In April 2024, we entered into a common stock purchase agreement (the “Purchase Agreement”) and a related registration rights agreement (the “Registration Rights Agreement”) with B. Riley Principal Capital II, LLC (“B. Riley Principal Capital II”) to provide for an “equity line of credit”, pursuant to which we have the right, in our sole discretion, to sell to B. Riley Principal Capital II up to $50.0 million in aggregate gross purchase price of shares of our Common Stock, subject to certain limitations contained in the Purchase Agreement, from time to time during the term of 24 months.

The Business Combination

On November 2, 2023, GCT entered into the Business Combination Agreement with Concord III. On March 26, 2024, the Business Combination was consummated, and GCT merged with and into Merger Sub, with GCT surviving as a wholly-owned subsidiary of Concord III. Upon the Closing, Concord III changed its legal name to GCT Semiconductor Holding, Inc., referred to as “GCT” as of the time following such change of name.

The Business Combination is accounted for as a reverse recapitalization, in which GCT is the deemed acquiror for accounting purposes, and the GCT is the successor SEC registrant. As a result, GCT’s consolidated financial statements for historical periods are included in GCT’s future periodic reports filed with the SEC. Under this method of accounting, Concord III is treated as the acquired company for financial reporting purposes.

Upon consummation of the Business Combination, the Company had a balance of cash and cash equivalents of $18.0 million. Total direct and incremental transaction costs of Concord III and Legacy GCT were $22.0 million and treated as a reduction of the cash proceeds with $8.9 million deducted from additional paid-in capital for underwriting, accounting, legal and other fees, and the remaining balance is expensed in the financial reporting incurred.

As a result of the Business Combination, GCT became the successor to a publicly traded company, which requires hiring additional personnel and implementing procedures and processes to comply with public company regulatory requirements and customary practices. Consistent with the election initially made by Concord III, the Company is classified as an emerging growth company (“EGC”), as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”), which was enacted on April 5, 2012. Upon completion of the Business Combination, the Company, as an EGC, receives certain disclosure and regulatory relief provided by the SEC by virtue of the JOBS Act.

Key Factors Affecting Our Performance

We believe that our future success and financial performance depend on a number of factors that present significant opportunities for our business but also pose risks and challenges, including those discussed in the section titled “Risk Factors” of this prospectus.

Commercial Deployment of 4G LTE and 5G Market

Our business depends upon the continued commercial deployment of 4G and 5G wireless communications equipment, products, and services based on GCT’s technology. Deployment of new networks by wireless carriers requires significant capital expenditures well in advance of any revenue from such networks. If the rate of deployment of new networks by wireless carriers is slower than our expectation, this will reduce the sales of its products and could cause OEMs and ODMs to hold excess inventory. This would harm our revenues and our financial results. The worldwide commercial deployment and adoption of the narrow band LTE variants, Cat M and Cat NB, are expected to expand further the markets for Internet of Things devices. If deployments of the Cat M or Cat NB standards are delayed or if competing standards for Internet of Things devices become favored by wireless carriers, we may not be able to successfully increase sales of our Cat M and Cat NB products, which would harm our revenues and financial results.

Development of New Products

The markets in which we and our customers compete or plan to compete are characterized by rapidly changing technologies, industry standards, and technological obsolescence. Our ability to compete successfully depends on our ability to design, develop, market, and support new products and enhancements on a timely and cost-effective basis. A fundamental shift in technologies in any of our target markets, such as the 5G wireless communications markets, could harm our competitive position within these markets. Our failure to anticipate these shifts, develop new technologies, or react to changes in existing technologies could delay our development of new products, which could result in product obsolescence, decreased revenue, and loss of design wins.

The success of our new products will depend on accurate forecasts of long-term market demand, customer and consumer requirements, and future technological developments, as well as a variety of specific implementation factors, including:

●	accurate prediction of the size and growth of the 4G and 5G markets;
●	accurate prediction of the growth of the Internet of Things markets and the timing of commercial availability of 4G and 5G networks;

●	accurate prediction of changes in device manufacturer requirements, technology, industry standards or consumer expectations, demands, and preferences;
●	timely and efficient completion of product design and transfer to manufacturing, assembly and test, and securing sufficient manufacturing capacity to allow us to continue to timely and efficiently deliver products to our customers;
●	market acceptance, adequate consumer demand, and commercial production of the products in which our mobile and wireless broadband semiconductor solutions are incorporated;
●	the quality, performance, and reliability of the product as compared to competing products and technologies;
●	effective marketing, sales, and service; and
●	the ability to obtain licenses to use third-party technology to support the development of our products.

If we fail to introduce new products that meet the demands of our customers or our target markets, or if we fail to penetrate new markets, our revenue will likely decrease over time, and our financial condition could suffer.

Semiconductor and Communications Industry

The semiconductor industry has historically exhibited a pattern of cyclicality, which at various times has included significant downturns in customer demand. Cyclical downturns can result in substantial declines in semiconductor demand, production overcapacity, high inventory levels, and accelerated erosion of average selling prices. Such downturns result from a variety of market forces, including constant and rapid technological change, quick product obsolescence, price erosion, evolving standards, short product life cycles, and wide fluctuations in product supply and demand.

Recently, downturns in the semiconductor industry have been attributed to a variety of factors, including the COVID-19 pandemic, ongoing trade disputes between the United States and China, weakness in demand and pricing for semiconductors across applications, and excess inventory. In addition, since the end of 2022, the semiconductor industry has experienced a downturn due to inventory corrections and reduced consumer demands. These downturns have directly impacted GCT’s business, suppliers, distributors, and end customers. While we expect a gradual recovery of the broader semiconductor markets in the remainder of 2024, there is no guarantee that such recovery will occur or that the extent of recovery will be at a pace as initially anticipated.

Because a significant portion of our expenses are fixed in the near term or is incurred in advance of anticipated sales, we may not be able to reduce our expenses rapidly enough to offset any unanticipated shortfall in revenue. If this situation were to occur, it could adversely affect our operating results, cash flow, and financial condition. In addition, the semiconductor industry has periodically experienced increased demand and production constraints. As a fabless semiconductor company, we rely exclusively on third-party foundries, including certain major semiconductor foundries such as UMC, Samsung and TSMC, for the manufacturing and supplies of its wafers and products. We do not have any formal foundry agreements that guarantee a minimum level of manufacturing capacity. In times of significant increasing demand for capacity, these foundries may experience production shortages and may not allocate sufficient manufacturing capacity to the Company. If this happens, we may not be able to produce sufficient quantities of our products to meet the increased demand. Any disruption in our supply chain can make it more difficult for us to obtain sufficient wafer, assembly, and test resources from our subcontract manufacturers. Any factor adversely affecting the semiconductor industry in general, or the particular segments of the industry that our products target, may adversely affect our ability to generate revenue and impact our operating results.

In addition, a shortage of manufacturing capacity can also impact the product development strategies of our major customers, which may, in turn, affect our business operations. For example, in 2022, the supply shortage caused our largest customer to change its priority on product development from 4G to the next generation of 5G products, which resulted in the reduction of 4G activity and a decline in demand for our products. Our business is expected to increase again with this customer after the launch of 5G products and the recovery of 4G business in 2024 as supply and inventory return to a more normal level.

In the past, the wireless communications industry has experienced pronounced downturns, and these cycles may continue in the future. A future decline in global economic conditions could have adverse, wide-ranging effects on demand for our products and for the products of our customers, particularly wireless communications equipment manufacturers or other members of the wireless industry, such as wireless network operators. Inflation, deflation, and economic recessions that adversely affect the global economy and capital markets also adversely affect our customers and our end consumers. For example, our customers’ ability to purchase or pay for our products and services, obtain financing, and upgrade wireless networks could be adversely affected, which may lead to many networking equipment providers slowing their research and development activities, canceling or delaying new product development, reducing their inventories and taking a cautious approach to acquiring our products, which would have a significant negative impact on our business. If this situation were to occur, it could adversely affect our operating results, cash flow, and financial condition. In the future, any of these trends may also cause our operating results to fluctuate significantly from year to year, which may increase the volatility of our stock price.

Sales of a Substantial Number of Our Securities

As of May 21, 2024, the securities being offered in this prospectus represent 78.4% of the issued and outstanding shares of the Company’s Common Stock. Additionally, Anapass, Inc. and Concord Sponsor Group III LLC are beneficial owners of 17.5% and 17.9%, respectively, of the issued and outstanding Common Stock. Subject to any lockup or other transfer restrictions, the Selling Securityholders, including Anapass, Inc. and Concord Sponsor Group III LLC, will be able to sell all of their shares of Common Stock for so long as the registration statement of which this prospectus forms a part is available for use. The sale of such securities by the Selling Securityholders, including the securities beneficially held by Anapass, Inc. and Concord Sponsor Group III LLC, or the perception that those sales might occur, could increase the volatility of the market price of our Common Stock or result in a decline in the public trading price of Common Stock. A decline in the market price of our securities could both adversely affect securityholders’ ability to sell securities and the Company’s ability to issue additional securities to raise additional capital. See “Risk Factors-Sales of a substantial number of our securities could increase volatility or decrease the price of our securities and adversely affect securityholders’ ability to sell or the Company’s ability to issue additional securities.”

Key Components of Results of Operations

Net Revenues

The timing of revenue recognition and the amount of revenue recognized in each case depends on various factors, including the specific terms of each arrangement and the nature of the underlying performance obligations. Our net revenues are comprised of product and service revenues.

Product Revenues

Product sales are generated from the sale of mobile semiconductor products. Product revenues are recognized at a point in time once control has been transferred to a customer, which is generally at the time of shipment.

Service Revenues

Service revenues are generated from the sale of mobile semiconductor platform solutions aimed at the 4G LTE and 5G industries, development services and technical advice and maintenance services. Service revenues are generally recognized over time as the customer obtains control of the promised services.

Cost of Net Revenues

Our cost of net revenues consists of product and service costs. The cost of product net revenues consists of direct and indirect costs related to the manufacturing of the Company’s products. Direct costs include wafer costs and costs of assembly and testing performed by third-party contract manufacturers. Indirect costs consist of provisions for excess and obsolete inventory, royalties, allocated overhead for employee costs and facility costs, warranty, and the amortization of the Company’s production mask sets and certain intangible assets. Shipping and handling costs incurred for inventory purchases related to the units sold and costs of product shipments are also recorded in the cost of net product revenues. Service costs consist of non-recurring engineering costs for service projects.

Operating Expenses

Research and Development Expenses

Our research and development (“R&D”) expenses consist of costs incurred to develop our products and services. These expenses consist of personnel costs, including salaries, employee benefit costs, and stock-based compensation for employees engaged in R&D activities, software costs, computing costs, hardware and experimental supplies, and expenses for outside engineering consultants. We expense all R&D costs in the periods in which they are incurred.

Sales and Marketing Expenses

Our sales and marketing (“S&M”) expenses consist of employee-related expenses, including salaries, commissions, employee benefits costs, and stock-based compensation for all employees engaged in marketing, sales, and sales support. S&M expenses also include local and centralized advertising costs and the infrastructure required to support our marketing efforts. We expense S&M costs in the reporting period incurred.

General and Administrative Expenses

Our general and administrative (“G&A”) expenses consist of various components not related to R&D or S&M, such as personnel costs, regulatory fees, promotion expenses, costs associated with maintaining and filing intellectual property, meals and entertainment expenses, travel expenses, insurance expenses, and other expenditures related to external professional services including legal, engineering, marketing, human resources, audit, and accounting services. Personnel costs include salaries, benefits, and stock-based compensation expenses. As we continue to grow and expand our workforce and operations, and considering the increased costs associated with operating as a public company, we anticipate that our G&A expenses will increase in the foreseeable future.

Gain on Extinguishment of Liability

Gain on extinguishment of liability relates to the release by a vendor due to a contract termination during the period of amounts payable by us for research and development services received in prior years.

Interest Expense

Interest expense consists of interest and amortization of related debt issuance costs related to our borrowings, convertible promissory notes, and interest on finance lease liabilities.

Other (Expenses) Income, Net

Other (expenses) income, net consists of foreign currency gains and losses, changes in fair value of convertible promissory notes and warrants, gains and losses associated with the redemption of convertible notes, and other miscellaneous (expenses) income.

Provision for Income Taxes

Provision from income taxes primarily consists of income taxes in certain jurisdictions in which we conduct business, which involves estimating current tax exposures as well as making judgments regarding the recoverability of deferred tax assets in each jurisdiction. We have a valuation allowance for deferred tax assets, including net operating loss carryforwards and tax credits related primarily to research and development.

Results of Operations

The following tables set forth GCT’s results of operations for the periods presented. The period-to-period comparison of financial results is not necessarily indicative of future results.

Comparison of the Three-Month Periods Ended March 31, 2024 and 2023

The following table sets forth a summary of our unaudited condensed statements of operations for the three months ended March 31, 2024 and 2023 (in thousands) and the discussion that follows compares the three months ended March 31, 2024 to the three months ended March 31, 2023.

	Three Months Ended March 31,
	2024	2023	$change	% change
Net revenues:
Product	$2,378	$599	$1,779	297%
Service	887	2,463	(1,576)	(64)%
Total net revenues	3,265	3,062	203	7%
Cost of net revenues:
Product	654	978	(324)	(33)%
Service	658	563	95	17%
Total cost of net revenues	1,312	1,541	(229)	(15)%
Gross profit	1,953	1,521	432	28%
Operating expenses:
Research and development	5,521	902	4,619	512%
Sales and marketing	996	836	160	19%
General and administrative	2,836	1,477	1,359	92%
Gain on extinguishment of liability	(14,636)	—	(14,636)	(100)%
Total operating expenses	(5,283)	3,215	(8,498)	(264)%
Income (loss) from operations	7,236	(1,694)	8,930	527%
Interest expense	(2,082)	(935)	(1,147)	(123)%
Other (expense) income, net	(4,338)	1,286	(5,624)	(437)%
Income (loss) before provision for income taxes	816	(1,343)	2,159	(161)%
Provision for income taxes	59	50	9	18%
Net income (loss)	$757	$(1,393)	$2,150	(154)%

Net Revenues

Net revenues increased by $0.2 million, or 7%, to $3.3 million for the three months ended March 31, 2024 from $3.1 million for the three months ended March 31, 2023. The increase was primarily due to an increase of $3.1 million in LTE platform sales and service revenue, and were partially offset by a reduction in LTE sales and service revenue due to customers transitioning from 4G to 5G and the conclusion of several large service projects during the three months ended March 31, 2023.

Product sales increased by $1.8 million, or 297%, to $2.4 million for the three months ended March 31, 2024 from $0.6 million for the three months ended March 31, 2023. The increase was primarily due to a $2.3 million increase in platform product sales, primarily 4.75G and 5G reference development platforms and boards that began being sold in the second quarter of 2023. This increase was partially offset by a $0.5 million decrease in sales of certain of our products, including 4G and 4.5G units.

The reduction in certain of our product sales in 2024 was primarily due to our largest customer changing its priority on product development from 4G to the next generation 5G products during 2023, which resulted in the reduction of 4G activity and decline for demand during the three months ended March 31, 2024. Our net revenues are expected to increase with this customer after we launch our 5G products.

Service revenues decreased by $1.6 million, or 64%, to $0.9 million for the three months ended March 31, 2024 from $2.5 million for the three months ended March 31, 2023. The decrease was primarily due to a $2.4 million reduction in LTE related service revenues due to several large projects nearing completion. This decrease was partially offset mainly by an increase of service revenues related to platform product sales, primarily 4.75G and 5G reference development platforms and boards that began being sold in the second quarter of 2023.

Cost of Net Revenues

Cost of net revenues decreased by $0.2 million, or 15%, to $1.3 million for the three months ended March 31, 2024 from $1.5 million for the three months ended March 31, 2023. The decrease was primarily due to lower sales of LTE units which was partially offset by an increase in sales of the LTE platform.

Product costs decreased by $0.3 million, or 33%, to $0.7 million for the three months ended March 31, 2024 from $1.0 million for the three months ended March 31, 2023. The decrease was primarily driven by a $0.3 million decrease in direct product costs as we sold fewer units and a $0.4 million decrease in royalty related costs. This decrease was partially offset by a $0.3 million increase in direct and indirect costs related to LTE platform sales, which began in the second quarter of 2023.

Service costs increased by $0.1 million, or 17%, to $0.7 million for the three months ended March 31, 2024 from $0.6 million for the three months ended March 31, 2023. The increase was primarily due to an increase of $0.5 million in service costs recognized in relation to new projects, which was partially offset by a $0.4 million decrease in service costs related to projects nearing conclusion.

Our gross margin improved to 60% for the three months ended March 31, 2024 from 50% for the three months ended March 31, 2023 primarily due to the increase in higher margin platforms sales. This change in mix was the primary factor that improved our product gross margin to 72% in 2024 from (63)% in 2023. Our service gross margins fell to 26% in 2024 compared to 77% in 2023 due to increased service costs related to new projects.

Research and Development Expenses

Research and development expenses increased by $4.6 million, or 512%, to $5.5 million for the three months ended March 31, 2024 from $0.9 million for the three months ended March 31, 2023. This increase was primarily due to a $2.4 million increase in research and development expenses mainly related to services provided by Alpha to design 5G chip products, $1.1 increase in expensed intellectual property (“IP”) costs related to services provided by Alpha to design 5G chip products, $0.7 million increase in expensed IP costs related to our LTE platform for which sales began in the second quarter of 2023 and a $0.4 million increase in R&D personnel costs due to our heavier focus on research and development activities as sales of our LTE platform continued to increase.

Sales and Marketing Expenses

Sales and marketing expenses increased by $0.2 million, or 19%, to $1.0 million for the three months ended March 31, 2024 from $0.8 million for the three months ended March 31, 2023. The $0.2 million increase was primarily due to several immaterial increases in various costs for the three months ended March 31, 2024.

General and Administrative Expenses

General and administrative expenses increased by $1.4 million, or 92%, to $2.8 million for the three months ended March 31, 2024 from $1.5 million for the three months ended March 31, 2023. The increase was primarily due to a $1.0 million increase in stock-based compensation related to the vesting of equity awards after performance conditions were met on the closure of the merger and a $0.2 million increase in other expenses related to debt fees.

Gain on Extinguishment of Liability

Gain on extinguishment of liability was $14.6 million for the three months ended March 31, 2024 due to the release by a vendor in the three months ended March 31, 2024 of amounts payable by us for research and development services received in prior years. There was no similar transaction that took place during the three months ended March 31, 2023.

Interest Expense

Interest expense increased by $1.1 million, or 123%, to $2.1 million for the three months ended March 31, 2024 from $0.9 million for the three months ended March 31, 2023. The increase of $1.1 million was primarily due to new debt acquired during the fourth quarter of 2023 and the first quarter of 2024 as well as interest rate increases in the first quarter of 2024 for existing debt agreements.

Other (Expenses) Income, Net

Other (expenses) income, net decreased by $5.6 million, or 437%, to $4.3 million other expenses, net for the three months ended March 31, 2024 from $1.3 million other income, net for the three months ended March 31, 2023. The $5.6 million decrease was primarily due to the loss in the fair value remeasurement of our warrants and convertible promissory notes recognized during the three months ended March 31, 2024.

Comparison of the Years Ended December 31, 2023 and 2022

The following table sets forth our historical results for the periods indicated and the changes between periods (in thousands):

	Year Ended December 31,
	2023	2022	$- change	%- change
Net revenues:
Product	$10,968	$12,977	$(2,009)	(15)%
Service	5,060	3,692	1,368	37%
Total net revenues	16,028	16,669	(641)	(4)%
Cost of net revenues:
Product	7,343	10,250	(2,907)	(28)%
Service	1,951	1,366	585	43%
Total cost of net revenues	9,294	11,616	(2,322)	(20)%
Gross profit	6,734	5,053	1,681	33%
Operating expenses:
Research and development	10,712	17,385	(6,673)	(38)%
Sales and marketing	3,188	2,836	352	12%
General and administrative	7,392	7,585	(193)	(3)%
Total operating expenses	21,292	27,806	(6,514)	(23)%
Loss from operations	(14,558)	(22,753)	8,195	(36)%
Interest income	8	4	4	100%
Interest expense	(6,246)	(3,364)	(2,882)	86%
Other (expenses) income, net	(1,132)	(178)	(954)	536%
Loss before provision for income taxes	(21,928)	(26,291)	4,363	(17)%
Provision for income taxes	541	121	420	347%
Net loss	$(22,469)	$(26,412)	$3,943	(15)%

Net Revenues

Net revenues decreased by $0.6 million, or 4%, for the year ended December 31, 2023 compared to the year ended December 31, 2022. This change included a net decrease of $2.0 million in product sales offset by an increase of $1.4 million in service revenues.

A decrease in product sales of $2.0 million relates to a $7.8 million reduction in sales of our products, including 4G and 4.5G units. This reduction was partially offset by a $5.1 million increase in platform product sales, primarily 4.75G and 5G reference development platforms and boards, and further offset by a $0.9 million decrease in sales return reserve due to lower estimated sales returns.

The reduction in product sales in 2023 was primarily due to customer supply shortages and channel inventory corrections in the semiconductor market as the impact of COVID-19 pandemic gradually subsided. This supply shortage caused our largest customer from 2022 to change its priority on product development from 4G to the next generation 5G products, which resulted in the reduction of 4G activity and decline for demand of our products. Our business is expected to increase again with this customer after we launch our 5G products and the recovery of our 4G business in 2024 as supply and inventory return to more normal level.

Service revenues increased by $1.4 million as several new projects were initiated in the fourth quarter of 2023.

Cost of Net Revenues

The cost of net revenues decreased by $2.3 million, or 20%, for the year ended December 31, 2023 compared to the year ended December 31, 2022. This change included a net decrease of $2.9 million in product costs and a net increase of $0.6 million in service costs.

The $2.9 million decrease in product costs was primarily driven by a $3.6 million decrease in direct product costs as we sold fewer units. This decrease was partially offset by a $0.7 million increase in other indirect costs and royalties payable.

Service costs increased by $0.6 million, or 43%, in 2023 compared to 2022 due to the newly initiated projects.

Our gross margin improved from 30% in 2022 to 42% in 2023, primarily due to the increase in the percentage of higher margin platforms in our product sales and the increase in service revenue as a percentage of total revenue. This change in mix was the primary factor that improved our product gross margin to 33% in 2023 from 21% in 2022. Our service gross margins remained comparable at 61% in 2023 compared to 63% in 2022.

Research and Development Expenses

R&D expenses decreased by $6.7 million, or 38%, for the year ended December 31, 2023 compared to the year ended December 31, 2022. The decrease in research and development costs included a $6.9 million reduction in the scope of our R&D engineering service expenses driven by our liquidity constraints in 2023, offset by a $0.2 million increase in other costs.

Sales and Marketing Expenses

S&M expenses increased by $0.4 million, or 12%, for the year ended December 31, 2023 compared to the year ended December 31, 2022. The $0.4 million increase is primarily attributable to an increase in overall personnel costs in 2023.

General and Administrative Expenses

G&A expenses decreased by $0.2 million, or 3%, for the year ended December 31, 2023 compared to the year ended December 31, 2022. The decrease was primarily due to the reduction in professional services costs related to consulting services and other personnel costs.

Interest Expense

Interest expense increased by $2.9 million, or 86%, for the year ended December 31, 2023 compared to the year ended December 31, 2022. This increase was primarily due to amendments of GCT’s outstanding debt and new debt arrangements executed with higher interest rates during 2023.

Other (Expenses) Income, net

Other (expenses) income, net related to other expenses of $1.1 million for the year ended December 31, 2023 and included a $1.4 million gain from the fair value measurement of our convertible promissory notes offset by a $0.3 million net loss from foreign currency transactions.

Other (expenses) income, net related to other expenses of $0.2 million for the year ended December 31, 2022 included a $0.4 million loss from the fair value measurement of our convertible promissory notes partially offset by a $0.2 million net gain from foreign currency transactions.

Provision for Income Taxes

Provision for income taxes increased by $0.4 million, or 347%, for the year ended December 31, 2023 as compared to the year ended December 31, 2022. The change was primarily driven by an increase in the estimated income taxes payable with respect to our foreign operations.

Liquidity, Going Concern, and Capital Resources

Since inception, we have financed our operations primarily through cash receipts from customers, the issuance of convertible promissory notes, borrowings, issuance of capital stock and the exercise of stock options.

Except for the three months ended March 31, 2024, we have incurred and expect that we will continue to incur significant operating losses. For the three months ended March 31, 2024 and 2023, we had a net income of $0.8 million and a net loss of $1.4 million, respectively. For the three months ended March 31, 2024 and 2023, we had cash used in operating activities of $14.4 million and $1.5 million, respectively. As of March 31, 2024, we had an accumulated deficit of $548.9 million.

Our condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary if we are unable to obtain adequate financing in the future.

We received $17.2 million in cash proceeds from the reverse recapitalization and PIPE Financing (as defined below), net of transaction costs. As a result of the cash proceeds received in connection with the Business Combination and other capital resources available to us, including sales of our products and services and the Purchase Agreement, we believe we have sufficient cash to fund our operations for at least the next 12 months.

In addition, we have outstanding convertible promissory notes and borrowings as of March 31, 2024 for a total principal amount of $50.5 million, of which $45.5 million is contractually due within 12 months of the balance sheet date.

While a portion of the cash proceeds received in connection with the Business Combination was expended to support our 5G activity and fund other operational expenses, management expects that further and significant ongoing operating expenditures will be necessary to successfully implement our business plan and market our products. With the start of manufacturing, shipments and commercialization of our first 5G chipset expected during 2024, we anticipate significant related expenditures in the form of production-related costs, including mask sets, wafers, and design service fees, and most such costs will be incurred prior to the commencement of manufacturing and production. If we do not have sufficient funds to make such payments, or if we cannot extend the terms of our existing commercial loans or to raise additional capital, the payments can be delayed, which may adversely affect our business operations and financial performance. For a more detailed description of such risks, please see the section entitled “Risk Factors”  in this prospectus.

We intend to mitigate the risk of any working capital deficit by continuing to seek and execute appropriate actions to secure funding as a publicly traded company, including extension and refinancing of existing loans, securing equity line of credit, and public or private equity offerings, debt financings, and other means. We have historically been able to raise capital through the issuance and sale of equity and equity-linked instruments, such as redeemable convertible preferred stock, convertible promissory notes, and borrowings, although no assurance can be provided that we would continue to be successful in doing so in the future.

We expect to use such additional liquidity and the cash and cash equivalents available to us after the Closing to finance the following activities:

●	Cost of mass production of 5G and other products, including masks, wafers and design house fees;
●	Acquisition of intellectual property (“IP”) and tool enhancement to develop next generation of product;
●	Hiring of additional personnel in engineering and sales and marketing functions; and
●	Improvement of engineering equipment.

While we believe that we have a reasonable basis for our expectation and we will be available to raise additional funds, we cannot provide assurance that we will be able to complete additional financing in a timely manner. Should we enter into definitive collaboration and/or joint venture agreements or engage in business combinations in the future, we may be required to seek additional financing. In addition, if we decide to raise capital by issuing additional equity securities, it may result in dilution of equity ownership of our existing stockholders.  If we decide to enter into loan agreements or other debt financing transactions, such arrangements may include restrictive covenants limit our ability to engage in business activities.

Equity Line of Credit

On April 23, 2024, the Company entered into a Purchase Agreement and Registration Rights Agreement with B. Riley Principal Capital II. Upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement, the Company will have the right, in its sole discretion, to sell to B. Riley Principal Capital II up to $50.0 million in aggregate gross purchase price of newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to certain limitations contained in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of Common Stock by the Company to B. Riley Principal Capital II pursuant to the Purchase Agreement, and the timing of any such sales, are solely at the option of the Company, and the Company is under no obligation to sell any securities to B. Riley Principal Capital II under the Purchase Agreement.

Upon the initial satisfaction of each of the conditions to B. Riley Principal Capital II’s purchase obligation set forth in the Purchase Agreement, including that a registration statement is declared effective by the Securities and Exchange Commission that registers under the Securities Act of 1933, as amended, the resale by B. Riley Principal Capital II of shares of Common Stock issued to it by the Company under the Purchase Agreement, the Company will have the right, over a period of up to 24 months thereafter, to direct B. Riley Principal Capital II to purchase a specified number of shares of Common Stock, not to exceed certain limitations as set forth in the Purchase Agreement, by timely delivering an irrevocable written notice to B. Riley Principal Capital II on any trading day, subject to the conditions set forth in the Purchase Agreement. The per share purchase price that B. Riley Principal Capital II is required to pay for shares of Common Stock in a purchase pursuant to the Purchase Agreement, if any, will be determined by reference to the volume weighted average price of the Common Stock, calculated in accordance with the Purchase Agreement. The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. Our ability to raise funds under the Purchase Agreement will depend on various factors, including the trading volume and price of shares of common stock and other regulatory restriction, and there is no guarantee that we will be able to raise sufficient capital under the Purchase Agreement, in which case we may need to pursue alternative financing options.

Cash Flows

Cash flow Comparison for the Three Months ended March 31, 2024 and 2023

The following table summarizes our cash flows for the periods indicated (in thousands):

	Three Months Ended March 31,
	2024	2023
Cash used in operating activities	$(14,413)	$(1,480)
Cash used in investing activities	—	(118)
Cash provided by financing activities	30,274	552
Effect of exchange rate changes on cash	3	(52)
Net increase (decrease) in cash	$15,864	$(1,098)

Operating Activities

Cash used in operating activities of $14.4 million during the three months ended March 31, 2024 was primarily attributable to our net income of $0.8 million, partially offset by $7.0 million in non-cash adjustments and a $8.2 million change in our operating assets and liabilities. Non-cash adjustments consisted primarily of $14.6 million gain from the extinguishment of a liability, partially offset by $4.6 million loss from the change in fair value of warrant liabilities, $1.2 million loss from the change in fair value of convertible promissory notes, , $1.2 million in stock-based compensation, $0.2 million in depreciation and amortization charges, $0.2 million in operating lease right-of-use amortization, and $0.2 million in provision for credit losses. The change in our operating assets and liabilities primarily resulted from a decrease of $4.1 million in our accounts payable, accrued and other current liabilities and other liabilities due to the payment of costs incurred related to our Business Combination, an increase of $2.3 million in our prepaid expenses and other current assets related to timing of payments for inventory and manufacturing of wafers, an increase of $0.9 million in our contract assets due to unbilled services provided under certain projects, an increase of $0.5 million in our accounts receivable primarily due to slower collections from certain customers, an increase of $0.3 million in our inventory due to lower sales, and a decrease of $0.2 million in our lease liabilities.

Cash used in operating activities of $1.5 million during the three months ended March 31, 2023 was primarily attributable to our net loss of $1.4 million and $0.2 million in non-cash adjustments, partially offset by a $0.1 million change in our operating assets and liabilities. Non-cash adjustments consisted primarily of $0.5 million gain in foreign currency transactions, partially offset by $0.2 million in depreciation and amortization, $0.2 million operating lease right-of-use amortization, and $0.1 million in provision for credit losses. The change in our operating assets and liabilities primarily resulted from a decrease of $2.1 million in our accounts receivable corresponding to lower revenues, and an increase of $0.8 million in our accounts payable, accrued and other current liabilities and other liabilities related to the timing of payments, partially offset by an increase of $1.8 million in our contract assets due to unbilled services provided under certain projects, an increase of $0.7 million in inventory due to lower sales, and a decrease of $0.7 million in our contract liabilities due to the provision of our services under certain projects.

Investing Activities

There was no activity related to investing activities during the three months ended March 31, 2024.

Cash used in investing activities of $0.1 million during the three months ended March 31, 2023 related to the purchases of property and equipment.

Financing Activities

Cash provided by financing activities of $30.3 million during the three months ended March 31, 2024 consisted of $17.2 million from proceeds received from the reverse recapitalization and PIPE Financing, net of transaction costs, $16.3 million in proceeds from the issuance of convertible promissory notes, partially offset by $3.2 million repayment of our bank borrowings.

Cash provided by financing activities of $0.6 million during the three months ended March 31, 2023 primarily related to proceeds from bank borrowings.

Cash flow Comparison for the Year Ended December 31, 2023 and 2022

The following table summarizes our cash flows for the periods indicated (in thousands):

	Year Ended December 31,
	2023	2022
Cash used in operating activities	$(8,827)	$(18,087)
Cash used in investing activities	(331)	(903)
Cash provided by financing activities	8,149	19,273
Effect of exchange rate changes on cash	(131)	(136)
Net increase (decrease) in cash	$(1,140)	$147

Operating Activities

Cash used in operating activities of $8.8 million during the year ended December 31, 2023, was primarily attributable to our net loss of $22.5 million, partially offset by $4.4 million in non-cash adjustments and a $9.3 million net cash inflow due to changes in our operating assets and liabilities. Non-cash adjustments consisted primarily of $1.4 million in losses from the fair value of convertible promissory notes, $1.1 million increase in the provision for credit losses, $1.1 million in depreciation and amortization charges, and $0.7 million in operating lease right-of-use amortization.

Cash used in operating activities of $18.1 million during the year ended December 31, 2022 was primarily attributable to our net loss of $26.4 million, partially offset by $2.6 million in non-cash adjustments and a $5.7 million net cash inflow due to changes in our operating assets and liabilities. Non-cash adjustments consisted primarily of $0.8 million in operating lease right-of-use amortization, $0.8 million in depreciation and amortization, $0.5 million increase in the provision for doubtful accounts, and $0.5 million in losses from the change in fair value of convertible promissory notes.

Investing Activities

Cash used in investing activities of $0.3 million during the year ended December 31, 2023 was related to our purchases of property and equipment.

Cash used in investing activities of $0.9 million during the year ended December 31, 2022 consisted of $0.6 million for the purchases of property and equipment and $0.3 million for the purchases of intangibles.

Financing Activities

Cash provided by financing activities of $8.1 million during the year ended December 31, 2023 consisted of proceeds from bank borrowings of $8.1 million and convertible promissory notes of $2.0 million. These proceeds were partially offset by the outflows from repayment of our debt instruments, including bank borrowings of $1.5 million and convertible promissory notes of $0.5 million.

Cash provided by financing activities of $19.3 million during the year ended December 31, 2022 consisted of proceeds from bank borrowings of $13.4 million and the issuance of convertible promissory notes of $9.0 million. These proceeds were partially offset by the outflows from repayment of our debt instruments, including bank borrowings of $2.0 million and convertible promissory notes of $1.2 million.

Commitments and Contractual Obligations

We have material commitments and contractual obligations including leases, purchase commitments, and research and development agreements. We have various operating leases, under which we lease office equipment and office space. The operating leases have various expiration dates through 2026.

We have certain commitments for outstanding purchase orders related to the manufacture of certain wafers utilized by the Company and other services, and we have entered into a material research and development agreement. See Note 8, to our unaudited condensed consolidated financial statements included in herein for more information regarding our additional commitments and contractual obligations.

We have certain debt agreements in place related to convertible promissory notes and borrowings. See Note 7, to our unaudited condensed consolidated financial statements included in herein for more information regarding our debt arrangements.

Critical Accounting Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our unaudited condensed consolidated financial statements and consolidated financial statements and the related notes thereto included herein are prepared in accordance with accounting principles generally accepted in the US. The preparation of our condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts and related disclosures in our condensed consolidated financial statements and consolidated financial statements and the related notes thereto. We base our estimates on historical experience and various other factors that we believe to be reasonable under the circumstances, which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions due to the inherent uncertainty involved in making those estimates, and any such differences may be material.

There have been no material changes to our critical accounting estimates from those described under in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Significant Judgements and Estimates disclosed in our Form 8 K filing with the SEC on April 1, 2024,  except that from the Closing we have certain contracts in our own equity that are subject to liability classification and remeasurement each reporting period.

Revenue Recognition

Our revenues are generated by the sale of mobile semiconductor solutions consisting of products and platform solutions aimed at the LTE and 5G industries, development services, and technical advice and maintenance services.

The timing of revenue recognition and the amount of revenue recognized in each case depends on various factors, including the specific terms of each arrangement and the nature of the underlying performance obligations. Revenues from sales of our products are recognized upon transfer of control to the customer, which is generally at the time of shipment. Service revenues from development services, technical advice, and maintenance services are generally recognized over time as these performance obligations are satisfied.

We make estimates of potential future returns and sales allowances related to current period product revenue. We analyze historical return rates and changes in customer demand when evaluating the adequacy of returns and sales allowances. Although we believe we have a reasonable basis for our estimates, such estimates may differ from actual returns and sales allowances. These differences may materially impact reported net product revenues and amounts ultimately collected on accounts receivable.

Provision for Credit Losses

Accounts receivable balances are primarily derived from revenues earned from customers located in the United States, China, Korea, Japan, and Taiwan. We perform ongoing credit evaluations of the financial conditions of our customers and distributors, and generally do not require collateral from our customers. We continuously monitor collections and payments from customers and maintain a provision for credit losses based upon the collectability of our customer accounts. We review the provision by considering certain factors such as historical experience, industry data, credit quality, age of balances and current economic conditions that may affect a customer’s ability to pay. Uncollectible receivables are written off when all efforts to collect have been exhausted and recoveries are recognized when they are recovered. While such credit losses have historically been minimal, within our expectations and the provisions established, we cannot guarantee that we will continue to experience the same credit loss rates that we had in the past. A significant change in the liquidity or financial position of any of our significant customers could have a material adverse effect on the collectability of our accounts receivable and our future operating results.

Fair Value of Convertible Promissory Notes

We have made an election to account for our convertible promissory notes under the fair value option, the convertible promissory notes are recorded at their initial fair value on the date of issuance and then are adjusted to fair value upon any modification and at each balance sheet date thereafter. Changes in the estimated fair value of the convertible promissory notes are recognized as non-cash gains or losses in the condensed consolidated statements of operations within other (expenses) income, net.

Our convertible promissory notes are valued using a discounted cash flow (“DCF”) model or binomial lattice model (“BLM”) and prior to the Business Combination were valued using a combination of an option pricing model and Probability-Weighted Expected Return Method (“PWERM”), which are considered to be Level 3 fair value measurements. Significant assumptions used in the DCF include the remaining term and discount rate. Significant assumptions used in the BLM include volatility, remaining term, risk-free rate, and credit spread. The PWERM is a scenario-based methodology that estimates the fair value based using an analysis of future values for the Company that assumes various outcomes. The value is based on the probability-weighted present value of expected future investment returns considering each of the possible outcomes available. The future value under each outcome is discounted back to the valuation date at an appropriate risk-adjusted discount rate and probability-weighted to arrive at an indication of value. Significant assumptions used in determining the fair value of convertible promissory notes include volatility, discount rate, and the probability of a future liquidity event.

Contracts in Own Equity – Fair Value of Warrants

We classify contracts in equity, including warrants to purchase shares of the Company’s common stock, that do not meet the indexation guidance as liabilities. At the end of each reporting period, these liability-classified instruments are remeasured using an option pricing model or BLM. Significant assumptions are used in determining the fair value of our warrants and include volatility and the risk-free rate.

Recent Accounting Pronouncements

See Note 2 to our condensed consolidated financial statements included herein for more information about recent accounting pronouncements, the timing of their adoption, and our assessment, to the extent we have made one yet, of their potential impact on our financial condition and results of operations.

JOBS Act Accounting Smaller Reporting Company Elections

We are an “emerging growth company,” as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until those standards apply to private companies.

We have elected to use this extended transition period for complying with certain new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our condensed consolidated financial statements may or may not be comparable to companies that comply with new or revised accounting pronouncements as of public companies’ effective dates.

We are also a “smaller reporting company,” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company.

We have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies, and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non- affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to certain market risks as part of our ongoing business operations, including risks from changes in interest rates on debt obligations and foreign currency exchange rates that could impact our financial condition, results of operations and cash flows. We manage our exposure to these and other market risks through regular operating and financing activities.

Interest Rate Risk

Our exposure to market risk for changes in interest rates relates primarily to our debt obligations. Our long-term debt is carried at fair value, and fluctuations in interest rates may impact our consolidated financial statements. The fair value of our long-term debt, which pays interest at a fixed rate, will generally fluctuate with movements of interest rates, increasing in periods of declining rates of interest and declining in periods of increasing rates of interest.

Foreign Currency Exchange Risk

We maintain business operations in foreign countries, most significantly in China, Taiwan, Korea, Japan and Singapore. Additionally, a portion of our business is conducted outside of the U.S. through subsidiaries with functional currencies other than the U.S. dollar, most notably including the Chinese Yuan, New Taiwan Dollar, South Korean Won, Japanese Yen, and Singapore Dollar.

As a result, we face exposure to adverse movements in currency exchange rates as the financial results of our international operations are translated from local currency into U.S. dollars upon consolidation. The resulting translation adjustments are recorded as a component of accumulated other comprehensive (loss) income in the stockholders’ equity section of the consolidated balance sheets. Net sales and expenses in our foreign operations’ foreign currencies are translated into varying amounts of U.S. dollars depending upon whether the U.S. dollar weakens or strengthens against other currencies. Therefore, changes in exchange rates may either positively or negatively affect our net sales and expenses from foreign operations as expressed in U.S. dollars. Additionally, foreign exchange rate fluctuations on transactions denominated in currencies other than the functional currency result in gains or losses that are reflected in our consolidated statements of operations within other (expense) income, net. Our foreign operations are subject to the same risks present when conducting business internationally, including, but not limited to, changes in economic conditions and geopolitical climate, differing tax structures, foreign exchange rate volatility, and other regulations and restrictions.

BUSINESS

The following discussion reflects the business of GCT Semiconductor Inc., as currently embodied by GCT Semiconductor Holding, Inc., after the Closing. As used in this section, “GCT,”“we,”“us” and “our” generally refer to GCT Semiconductor Inc. prior to the Closing and GCT Semiconductor Holding, Inc. following the Closing unless the context specifically indicates otherwise. Some of the information contained in this section or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties.

Company Overview

GCT was founded in Silicon Valley, California in 1998 and is a fabless semiconductor company that specializes in the design, manufacturing and sale of communication semiconductors, including high-speed wireless communication technologies such as RF and modems, which are essential for a wide variety of industrial, B2B and consumer applications. We have successfully developed and supplied communication semiconductor chipsets and modules to leading wireless operators worldwide, as well as to ODMs and OEMs for portable wireless routers (e.g., Mobile Router/MiFi), indoor and outdoor fixed wireless routers (e.g., CPE), industrial M2M applications and smartphones.

We oversee sales, marketing and accounting operations from our headquarters in San Jose, California. The Company conducts product design, development and customer support through our fully owned subsidiaries, GCT R and MTH, Inc., both of which are located in South Korea. GCT R. serves as our research and development center. In addition, we utilize separate sales offices for local technical support and sales in Taiwan, China, and Japan.

Our current product portfolio includes RF and modem chipsets based on 4G LTE technology, offering a variety of chipsets differentiated by speed and functionality. These include 4G LTE, 4.5G LTE Advanced (twice the speed of LTE) and 4.75G LTE Advanced-Pro (four times the speed of LTE) chipsets. We also develop and sell cellular IoT chipsets for low-speed mobile networks such as eMTC/NB-IOT/Sigfox, and other network protocols.

Notably, we leverage our proprietary knowledge and patents, which have been proven in 4G products to employ up to eight receiving antennas in sub-6GHz wireless bands, extending the receive-coverage and throughput by more than two times compared to the case of using two or four receiving antennas. We also employ up to four transmitting antennas, enhancing the transmission coverage and throughput compared to using only one or two transmission antennas. Several top tier wireless operators have engaged the Company as a result of this unique technology. Building on this competitive advantage, we are currently developing RF and modem chipsets based on 5G NR, which is at the core of the next-generation mobile communication technology.

5G technology provides speeds up to ten times faster than traditional 4G LTE communication, significantly reduces latency and supports essential capabilities for the Fourth Industrial Revolution, such as high-speed, low-latency, and highly reliable and cost-effective internet connections for technologies like artificial intelligence, autonomous driving and the metaverse. Therefore, 5G communication semiconductors are considered a crucial and indispensable technology for the Fourth Industrial Revolution, particularly for enabling the metaverse, where social, economic and cultural activities take place in virtual environments.

Our 5G chipsets, in particular, leverage the advantages of our proven patented technology which significantly improves performance through the use of multiple antennas for both transmission and reception. This makes them highly suitable for 5G-based ultra-high-speed wireless internet services, such as FWA. 5G-based ultra-high-speed wireless internet offers cost-effective, high-speed internet services with a short latency time, enabling a new class of internet services and media offerings delivered over-the-air rather than via physical networks built on fiber, coax or legacy copper technologies. This positions our 5G chipsets as a promising solution for mobile operators to establish a foothold in next-generation services and to compete effectively against cable management services organizations (“MSOs”) and other network players.

Even as more and more applications are deployed on 5G networks, we nonetheless anticipate continued demand for our existing 4G LTE product lineup (4.75G/4.5G/4G, etc.) for the foreseeable future, as 4G products are expected to coexist in the market with 5G products at lower price points for some time in the same way that 3G (as defined below) products coexisted with 4G products when 4G networks were first deployed. We expect introduction of the 5G NR products beginning in the second half of 2024. Also, we expect the average sales prices for our 5G chipset to be approximately four times that of our 4G chipset, resulting in a significant inflection in revenue and gross margins. We plan to continuously expand our product lineup to support 5G chipsets for future applications such as vehicle-to-everything standard (e.g., C-V2X), 5G-based satellite communication (e.g., Non-Terrestrial Network) and 5G-based IoT standard (e.g., RedCap). Our current chipset products are widely used in various applications, including fixed wireless subscriber terminals (e.g., CPE), mobile wireless routers (e.g., Mobile Router/MiFi), various communication modules and devices, and industrial products.

Evolution of Wireless Technologies

As the demand for mobile communication has evolved from voice-centric to data-centric, technology has continuously evolved. The 1st generation (“1G”) analog cellular system introduced the concept of the cell to facilitate frequency reuse. Due to the limitations of analog technology, the rapidly growing demand for mobile phones led to the transition to 2nd generation (“2G”) digital communication systems. Notable 2G digital mobile phone systems include Global System for Mobile Communication (“GSM”) using Time Division Multiple Access (“TDMA”) and Code Division Multiple Access (“CDMA”). GSM was adopted in Europe, while CDMA was adopted in the United States, Korea, and other regions.

2G had limitations due to the broad mixture of technologies and differences in frequency bands, making international roaming difficult and providing limited multimedia services due to low transmission speeds. The need to unify wireless transmission technologies for international roaming services and more led to the development of 3rd generation (“3G”) mobile communication, such as IMT-2000, W-CDMA, and CDMA2000. 3G not only provided voice and low-speed data like 2G but also supported multimedia services, including video. Up until the adoption of 3G, there was significant demand for circuit-switched services, but as the internet became widespread, the demand for packet services also grew. This led to technological advancements with 3G, resulting in technologies like Evolution-Data Only (“EV-DO”) and High Speed Packet Access (“HSPA”).

Generation	System	Multiple access technology	Peak user data rate
1G	AMPS	FDMA	—
2G	IS-95	CDMA	9600bps
	GSM	TDMA	0.104Mbps
3G	W-CDMA	W-CDMA	0.384Mbps
	CDMA2000	CDMA	0.153Mbps
3.5G	EV-DO	CDMA/TDMA	3.072Mbps
	HSPA	W-CDMA	14.4Mbps
4G	LTE	DL: OFDMA UL: SC-FDMA	DL: 100Mbps UL: 50Mbps
	WiMAX	OFDMA	DL: 128Mbps UL: 56Mbps
	LTE-A	DL: OFDMA UL: SC-FDMA	DL: 1Gbps UL: 500Mbps
5G	NR	OFDMA	Up-to 10Gbps

The increased demand for wireless data services after 3G led to the development of 4G technology, known as LTE. While Worldwide Interoperability for Microwave Access (“WiMAX”) was another 4G technology, the market eventually consolidated around LTE. LTE was defined by the 3GPP, which established the Rel-8/9 standards. LTE later evolved into LTE-Advanced (“LTE-A”) and 3Band LTE-A, including standards like Rel-10 and beyond, which introduced technologies like Carrier Aggregation (“CA”), Coordinated Multi-Point (“CoMP”), relaying, and Multi-Input Multi-Output (“MIMO”).

4G Technology	Features	Carrier Bandwidth	Downlink peak throughput
LTE (4G : CAT3)	Technology that is approximately 5 times faster for downloads and about 7 times faster for uploads than traditional WCDMA	10MHz	75Mbps
Wideband LTE (4G : CAT4)	Mobile communication services that are twice as fast as LTE, utilizing a 20MHz wideband LTE frequency	20MHz	150Mbps
Wideband LTE-A (4.5G : CAT6)	Mobile communication services that utilize CA (Carrier Aggregation) technology by combining a 20MHz wideband LTE frequency with a 10MHz LTE frequency	30MHz (20+10MHz)	225Mbps
4x4MIMO LTE-A (4.5G : CAT5)	Mobile communication services that use 4x4 MIMO (Multiple Input Multiple Output) with 4 antennas to double the speed on a 20MHz wideband LTE frequency	20MHz	300Mbps
3Band LTE-A (4.75G : CAT12)	Mobile communication services that utilize CA technology to use a 40MHz LTE frequency.	60MHz (20+20+20MHz)	600Mbps

5G communication evolved from 4G as a communication technology needed for the “Hyper-Connected Revolution” of the Fourth Industrial Revolution, where various industry technologies converge. The Fourth Industrial Revolution represents the convergence of ICT-based technologies and advanced digital technologies, like artificial intelligence, robotics, virtual reality, augmented reality, 3D printing, biotechnology and quantum computing, among others. This technology convergence creates a new era where “people + places + objects + products” are interconnected based on artificial intelligence. 5G is an essential communication technology that enables the Fourth Industrial Revolution and related technology convergence by realizing ultra-fast wireless communication (eMBB: enhanced Mobile Broadband), ultra-low latency reliable communication (URLLC: Ultra Reliable Low Latency Communication), and massive machine-type communication for hyper-connected objects (mMTC: massive machine type communication).

5G Technology	Features	Carrier Bandwidth	Downlink peak throughput
Sub-6Ghz (FR1) NR	5G that support frequency bands ranging from 400MHz to 6GHz, offering over 4 times faster response processing than LTE and more than twice the frequency bandwidth	100MHz	2.3Gbps
mmWave(FR2) NR	5G that utilize millimeter-wave frequency bands of 24GHz, 28GHz, and 39GHz, providing over 8 times faster response processing than LTE and supporting over 8 times wider frequency bandwidth	800MHz (8 x 100MHz)	6.5Gbps
EN-DC (NSA)	5G that transmit data combining both 4G LTE and 5G NR, aggregating them to increase transmission speed and address initial 5G network coverage issues	4G LTE band + 5G FR1 100MHz or 5G FR2 800MHz	3Gbps (FR1) 7Gbps (FR2)
FR1 NR SA	5G standalone mode mobile communication services in the Sub-6GHz frequency band without 4G LTE	200MHz (100 + 100MHz)	4.6Gbps
FR1+FR2 NR-DC	5G standalone mode dual-connectivity mobile communication services that connect Sub-6GHz frequency band NR and millimeter-wave frequency band NR simultaneously	500MHz (100 + 400MHz)	6Gbps

5G is now continuously growing in all regions around the world. According to the Ericsson Mobility Report published in June 2023, at the end of 2022, 5G subscribers accounted for 41% of the total communication subscribers in North America. During the first quarter of 2023, total 5G subscriptions reached 1.1 billion worldwide and are expected to reach 1.5 billion worldwide by the end of 2023. Further, it is anticipated that 5G subscriptions will continue to increase, reaching 4.6 billion globally by end of 2028.

Expanding Fixed Wireless Access

FWA service provides data and voice (“VoLTE” or “VoNR”) connectivity by connecting data terminals through indoor or outdoor fixed Customer Premises Equipment (“CPE”) to mobile communication networks, offering services comparable to traditional wired line networks such as xDSL, cable, or fiber optics. The wireless network connection approach is advantageous for quick installation in areas with existing mobile communication infrastructure, especially in regions where installing conventional wired networks is challenging or economically impractical. However, traditional wireless networks face limitations, such as lower speed when multiple devices are connected simultaneously, and the performance of user devices that vary based on the environment or location of such user devices relative to the base station, diminishing their competitiveness compared to wired line networks.

However, recently introduced FWA technologies, including gigabit-speed 4G LTE Advanced or 5G NR, offer speeds faster than DSL or cable networks, addressing the shortcomings of traditional wireless connections. Especially in frequency bands above 3 GHz, 5G FWA can deliver service with 100 MHz or more of bandwidth, or in the millimeter-wave spectrum above 20 GHz, 5G FWA can utilize 800 MHz or more of bandwidth, achieving performance comparable to optical fiber communications. This makes FWA an attractive alternative technology that can overcome the significant installation costs associated with fiber optics for new installation areas.

According to the Ericsson Mobility Report, as of 2022, FWA services based on 4G and 5G have already exceeded 100 million subscriptions. FWA services are projected to grow at an annual rate of 18% starting in 2023, reaching over 300 million subscriptions by 2028, which is three times the number of subscriptions in 2022. 5G-based FWA services are expected to grow even faster, surpassing 4G-based FWA subscriptions by 2025 and constituting 80% of the total FWA services by 2028. Particularly in the U.S. market, 5G-based FWA services are predicted to grow at a rate of 50% annually until 2025.

FWA devices come in two main types: Outdoor CPE (ODU, Outdoor Customer Premises Equipment) with performance-boosting external antennas for improved wireless signal reception in wider areas, and Indoor CPE (IDU, Indoor Customer Premises Equipment), which can be installed in various indoor locations for user convenience. Outdoor CPE has the advantage of higher performance but requires external antenna installation and the installation of separate cables to deliver power and data, resulting in higher installation and device costs. On the other hand, Indoor CPE, while having the disadvantage of impaired wireless reception due to the scattering and attenuation of external radio signals, offers ease of installation without the need for external antennas or additional cabling work, which results in lower installation and device costs.

Notably, with speeds exceeding Gbps and network latency of 1ms or less, 5G communication technology has faster data throughput and reduced delay compared to wired communication options like DSL or cable. Moreover, the deployment of 5G networks for FWA is facilitated by the presence of existing 5G infrastructure developed by mobile network operators for smartphones.

This has prompted numerous prominent mobile service providers to view 5G-based FWA as a new growth driver, in contrast to saturation in the mobile phone market, leading to substantial anticipated subscriber expansion.

Business Development Overview

The Fourth Industrial Revolution is rapidly unfolding worldwide, driven by the increasing adoption of key enabling communication technologies such as 4.5G, 4.75G, and 5G wireless networks. This growth has led to the emergence of a high-speed wireless internet-based 4.5G/4.75G/5G wireless broadband market and related wireless devices and chipsets. We specialize in providing baseband modems, RF chipsets, and protocol software that enable stable communication on 4.5G/4.75G/5G wireless carrier networks. Wireless modems consist of both hardware components, such as RF transceivers and baseband modems, and software responsible for modem operation, protocol processing and system operation. These elements must work together seamlessly to deliver optimal performance and solutions, making this a critical technology for the Fourth Industrial Revolution. However, there are very few companies globally that can commercialize these technologies, given their high complexity and technological barriers. We have continuously focused on wireless communication product development since our establishment, and believe our core technologies and compatibility testing capabilities acquired during the development and sale of our competitive wireless communication chipsets are unique and not easily duplicated by new entrants in the market. Thus, we have secured a strong competitive position by providing competitive and optimized solutions in the mobile communication market where diverse generations of technology coexist.

We possess essential core technologies for enhancing the wireless data communication capabilities of competitive 4G/4.5G/4.75G/5G chipsets. We commercialized wireless communication chipset technology using four or eight multiple antennas to achieve outstanding performance improvements in speed, coverage expansion, and interference reduction, earning recognition from top global carriers. We introduced the 4x4 MIMO 4.5G chipset technology with four antennas in Japan, followed by commercialization of eight-antenna products in the United States and Europe. RF/modem chipset technology using multiple antennas is particularly vital for FWA services that require stable data communication without interruptions in fixed locations. In countries and regions where it is challenging to install high-speed wired networks, such as optical fiber, due to geographical, technical and economic reasons, wireless broadband FWA using 4G and 5G is an increasingly cost-efficient alternative. This service is rapidly expanding worldwide as a core component of the Fourth Industrial Revolution.

We have successfully commercialized competitive wireless communication chipset products, including 4G/4.5G/4.75G, by actively adapting to the evolution of new wireless standard technologies and developing specialized technologies, such as multi antenna modem chipsets, in close collaboration with major carriers worldwide. In addition, we have taken a proactive role in chipset certification and product validation processes required for stable operation on wireless networks, which allows us to gain further credibility from major carriers.

We have successfully developed and commercialized chipsets for various product categories corresponding to 4G, 4.5G and 4.75G including LTE-based IoT chipsets. In collaboration with a leading worldwide wireless operator (the “Operator”), we are currently developing competitive and innovative 5G chipsets that support 5G sub-6GHz and mmWave spectrums. We have established a close relationship with the Operator for over 12 years. In 2019, we entered into a Joint Development Agreement (“JDA”) with the Operator for the design and development of 5G chipsets for FWA, mobile broadband and modules. Pursuant to the JDA, we agree to perform certain services for and collaborate with such Operator to develop semiconductor chipsets, software and related reference designs, and then supply such items to the Operator and our suppliers. Under the JDA, we are required to perform certain services to achieve specified development milestones, and the Operator is required to pay a one-time payment to us upon achievement of each milestone. The JDA also includes other terms with respect to the supply of chipsets, including most favored status protection for the Operator and our suppliers and certain rebate fees based on worldwide sales of chipsets developed under the JDA. We also agree to grant the Operator various non-exclusive, non-terminable licenses for the use of certain source code and work product developed under the JDA, provided that we retains all worldwide rights, title and interest in and to all intellectual property rights embedded and contained in the chipsets provided to the Operator.

The JDA includes customary representations, warranties and covenants and has an initial term of three (3) years, and thereafter automatically renews for one-year period at each annual anniversary of the effective date of the JDA unless written notice not to renew is provided by the parties 90 days prior to the expiration date. In addition, the Operator may terminate the JDA (i) at any time upon written notice to us; (ii) if our business is materially changed by sale of our business, transfer of control of our outstanding stock, merger or otherwise to a competitor of the Operator; or (iii) immediately upon written notice if there is a material breach of the JDA by us and we fail to cure such breach after 30 days.

As part of this arrangement, we are applying the same multiple antenna reception technology to our 5G chipsets that received recognition from top carriers worldwide for 4G, 4.5G and 4.75G products. We plan to offer three different 5G chipset solutions, taking into account various market demands for performance, functionality, and price ranges, similar to our existing 4G LTE products. Additionally, we differentiate ourselves from the dominant chipset provider in the market by providing customized solutions tailored to the specific needs of wireless carriers.

Our wireless communication chipsets can be used in virtually all wireless broadband data devices driving the Fourth Industrial Revolution, excluding smartphones. These terminal devices that can use our wireless communication chipsets include essential CPE for all wireless broadband FWA services and mobile routers (“MiFi”) that offer wireless internet connections sharing via WiFi, even while on the move. Our chipsets can also be adopted into devices such as laptops and tablets, card-type modules that provide communication functionality for IoT and industrial applications, wireless monitoring equipment and wireless smart meters. In addition, we plan to expand our product lineup continuously to support 5G chipsets for future applications such as vehicle-to-everything standard (“C-V2X”), 5G-based satellite communication (Non-Terrestrial Network) and 5G-based IoT standard (RedCap), which can create additional markets with comparable volume to existing broadband markets.

We are one of only a handful of remaining companies worldwide with commercially proven 4G LTE & 5G solutions, leveraging leading-edge multi-antenna modem technology to provide differentiated solutions to wireless operators. High barriers to entry, market pushback against incumbents and political sanctions against certain offshore suppliers have led to few reliable alternatives for 4G/5G modem chipset suppliers. These factors have created a timely opportunity for us to expand rapidly. We plan to maintain collaboration with our existing 4G wireless broadband FWA device manufacturers and partners as they transition to 5G. In the 5G space, we are considered an alternative solution provider with competitive pricing, as other options are limited except for the high-priced products of the top-ranked supplier. In particular, for medium-sized FWA device manufacturers, choosing the leading chipset supplier can create a significant cost burden as it often requires large upfront licensing fees and ongoing royalty payments, after commercialization. Our strategy is to offer the advantage of lower initial licensing costs and no additional licensing fee after commercialization. Moreover, having previously adopted our 4G solution and successfully commercializing it, FWA device manufacturers may find ease and convenience in seamless transition to GCT’s 5G solution. In particular, the strong core technologies offered by us, such as the eight-antenna reception technology for improved efficiency and network coverage expansion, are highly recognized and needed by many wireless carriers and FWA device manufacturers. This can serve as significant motivation for wireless carriers and FWA device manufacturers to adopt our 4G/5G chipsets.

Our Competitive Strengths

We believe the following competitive strengths enable us to be a strong 4G and 5G wireless semiconductor provider by effectively addressing the challenges faced by customers:

●	A strong track record of 4G execution: We were one of the first suppliers of 4G LTE chipsets for commercialization in many devices including smartphone, USB dongles, embedded wireless modem and CPE products. Also, we were the first provider of 4.5G 4x4 MIMO LTE chipsets for commercialization in 2015. This history as a proven supplier provides strong commercial and technology foundations to build upon to secure our position as a leading 5G supplier.
●	GCT’s proprietary multi-antenna technology: We were the first eight-antenna LTE solution provider which is uniquely suited to relieve carriers’ looming network overloads arising from rapid FWA adoption. We believe this technology is prized by network operators given that it enables lower infrastructure costs and improved service. We believe we are one of the only suppliers with an eight-antenna solution in entry-level baseband/RF chipsets, positioning us uniquely in the marketplace.

Multi-User (“MU”)-MIMO is a network capacity enhanced solution to support multiple UEs (User Equipment such as CPE) with multiple beams from the base station and is usually implemented with Massive-MIMO architecture. MU-MIMO provides the peak throughput for the whole network while Single-User (SU)-MIMO provides the peak throughput only for a single user. The best way to implement MU-MIMO is to use Massive-MIMO architecture with multiple antenna array at the base station, which can provide high spectrum efficiency through large multiplexing gain as well as antenna array gain. In MU-MIMO, beam control by the base station is not always perfect. As such, the dedicated beam to a specific UE can cause interference to another adjacent UE nearby. This can result in performance degradation unless there is an appropriate interference cancellation technology on the UE side. Our Multi-Antenna Modem provides superior interference cancellation performance on the UE side, even in the harsh MU-MIMO environment with multiple adjacent EUs, by utilizing eight-antenna reception technology implemented in our cost-effective dedicated hardware modem engine.

●	Longstanding relationships with Tier 1 and Tier 2 network operators worldwide: We enjoy relationships with a global stable of network operators, who in some cases have done business with us for over a decade. These trusted relationships are central to our 5G business plan and our expectations of meaningful deployments in the United States as well as in Europe and Asia. Some of these customers have actively contributed to funding and defining our 5G roadmap in order to obtain strategic access to mission-critical components. In addition to network operators, we have longstanding relationships with ODMs and OEMs who in turn play a critical supply chain function for operators. We believe our proven ability to deliver products to specs and on time positions us favorably as we deploy our 5G portfolio.

●	Highly differentiated & innovative modem architecture: Unlike traditional DSP-based modem solutions, we employ a scalable modular modem design based on optimized data-flow dedicated hardware engines, which provides scalable products with optimized cost structure without the de-featuring approach that other competitors usually take. Adoption of innovative, scalable 5G modern architecture to expand different product SKUs with minimum design effort and cost allows us to use cheaper wafer process nodes without trading off performance and complexity.

●	Deep knowledge and expertise on wireless system-level architecture and signal processing: Our engineering has deep and end-to-end knowledge and expertise on wireless system-level architectures and networks in relation to a broad range of wireless technologies including Wi-Fi, 4G/5G LTE and IoT. This enables us to serve as a trusted advisor and partner to wireless carriers, OEMs and infrastructure vendors to optimize the performance of their 4G/5G devices and networks.
●	Fully integrated 4G/5G solutions: We provide the industry with highly integrated 4G/5G system-on-chips, or SoCs, integrating not only the baseband modem and RF but also the application CPU for networking function, which is an essential feature of FWA and can save on total solution cost by eliminating an extra network processor or interface ASIC in the platform.

Products

We have developed and commercialized a portfolio of 4G semiconductor solutions to address a variety of applications and market segments from high performance 4.75G (CAT12) solution to low power, low performance 4G IoT (CAT-M1/NB1). We offer baseband modem solutions to encode and decode data based on 4G protocols that serve as the core wireless processing platform for a 4G device; RF transceivers to transmit and receive wireless transmissions; and highly integrated SoC solutions that combine these and other functions into a single die or package. Our SoC solutions integrate the baseband modem and RF transceiver functions, and in some cases, with an applications processor and memory. This advanced level of integration reduces the size, cost, design complexity, and power consumption of the 4G solution. All of our baseband modem SoC products are provided with comprehensive software, including relevant source code, to enable manufacturers to efficiently integrate our solutions into their devices in a wide variety of environments. In addition, we provide customers with design support. This includes reference designs that specify recommended methods for interconnecting our chips to peripheral devices, such as host processors, memory and RF front-end components. Further, we provide customers with a warranty that our solutions are free from defects in materials and workmanship and will operate in material conformance with the provided specifications, entitling the customer to have the defective product repaired or replaced.

In addition to our various 4G LTE solutions that are currently available to our customers, we also have a number of 5G NR solutions in development that are expected to become available during 2024. Our products, including the expected availability of those products currently in the design stage of development, are summarized in the table and future roadmap below.

Technology	Product	Type	Function	Expected Availability	Key Features
	GDM7243S	CAT1/4	RF+BB	NOW	Integrated DRAM, multi-band RF

	GDM7243ST	CA1/4	RF+BB	NOW	Integrated DRAM, 400MHz~3.8GHz

	GDM7243SL	CAT1/4	RF+BB	H2 2024	Enhancement features

4G	GDM7243Si	CAT1	RF+BB	H2 2024	Cost optimization integrating RAM/ROM

	GDM7243i	CAT-M1/NB1	RF+BB	NOW	eMTC/NB-IoT

	GDM7243iX	CAT-1/M1/NB1	RF+BB	H2 2024	Combo CAT1 + eMTC/NB-IoT

4.5G	GDM7243Q	CAT-5/6/7	RF+BB	NOW	2CA, 4x4MIMO, Integrating DRAM

	GDM7243QT	CAT-5/6/7	RF+BB	NOW	2CA, 4x4MIMO, 600MHz~3.8GHz RF

4.75G	GDM7243A	CAT-12/15	RF+BB	NOW	4CA, 4x4MIMO, 256QAM

	GDM7243AU	CAT-12/15	RF+BB	NOW	4CA, 4x4MIMO, 256QAM, 600MHz~6GHz

	GRF7243AU	—	BB	NOW	600MHz~6GHz, 4Rx/2Tx

5G	GDM7259X	FR1, FR2, CAT19	BB	H2 2024	8Rx/4Tx, 8CA, 400MHz FR1, 800MHz FR2

	GRF7259NR	—	RF	H2 2024	16Rx/4Tx, 400MHz~7GHz RF

	GRF7255IF	—	RF	H2 2024	2Rx/2Tx, 800MHz BW, 7~9GHz IF

	GDM7265X	FR1, FR2, CAT15	BB	H2 2024	8Rx/4Tx, 4CA, 200MHz FR1, 400MHz FR2

	GRF7265NR	—	RF	H2 2024	8Rx/2Tx, 400MHz~7GHz RF

	GDM7262X	FR1, FR2, CAT15	BB	H2 2024	8Rx/2Tx, 2CA, 100MHz FR1, V2X/NTN

	GDM7235X	Redcap, CAT1	RF+BB	2025	2Rx/2Tx, FR1

Seasonality

Wireless communication chipsets for FWA devices or industrial IoT modules typically have a relatively long lifespan because they are closely tied to network deployments, which are not easily changed due to significant capital expenditures. However, semiconductor solution sales can be subject to fluctuations over time due to the cyclicality inherent in the semiconductor industry and the supply and demand characteristics specific to this industry. We anticipate that these cyclical conditions will persist. While we have not observed a firmly established pattern of seasonality, business activities in Asia tend to slow down in the first quarter of each year during the Lunar New Year period. This is consistent with potential first quarter softness that other semiconductor suppliers experience in the consumer electronics space as a result of the fourth quarter holiday season (specifically the period from the last week of November to the second week of January). This slowdown could potentially impact our sales and operational results during that the first quarter period.

Regulation

We conduct reviews for all products from the early stages of development to determine whether they qualify as strategic items according to the U.S. Department of Commerce’s regulations. We prepare relevant documentation and submit it to the U.S. Department of Commerce for evaluation. The U.S. Department of Commerce reviews the items for Export Administration Regulations (“EAR”) compliance and ultimately assigns an Export Control Classification Number (“ECCN”) for the product, which is required for the export and shipment of products during both the manufacturing process and final product delivery. By attaching the relevant ECCN, GCT can ensure smooth movement and transportation without any issues. When an ECCN for a commercial product is classified as a strategic item, it may be subject to stricter export regulations. Therefore, if there is a perceived trend toward easing the classification approval by the U.S. Department of Commerce, we will seek re-evaluation for previously approved products that were classified as strategic items. We aim to have these products reclassified as non-strategic items to minimize regulatory constraints on export activities.

Wireless devices equipped with our modem chipsets must undergo formal certification through official regulatory bodies, as well as specific testing and field verification by network operators before they can be approved for sale by those operators or approved for use on the operators network. Beyond the standard reliability testing for products, all critical aspects related to the performance and functionality of wireless devices are managed and executed by our modem chipsets and software. Therefore, the completeness of the solution provided by us is considered the most essential factor in the commercialization process. We offer chipset solutions that comply with radio certification regulations in different countries. Furthermore, leading mobile operators often implement their own product certification processes to ensure network security, performance optimization, and efficiency. In some cases, particularly with major operators, they may enforce the use of certified chipsets only in their products, even before product certification. We have collaboratively engaged with major operators in North America and Asia on multiple occasions to facilitate chipset certification. This cooperation has resulted in successful chipset certifications with various operators, including Verizon, AT&T, T-Mobile, US Cellular, KDDI, SoftBank in Japan, and the three major telecom operators in South Korea. We continue to pursue ongoing certification for our evolving chipsets to ensure compliance with regulatory and operator requirements, and to make adoption by ODM and OEMs as carefree as possible.

Competition

We believe that our competitive strengths will enable us to compete favorably in the 4G and 5G markets. Companies in this industry primarily compete on the following elements: functionality, form factor and cost; product performance, as measured by network throughput, signal reach, latency and power consumption; track record of providing high-volume deployments in the industry; and systems knowledge.

Companies offering wireless modem chipset can be categorized into those primarily focused on wireless modem chipsets for smartphones and those, like us, dedicated to wireless modem chipsets for wireless broadband applications including FWA CPE, mobile routers and modules. Qualcomm and HiSilicon, for example, offer wireless modem chipsets for both smartphones and wireless broadband applications. In the mid and low-end 4G wireless broadband market, there are Qualcomm, the Company, MediaTek, HiSilicon and Sequans among others. However, in the high-speed 4G LTE space, such as 4.75G and 5G wireless broadband market, chipsets are primarily offered by Qualcomm, us and MediaTek, while Samsung LSI concentrates only on modem chipsets for smartphones (most notably the Samsung Galaxy line). HiSilicon has encountered difficulties in its modem business due to political sanctions, and companies like Sequans are limited to lower end IoT chipset developments.

We establish high technology barriers by offering highly integrated solutions incorporating RF transceivers, baseband modems, and protocol software. In this field, any issues in either the hardware or software components can impede the progress towards actual commercialization. While some specific components can be sourced through external intellectual property IP providers, there are no IP companies that can provide turn-key integrated solutions. Consequently, we believe it is highly unlikely for others to replicate all of these hardware and software components, insulating us from competition by newcomers, startups, and other risk factors. A recent example of the challenges in wireless communication chipsets development, including baseband modem development, can be seen in Apple’s experience in this space. In their pursuit of 5G modem development, Apple has acquired the entire modem development division of Intel, emphasizing that independent development alone is not feasible. Even after acquiring Intel’s modem development division, Apple still ostensibly faces obstacles in development and still primarily relies on Qualcomm’s modem products.

Accordingly, due to the combined impact of high barriers to entry, market pushback against large incumbents with excessive market power or political sanctions against certain offshore suppliers, there are few reliable alternatives for 4G/5G modem chipset suppliers and this has created a timely opportunity for us to expand rapidly. This has also provided us with high scarcity value as one of only a handful of remaining companies worldwide with commercially-proven 4G LTE and 5G solutions.

Customers

We maintain close relationships with wireless carriers and with OEMs and ODMs who supply devices to those carriers and their end users. We do not typically sell chipsets directly to wireless carriers. Our sales are conducted on a purchase order basis with OEMs, ODMs, contract manufacturers or system integrators, and distributors who provide certain customer communications, logistics and customer support functions.

Sales and Marketing

Our sales efforts are focused on securing design wins at leading OEMs and ODMs for wireless broadband devices. We work closely with key players across the 4G/5G wireless broadband industry to understand their requirements and enable them to certify and deploy 4G/5G solutions in high volume. Our sales force is organized regionally to provide account management and customer support functions as close to customer physical locations as practical. We have a direct sales force consisting of five individuals serving GCT OEM and ODM customers in the Asia-Pacific region, including Taiwan, China, Korea and Japan, Europe, North America and South America. In China, Taiwan, Japan and Korea, we supplement our direct sales team with local distributors and sales representatives who handle certain customer communications, logistics and customer support functions. The headquarters and regional sales teams maintain close relationships with customers, identify distributors, and are responsible for the distribution of our products. They also provide education and support for products, including maintenance. These teams handle customer orders, issue quotations, and negotiate prices.

When customers intend to use our chips for product development, we ensure that technical support from our in-house experts is readily available to them. To address potential concerns or challenges in the production and sales processes, we connect customers with our internal technical teams to resolve any issues promptly, ensuring that they do not hinder the timely realization of revenue. Additionally, we collect real-time information from customers to facilitate monthly demand forecasts and maximize quarterly sales performance.

Our sales force is complemented by a team of field applications engineers (“FAEs”) that assists customers in solving technical challenges during the design, manufacturing implementation and certification phases of a customer’s product life cycle. This high-touch approach allows us to facilitate the successful certification and acceptance by the wireless carriers of our customers’ products, which speeds time-to-market for our customers and reinforces our role as a trusted advisor to our customers.

Our sales cycles typically take 12 months or more to complete and our solutions are generally incorporated into our customers’ products at the design stage. Prior to an end customer’s selection and purchase of our solutions, our sales force and FAEs provide our end customers with technical assistance in the use of our solutions in their products. Once our solution is designed into a customer’s product offering, it becomes more difficult for a competitor to sell our semiconductor solutions to that end customer for that particular product offering given the significant cost, time, effort and risk involved in changing suppliers. In addition, we believe that upon achieving a particular design win with a customer, our ability to achieve other design wins with that same customer increases significantly.

Our marketing strategy is focused on enabling broad adoption of 4G/5G solutions and communicating our technological advantages to the marketplace with a focus on wireless carriers. This includes building awareness of and preference for our technology at wireless carriers who generate demand for 4G/5G-enabled devices. By working to understand carrier services strategies, device roadmaps and technical requirements, we believes it is better positioned to drive our roadmap to meet these needs, to influence carriers’ choice of technology suppliers, and to identify manufacturers in the wireless industry who are best prepared to serve the needs of the wireless carrier.

Our marketing team is also responsible for product management, strategic planning, product roadmap creation, OEM, ODM and wireless carrier business development and corporate communications. All of these functions are aimed at strengthening the competitiveness of our solutions in response to evolving industry needs and competitive activities, and at articulating the value proposition of our technology throughout the 4G/5G broadband wireless industry. Our sales and marketing organizations work closely together to ensure that evolving industry requirements are reflected in our product plans, and that customers have early access to our roadmaps and can communicate the value of our technology to the wireless carriers. This end-to-end value chain management approach is designed to preserve and grow our market share in the segments we serve. Based upon successful execution of our sales and marketing strategy, we established a long history of successful commercialization as shown below.

Intellectual Property

We rely on a combination of intellectual property rights, including patents, trade secrets, copyrights and trademarks, and contractual protections, to protect our core technology and intellectual property. As of March 31, 2024, we hold approximately 99 patent rights in relation to 5G/4G and next-generation wireless communication semiconductor technology. Our patent portfolio consists of modem design-related technologies (44 items, 44%), which includes multi-antenna solution for modular modem design and interference cancellation technology, system impairment (such as IQ mismatch) calibration technology, communication system technology and signal processing modem technology, RF transceiver technologies (28 cases, 28%), frequency synthesis technologies (25 cases, 25%), and other wireless related technologies (3 cases, 3%).

Most of the issued patents have been already applied to our commercial products. Among those patents, there are three key aspects: multi-antenna modem solution which provides scalable, module modem core design technology and base line architecture of our 4G and 5G modem; impairment calibration technology to compensate system impairment from direct-conversion RF and analogy parts, such as I/Q imbalance and carrier leakage, calibration technology; and RF transceiver architecture and related circuit technology for CMOS direct-conversion RF technology. In addition to our U.S. patents, patents have been issued in multiple countries where production facilities, product markets, and competitors are located. As of March 31, 2024, we holds 34 US patents, 35 Korean patents, 13 Taiwanese patents, 4 Japanese patents 6 Chinese patents, and 7 patents issued in other countries.

In July 2020, we entered into a research and development agreement (the “Samsung Agreement”) with Samsung Electronics Co., Ltd (“Samsung”), pursuant to which Samsung agreed to provide us with certain development support and intellectual property license, mass production set up support, including mask sets for manufacturing and engineering sample chip supply, and such support enables us to develop and produce 5G chip sets for our customers. The total amount of fees payable by us to Samsung under the Samsung Agreement is $21.1 million, consisting of $11.7 million to be paid upon achievements of certain development milestones over time and $9.4 million additional NREs (non-recurring engineering) to be paid within maximum 4 years after planned product first shipment date.

Manufacturing

We operate a fabless semiconductor business model and uses third-party foundries and assembly and test vendors to manufacture, assemble and test our semiconductor solutions. Our foundry vendors are Samsung Foundry, UMC and TSMC. From Samsung Foundry, we currently use 28nm mixed-signal and digital CMOS production processes for 4G baseband modem, and 8nm technology for 5G baseband modem products. which are under development. The use of these commercially available standard processes enables us to produce our products more cost-effectively and, by migrating to lower process geometries, we expect to achieve advantages in cost, size and power consumption. Particularly, given the fact that foundry companies, which can provide the leading-edge foundry technology for fabless semiconductor companies to access, are very few and practically limited to TSMC and Samsung Foundry in this market, it is very important for us to establish close relationships with such foundry companies. Currently, the Company and Samsung Foundry enjoy a mutually beneficial foundry relationship providing secure access to leading-edge technology and manufacturing capacity as our 5G business ramps.

From UMC, we currently use 110 RF production process for 4G RF only, and 40nm RF, mixed-signal and digital CMOS production processes for 4G baseband, 4G RF and 5G RF. From TSMC, we currently use 40nm RF, mixed-signal and digital CMOS production processes for 4G RF only.

We use Hana Micron and Amkor Technology for most of our assembly and testing. We conduct extensive simulation, practical application and standardized test bed studies to validate and verify our products.

We closely monitors the production cycle from wafer to finished goods by reviewing electrical parameters, manufacturing processes and test yield data. We also run routine reliability monitoring programs to ensure long term product reliability. This enables us to operate certain test processes on demand to reduce the time-to-market for our products and to help ensure their quality and reliability. The Company and all of our outsourcing partners have implemented and adhered to the quality management system and environmental management system as required by ISO 9001:2015 and ISO 14001:2015 across the organization. This has enabled the establishment of a robust quality assurance system for production and products, securing trust from our customers. We are also proactively responding to the strengthening of international environmental regulations and meeting market demands.

Human Resources

As of March 31, 2024, we had 112 full-time employees, of whom 90 were located in Korea, 15 were in the United States, three were in Taiwan, two were in China and one were in each of Hong Kong and Japan. These employees include 71 in research and development, 16 in sales and marketing, 19 in general and administration and 6 in operations. Management considers labor relations to be positive. We also contract with independent contractors and consultants.

Facilities

Our principal executive offices are located in San Jose, California, and consist of approximately 5,900 square feet under a lease that expires in October 2026. This facility accommodates our product marketing and finance and administrative activities as well as a small research and development team. We have a 56,500 square-foot facility in Seoul, Korea, which accommodates a research and development center under a lease expiring in December 2025 that renews annually. We have a 1,200 square-foot facility in Taipei, Taiwan, which houses sales and technical support personnel, under a lease that expires in March 2024. We also have a 1,200 square-foot facility in Shanghai, China for sales and technical support personnel under a lease that expires in July 2024 and a 1,200 square-foot facility in Shenzhen, China, which accommodates sales and technical support personnel, under a lease that expires in May 2025.

We do not own any real property. We believe that our leased facilities are adequate to meet our current needs and that additional facilities will be available on suitable, commercially reasonable terms to accommodate any future needs.

Legal Proceedings

From time to time, we may become involved in legal proceedings arising in the ordinary course of business. We are not currently a party to any material legal proceedings, the outcome of which, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business, consolidated operating results, financial condition or cash flows.

MANAGEMENT AND BOARD OF DIRECTORS

Directors and Executive Officers

The following table sets forth, as of May 21, 2024, concerning our executive officers and directors.

Name	Age	Position
John Schlaefer	60	President, Chief Executive Officer and Class III Director
Edmond Cheng	63	Chief Financial Officer
Dr. Jeemee Kim	53	Vice President of Engineering and Chief Technology Officer
Alex Sum	76	Vice President of Marketing and Sales
Dr. Kyeongho Lee	54	Chairman and Class III Director
Robert Barker	78	Class II Director
Kukjin Chun	69	Class I Director
Hyunsoo Shin	69	Class II Director
Jeff Tuder	50	Class III Director
Nelson Chan	62	Class I Director

Directors

Kyeongho Lee, Ph.D. is the Chairman of our Board and is a co-founder of the Company and, prior to the Business Combination had served as a Chairman of GCT’s board of directors since 2000. Since 2002, Dr. Lee has served as a member of the board of directors of Anapass, a Korean Stock Exchange (“KOSDAQ”) listed fabless semiconductor company that supplies advanced panel controller solutions. From 1995 to 1998, Dr. Lee served as a member of the technical staff at Silicon Image Inc., a provider of advanced, interoperable connectivity solutions for high-definition displays. As a member of Silicon Image’s engineering division, Dr. Lee created and patented the technology for the PanelLink flat panel display, which was adopted as the worldwide standards known as DVI and HDMI. Dr. Lee holds 17 U.S. patents on RF direct conversion and other RF design techniques, which laid the foundation for the development of GCT’s proprietary CMOS RF and single-chip technology. Dr. Lee holds a B.S., M.S. and Ph.D. in Electrical Engineering from Seoul National University, where he was granted the Distinguished Dissertation award for his Ph.D. thesis on CMOS RF technology.

We believe that Mr. Lee is qualified to serve on our Board based on his substantial business, leadership and management experience in the semiconductor sector.

Robert J. Barker has been a member of our Board since March 2024 and, prior to the Business Combination had served as a member of GCT’s board of directors since April 2011, and served as Chairman of the Audit Committee since 2013. From October 1999 to January 2010, Mr. Barker was Vice President of Corporate Business Development at Micrel, Incorporated (Micrel), a semiconductor company focused on developing analog power integrated circuits. Mr. Barker was Vice President of Human Resources at Micrel from February 2008 to January 2010. From October 2008 to January 2009, Mr. Barker served as Interim Vice President of Finance and Chief Financial Officer of Micrel. Mr. Barker also served as Micrel’s Secretary from May 2000 to May 2001 and was reappointed as Secretary in February of 2009. From April 1994 to September 1999, Mr. Barker was Vice President of Finance and Chief Financial Officer of Micrel. Prior to that, Mr. Barker was Vice President of Finance and Secretary of Waferscale Integration, Inc., a fabless semiconductor manufacturer focused on non-volatile memory products. Mr. Barker also held various accounting and financial positions at Monolithic Memories and Lockheed Missiles and Space Co. Mr. Barker holds a B.S. in Electric Engineering and an M.B.A. from the University of California at Los Angeles.

We believe that Mr. Barker is qualified to serve on our Board based on his extensive corporate finance experience.

Kukjin Chun has been a member of our Board since March 2024 and, prior to the Business Combination had served as a member of GCT’s board since 2022. Dr. Chun offers extensive expertise in electrical and electronics engineering, serving as Professor of Electrical and Computer Engineering at Seoul National University from 1989 to 2020, and Assistant Professor in the Electrical Engineering Department as WSU from 1986 to 1989. Since 1989, he held several positions at Seoul National University such as Head of the department of EECS and Director of the Microsystem Technology Center. Dr. Chun is a member of the National Academy of Engineering of Korea and a Fellow at the Institute of Physics in the United Kingdom as well as a Fellow at the Institute of Electrical and Electronics Engineers (IEEE). He has served in various positions with IEEE such as Vice-President, Member of Geographical Activity; Member of the board of directors; and Member on several committees such as Audit, Sections Congress Organizing and MGA Award. Among numerous awards, Dr. Chun has earned the Order of Science and Technology Merit of Korea. Dr. Chun holds a B.S. in Electrical Engineering from Seoul National University, as well as a M.S. and Ph.D. in Electrical Engineering from the University of Michigan.

We believe Mr. Chun is qualified to serve on our Board based on his extensive electrical and electronics engineering experience.

Hyunsoo “Hans” Shin has been a member of our Board since March 2024 and, prior to the Business Combination had served as a member of GCT’s board since 2022. He offers extensive expertise in business development and management, currently serving as Advisor to CJ Corporation since October 2022. Prior, Mr. Shin was the CEO of CJ America, supporting and guiding all the CJ affiliates in North and South America since 2020. From 2016 to 2019, Mr. Shin was the Executive Vice President, Head of Global Food Business at CJ Cheil-Jedang, where he was responsible for all profits and losses of the processed food business outside Korea. From 2013 to 2015, he served as CEO for CJ Foods in Los Angeles. Mr. Shin served as President of Kellogg Asia from 2002 to 2009 after having served as President of Nhong Shim Kellogg from 1999 to 2002. From 1991 to 1998, he worked for Pepsi-Cola International as President (1995-1998) and Marketing Director (1992-1995) of Pepsi-Cola Korea. From 1984 to 1989, he held various positions at Hyundai Electronics America such as National Sales Manager, Marketing Director and Semiconductor Foundry & Assembly Sales Manager. Mr. Shin holds a M.S. in Management from Sloan School of Management of the Massachusetts Institute of Technology (MIT), and a B.S. in Economics from Seoul National University.

We believe Mr. Shin is qualified to serve on our Board based on his extensive international business development and management experience.

Jeff Tuder has been a member of our Board since March 2024 and, prior to the Business Combination, had served as a board member of Concord III. Mr. Tuder is currently an Operating Partner of Atlas, having joined in September 2020. Mr. Tuder has also been the Chief Executive Officer of Concord I and Concord II. Previously, Mr. Tuder founded Tremson Capital Management, LLC to invest in undervalued public equities and to make private equity and credit investments in partnership with a number of family offices. Prior to founding Tremson, Mr. Tuder held various investment positions at JHL Capital Group, a $3 billion multi-strategy hedge fund, KSA Capital Management, a deep value long/short equity fund, and CapitalSource Finance, where he was a Managing Director and Head of its Special Opportunity credit investment business. Mr. Tuder began his career as a private equity professional at Fortress Investment Group, where he underwrote and managed private equity investments for Fortress’ various investment vehicles; Nassau Capital, LLC, which managed the private assets of Princeton University’s Endowment; and ABS Capital Partners, a private equity firm affiliated with Alex. Brown & Sons. Mr. Tuder is currently a member of the board of directors of Inseego Corporation (NASDAQ: INSG) and serves as a board advisor to various private companies. He previously served on the board of directors of Unico American (NASDAQ: UNAM). Mr. Tuder received a B.A. in English Literature from Yale College. Mr. Tuder also serves as Chief Executive Officer of Concord II.

We believe Mr. Tuder is qualified to serve on our Board based on his extensive management and director experience.

Nelson C. Chan has been a member of our Board since March 2024. Mr. Chan has been the Chair of the Synpatics Incorporated (“Synpatics”) board since October 2018 and a director of the Synpatics since February 2007. From December 2006 until August 2008, Mr. Chan served as the Chief Executive Officer of Magellan Corporation, a leader in the consumer, survey, GIS, and OEM GPS navigation and positioning markets. From 1992 through 2006, Mr. Chan served in various senior management positions with SanDisk Corporation, a global leader in flash memory cards, including as Executive Vice President and General Manager, Consumer Business. From 1983 to 1992, Mr. Chan held marketing and engineering positions at Chips and Technologies, Signetics, and Delco Electronics. Mr. Chan is a member of the board of directors, the Audit Committee, and the Nominating and Governance Committee of Deckers Outdoor Corporation, a NYSE-listed company, which is a footwear, apparel and accessories designer and distributor, and a member of the board of directors, the Audit Committee, and the Nominating and Governance Committee of Twist Bioscience, a Nasdaq-listed company, which manufactures synthetic DNA. Mr. Chan also currently serves on the boards of directors of several private companies. Previously, Mr. Chan was Chair of the board of directors, Chair of the Compensation Committee, member of the Audit Committee and member of the Nominating and Corporate Governance Committee of Adesto Technologies, a Nasdaq-listed company, from 2010 to June 2020, prior to its acquisition by Dialog Semiconductor plc, a member of the board of directors, Chair of the Compensation Committee and member of the Nominating and Corporate Governance committee of Socket Mobile, a Nasdaq-listed company, from 2016 to 2019, a member of the board of directors of Silicon Laboratories, Inc., a Nasdaq-listed company, from 2007 to 2010, a member of the board of directors, Chair of the Audit Committee and member of the Compensation Committee of Affymetrix, from 2010 to 2016, prior to its acquisition by Thermo Fisher, and a member of the board of directors and Chair of the board of directors from June 2013 to September 2016 of Outerwall, a Nasdaq-listed company, prior to its acquisition by Apollo Global Management, a private equity firm. Mr. Chan holds a Bachelor of Science degree in Electrical and Computer Engineering from the University of California at Santa Barbara and a Master’s degree in Business Administration from Santa Clara University.

We believe that Mr. Chan is qualified to serve on our Board based on his corporate finance experience and his previous experience on boards of directors.

Executive Officers

John B. Schlaefer is our Chief Executive Officer and President and a member of our Board and, prior to the Business Combination had served as a Chief Executive Officer of GCT since December 2012, as Chief Operating Officer from 2006 to 2012 and as a member of the board of directors. Mr. Schlaefer also previously served as a Product Line Director at National Semiconductor Corporation from 2001 to 2006. From 1994 to 2000, Mr. Schlaefer held a variety of marketing and business development positions at National Semiconductor Corporation. Prior to joining National Semiconductor Corporation, Mr. Schlaefer was a Program Manager at Watkins Johnson Company from 1987 to 1993. Mr. Schlaefer holds a B.S. and an M.S. in Electrical Engineering from Stanford University, and an MBA with an Emphasis in Finance and General Management from the University of California at Berkeley.

We believe that Mr. Schlaefer is qualified to serve on our Board based on his substantial business, leadership and management experience in the semiconductor sector.

Edmond Cheng is our Chief Financial Officer. Previously, Mr. Cheng was the CFO for Cenntro Inc., a leading commercial EV company that focuses on offering zero-emission electric vehicles. He joined the company in 2021 and was instrumental in leading the company’s IPO process. Cheng currently serves on the board of GCB AutoZ which seeks to be the leader in the automotive aftermarket based in Mexico. Before joining Cenntro, he was the CFO at Mithera Capital, a PE/VC firm based in the Pacific Northwest, where he brought extensive financial management experience with expertise in corporate development, cross-border mergers & acquisitions, corporate controllerships, internal controls, treasury and corporate governance. Prior, Mr. Cheng served as CFO of other publicly listed companies including TCL Electronics Holdings, UTStarcom Inc., and Zoomlion Heavy Industry Science & Technology Co. Ltd., as well as private equity-owned portfolio companies from Temasek Holdings, Hony Capital/Goldman Sachs, and Blackstone Group/HNA Group. Mr. Cheng holds an MBA from Columbia University, London School of Business, and Hong Kong University. He also received a Master of Accounting and Bachelor of Business Administration from the University of Hawaii at Manoa.

Jeongmin Kim is our Chief Technology Officer and Vice President of Engineering and, prior to the Business Combination had served as GCT’s Chief Technology Officer since 2013, and Vice President of Engineering since July 2003. Prior to 2003, Dr. Kim served as GCT’s Director of Engineering. Prior to joining GCT, Dr. Kim was involved in many industrial research projects relating to telecommunications technologies, including working as an independent design engineer in the development of an MPEG2 video decoder for HDTV with Daewoo Electronics, a home electronics company, from 1997 to 1998; a high performance H.263 video codec application-specific integrated circuit (ASIC) with Korea Telecom, an integrated wired/wireless telecommunication service provider, from 1995 to 1997; and a high performance microcontroller for Samsung Electronics from 1993 to 1995. Dr. Kim holds a B.S. and M.S. in Electrical Engineering from Seoul National University and a Ph.D. in the high performance CPU architecture, also from Seoul National University.

Alex Sum is our Vice President and Sales of Marketing and, prior to the Business Combination had served as Vice President and Sales of Marketing at GCT since 2013. From 2002 to 2013, Mr. Sum has served as GCT’s Vice President of Marketing and Business Development. From March 1992 to May 2002, Mr. Sum was Product Marketing Manager at Philips Semiconductor, the predecessor company of NXP Semiconductors, N.V., a semiconductor manufacturing company. From March 1983 to January 1992, Mr. Sum was Product/Test Engineering Supervisor at Supertex Inc., a technology company producing high voltage analog and mixed signal semiconductor components. From September 1977 to March 1983, Mr. Sum was Product / Test Engineering Supervisor at Fairchild Semiconductor International, Inc., a mixed signal, memory and discrete semiconductor company. From April 1975 to September 1977, Mr. Sum was Test/Wafer fab processing Engineering at Siliconix, the predecessor company of Vishay Intertechnology, Inc., a mixed signal, analog semiconductor company. Mr. Sum holds a B.S. in Electrical Engineering from San Jose State University.

Family Relationships

There are no family relationships among any of the individuals who serve as our directors or executive officers.

Classified Board of Directors

In accordance with our Charter, our Board is divided into three classes with only one class of directors being elected at each annual meeting of our stockholders and each director serving a three-year term. According to our Charter, each of the Class I Directors will have a term that expires at the next annual meeting of stockholders, each of the Class II Directors will have a term that expires at the second annual meeting of stockholders and each of the Class III Directors will have a term that expires at the third annual meeting of stockholders, or, in each case, when their respective successors are elected and qualified, or upon their earlier death, resignation, retirement or removal. Kukjin Chun and Nelson Chan are Class I Directors, Robert Barker and Hyunsoo Shin are Class II Directors and John Schlaefer, Jeff Tuder and Dr. Kyeongho Lee are Class III Directors of GCT. The remaining directorship will serve as a Class I Director of our Board.

Director Independence

Our Board determined that each of the directors of the Company, other than Mr. Schlaefer, qualify as an independent director, as defined under the listing rules of the NYSE, and our Board consists of a majority of “independent directors,” as defined under the rules of the SEC and the NYSE listing rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and the NYSE relating to the membership, qualifications, and operations of the audit committee, as discussed below.

Committees of the Board of Directors

Our Board directs the management of our business and affairs, as provided by Delaware law, and conducts our business through meetings of the Board and our standing committees. We have a standing audit committee, compensation committee, and nominating and corporate governance committee, each of which operate under a written charter.

In addition, from time to time, special committees may be established under the direction of our Board when it deems it necessary or advisable to address specific issues. Current copies of our committee charters will be available on our website as required by applicable SEC and NYSE rules. The information on or available through such website is not deemed incorporated in this prospectus and does not form part of this prospectus.

Audit Committee

Our audit committee is responsible for, among other things:

●	retaining, overseeing and evaluating the independence and performance of our independent auditor;
●	reviewing and discussing with our independent auditor their annual audit, including the timing and scope of audit activities;
●	pre-approving audit services;
●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;
●	reviewing the adequacy and effectiveness of our accounting and internal controls over financial reporting, disclosure controls and policies and procedures;
●	reviewing and discussing guidelines and policies governing the process by which our senior management assesses and manages our exposure to risk;
●	reviewing, and if appropriate, approving or ratifying any related party transactions and other significant conflicts of interest;
●	establishing procedures for the receipt, retention and treatment of complaints received by us and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
●	reviewing our program to monitor compliance with our code of ethics (“Code of Ethics”); and
●	overseeing significant deficiencies and material weaknesses in the design or operation of our internal controls over financial reporting.

Our audit committee consists of Robert Barker, Hyunsoo Shin, and Kukjin Chun, with Robert Barker serving as chair. Rule 10A-3 of the Exchange Act and the NYSE rules require that our audit committee must be composed entirely of independent members. Our Board has determined that each Robert Barker, Hyunsoo Shin and Kukjin Chun satisfy the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and NYSE rules. Each member of our audit committee satisfy the financial literacy requirements of the NYSE listing standards. In addition, or Board determined that Robert Barker qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board has adopted a written charter for the audit committee, which is available on our corporate website. The information on our website is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Compensation Committee

Our compensation committee is responsible for, among other things:

●	evaluating, determining, and recommending to our Board, the compensation of our executive officers;
●	administering and recommending to our Board the compensation of our directors;
●	reviewing and approving our executive compensation plan and recommending that our Board amend these plans if deemed appropriate;
●	administering our general compensation plan and other employee benefit plans, including incentive compensation and equity-based plans and recommending that our Board amend these plans if deemed appropriate;
●	reviewing and approving any severance or termination arrangements to be made with any of our executive officers; and

●	reviewing and approving at least annually the corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers.

Our compensation committee consists of Dr. Kyeongho Lee, Robert Barker and Jeff Tuder, with Dr. Kyeongho Lee serving as chair. Our Board adopted a written charter for the compensation committee, which is available on our corporate website. The information on our website is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serve, and in the past year have not served, as a member of the Board or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or compensation committee.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things:

●	identifying, screening and recommending to our Board director candidates for election (or re-election);
●	overseeing the policies and procedures with respect to the consideration of director candidates recommended by stockholders;
●	reviewing and recommending to our Board for approval, as appropriate, disclosures concerning our policies and procedures for identifying and screening Board nominee candidates, the criteria used to evaluate Board membership and director independence as well as any policies regarding Board diversity;
●	reviewing independence qualifications of directors under the applicable NYSE rules;
●	developing and coordinating with management on appropriate director orientation programs; and
●	reviewing our stockholder engagement plan, if any, and overseeing relations with stockholders.

Our nominating and corporate governance committee consists of Robert Barker, Dr. Kyeongho Lee and Nelson Chan, with Robert Barker serving as chair. Our Board has adopted a written charter for the nominating and corporate governance committee, which is available on our corporate website. The information on our website is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter limits the liability for directors to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for a breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;
●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	for any unlawful payment of dividends or redemption of shares; or
●	for any breach of a director’s duty of loyalty to the corporation or our stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be further eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and our Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in our Charter and Bylaws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Board Leadership Structure

Our Board does not anticipate implementing a policy requiring the positions of the Chairman of the Board and Chief Executive Officer to be separate or held by the same individual. Any further determination to create such a policy is expected to be based on circumstances existing from time to time, based on criteria that are in our best interests and the best interests of our stockholders, including the composition, skills and experience of our Board and our members, specific challenges faced by us or the industry in which we operate, and governance efficiency. We elected Dr. Kyeongho Lee as Chairman of the Board because Dr. Lee’s strategic vision for the business and his in-depth knowledge of our operations as the founder of the Company makes him well qualified to serve as Chairman of the Board.

Risk Oversight

Our Board will administer the risk oversight function directly through our Board as a whole, as well as through our committees, where applicable, monitoring and assessing strategic risk exposure, enterprise risk, and governance risks. The audit committee will be responsible for considering and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. Our compensation committee will be responsible for reviewing and assessing the risks associated with the compensation arrangements of executive management, including the lack of alignment between the incentives of management and the interests of stockholders. Our nominating and corporate governance committee responsible for reviewing and assessing the risks associated with corporate governance and Board management. The allocation of risk oversight responsibility may change, from time to time, based on the evolving needs of the Company.

Code of Business Conduct and Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws. We have filed a copy of our Code of Ethics, our Audit Committee Charter, our Compensation Committee Charter and our Nominating and Corporate Governance Committee Charter as exhibits to our registration statement for our initial public offering. You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov.

Our Board has also adopted Corporate Governance Guidelines in accordance with the corporate governance rules of the NYSE that serve as a flexible framework within which our Board and our committees operate. Copies of our Corporate Governance Guidelines, our Code of Ethics, our Audit Committee Charter, our Compensation Committee Charter and our Nominating and Corporate Governance Committee Charter are available on our corporate website. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference into this prospectus.

Compensation of Executive Officers and Directors of Company

Our compensation committee is responsible for developing our compensation philosophy, structuring our compensation and benefits programs, and determining appropriate payments and awards to our named executive officers and directors. Our compensation committee intends to engage a compensation consultant to provide advice on executive and director compensation matters, including providing a recommendation on the compensation level of each executive officer and director of the Company.

EXECUTIVE AND DIRECTOR COMPENSATION

As used in this section, “GCT ”refers to GCT Semiconductor, Inc. prior to the Closing and GCT Semiconductor Holding, Inc. after the Closing. Upon the Closing, the executive officers of GCT Semiconductor, Inc. became executive officers of GCT Semiconductor Holding, Inc. Throughout this section, unless otherwise noted, “we,” “us,” “our,” “the Company” and similar terms refer to GCT Semiconductor, Inc. and its subsidiaries prior to the Closing and to GCT Semiconductor Holding, Inc. and its subsidiaries after the Business Combination. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. All share counts, exercise price amounts, and stock price achievement levels in this section are shown on a pre-Business Combination basis.

Overview

This section discusses the material components of our executive compensation program including a narrative description of the material factors necessary to understand the information disclosed in the “Summary Compensation Table” below. We qualify, as an “emerging growth company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. In accordance with those rules, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and our two other most highly compensated executive officers other than the principal executive officer whose total compensation for the year ended December 31, 2023 exceeded $100,000 and who were serving as executive officers as of December 31, 2023. These individuals are referred to as our “named executive officers.”

For 2023, our named executive officers were:

●	John Brian Schlaefer, Chief Executive Officer
●	David Yoon, Vice President of Finance
●	Alex Sum, Vice President of Sales and Marketing

Summary Compensation Table

The following table sets forth information for the years ended December 31, 2023 and December 31, 2022, regarding compensation awarded to, earned by or paid to our named executive officers.

				All Other
		Salary	Stock Awards	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)
John Brian Schlaefer	2023	373,333	78,844	8,155	460,332
Chief Executive Officer	2022	337,500	0	9,728	347,228
David Yoon	2023	285,000	50,520	7,506	343,026
Vice President of Finance	2022	285,000	0	8,931	293,931
Alex Sum	2023	296,517	32,890	5,272	334,679
Vice President of Sales and Marketing	2022	263,600	0	7,888	271,488
(1)	Includes deferred base salary that will be paid at or following Closing.
(2)	The amounts in this column represent the grant date fair value of the restricted stock unit awards granted during 2023 determined in accordance with FASB ASC Topic 718 without taking into account any estimated forfeitures related to service vesting conditions. Assumptions used in the calculation of these amounts are described in Note 9 to our consolidated financial statements included in this prospectus.
(3)	The amounts in this column represent 401(k) matching contributions and group term life insurance premiums.

Narrative to the Summary Compensation Table

Our compensation program for our named executive officers is comprised of base salary and periodic equity awards under the GCT Amended and Restated 2011 Incentive Compensation Plan (the “2011 Incentive Compensation Plan”) described below. Historically, the equity awards granted to the named executive officers has consisted of stock options under the 2011 Incentive Compensation Plan. On December 11, 2023, each named executive officer was granted a restricted stock unit award under the 2011 Incentive Compensation Plan. For a description of the stock options and restricted stock unit awards granted to the named executive officers, please see the “Outstanding Equity Awards at December 31, 2023” table below. GCT’s named executive officers are eligible to participate in our perquisites and benefits on the same basis as our employees, including health and welfare benefits and a 401(k) program.

Amended and Restated 2011 Incentive Compensation Plan

The 2011 Incentive Compensation Plan was adopted by GCT’s board of directors and approved by its stockholders on May 5, 2011. The 2011 Incentive Compensation Plan permits the grant of options, stock awards, and restricted stock unit awards. The maximum aggregate number of shares of our Common Stock that may be issued under the 2011 Incentive Compensation Plan is 16,747,041 shares, subject to adjustment as provided therein. Our compensation committee of the Board administers the 2011 Incentive Compensation Plan and has the authority, among other matters, to construe and interpret the terms of the 2011 Incentive Compensation Plan and awards granted thereunder.

The 2011 Incentive Compensation Plan was terminated following the Closing and we will not grant any further awards under such plan. However, the outstanding awards under the 2011 Incentive Compensation Plan will be assumed and continued in connection with the Business Combination.

GCT 2024 Incentive Award Plan

In February 2024, our Board adopted and our stockholders approved the GCT 2024 Incentive Award Plan under which we may grant cash and equity incentive awards to eligible service providers in order to attract, motivate and retain the talent for which we compete, which is essential to our long-term success. The GCT 2024 Incentive Award Plan became effective on the Closing Date.

Outstanding Equity Awards at December 31, 2023

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2023. All awards were granted under the 2011 Incentive Compensation Plan.

	Option Awards			Stock Awards
	Number of	Number of
	securities	securities				Market
	underlying	underlying			Number of	Value
	unexercised	unexercised	Stock option		Shares of	of shares or
	stock options	stock options	exercise		units of stock	units of stock
	(#)	(#)	price	Stock option	that have not	that have not
Name	Exercisable(1)	unexercisable	($)	expiration date	Vested(7)	Vested(8)
John Brian Schalefer		—			68,560
Chief Executive Officer		—
	190,990(2)	—	$0.02	2/23/2025
	150,950(3)	—	$0.02	3/14/2028
	115,300(4)	—	$0.02	4/19/2029
	270,000(5)	—	$0.02	6/8/2030
David Yoon		—			43,930
Vice President of Finance	35,000(2)	—	$0.02	2/23/2025
	50,500(3)	—	$0.02	3/14/2028
	72,500(4)	—	$0.02	4/19/2029
	110,000(5)	—	$0.02	6/8/2030
	100,000(6)	—	$0.02	11/4/2031
Alex Sum		—			28,600
Vice President of Sales and Marketing		—
	71,000(2)	—	$0.02	2/23/2025
	74,000(3)	—	$0.02	3/14/2028
	72,500(4)	—	$0.02	4/19/2029
	50,000(5)	—	$0.02	6/8/2030

(1)	All stock options are exercisable immediately, subject to a repurchase right in favor of GCT which lapses as the option vests. All options vest with respect to 25% of the option shares upon completion of one year of service and with respect to the remaining shares in 36 equal successive monthly installments upon completion of each month of service thereafter.
(2)	The option was granted on February 23, 2015 and is fully vested.
(3)	The option was granted on March 14, 2018 and is fully vested.
(4)	The option was granted on April 19, 2019 and is fully vested.
(5)	The option was granted on June 8, 2020 and vests with respect to (i) twenty-five percent (25%) of the shares upon completion of one (1) year of service measured from January 1, 2020 and (ii) the balance of the shares subject to the option in a series of thirty-six (36) successive equal monthly installments upon completion of each additional month of service over the thirty-six (36)-month period measured from January 1, 2021.
(6)	The option was granted on November 4, 2021 and vests with respect to (i) twenty-five percent (25%) of the shares upon completion of one (1) year of service measured from January 1, 2021 and (ii) the balance of the shares subject to the option in a series of thirty-six (36) successive equal monthly installments upon completion of each additional month of service over the thirty-six (36)-month period measured from January 1, 2022.
(7)	The restricted stock unit awards were granted on December 11, 2023 and are subject to a time-vesting and a liquidity event vesting requirement, the latter of which is expected to be satisfied by the Closing. The time-vesting requirement is satisfied upon completion of each year of service over the 4-year period measured from the grant date.
(8)	Determined using $ per share, which is the fair market value of our shares as of December 31, 2023 as determined by the Board.

Employment, Termination or Change in Control Agreements

We have adopted an executive retention plan, pursuant to which each of our named executive officers is entitled to receive severance payments and benefits upon an involuntary termination of the officer’s employment. Should the named executive officer’s employment be involuntarily terminated by the Company without cause or by the officer for good reason at any time other than during the 12 months following a change in control of the Company, the officer will be entitled to receive (i) continued base salary for a period of 6 months, (ii) continued health care coverage for the officer and the officer’s eligible dependents for a period of 6 months, and (iii) accelerated vesting of 50% of the unvested shares subject to any outstanding equity awards. In the event that such involuntary termination occurs within 12 months following a change in control of the Company, then the officer will be entitled to receive (i) continued base salary for a period of 12 months, (ii) continued health care coverage for the officer and the officer’s eligible dependents for a period of 12 months, and (iii) full accelerated vesting of outstanding equity awards.

If any payment or benefit in connection with a change in control or the subsequent termination of a named executive officer’s employment would be subject to an excise tax under Section 280G of the Internal Revenue Code, then such payment of benefit will be reduced to the extent necessary to maximize the named executive officer’s net after tax benefits.

As a condition to the severance payments and benefits, each named executive officer must deliver a general release of all claims against us and our affiliates.

Director Compensation

The following table sets forth the compensation awarded to, earned by or paid to Messrs. Robert Barker, Kukjin Chun, Hyunsoo Shin and Dr. Kyeongho Lee for services as our non-employee directors during 2023. There was no director compensation policy in place beyond the compensation and awards set forth in the following table.

	Fees Earned
	or Paid in	Stock
Name	Cash ($)	Awards ($)(1)	Total ($)
Robert Barker	$30,000	$23,000	$53,000
Kukjin Chun	$30,000	$23,000	$53,000
Hyunsoo Shin	$30,000	$23,000	$53,000
Dr. Kyeongho Lee	$—	$575,000	$575,000
(1)	The amounts in this column represent the grant date fair value of restricted stock unit awards granted on December 11, 2023 computed in accordance with FASB Accounting Standards Codification Topic 718 without taking into account any estimated forfeitures related to service vesting conditions. Assumptions used in the calculation of these amounts are described in Note 9 to our consolidated financial statements included in this prospectus. The restricted stock unit awards are subject to a time-vesting and a liquidity event vesting requirement, the latter of which is expected to be satisfied by the Closing. The time-vesting requirement is satisfied upon completion of each year of service over the 4-year period measured from the grant date. As of December 31, 2023, our non-employee directors held the following equity awards: Mr. Barker, stock options covering 15,000 shares and restricted stock units covering 20,000 shares; Mr. Chun, stock options covering 35,000 shares and restricted stock units covering 20,000 shares; Mr. Shin, stock options covering 35,000 shares and restricted stock units covering 20,000 shares and Dr. Lee, restricted stock units covering 500,000 shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the compensation arrangements for the Company’s directors and executive officers, which are described in the section titled “Executive Compensation,” below is a description of transactions since January 1, 2021 to which the Company was a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and
●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Concord III Transactions and Agreements

Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to Concord III.

On March 1, 2021, the Sponsor, a Delaware limited liability company, purchased an aggregate of 7,187,500 shares of Concord III Class B common stock (the “Founder Shares”) for a capital contribution of $25,000. The number of Founder Shares issued was determined based on the expectation that the Founder Shares would represent 20% of the outstanding shares of Concord III upon completion of the IPO. On March 25, 2021, the Sponsor sold 1,437,500 Founder Shares to CA2 and 25,000 to each of our independent directors, in each case at the original price per share. On May 6, 2021, CA2 sold 956,439 shares back to the Sponsor at the original purchase price, resulting in the Sponsor holding 6,631,439 Founder Shares and CA2 holding 481,061 Founder Shares. In November 2021, we effected a stock dividend of 1,437,500 shares with respect to the Concord III Class B, resulting in the Sponsors and our three independent directors holding an aggregate of 8,625,000 Founder Shares (8,624,999 of which were converted to shares of Concord III Class A in connection with the Second Extension). The Sponsor currently holds 7,957,727 Founder Shares, CA2 currently holds 577,273 Founder Shares and each of our three independent directors currently holds 30,000 Founder Shares. The Sponsors purchased an aggregate of 9,400,000 Private Placement Warrants at a price of $1.00 per Warrant, for an aggregate purchase price of $9,400,000. There will be no redemption rights or liquidating distributions from a trust account (the “Trust Account”) with respect to the Founder Shares or Private Placement Warrants, which will expire worthless if we do not consummate a business combination before November 8, 2024. As such, the Sponsors’ interest in this transaction is valued at $9,400,000. Among the Private Placement Warrants, 8,260,606 Warrants were purchased by the Sponsor and/or its designees and 1,139,394 Warrants were purchased by CA2 and/or its designees. In addition, the Sponsors lent to us an aggregate of $6,900,000 of loans to our Sponsors (the “Sponsor Loans”) as of the closing date of the IPO at no interest. The proceeds of the Sponsor Loans were added to the Trust Account and will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law). Of the total amount of the Sponsor Loans, $6,063,636 was provided by the Sponsor, and $836,364 was provided by CA2. The Sponsor Loans shall be repaid or converted into Sponsor Loan Warrants at a conversion price of $1.00 per Warrant, at the Sponsors’ discretion. The Sponsor Loan Warrants are identical to the Private Placement Warrants sold to the Sponsors concurrently with the closing of the IPO. The Sponsor Loans were extended in order to ensure that the amount in the Trust Account is $10.20 per public share. In connection with the execution of the Business Combination Agreement, the Sponsors entered into the Sponsor Support Agreement, pursuant to which each of the Sponsor and CA2 each agreed to forgive all amounts outstanding under the Sponsor Loans. Therefore, no Sponsor Loan Warrants were issued in connection with the Closing.

Concord III entered into an Administrative Services Agreement pursuant to which it paid an affiliate of the Sponsor a total of $20,000 per month for office space, administrative and support services. In connection with the Closing, Concord III ceased paying these monthly fees. Accordingly, an affiliate of the Sponsor was paid a total of 578,000 for office space, administrative and support services and will be entitled to be reimbursed for any out-of-pocket expenses. As of March 31, 2024, GCT had no outstanding balance due to the affiliate of the Sponsor related to the administrative service fee.

The Sponsor and Concord III’s officers and directors or any of their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Concord III’s audit committee will review on a quarterly basis all material payments that were made by us to the Sponsor, officers, directors or our or any of their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf. As of December 31, 2023 and March 31, 2024, the Company had an outstanding balance due to the affiliate of the Sponsor of $100,920 and $0, respectively, and no balance outstanding as of the Closing Date.

Prior to the commencement of the offering, the Sponsor agreed to loan Concord III’s up to $200,000 to be used for a portion of the expenses of the IPO. At the time of the IPO, Concord III’s had borrowed $175,000 under such promissory note. The loan is non-interest bearing, unsecured and became due at the closing of the IPO. The loan has been repaid upon completion of the IPO out of the $600,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the Trust Account.

On May 3, 2022, the Sponsor agreed to loan Concord III up to $350,000 to be used to pay operating expenses. This loan was non-interest bearing, unsecured, was not convertible into Warrants or any other securities, and was due at the Closing. At December 31, 2023, there was $35,000 related to the loan outstanding which was fully paid back on the Closing Date.

Following the Closing, members of Concord III’s management team who remained with us, if any, were paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to Concord III’s stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known following the Closing, as applicable, as it will be up to the directors of the Company to determine executive officer and director compensation.

In connection with the IPO, we entered into a letter agreement with the Sponsor, CA2, and our officers and directors pursuant to which (x) they have agreed to waive: (1) their redemption rights with respect to any Founder Shares, the private placement shares and public shares, and shares underlying the Sponsor Loan Warrants held by them, as applicable, in connection with the Closing; (2) their redemption rights with respect to any Founder Shares, the private placement shares and public shares, and shares underlying the Sponsor Loan Warrants held by them in connection with Concord III’s amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemptions in connection with the Closing or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (3) their rights to liquidating distributions from the Trust Account with respect to any Founder Shares and private placement shares they hold if we fail to complete our initial business combination by August 8, 2024 (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame), and (y) the Founder Shares are subject to certain transfer restrictions.

In connection with the IPO, we have entered into a registration rights agreement with respect to the Founder Shares, Private Placement Warrants, Sponsor Loan Warrants and Concord III Warrants that may be issued upon conversion of working capital loans and Sponsor Loans and the shares (and any shares of issuable upon the exercise of the Private Placement Warrants or Warrants issued upon conversion of working capital loans or Sponsor Loans).

In April 2023, the Sponsor entered into non-redemption agreements with certain holders of Concord III Class A common stock in exchange for them agreeing not to redeem their shares of Concord III Class A common stock in connection with the First Extension. The non-redemption agreements provide for the transfer and assignment of economic interest of an aggregate of 999,665 Founder Shares held by the Sponsor. Pursuant to the non-redemption agreements, the Sponsor has agreed to transfer such Founder Shares to the investors upon closing of an initial business combination.

In November 2023, Concord III and the Sponsor entered into non-redemption agreements with certain holders of Concord III Class A common stock in exchange for them agreeing not to redeem their shares of Concord III Class A common stock in connection with the Second Extension. In exchange for the foregoing commitments not to redeem such shares, Concord III agreed to allocate to such investors an aggregate of 781,961 shares of Concord III Class A common stock, and the Sponsor agreed to surrender and forfeit to Concord III for no consideration an equal number of Founder Shares, upon closing of an initial business combination.

Other than the foregoing, no compensation or fees of any kind will be paid to the Sponsor, members of Concord III’s management team or their respective affiliates, for services rendered prior to or in connection with the consummation of the Business Combination. Additionally, Mr. Tuder joined the Company’s Board upon consummation of the Business Combination and will be compensated in line with Board’s compensation policies.

Sponsor Support Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, Concord III entered into the Sponsor Support Agreement with GCT, the Sponsor and CA2. Pursuant to the Sponsor Support Agreement, the Sponsor and CA2 have, among other things, agreed to vote all of their shares of Concord III’s common stock in favor of the approval of the Business Combination, including the Merger, not to redeem any of their shares of Concord III’s common stock and to waive their anti-dilution protections with respect to their Founder Shares.

Lock-up Agreements

On March 26, 2024, and in connection with the Closing, the Company and certain stockholders of GCT, including its directors, officers, affiliates and holders of more than 5% of outstanding shares of GCT common stock as of the Closing, entered into the Lock-Up Agreement, pursuant to which such stockholders agreed to not effect any sale or other transfer of Common Stock, subject to certain customary exceptions set forth in the Lock-Up Agreement, during the period commencing at the Closing and ending on the earlier of (i) one year following the Closing, (ii) such date as the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property or (iii) the date on which the last sale price of Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share consolidations, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing.

Subscription Agreements

Concurrently with the execution of the Business Combination Agreement, the PIPE Investors entered into subscription agreements (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors had committed to purchase in a private placement an aggregate of 4,529,967 shares of the PIPE Shares at a purchase price of $6.67 per share and the PIPE Financing of an aggregate purchase price of approximately $30.2 million. The purchase of the PIPE Shares was conditioned upon, among other things, the consummation of the Business Combination and was consummated immediately prior to the Closing. At the Closing, the PIPE Shares issued pursuant to the PIPE Subscription Agreements were not registered under the Securities Act, and were issued in reliance on the availability of an exemption from such registration.

Side Letter to Sponsor Support Agreement

Concurrently with the consummation of the transactions contemplated by the Business Combination Agreement, the Sponsors, Concord III, and GCT entered into a letter agreement pursuant to the Sponsor Support Agreement (the “Side Letter to Sponsor Support Agreement”). Pursuant to the Side Letter to Sponsor Support Agreement, the parties thereto, among other things, confirmed their understand of the calculations and timing for determination of the Sponsor Earnout Ratio (as defined in the Sponsor Support Agreement), the number of Sponsor Earnout Shares (as defined in the Sponsor Support Agreement), and the number of Sponsor Unretained Earnout Shares (as defined in the Sponsor Support Agreement).

Sponsor Incentive Allocation

On the Closing Date, and pursuant to the Sponsor Support Agreement, the Sponsors assigned 2,087,350 Private Placement Warrants and 1,399,107 shares of Common Stock to the Affiliated Stockholders.

GCT Semiconductor, Inc. Transactions and Agreements

Convertible Note

In May 2019, GCT issued a convertible promissory note in the aggregate principal amount of up to $450 thousand to Dr. Kyeongho Lee, GCT’s founder and Chairman of the Board. The convertible promissory note has a three-year term with an interest rate of 4% per annum and a conversion price of $3.50 per share. The convertible promissory note and accrued interest of $55 thousand were converted into 144,183 shares of GCT common stock on April 28, 2022 upon GCT’s submission of the initial public offering eligibility review application to KOSDAQ.

Term Loan and Security Agreement

In July of 2016, Anapass loaned to GCT Research, Inc., a subsidiary of GCT (“GCT Research”), 6,000.0 million South Korean won (“₩”), or $4.6 million based on the currency exchange rate on December 31, 2023, pursuant to a secured term note bearing 5.5% annual interest, paid monthly, and maturing on July 25, 2017. Dr. Lee serves as the chairman of the board of Anapass, which is currently a beneficial owner of approximately 17.5% of the issued and outstanding shares of GCT common stock. In addition, Anapass and GCT executed that certain Intellectual Property and Asset Security Agreement (the “Security Agreement”), dated as of July 18, 2016, pursuant to which GCT granted a security interest in substantially all of GCT’s assets to secure the loan. The Security Agreement was amended in January 2017 to secure a loan in the principal amount of ₩9,200.0 million (or $7.1 million) by the Industrial Bank of Korea (“IBK”) to GCT Research. In addition, on May 10, 2022, GCT executed Amendment No. 2 to the Security Agreement to secure an additional loan in the amount of ₩3,000.0 million (or $2.3 million) from Anapass to GCT Research. In September 2022, GCT executed Amendment No. 3 to the Security Agreement to secure a loan in the amount of ₩4,000.0 million (or $3.1 millions) from Anapass to GCT Research. The terms of the secured term note have been extended annually for additional one-year terms since 2017, and the current maturity date is July 25, 2024.

In July of 2016, KEB Hana Bank loaned ₩9,000.0 million (or $7.0 million) to GCT Research pursuant to an unsecured term loan agreement bearing a variable interest rate (2.562% initial annual interest rate), paid monthly, and maturing on July 18, 2017. The terms of such unsecured term loan agreement have been extended annually for additional one-year terms since 2017, and the current maturity date is July 12, 2024 with annual interest rate of 5.23%. Anapass provided certificates of deposit as collateral to KEB Hana Bank to secure GCT Research’s obligations under this loan.

In January of 2017, IBK loaned ₩9,200.0 million ($7.1 million) to GCT Research pursuant to an unsecured term loan agreement bearing a variable interest rate (2.11% initial annual interest rate), paid monthly and maturing on January 10, 2018. The terms of the unsecured term loan agreement have been extended annually for additional one-year terms from 2018 to 2023 and extended for ten-months in January 2023, and the current maturity date is November 20, 2024 with an annual interest rate of 4.89%. Anapass provided certificates of deposit as collateral to IBK to secure the loan.

On May 19, 2017, Dr. Lee loaned ₩500.0 million (or $0.4 million) to GCT Research pursuant to an unsecured term note bearing an 8.5% annual interest rate, paid monthly, and maturing on November 19, 2017. The terms of the unsecured term note have been extended annually for additional one-year terms since 2017, and the current maturity date is November 19, 2024 with an annual interest rate of 9.0%.

On May 24, 2017, Dr. Lee loaned ₩700.0 million (or $0.5 million) to GCT Research pursuant to an unsecured term note bearing 8.5% annual interest, paid monthly, with a monthly redemption of ₩10.0 million (or $0.008 million) and maturity date of November 24, 2017. The terms of the unsecured term note have been extended annually for additional one-year terms since 2017, and the latest maturity date was November 24, 2023 with an annual interest rate of 6.8%. The unsecured term note was paid off in full on March 19, 2023.

On May 30, 2017, Dr. Lee loaned ₩500.0 million (or $0.4 million) to GCT Research pursuant to an unsecured term note bearing 8.5% annual interest, paid monthly, and maturing on November 30, 2017. The terms of the unsecured term note have been extended annually for additional one-year terms since 2017, and the current maturity date is November 30, 2024 with an annual interest rate of 7.5%.

On May 27, 2020, Dr. Lee loaned ₩400.0 million (or $0.31 million) to GCT Research pursuant to an unsecured and non-interest bearing term loan agreement maturing on November 27, 2020. GCT Research redeemed ₩200.0 million (or $0.15 million) under such term loan in July 2020. The terms of the unsecured term loan agreement were extended for six months in November 2020, and further extended annually for additional one-year terms since May 2021 pursuant to that certain Amendment No. 2, dated as of May 27, 2021; Amendment No. 4, dated as of May 27, 2022, and Amendment No. 5, dated as of May 27, 2023. Pursuant to that certain Amendment No. 3, dated as of November 30, 2021, ₩90.0 million (or $0.07 million) were forgiven by Dr. Kyeongho Lee. The current outstanding balance under the loan is ₩110.0 million and currently has a maturity of May 27, 2024.

On December 2, 2021, Dr. Lee loaned ₩1,000.0 million (or $0.8 million) to GCT Research pursuant to an unsecured term loan agreement bearing 7.5% annual interest, paid monthly, and maturing on December 2, 2022. The loan agreement was subsequently extended to a maturity date of December 2, 2024. The loan was fully paid off on March 15, 2024.

On December 17, 2021, Dr. Lee loaned ₩2,000.0 million (or $1.5 million) to GCT Research pursuant to an unsecured term loan agreement bearing 7.5% annual interest, paid monthly, and maturing on March 17, 2022. The loan was fully redeemed on March 10, 2022.

Registration Rights Agreement

In connection with the Closing, the Company, certain stockholders of GCT, the Sponsor and certain stockholders of Concord III entered into the Registration Rights Agreement, pursuant to which we agreed to register for resale certain shares of our Common Stock and other equity securities that are held by the parties thereto from time to time.

Indemnification Agreements

In connection with the Business Combination, on the Closing Date, We entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides for indemnification and advancement by us of certain expenses and costs relating to claims, suits, or proceedings arising from service to us or, at our request, service to other entities to the fullest extent permitted by applicable law.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of Common Stock as of May 21, 2024 by:

●	each person who is known by us to be the beneficial owner of more than five percent of our issued and outstanding ordinary shares;
●	each of our Named Executive Officers and directors; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with Commission rules and includes voting or investment power with respect to securities and generally includes shares issuable pursuant to options and Warrants that are currently exercisable or exercisable within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to it, that the persons and entities named in the table below will have sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws.

Common Stock issuable upon exercise of Warrants or options currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

Subject to the paragraph above, the percentage ownership of issued shares is based on 45,890,164 shares of Common Stock issued and outstanding as of May 10, 2024.

Unless otherwise noted, the business address of each of the following entities or individuals is 2290 North 1st Street, Suite 201 San Jose, CA 95131.

Name and Address of Beneficial Owner	Shares of Common Stock	% of Total Voting Power(2)
John Schlaefer(1)	214,518	0.5%
Edmond Cheng(2)	—	—%
David Yoon(3)	96,486	0.2%
Dr. Jeemee Kim(4)	295,311	0.6%
Alex Sum(5)	140,100	0.3%
Dr. Kyeongho Lee(6)	1,671,991	3.6%
Robert Barker(7)	15,874	0.0%
Kukjin Chun(8)	3,676	0.0%
Hyunsoo Shin(9)	4,405	0.0%
Jeff Tuder(10)	—	—%
Nelson C. Chan	—	—%
(All Executive Officers and Directors as a Group (11 persons)):	1,642,361	5.3%
Greater than Five Percent Holders:
Anapass, Inc.(11)	8,213,213	17.5%
Concord Sponsor Group III LLC(12)	8,940,212	17.9%
*	Less than 1%.
(1)Includes 135,818 shares of Common Stock issuable upon exercise of stock options within 60 days of May 21, 2024.
(2)On March 22, 2024, Edmond Cheng was appointed Chief Financial Officer (CFO) effective March 18, 2024.
(3)Includes 66,392 shares of Common Stock issuable upon exercise of stock options within 60 days of May 21, 2024.
(4)Includes 80,025 shares of Common Stock issuable upon exercise of stock options within 60 days of May 21, 2024.
(5)Includes 49,957 shares of Common Stock issuable upon exercise of stock options within 60 days of May 21, 2024.

(6)Includes 4,150 shares of Common Stock held by Dr. Lee’s spouse. The percentage ownership was calculated based upon 46,690,164 shares of the Issuer’s Common Stock, which consists of (i) 45,890,164 issued and outstanding shares of the Company’s Common Stock as of March 31, 2024 and (ii) 800,000 Private Placement Warrants that were allocated at GCT’s discretion to Kyeongho Lee to incentivize investment to the Company Insider Recipients.
(7)Includes 2,800 shares of Common Stock issuable upon exercise of stock options within 60 days of May 21, 2024.
(8)Includes 3,676 shares of Common Stock issuable upon exercise of stock options within 60 days of May 21, 2024.
(9)Includes 3,948 shares of Common Stock issuable upon exercise of stock options within 60 days of May 21, 2024.
(10)Does not include certain shares indirectly owned by this individual as a result of his or her membership interest in the Sponsor.
(11)The principal business address for Anapass, Inc. is 7F, Dream-Markl Bldg. 61, Ditigal-ro 31-gil, Guro-gu, Seoul, 08375, Republic of Korea. The percentage ownership was calculated based upon 46,827,514 shares of the Issuer’s Common Stock, which consists of (i) 45,890,164 issued and outstanding shares of the Company’s Common Stock as of March 31, 2024 and (ii) 937,350 Private Placement Warrants that were allocated at GCT’s discretion to Anapass, Inc. to incentivize investment to the Company Insider Recipients.
(12)Concord Sponsor Group III LLC, the Sponsor of Concord III, is the record holder of the shares of the Concord III, which converted into Common Stock at Closing. The principal business address of the Sponsor is 477 Madison Ave., 22nd Floor, New York, NY, 10022. The percentage ownership was calculated based upon 49,838,250 shares of the Issuer’s Common Stock, which consists of (i) 45,890,164 issued and outstanding shares of the Company’s Common Stock as of March 31, 2024 and (ii) 3,948,086 Private Placement Warrants that were purchased in November 2021 at the IPO of the Company.

SELLING SECURITYHOLDERS

This prospectus relates to the offer and sale from time to time by the Selling Securityholders of up to: (i) up to 35,970,732 shares of Common Stock consisting of (a) up to 6,580,000 shares of Common Stock issuable upon exercise of the Private Placement Warrants at a price of $11.50 per share, (b) 19,685,138 shares of Common Stock acquired by certain Selling Securityholders party to the Registration Rights Agreement, (c) up to 4,529,967 PIPE Shares at a price of $6.67 per share issued to PIPE Investors, (d) up to 1,781,626 shares of Common Stock issued to NRA Investors, (e) up to 500,000 shares of Common Stock underlying the Note issued to the Noteholder and (f) up to 2,894,001 shares of Common Stock that are issuable upon the exercise of the GCT Warrants and (ii) up to 6,580,000 Private Placement Warrants. The Selling Securityholders may from time to time offer and sell any or all of the Common Stock and Private Placement Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “Selling Securityholders” includes the persons listed in the table below, together with any additional Selling Securityholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interests in the Common Stock and Private Placement Warrants other than through a public sale.

Certain of the Selling Securityholders listed below entered into the Lock-up Agreement with respect to certain of the shares of Common Stock that may be sold by it, from time to time, pursuant to the registration statement of which this prospectus forms a part. Such restrictions began at the Closing and end on the earlier of (i) one year following the Closing, (ii) such date as the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Company Common Stock for cash, securities or other property or (iii) the date on which the last sale price of Company Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share consolidations, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing. See the section titled “Certain Relationships and the Related Party Transactions – Lock-up Agreements.”

Except as set forth in the footnotes below, the following table sets forth, based on written representations from the Selling Securityholders, certain information as of May 21, 2024 regarding the beneficial ownership of our Common Stock and Warrants by the Selling Securityholders and the shares of Common Stock and Warrants being offered by the Selling Securityholders. The applicable percentage ownership of Common Stock is based on approximate 45,890,164 shares of Common Stock outstanding as of May 10, 2024. Information with respect to shares of Common Stock, Private Warrants, and Public Warrants owned beneficially after the offering assumes the sale of all of the shares of Common Stock, Private Warrant or Public Warrants, as applicable. The Selling Securityholders may offer and sell some, all or none of the shares of Common Stock, Private Warrants or Public Warrants, as applicable.

We have determined beneficial ownership in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Common Stock and Warrants that they beneficially own, subject to applicable community property laws. Except as described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate of a broker dealer.

Please see the section titled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these shares.

	Shares of Common Stock				Warrants to Purchase Common Stock
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Offered Hereby	Number Beneficially Owned After Offering	Percentage of Class After Offering(1)	Number Beneficially Owned Prior to Offering	Number Offered Hereby	Number Beneficially Owned After Offering	Percentage of Class After Offering
683 Capital Partners, LP (2)	126,988	126,988	—	—	—	—	—	—
Altana Calderwood Specialist Alpha Fund (3)	3,745	3,745	—	—	—	—	—	—
A.R.C. Directors Ltd.(4)	62,500	62,500	—	—	—	—	—	—
Anapass, Inc.(5)	8,213,213	8,213,213	—	—	937,350	937,350	—	—
Aon 21 USA LLC(6)	1,392,468	717,121	—	—	—	—	—	—
AQR Absolute Return Master Account, L.P.(7)	20,000	20,000	—	—	—	—	—	—
AQR Funds – AQR Diversified Arbitrage Fund(8)	25,000	25,000	—	—	—	—	—	—
AQR Global Alternative Investment Offshore Fund, L.P.(9)	30,000	30,000	—	—	—	—	—	—
AQR Tax Advantaged Absolute Return Fund, L.P.(10)	25,000	25,000	—	—	—	—	—	—
Arena Finance Markets, LP(11)	13,745	13,745	—	—	—	—	—	—
Arena Special Opportunities (Offshore) Master, LP(12)	7,111	7,111	—	—	—	—	—	—
Arena Special Opportunities Fund, LP(13)	19,896	19,896	—	—	—	—	—	—
Arena Special Opportunities Partners (Cayman Master) II, LP(14)	18,312	18,312	—	—	—	—	—	—
Arena Special Opportunities Partners II, LP(15)	40,936	40,936	—	—	—	—	—	—
Asia Pacific Venture Invest II L.P.(16)	17,611	9,950	—	—	—	—	—	—
Asia Pacific Venture Invest L.P.(17)	54,158	30,599	—	—	—	—	—	—
Barker, Robert Jeffery(18)	19,609	13,074	2,800	(*)	—	—	—	—
Bookook The Tower New Tech Fund(19)	286,956	286,956	—	—	—	—	—	—
Boston Patriot Merrimack St. LLC(20)	27,485	27,485	—	—	—	—	—	—
CA2 Co-Investment LLC (21)	906,705	906,705	—	—	544,564	544,564	—	—
Choi, Gil Eon(22)	205,333	205,333	—	—	—	—	—	—
Camac Fund LP (23)	68,538	68,538	—	—	—	—	—	—
Choi, Ji Hoon(24)	5,455	5,455	—	—	—	—	—	—
Choi, Sue Jung(25)	9,273	9,273	—	—	—	—	—	—
Chun, Poong(26)	149,925	149,925	—	—	—	—	—	—
Concord Sponsor Group III LLC (27)	8,940,212	8,940,212	—	—	3,948,086	3,948,086	—	—
DMS Co., Ltd.(28)	300,000	300,000	—	—	—	—	—	—
Dryden Capital Fund, LP(29)	22,050	22,050	—	—	—	—	—	—
Dryden Special Opportunity Fund, LP(30)	132,750	132,750	—	—	—	—	—	—
Fifth Lane Partners Fund LP(31)	40,000	40,000	—	—	—	—	—	—
Fir Tree Capital Opportunity Master Fund III, LP(32)	17,010	17,010	—	—	—	—	—	—
Fir Tree Capital Opportunity Master Fund, LP(33)	11,169	11,169	—	—	—	—	—	—
Fir Tree Value Master Fund, LP(34)	15,763	15,763	—	—	—	—	—	—
FT SOF XIII (SPAC) Holdings, LLC(35)	25,232	25,232	—	—	—	—	—	—
Gantcher Family Limited Partnership(36)	3,291	3,291	—	—	—	—	—	—
Global Coretech Growth Fund 1(37)	2,248,875	2,248,875	—	—	—	—	—	—
Global Growth Investment, L.P. (38)	327,370	184,964	—	—	—	—	—	—
Gogo Business Aviation LLC(39)	500,000	500,000	—	—	—	—	—	—
GP K-5G Fund 1(40)	270,000	270,000	—	—	—	—	—	—
Harraden Circle Investors, LP (41)	62,697	62,697	—	—	—	—	—	—
Highbridge Tactical Credit Master Fund, L.P. (42)	79,700	79,700	—	—	—	—	—	—
Highbridge Tactical Credit Institutional Fund, Ltd. (43)	20,300	20,300	—	—	—	—	—	—
Hong, Hye Ran(44)	9,273	9,273	—	—	—	—	—	—
Hong, Jun Gi(45)	105,000	105,000	—	—	—	—	—	—
i Best Development Co., Ltd. (46)	349,925	349,925	—	—	—	—	—	—
i Best Investment Co., Ltd. (47)	1,494,914	1,049,925	—	—	—	—	—	—
Jeong, Deog Kyoon(48)	559,756	149,925	—	—	—	—	—	—
Kim, Da Rae(49)	35,000	35,000	—	—	—	—	—	—
Kim, Dong Hyun(50)	18,545	18,545	—	—	—	—	—	—
Kim, Jeong-Min(51)	310,060	215,286	79,246	(*)	—	—	—	—
Kim, Shin Yup(52)	40,000	40,000	—	—	—	—	—	—
King, Thomas(53)	30,000	30,000	—	—	—	—	—	—
Korea Investment & Securities Co., Ltd As Trustee on behalf of “Renaissance Balance No.1 Privately Placed Fund” (54)	40,872	3,114	—	—	—	—	—	—
Korea Investment & Securities Co., Ltd As Trustee on behalf of “Renaissance Giovanni Pre-IPO Privately Placed Fund” (55)	134,459	10,244	—	—	—	—	—	—
Korea Investment & Securities Co., Ltd As Trustee On Behalf Of “Renaissance Intelligence Privately Placed Fund” (56)	46,455	3,539	—	—	—	—	—	—
Korea Investment & Securities Co., Ltd As Trustee On Behalf Of “Renaissance Kosdaq Venture Active Privately Placed Fund” (57)	65,131	15,629	—	—	—	—	—	—
Korea Investment & Securities Co., Ltd as Trustee on behalf of “Renaissance Pre-IPO Kosdaq Venture Privately Placed Fund” (58)	74,372	5,666	—	—	—	—	—	—
Korea Investment & Securities Co., Ltd As Trustee On Behalf Of “Renaissance Raphaelo Ii Privately Placed Fund” (59)	111,490	8,494	—	—	—	—	—	—
Korea Investment & Securities Co., Ltd As Trustee On Behalf Of “Renaissance Sonnet Pre-Ipo Privately Placed Fund” (60)	92,909	7,078	—	—	—	—	—	—
Korea Investment & Securities Co., Ltd As Trustee On Behalf Of “Renaissance Value No.1 Privately Placed Fund” (61)	72,340	5,511	—	—	—	—	—	—

	Shares of Common Stock				Warrants to Purchase Common Stock
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Offered Hereby	Number Beneficially Owned After Offering	Percentage of Class After Offering(1)	Number Beneficially Owned Prior to Offering	Number Offered Hereby	Number Beneficially Owned After Offering	Percentage of Class After Offering
Korea Investment & Securities Co., Ltd As Trustee On Behalf Of “Renaissance Vasco Privately Placed Fund” (62)	329,206	25,081	—	—	—	—	—	—
Lee, Jin(63)	70,000	70,000	—	—	—	—	—	—
Lee, Junhyuk(64)	105,000	105,000	—	—	—	—	—	—
Lee, Ki Hyoung(65)	5,455	5,455	—	—	—	—	—	—
Lee, Kyeongho(66)	1,765,371	1,671,991	93,380	(*)	800,000	800,000	—	—
Lee, Tae Won(67)	149,925	149,925	—	—	—	—	—	—
Leibowitz, Larry(68)	30,000	30,000	—	—	—	—	—	—
M-China Fund I(69)	143,396	81,019	—	—	—	—	—	—
M-Material·Parts·Equipment Platform Investment 1, L.P.(70)	1,284,654	725,830	—	—	—	—	—	—
Meteora Capital Partners, LP (71)	14,342	14,342	—	—	—	—	—	—
Meteora Select Trading Opportunities Master, LP(72)	24,646	24,646	—	—	—	—	—	—
Meteora Strategic Capital, LLC (73)	3,754	3,754	—	—	—	—	—	—
Meteora Special Opportunity Fund I, LP(74)	7,258	7,258	—	—	—	—	—	—
Mmf LT, LLC(75)	128,250	128,250	—	—	—	—	—	—
Mujin Electronics Co., Ltd. (76)	1,214,986	324,162	—	—	—	—	—	—
M-Venture Investment, Inc. (77)	2,153,680	1,201,683	—	—	—	—	—	—
Nautilus Master Fund, L.P. (78)	140,000	140,000	—	—	—	—	—	—
NH Investment & Securities Co., Ltd As Trustee On Behalf Of “Renaissance Michelangelo I Privately Placed Fund” (79)	77,864	5,932	—	—	—	—	—	—
NH Investment & Securities Co., Ltd as Trustee on behalf of “Renaissance KOSDAQ Venture NH Privately Placed Fund” (80)	65,771	5,011	—	—	—	—	—	—
NH Investment & Securities Co., Ltd As Trustee On Behalf Of “Renaissance Michelangelo Pre-IPO Privately Placed Fund” (81)	157,944	12,033	—	—	—	—	—	—
NH Investment & Securities Co., Ltd As Trustee On Behalf Of “Renaissance Michelangelo Sobujang Pre-IPO Privately Placed Fund” (82)	43,770	3,335	—	—	—	—	—	—
Nj Holdings Inc. (83)	1,613,133	1,044,775	—	—	—	—	—	—
N-Venture Investment Partnership I(84)	40,424	22,840	—	—	—	—	—	—
One Oak Multi-Strategy Fund Ltd. (85)	9,000	9,000	—	—	—	—	—	—
Ort, Peter	30,000	30,000	—	—	—	—	—	—
Parakletos@Ventures 2000 Fund, L.P. (86)	16,601	16,601	—	—	—	—	—	—
Parakletos@Ventures 99 Fund, L.P. (87)	876,190	876,190	—	—	—	—	—	—
Parakletos@Ventures Millennium Fund, L.P. (88)	507,423	507,423	—	—	—	—	—	—
Parakletos@Ventures, LLC(89)	211,560	211,560	—	—	—	—	—	—
Park, Tae Won(90)	224,886	224,886	—	—	—	—	—	—
Radcliffe Capital Management, L.P.(91)	100,000	100,000	—	—	—	—	—	—
Rivernorth SPAC Arbitrage Fund, LP (92)	75,000	75,000	—	—	—	—	—	—
RK Capital Partners LP(93)	75,000	75,000	—	—	—	—	—	—
RLH SPAC Fund, LP(94)	20,000	20,000	—	—	—	—	—	—
Sandia Investment Management LP(95)	67,036	67,036	—	—	—	—	—	—
Schlaefer, John Brian(96)	227,322	78,700	148,622	(*)	—	—	—	—
Sea Hawk Multi-Strategy Master Fund Ltd. (97)	4,600	4,600	—	—	—	—	—	—
Sea Otter Trading, LLC(98)	75,000	75,000	—	—	—	—	—	—
SG Ace Inc. (99)	1,722,251	750,000	—	—	350,000	350,000	—	—
Shin, Hyunsoo(100)	10,728	457	10,271	(*)	—	—	—	—
Shin, Sungyup(101)	149,925	149,925	—	—	—	—	—	—
Sum, Alexander Kwok(102)	145,441	90,143	55,298	(*)	—	—	—	—
Today Holdings Corp(103)	149,925	149,925	—	—	—	—	—	—
TQ Master Fund LP (104)	29,891	29,891	—	—	—	—	—	—
Valuequest Partners LLC(105)	9,000	9,000	—	—	—	—	—	—
Walleye Investments Fund LLC(106)	25,838	25,838	—	—	—	—	—	—
Walleye Opportunities Master Fund Ltd(107)	48,526	48,526	—	—	—	—	—	—
Warbasse67 Fund LLC (108)	5,267	5,267	—	—	—	—	—	—
Yoon, Young Dae(109)	107,024	30,094	76,930	(*)	—	—	—	—
Yuanta Securities Korea Co., Ltd. (110)	478,763	239,382	—	—	—	—	—	—
Yuanta Venture Capital Co., Ltd. (111)	371,878	185,939	—	—	—	—	—	—
J.V.B. Financial Group, LLC	110,000	110,000	—	—	—	—	—	—
(1)	Based upon 45,890,164 shares of Common Stock outstanding as of May 10, 2024.
(2)

The shares held by 683 Capital Partners, LP are indirectly held by 683 Capital Management, LLC and Ari Zweiman, the managing member of 683 Capital Management, LLC. 683 Capital Management, LLC, 683 Capital Partners, LP and Mr. Zweiman share voting and dispositive power with respect to the shares held by 683 Capital Partners, LP. The principal address of 683 Capital Partners, LP is 1700 Broadway Suite 4200, New York, NY 10019.

(3)

Harraden Circle Investments, LLC serves as investment manager to Altana Calderwood Specialist Alpha Fund. Mr. Frederick Fortmiller, Jr. is the managing member of Harraden Circle Investments, LLC. In such capacity, Mr. Fortmiller has voting and investment power with respect to the shares of Common Stock owned by the Altana Calderwood Specialist Alpha Fund and may be deemed to beneficially own the Shares reported herein directly owned by the Altana Calderwood Specialist Alpha Fund. The principal address of Altana Calderwood Specialist Alpha Fund is 299 Park Avenue, 21st Floor, New York, NY 10171.

(4)	The principal address of A.R.C. is Suite #7 Grand Pavilion Commercial Centre, 802 West Bay Road, P.O. Box 10250 Grand Cayman.
(5)	Anapass, Inc. holds the Private Placement Warrants for the purchase of up to 937,350 shares of our Common Stock.
(6)	Mr. Sunil Kang has voting and investment power over the shares held by AON 21 USA LLC. The principal address of AON 21 USA LLC is 74 Fifth Ave. Apt 10a, New York, NY 10011.
(7)

AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC and AQR Arbitrage, LLC act as investment adviser of AQR Tax Advantaged Absolute Return Fund, L.P., AQR Absolute Return Master Account, L.P. and AQR Global Alternative Investment Offshore Fund, L.P. and have investment and dispositive power over the shares held by these funds. The principal address of AQR Absolute Return Master Account, L.P. is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.

(8)

AQR Capital Management, LLC serves as the investment adviser and AQR Arbitrage, LLC serves as the investment sub-adviser to AQR Diversified Arbitrage Fund, a series of AQR Funds, an open-end registered investment company, and have investment and dispositive power over the shares held by this fund. The principal address of AQR Diversified Arbitrage Fund, a series of AQR Funds is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.

(9)

AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC and AQR Arbitrage, LLC act as investment adviser of AQR Tax Advantaged Absolute Return Fund, L.P., AQR Absolute Return Master Account, L.P. and AQR Global Alternative Investment Offshore Fund, L.P. and have investment and dispositive power over the shares held by these funds. The principal address of AQR Global Alternative Investment Offshore Fund, L.P.– SPACs Sleeve is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.

(10)

AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC and AQR Arbitrage, LLC act as investment adviser of AQR Tax Advantaged Absolute Return Fund, L.P., AQR Absolute Return Master Account, L.P. and AQR Global Alternative Investment Offshore Fund, L.P. and have investment and dispositive power over the shares held by these funds. The principal address of AQR Tax Advantaged Absolute Return Fund, L.P. is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.

(11)

Arena Investors, LP is the investment manager with sole voting power and control of common equity held by: Arena Finance Markets, LP. The principal address of Arena Finance Markets, LP is 1013 Centre Road, Suite 103-B, Wilmington, DE 19801.

(12)

Arena Investors, LP is the investment manager with sole voting power and control of common equity held by: Arena Special Opportunities (Offshore) Master, LP. The principal address of Arena Special Opportunities (Offshore) Master, LP is 121 South Church Street, George Town, Grand Cayman, Cayman Islands KY1-1104.

(13)

Arena Investors, LP is the investment manager with sole voting power and control of common equity held by: Arena Special Opportunities Fund, LP. The principal address of Arena Special Opportunities Fund, LP is 108 W. 13th Street, Suite 100, Wilmington, DE 19801.

(14)

Arena Investors, LP is the investment manager with sole voting power and control of common equity held by: Arena Special Opportunities Partners (Cayman Master) II, LP. The principal address of Arena Special Opportunities Partners (Cayman Master) II, LP is P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104.

(15)

Arena Investors, LP is the investment manager with sole voting power and control of common equity held by: Arena Special Opportunities Partners II, LP. The principal address of Arena Special Opportunities Partners II, LP is 108 W. 13th Street, Suite 100, Wilmington, DE 19801.

(16)

M-Venture Investment, Inc. has voting and investment power over the shares held by Asia Pacific Venture Invest II L.P. The principal address of Asia Pacific Venture Invest II L.P. is Trident Chambers, Wickham Cay1, P.O. Box 146, Road Town, Tortola, British Virgin Islands.

(17)

M-Venture Investment, Inc. has voting and investment power over the shares held by Asia Pacific Venture Invest L.P. The principal address of Asia Pacific Venture Invest L.P. is Trident Chambers, Wickham Cay1, P.O. Box 146, Road Town, Tortola, British Virgin Islands.

(18)	Robert Barker is a member of our Board of Directors.
(19)

Consists of 286,956 Common Stock purchased in the PIPE Financing. Bookook Capital Co., Ltd, as Fund Management company, has voting and/or dispositive poser over the holdings of such Fund. The address of Bookook The Tower New Tech Fund is 13th floor, Bookook Securities Building, 17 Gukjegeumyung-ro 6-gil, Yeongdeungpo-gu, Seoul 07330, Korea.

(20)	The principal address of Boston Patriot Merrimack St. LLC is C/O PRIM Board 84 State St Suite 250 Boston, MA 02109.
(21)

CA2 Co-Investment LLC holds the Private Placement Warrants for the purchase of up to 544,564 shares of our Common Stock. Cowen Investments II LLC is the sole member of CA 2 Co-Investment LLC, RCG LV Pearl LLC (“RCG”) is the sole member of Cowen Investment II LLC, and Cowen Inc. is the sole member of RCG. In such capacities, each of Cowen Investments II LLC, RCG and Cowen Inc. may be deemed to beneficially own the securities owned directly by CA2 Co-Investment LLC. The principal address of CA2 Co-Investment LLC is 599 Lexington Avenue, New York, NY 10022.

(22)	Gil Eon Choi holds the GCT Warrants for the purchase of up to 205,333 shares of our Common Stock.
(23)

Camac Capital, LLC is the general partner of Camac Fund, LP and has the right to act on its behalf. Eric Shahinian is the manager of Camac Capital, LLC and can act on its behalf. The principal address of Camac Fund, LP is 2 Pheasant Ridge Road, Ossining NY 10562.

(24)	Ji Hoon Choi holds the GCT Warrants for the purchase of up to 5,455 shares of our Common Stock.
(25)	Sue Jung Choi holds the GCT Warrants for the purchase of up to 9,273 shares of our Common Stock.
(26)	Poong Chun holds 149,925 of Common Stock purchased in the PIPE Financing.
(27)

Concord Sponsor Group III LLC holds the Private Placement Warrants for the purchase of up to 3,948,086 shares of our Common Stock. The Concord Sponsor entity is controlled by a board of directors which consist of Bob Diamond, David Schmis, and Tim Kacani. The principal address of Concord Sponsor Group III LLC is 477 Madison Ave, 22nd Floor, New York, NY 10022.

(28)

DMS Co., Ltd. holds the GCT Warrants for the purchase of up to 300,000 shares of our Common Stock. The principal address of DMS Co., Ltd. is F3, Achasan-ro 11ga-gil, Seongdong-gu, Seoul, Republic of Korea.

(29)

Dryden Capital, LLC is the manager of Dryden Capital Fund, LP. T. Matthew Buffington and Matthew C. Leavitt are the controlling stockholders of Dryden Capital, LLC. The principal address of Dryden Capital Fund, LP is 777 Brickell Ave Ste 500 Miami, FL 33131.

(30)

Dryden Capital, LLC is the manager of Dryden Special Opportunity Fund, LP. T. Matthew Buffington and Matthew C. Leavitt are the controlling stockholders of Dryden Capital, LLC. The principal address of Dryden Special Opportunity Fund, LP is 777 Brickell Ave Ste 500 Miami, FL 33131.

(31)

Mr. Cavan Copeland, sole managing partner of Fifth Lane Partners Fund LP has voting and investment power over the shares. The principal address of Fifth Lane Partners Fund LP is 3300 N IH-35, Suite 380, Austin, Texas 78705.

(32)

Fir Tree Capital Management LP (“FTCM”) is the investment manager for the Fir Tree funds. David Sultan and Clinton Biondo control FTCM. Each of FTCM, Messrs. Sultan and Biondo has voting and investment power with respect to the shares of Common Stock owned by the Fir Tree funds and may be deemed to be the beneficial owner of such shares. The principal address of Fir Tree Capital Opportunity Master Fund III, LP is 89 Nexus Way Camana Bay, Grand Cayman KY1-1205.

(33)

Fir Tree Capital Management LP (“FTCM”) is the investment manager for the Fir Tree funds. David Sultan and Clinton Biondo control FTCM. Each of FTCM, Messrs. Sultan and Biondo has voting and investment power with respect to the shares of Common Stock owned by the Fir Tree funds and may be deemed to be the beneficial owner of such shares. The principal address of Fir Tree Capital Opportunity Master Fund, LP is 89 Nexus Way Camana Bay, Grand Cayman KY1-1205.

(34)

Fir Tree Capital Management LP (“FTCM”) is the investment manager for the Fir Tree funds. David Sultan and Clinton Biondo control FTCM. Each of FTCM, Messrs. Sultan and Biondo has voting and investment power with respect to the shares of Common Stock owned by the Fir Tree funds and may be deemed to be the beneficial owner of such shares. The principal address of Fir Tree Value Master Fund, LP is 89 Nexus Way Camana Bay, Grand Cayman KY1-1205.

(35)

Fir Tree Capital Management LP (“FTCM”) is the investment manager for the Fir Tree funds. David Sultan and Clinton Biondo control FTCM. Each of FTCM, Messrs. Sultan and Biondo has voting and investment power with respect to the shares of Common Stock owned by the Fir Tree funds and may be deemed to be the beneficial owner of such shares. The principal address of FT SOF XIII (SPAC) Holdings, LLC is 500 Fifth Ave 9th Floor New York, NY 10110.

(36)

Harraden Circle Investments, LLC serves as investment manager to Gantcher Family Limited Partnership. Mr. Frederick Fortmiller, Jr. is the managing member of Harraden Circle Investments, LLC. In such capacity, Mr. Fortmiller has voting and investment power with respect to the shares of Common Stock owned by the Gantcher Family Limited Partnership and may be deemed to beneficially own the Shares reported herein directly owned by the Gantcher Family Limited Partnership. The principal address of Gantcher Family Limited Partnership is 299 Park Avenue, 21st Floor, New York, NY 10171.

(37)

The shares reported herein include 2,248,875 shares of Common Stock held by Global Coretech Growth Fund 1. Sukho Lee and Jun Hyuk Lee serve as the managing members of the Global Coretech Growth Fund 1. Each of Sukho Lee and Jun Hyuk Lee disclaims beneficial ownership of the shares reported herein except to the extent of such person’s pecuniary interest, if any, therein.

(38)

M-Venture Investment, Inc. has voting and investment power over the shares held by Global Growth Investment, L.P. The principal address of Global Growth Investment, L.P. is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman.

(39)

Consists of 500,000 shares of Common Stock issuable upon conversion of a $5 million convertible note, convertible at the holder’s option. Gogo Business Aviation LLC is a direct, wholly owned subsidiary of Gogo Intermediate Holdings LLC, which is a direct, wholly owned subsidiary of Gogo, Inc., which is a publicly traded company. Accordingly, Gogo Intermediate Holdings LLC and Gogo Inc. may be deemed to share beneficial ownership of the reported securities. The principal address of Gogo Business Aviation is 105 Edgeview Dr., Suite 300, Borrmfield, CO 80021.

(40)

Consists of 270,000 Common Stock purchased in the PIPE Financing. Widwin Investment has voting and/or dispositive power over the shares held by GP K-5G Fund 1. The principal address of GP K-5G Fund 1 is 519 CALT, Teheranro 87gil 22, Gangnam-gu, Seoul, Korea 06164.

(41)

Harraden Circle Investments, LLC serves as investment manager to Harraden Circle Investors, LP. Mr. Frederick Fortmiller, Jr. is the managing member of Harraden Circle Investments, LLC. In such capacity, Mr. Fortmiller has voting and investment power with respect to the shares of Common Stock owned by the Harraden Circle Investors, LP. and may be deemed to beneficially own the Shares reported herein directly owned by the Harraden Circle Investors, LP. The principal address of Harraden Circle Investors, LP is 299 Park Avenue, 21st Floor, New York, NY 10171 .

(42)

Highbridge Capital Management, LLC is the trading manager of Highbridge Tactical Credit Master Fund, L.P. Highbridge Tactical Credit Master Fund, L.P. disclaims beneficial ownership over these shares. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of Highbridge Tactical Credit Master Fund, L.P. is c/o Maples Corporate Services Limited #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(43)

Highbridge Capital Management, LLC is the trading manager of Highbridge Tactical Credit Institutional Fund, Ltd. Highbridge Tactical Credit Institutional Fund, Ltd. disclaims beneficial ownership over these shares. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of Highbridge Tactical Credit Institutional Fund, Ltd. is c/o Maples Corporate Services Limited #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(44)	Hye Ran Hong holds the GCT Warrants for the purchase of up to 9,273 shares of our Common Stock.
(45)	Jun Gi Hong holds the GCT Warrants for the purchase of up to 105,000 shares of our Common Stock.
(46)

i Best Development Co., Ltd. holds the GCT Warrants for the purchase of up to 200,000 shares of our Common Stock. In addition, i Best Development owns 149,925 shares of our Common Stock that were purchased in the PIPE financing. i Best Investment Co., Ltd., as major shareholder, has voting and/or dispositive poser over the holdings of such entity. The principal address of business of i Best Development Co., Ltd. is 101-3701, 69, Hangang-daero, Yongsan-gu, Seoul, 04378, Republic of Korea.

(47)

i Best Investment Co., Ltd. holds the GCT Warrants for the purchase of up to 900,000 shares of our Common Stock. In addition, i Best Investment owns 594,914 shares of our Common Stock and 149,925 were purchased in the PIPE financing. BumHee Han, as major shareholder, has voting and/or dispositive poser over the holdings of such Fund. The principal address of business of i Best Investment Co., Ltd. is 101-3701, 69, Hangang-daero, Yongsan-gu, Seoul, 04378, Republic of Korea.

(48)	Deog Kyoon Jeong owns 559,756 shares of Common Stock and 149,925 were purchased in the PIPE Financing.
(49)	Da Rae Kim holds the GCT Warrants for the purchase of up to 35,000 shares of our Common Stock.
(50)	Dong Hyun Kim holds the GCT Warrants for the purchase of up to 18,545 shares of our Common Stock.
(51)	Dr. Jeongmin Kim is our Chief Technology Officer.
(52)	Shin Yup Kim holds the GCT Warrants for the purchase of up to 40,000 shares of our Common Stock.
(53)	Thomas King was independent director of Concord Acquisition Corp. III.
(54)

Korea Investment & Securities Co., Ltd as trustee on behalf of “Renaissance Balance No.1 Privately Placed Fund” holds the Private Warrants for the purchase of up to 3,114 shares of our Common Stock. Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive poser over the holdings of such Fund. The principal address of business of Korea Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.

(55)

Korea Investment & Securities Co., Ltd as trustee on behalf of “Renaissance Giovanni Pre-IPO Privately Placed Fund” holds the Private Warrants for the purchase of up to 10,244 shares of our Common Stock. Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive poser over the holdings of such Fund. The principal address of business of Korea Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.

(56)

Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive power over the holdings of Korea Investment & Securities Co., Ltd as trustee on behalf of “Renaissance Intelligence Privately Placed Fund”. The principal address of business of Korea Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.

(57)

Korea Investment & Securities Co., Ltd as trustee on behalf of “Renaissance KOSDAQ Venture Active Privately Placed Fund” holds the GCT Warrants for the purchase of up to 10,667 shares of our Common Stock. Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive power over the holdings of such Fund. The principal address of business of Korea Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.

(58)

Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive power over the holdings of Korea Investment & Securities Co., Ltd as trustee on behalf of “Renaissance Pre-IPO KOSDAQ Venture Privately Placed Fund”. The principal address of business of Korea Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.

(59)

Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive power over the holdings of Korea Investment & Securities Co., Ltd as trustee on behalf of “Renaissance Raphaelo II Privately Placed Fund”. The principal address of business of Korea Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.

(60)

Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive power over the holdings of Korea Investment & Securities Co., Ltd as trustee on behalf of “Renaissance Sonnet Pre-IPO Privately Placed Fund”. The principal address of business of Korea Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.

(61)

Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive power over the holdings of Korea Investment & Securities Co., Ltd as trustee on behalf of “Renaissance Value No.1 Privately Placed Fund”. The principal address of business of Korea Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.

(62)

Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive power over the holdings of Korea Investment & Securities Co., Ltd as trustee on behalf of “Renaissance Vasco Privately Placed Fund”. The principal address of business of Korea Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.

(63)	Jin Lee holds the GCT Warrants for the purchase of up to 70,000 shares of our Common Stock.
(64)	Junhyuk Lee holds the GCT Warrants for the purchase of up to 105,000 shares of our Common Stock.
(65)	Ki Hyoung Lee holds the GCT Warrants for the purchase of up to 5,455 shares of our Common Stock.
(66)	Dr. Kyeongho Lee is a co-founder of our company and member of our Board of Directors. Dr. Lee holds the Private Placement Warrants for the purchase of up to 800,000 shares of our Common Stock.
(67)	Consists of 149,925 Common Stock purchased in the PIPE Financing.
(68)	Larry Leibowitz was independent director of Concord Acquisition Corp. III
(69)

M-Venture Investment, Inc. has voting and investment power over the shares held by M-China Fund I. The principal address of M-China Fund I is 6F, Cheongpung-building, 14 Teheran-ro 82-gil, Gangnam-gu, Seoul, 06178, S.Korea.

(70)

M-Venture Investment, Inc. has voting and investment power over the shares held by M-Material·Parts·Equipment Platform Investment 1, L.P. The principal address of M-Material·Parts·Equipment Platform Investment 1, L.P. is 6F, Cheongpung-building, 14 Teheran-ro 82-gil, Gangnam-gu, Seoul, 06178, S.Korea.

(71)

Meteora Capital, LLC (“Meteora Capital”) serves as investment manager to Meteora Capital Partners, LP (MCP). Voting and investment power over the shares held by MCP resides with its investment manager, Meteora Capital. Mr. Vik Mittal serves as the managing member of Meteora Capital and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Mittal, however, disclaims any beneficial ownership of the shares held by such entities. The principal address of Meteora Capital Partners, LP is 1200 N Federal Highway #200, Boca Raton, FL 33432.

(72)

Meteora Capital, LLC (“Meteora Capital”) serves as investment manager to Meteora Select Trading Opportunities Master, LP (MSTO). Voting and investment power over the shares held by MSTO resides with its investment manager, Meteora Capital. Mr. Vik Mittal serves as the managing member of Meteora Capital and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Mittal, however, disclaims any beneficial ownership of the shares held by such entities. The principal address of Meteora Select Trading Opportunities Master, LP is 1200 N Federal Highway #200, Boca Raton, FL 33432.

(73)

Meteora Capital, LLC (“Meteora Capital”) serves as investment manager to Meteora Strategic Capital LLC (MSC). Voting and investment power over the shares held by MSC resides with its investment manager, Meteora Capital. Mr. Vik Mittal serves as the managing member of Meteora Capital and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Mittal, however, disclaims any beneficial ownership of the shares held by such entities. The principal address of Meteora Strategic Capital, LLC is 1200 N Federal Highway #200, Boca Raton, FL 33432.

(74)

Meteora Capital, LLC (“Meteora Capital”) serves as investment manager to Meteora Special Opportunities Fund I, LP (MSOF). Voting and investment power over the shares held by MSOF resides with its investment manager, Meteora Capital. Mr. Vik Mittal serves as the managing member of Meteora Capital and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Mittal, however, disclaims any beneficial ownership of the shares held by such entities. The principal address of Meteora Special Opportunity Fund I, LP is 1200 N Federal Highway #200, Boca Raton, FL 33432.

(75)

Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(76)

Mujin Electronics Co., Ltd. holds the GCT Warrants for the purchase of up to 324,162 shares of our Common Stock. In addition, Mujin Electronics Co., Ltd. owns 1,214,986 shares of our Common Stock. The principal address of Mujin Electronics Co., Ltd. is 10F, Eunhang-ro3, Yeongdeungpo-gu, Seoul, 07237, Korea.

(77)	The principal address of M-Venture Investment, Inc. is 6F, Cheongpung-building, 14 Teheran-ro 82-gil, Gangnam-gu, Seoul, 06178, S.Korea.
(78)

Shares offered hereby consist of 140,000 common shares held by Nautilus Master Fund, L.P. Voting and investment power over the shares held by Nautilus resides with its investment manager, Periscope Capital Inc. Jamie Wise is the Chief Executive Officer of Periscope Capital Inc. and may be deemed to be the beneficial owner of the shares held by such entities. Jamie Wise and Periscope Capital Inc., however, disclaim any beneficial ownership of the shares held by such entities. The address of the foregoing individual and entities is c/o 333 Bay Street, Suite 1240, Toronto, ON, M5H 2R2.

(79)

Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive power over the holdings of NH Investment & Securities Co., Ltd as trustee on behalf of “Renaissance Michelangelo I Privately Placed Fund”. The principal address of business of NH Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.

(80)

Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive power over the holdings of NH Investment & Securities Co., Ltd as trustee on behalf of “Renaissance KOSDAQ Venture NH Privately Placed Fund”. The principal address of business of NH Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.

(81)

Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive power over the holdings of NH Investment & Securities Co., Ltd as trustee on behalf of “Renaissance Michelangelo Pre-IPO Privately Placed Fund”. The principal address of business of NH Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.

(82)

Renaissance Asset Management Co., Ltd, as Fund Management company, has voting and/or dispositive power over the holdings of NH Investment & Securities Co., Ltd as trustee on behalf of “Renaissance Michelangelo Sobujang Pre-IPO Privately Placed Fund”. The principal address of business of NH Investment & Securities Co., Ltd is 3F, 6, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330, Korea.

(83)

NJ Holdings Inc. holds the GCT Warrants for the purchase of up to 595,000 shares of our Common Stock. In addition, NJ Holdings owns 568,358 shares of our Common Stock and 449,775 were purchased in the PIPE financing. Mr. Andrew Sung Hyeok Hong, as representative of NJ Holdings Inc., has voting and/or dispositive power over shares held by NJ Holdings Inc. The principal address of business of NJ Holdings Inc. is Unit 3-1, 4F, 38, Wiryeseong-daero, Songpa-gu, Seoul 05627, Korea.

(84)

M-Venture Investment, Inc. has voting and investment power over the shares held by N-Venture Investment Partnership I. The principal address of N-Venture Investment Partnership I is 6F, Cheongpung-building, 14 Teheran-ro 82-gil, Gangnam-gu, Seoul, 06178, S.Korea.

(85)

Dryden Capital, LLC is an investment advisor for One Oak Multi-Strategy Fund Ltd. T. Matthew Buffington and Matthew C. Leavitt are the controlling stockholders of Dryden Capital, LLC. The address of One Oak Multi-Strategy Fund Ltd. is c/o Dryden Capital, LLC, 777 Brickell Ave Ste 500, Miami, FL 33131.

(86)

Parakletos@Ventures, LLC, as a sole General Partner, has voting and investment power over the shares held by Parakletos@Ventures 2000 Fund, L.P. The principal address of Parakletos@Ventures 2000 Fund, L.P. is 954 Laurel Glen Dr., Palo Alto, CA 94304.

(87)

Parakletos@Ventures, LLC, as a sole General Partner, has voting and investment power over the shares held by Parakletos@Ventures 99 Fund, L.P. The principal address of Parakletos@Ventures 99 Fund, L.P. is 954 Laurel Glen Dr., Palo Alto, CA 94304.

(88)

Parakletos@Ventures, LLC, as a sole General Partner, has voting and investment power over the shares held by Parakletos@Ventures Millennium Fund, L.P. The principal address of Parakletos@Ventures Millennium Fund, L.P. is 954 Laurel Glen Dr., Palo Alto, CA 94304.

(89)	Dr. Joyce Y. Kim has voting and investment power over the shares held by Parakletos@Ventures, LLC The principal address of Parakletos@Ventures, LLC is 954 Laurel Glen Dr., Palo Alto, CA 94304.
(90)	Consists of 224,886 Common Stock purchased in the PIPE Financing.
(91)

Pursuant to an investment management agreement, Radcliffe Capital Management, L.P. (“RCM”) serves as the investment manager of the Radcliffe SPAC Master Fund, LP. RGC Management Company, LLC (“Management”) is the general partner of RCM. Steve Katznelson and Christopher Hinkel serve as the managing members of Management. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The principal address of Radcliffe Capital Management, L.P. is 50 Monument Road Suite 300 Bala Cynwyd, PA 19004.

(92)

RiverNorth SPAC Arbitrage GP, LLC is the general partner and have authority to vote shares, which has been delegated to RiverNorth Capital Management, LLC as investment adviser to the Fund. RiverNorth Capital is wholly owned by RiverNorth Financial Holdings, LLC. The principal address of Rivernorth SPAC Arbitrage Fund, LP is 360 S. Rosemary Avenue, Suite 1420, West Palm Beach, FL 33412.

(93)

Jordan Abisch, managing partner of RK Capital Management, LLC who manages RK Capital Partners LP has voting and investment power over the shares held by RK Capital Partners LP. The principal address of RK Capital Partners LP is 5555 Glenridge Connector, Suite 200, Atlanta, GA 30342.

(94)

RLH Capital LLC, the investment adviser of RLH SPAC Fund LP, is controlled by its Chief Investment Officer, Louis Camhi, who, in such capacity has voting power and investment power with respect to the shares held by RLH SPAC Fund LP. The principal address of RLH SPAC Fund, LP is 5 Rodney Lane, Great Neck, NY 11024.

(95)

Consists of 67,036 shares allocated to investors managed by Sandia Investment Management LP (“Sandia”). Sandia Investment Management LLC is the general partner of Sandia. Tim Sichler serves as Founder & CIO of the general partner of Sandia, and in such capacity may be deemed to be the beneficial owner having shared voting power and shared investment power over the securities described in this footnote. The business address of these entities and Mr. Sichler is 201 Washington Street, Boston, MA 02108.

(96)	John Schlaefer is our Chief Executive Officer and a member of our Board of Directors.
(97)

William England is the CEO of Walleye Capital LLC, the investment manager for below investing entities and the natural person who has power to vote or dispose of the securities held by Sea Hawk Multi-Strategy Master Fund Ltd. The principal address of Sea Hawk Multi-Strategy Master Fund Ltd. is 2800 Niagara Lane Plymouth MN, 55447.

(98)	Sea Otter Advisors LLC is investment advisor of Sea Otter Trading, LLC. The principal address of Sea Otter Trading, LLC is 1111 Brickell Ave, Suite 2920, Miami, FL 33131.

(99)

SG Ace Inc. holds the Private Placement Warrants for the purchase of up to 350,000 shares of our Common Stock and GCT Warrants for the purchase of up to 280,000 shares of our Common Stock. SG2017 Private Equity Fund has voting and investment power over the shares held by SG Ace Inc. The principal address of SG Ace Inc. is #402, OPULENCE, 254, Seocho-daero, Seocho-gu, Seoul, Republic of Korea.

(100)Hyunsoo Shin is a member of our Board of Directors.

(101)Consists of 149,925 Common Stock purchased in the PIPE Financing.

(102)Alex Sum is our Senior Vice President of Sales and Marketing.

(103)Consists of 149,925 Common Stock purchased in the PIPE Financing. The principal address of business of Today Holdings Corp. is 2495, Nambusunhwan-ro, Seocho-gu, Seoul, Republic of Korea.

(104)The Quarry LP (the “Investment Manager”), a Delaware limited partnership and the investment adviser to TQ Master Fund LP (the “Quarry Fund”), with respect to the Number of Shares of Common Stock Offered Hereby directly held by the Quarry Fund; and (ii) and Peter Bremberg, the managing member of The Quarry LLC, the general partner of the Investment Manager, with respect to the Number of Shares of Common Stock Offered Hereby directly held by the Quarry Fund. The principal business office of The Quarry LP is 331 Park Avenue South, 3rd Floor, New York, NY 10010.

(105)Dryden Capital, LLC is an investment advisor for ValueQuest Partners LLC. T. Matthew Buffington and Matthew C. Leavitt are the controlling stockholders of Dryden Capital, LLC. The address of ValueQuest Partners LLC is c/o Dryden Capital, LLC, 777 Brickell Ave Ste 500, Miami, FL 33131.

(106)William England is the CEO of Walleye Capital LLC, the investment manager for below investing entities and the natural person who has power to vote or dispose of the securities held by Walleye Investments Fund LLC. The principal address of Walleye Investments Fund LLC is 2800 Niagara Lane Plymouth MN, 55447.

(107)William England is the CEO of Walleye Capital LLC, the investment manager for below investing entities and the natural person who has power to vote or dispose of the securities held by Walleye Opportunities Master Fund Ltd. The principal address of Walleye Opportunities Master Fund Ltd is 2800 Niagara Lane Plymouth MN, 55447.

(108)Harraden Circle Investments, LLC serves as investment manager to Warbasse67 Fund LLC. Mr. Frederick Fortmiller, Jr. is the managing member of Harraden Circle Investments, LLC. In such capacity, Mr. Fortmiller has voting and investment power with respect to the shares of Common Stock owned by the Warbasse67 Fund LLC and may be deemed to beneficially own the Shares reported herein directly owned by the Warbasse67 Fund LLC. The principal address of Warbasse67 Fund LLC is 299 Park Avenue, 21st Floor, New York, NY 10171.

(109)Young Dae Yoon is our Vice President of Finance.

(110)The principal address of Yuanta Securities Korea Co., Ltd. is Anchor1, 39 Gukjegeumyung-ro, Yeongdeungpo-gu, Seoul, Korea.

(111)Yuanta Financial Venture Capital Co., Ltd. has voting and investment power over the shares held by Yuanta Venture Capital Co., Ltd. The principal address of Yuanta Venture Capital Co., Ltd. is 10F., No. 66, Sec. 1, Dunhua S. Rd., Songshan Dist., Taipei City 105, Taiwan (R.O.C).

(112) Jerry Serowik has voting and dispositive power with respect to the shares held by J.V.B. Financial Group, LLC. The principal address of J.V.B. Financial Group, LLC is 1825 NW Corporate Blvd. Suite 100 Boca Raton, FL 33431

(*) Less than one percent.

Please see the sections titled “Management,” “Executive Compensation” and “Certain Relationships, Related Party and Other Transactions” appearing elsewhere in this prospectus for further information regarding material relationships with our principal securityholders within the past two years.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The descriptions below are qualified by reference to the actual text of our Charter. We urge you to read our Charter in its entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Capital Stock

Our Charter authorizes the issuance of 400,000,000 shares of Common Stock, $0.0001 par value per share and 40,000,000 shares of Preferred Stock, $0.0001 par value.

Voting Power

Except as otherwise provided by the DGCL or our Charter and subject to the rights of holders of any series of Preferred Stock, all of the voting power of our stockholders will be vested in the holders of our Common Stock, and each holder of our Common Stock will have one vote for each share held by such holder on all matters voted upon by the stockholders of the Company; provided, however, that, except as otherwise required by law, holders of our Common Stock, as such, will not be entitled to vote on any amendment to our Charter (or on any amendment to a certificate of designations of any series of Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to our Charter (or pursuant to a certificate of designations of any series of Preferred Stock) or pursuant to the DGCL. There will be no cumulative voting.

Dividends

Except as otherwise provided by the DGCL or our Charter, dividends may be declared and paid on our Common Stock from funds lawfully available therefor if, as and when determined by our Board and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock.

Liquidation

Upon the dissolution or liquidation or winding up of the affairs of the Company, whether voluntary or involuntary, holders of our Common Stock will be entitled to receive all our assets available for distribution to our stockholders equally on a per share basis, subject to any preferential rights of any then outstanding shares of Preferred Stock and after payment or provision for payment of our debts.

Preemptive Rights; Redemption Rights

The holders of our Common Stock will have no preemptive rights to subscribe for any shares of any class of our stock. Our Common Stock will not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of our capital stock.

Election of Directors

Our Board is divided into three classes, each of which generally serve for a term of three years with only one class of directors being elected in each year.

Preferred Stock

Our Charter provides that shares of our Preferred Stock may be issued from time to time in one or more series. Our Board will be authorized to establish the voting rights, if any, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, applicable to the shares of each series of our Preferred Stock. Our Board can, without stockholder approval, issue our Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of our Board to issue our Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management. We have no Preferred Stock outstanding at the date hereof.

Warrants

As of May 21, 2024, there were 26,724,001 of our Warrants to purchase our Common Stock outstanding, consisting of 17,250,000 Public Warrants and 6,580,000 Private Placement Warrants held by the Sponsors and Affiliated Stockholder and 2,894,001 GCT Warrants. Each whole Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per share for Public Warrants and Private Placement Warrants, and $5.00, $10.00, $18.75 for GCT Warrants, as discussed below, at any time commencing on the later of 30 days after the completion of an initial business combination or 12 months from the closing of the IPO. Our Warrants will expire on the fifth anniversary of Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Holders of our Warrants will not be exercisable for cash unless we have an effective and current registration statement covering the shares of our Common Stock issuable upon exercise of our Warrants and a current prospectus relating to such shares of our Common Stock. Notwithstanding the foregoing, if a registration statement covering the shares of our Common Stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of the Business Combination, holders of Public Warrants may, until such time as there is an effective registration statement and during any period when we have failed to maintain an effective registration statement, exercise Public Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis. In the event of such a cashless exercise, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of our Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” for this purpose means the average reported last sale price of the shares of our Common Stock for the ten trading days ending on the third trading day prior to the date of exercise.

We may call our Warrants for redemption (excluding the Private Placement Warrants and any Warrants underlying the working capital loans made to us), in whole and not in part, at a price of $0.01 per Warrant, (i) at any time after our Warrants become exercisable, (ii) upon not less than 30 days’ prior written notice of redemption to each holder of our Warrants after the Warrants become exercisable, (iii) if, and only if, the reported last sale price of the shares of our Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after our Warrants become exercisable and ending on the third business day prior to the notice of redemption to holders of our Warrants, and (iv) if, and only if, there is a current registration statement in effect with respect to the shares of our Common Stock underlying such Warrants.

The right to exercise will be forfeited unless our Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of our Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.

If we call our Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering our Warrants for that number of shares of our Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Common Stock underlying our Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” for this purpose means volume-weighted average price of our Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the date of exercise.

The exercise price and number of shares of our Common Stock issuable on exercise of our Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, our Warrants will not be adjusted for issuances of shares of our Common Stock at a price below their respective exercise prices.

In addition, if (x) we issue additional shares of our Common Stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of our Common Stock (with such issue price or effective issue price to be determined in good faith by our Board, and in the case of any such issuance to the Sponsor, initial stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the “market value” (as defined below) is below $9.20 per share, the exercise price of our Warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the market value or (ii) the price at which we issue the additional shares of our Common Stock or equity-linked securities. The “market value” for this purpose means the volume weighted average trading price of our Common Stock during the 20 trading day period starting on March 25, 2024, the trading day prior to the day on which we consummated the Business Combination.

No fractional shares will be issued upon exercise of our Warrants. If, upon exercise of our Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of our Common Stock to be issued to the Warrant holder.

Convertible Promissory Note

On February 26, 2024, GCT issued a convertible promissory note (the “Note”) to the Noteholder in the principal amount of $5,000,000. On or after the earlier of (i) six months from the issuance date of the Note and (ii) the Closing, the Noteholder may demand the Company to convert all principal and interests due under the Note into shares of Common Stock, at a conversion price of $10.00 per share. The Note matures on the second anniversary of the issuance date, and bears an interest rate of 5% per annum. The Note includes customary representations, warranties and events of default, as well as a covenant relating to the performance of obligations by the Company related to the Company’s 5G activity.

Dividends

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board. Our ability to declare dividends may also be limited by restrictive covenants pursuant to any debt financing agreements.

Listing of Securities

Our Common Stock and our Warrants are currently listed on the NYSE under the symbols “GCTS” and “GCTSW,” respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law

Classified Board of Directors

Our Charter provides that our Board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of our Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our Board.

Authorized but Unissued Shares

The authorized but unissued shares of our Common Stock and Preferred Stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could make more difficult or discourage an attempt to obtain control of over the Company by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Action; Special Meetings of Stockholders

Our Charter provides that stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our Bylaws or remove directors without holding a meeting of stockholders called in accordance with our Bylaws. This restriction does not apply to actions taken by the holders of any series of Preferred Stock of the Company to the extent expressly provided in the applicable Preferred Stock Designation. Further, our Charter provides that, subject to any special rights of the holders of Preferred Stock of the Company, special meetings of stockholders of the Company may be called only by or at the direction of our Board pursuant to a resolution adopted by a majority of the total number of directors, thus prohibiting a holder of our Common Stock from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice. To be timely, a stockholder’s notice will need to be delivered to, or mailed and received at, our principal executive offices (x) not later than the close of business on the ninetieth (90th) calendar day, nor earlier than the close of business on the one hundred twentieth (120th) calendar day in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than thirty (30) calendar days in advance of the anniversary of the previous year’s annual meeting or not later than sixty (60) calendar days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, the close of business on the tenth (10th) calendar day following the date of public disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).

Our Bylaws also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Amendment of Charter or Bylaws

Our Bylaws may be amended or repealed by the Board at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board, provided in the case of any special meeting at which all of the members of the Board are not present, that the notice of such meeting will have stated that the amendment of these Bylaws was one of the purposes of the meeting; but these Bylaws and any amendment thereof, including the Bylaws adopted by the Board, may be altered, amended or repealed and other Bylaws may be adopted by the affirmative vote of holders of at least fifty percent (50%) of the outstanding shares of capital stock of the Company entitled to vote in the election of directors or class of directors, voting together as a single class, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.

We also reserve the right to amend, alter, change or repeal any provision contained in our Certificate of Incorporation, in the manner prescribed by the DGCL.

Board Vacancies

Except as the DGCL may otherwise require, any new directorships or vacancies in our Board, including new directorships resulting from any increase in the number of directors to serve in the Board and/or any unfilled vacancies by reason of death, resignation, disqualification, removal for cause, failure to elect or otherwise with respect to any director, may be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

Forum Selection

Our Charter provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: i) (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or our stockholders, (c) any action asserting a claim against us or our current or directors, officers, employees, or stockholders arising pursuant to any provision of the DGCL, our Charter or our Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim against us or our current or former directors, officers, employees, or stockholders governed by the internal affairs doctrine of the law of the State of Delaware. In addition, our Charter designates the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision in our Charter will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived its compliance with federal securities laws and the rules and regulations thereunder.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a Delaware corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, certain mergers, asset or stock sales or other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or
●	at or after the time the stockholder became interested, the business combination was approved by the Board of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter provides that the liability of the directors and officers of the Company to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, shall be eliminated or limited to the fullest extent permitted under applicable law as it now exists or may in the future be amended.

Our Bylaws also permit us to purchase and maintain insurance on behalf of any officer, director, employee or agent of the Company for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 26,724,001 shares of our Common Stock that may be issued upon exercise of Warrants to purchase Common Stock, including the Public Warrants. We are also registering the resale by the Selling Securityholders or their permitted transferees of up to 6,580,000 Private Placement Warrants and 35,970,732 shares of our Common Stock (including 6,580,000 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants, 4,529,967 shares of Common Stock issued to the PIPE Investors, 19,685,138 shares of Common Stock acquired by certain Selling Securityholders party to the Registration Rights Agreement, 1,781,626 shares of Common Stock issued to the NRA Investors, 500,000 shares of Common Stock reserved for issuance upon conversion of convertible promissory note and 2,894,001 shares of Common Stock that are issuable upon the exercise of the GCT Warrants).

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders. We could receive up to an aggregate of approximately $107,870,019 if all of the Warrants held by the Selling Securityholders are exercised for cash. However, we will only receive such proceeds if and when the holders of the Warrants exercise the Warrants for cash. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of any of our shares of Common Stock and the spread between the exercise price of the Warrants and the price of our Common Stock at the time of exercise. We have outstanding (i) 17,250,000 Public Warrants to purchase 17,250,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per share, (ii) 6,580,000 Private Placement Warrants to purchase 6,580,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per share, and (iii) 2,894,001 GCT Warrants to purchase 2,894,001 shares of our Common Stock, exercisable at an exercise price of $5.00, $10.00, and $18.75 per share, as applicable, as described herein for the GCT Warrants. If the market price of our Common Stock is less than the exercise price of a holder’s Warrants, it is unlikely that holders will exercise their Warrants. As of May 21, 2024, the closing price of our Common Stock was $5.39 per share. There can be no assurance that our Warrants will be in the money prior to their expiration. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants. We will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We are required to pay all other fees and expenses incident to the registration of the shares of our Common Stock to be offered and sold pursuant to this prospectus.

The shares of Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

The Selling Securityholders may sell their shares by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	block trades in which the broker-dealer so engaged will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the NYSE;
●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
●	through the distribution of the securities by any Selling Securityholder to its partners, members or stockholders
●	through one or more underwritten offerings on a firm commitment or best efforts basis, which would constitute a material change to our plan of distribution and require the filing of a post-effective amendment to this registration statement and the suspension of sales by the Selling Securityholders until the post-effective amendment is declared effective;
●	settlement of short sales entered into after the effective date the registration statement of which this prospectus is a part;
●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or Warrant;
●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
●	in privately negotiated transactions;
●	in options transactions;
●	through a combination of any of the above methods of sale; or
●	any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Securityholder’s shares of Common Stock, such Selling Securityholder may transfer shares of Common Stock to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Securityholder that it intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth, to the extent required. the following information:

●	the specific securities to be offered and sold;
●	the names of the Selling Securityholders;
●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;
●	settlement of short sales entered into after the date of this prospectus;
●	the names of any participating agents, broker-dealers or underwriters, if not already named herein; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities offered by this prospectus, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Common Stock and Warrants are currently listed on the NYSE under the symbols “GCTS” and “GCTSW,” respectively.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our Common Stock and Warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, investors that will hold Common Stock or Warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended, (the “Code”). No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:

●	an individual who is a United States citizen or resident of the United States;
●	a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;
●	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or
●	a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “non-U.S. Holder” is a beneficial holder of securities that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION MATERIAL OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

U.S. Holders

Taxation of Distributions

We have not paid cash dividends on our capital stock, and we do not anticipate paying any dividends on our Common Stock in the foreseeable future. However, if we do pay distributions to U.S. Holders of shares of our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock will generally equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

Redemption of Common Stock

In the event that a U.S. Holder’s Common Stock is redeemed by us, including pursuant to an open market transaction, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the Common Stock under Section 302 of the Code. If the redemption qualifies as a sale of Common Stock under the tests described below, the tax consequences to the U.S. Holder will be the same as described under “U.S. Holders-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” above. If the redemption does not qualify as a sale of Common Stock, the U.S. Holder will be treated as receiving a corporate distribution, the tax consequences of which are described above under “U.S. Holders-Taxation of Distributions.” Whether the redemption qualifies for sale treatment will depend primarily on the total number of shares of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of owning Warrants) both before and after the redemption. The redemption of Common Stock will generally be treated as a sale of the Common Stock (rather than as a corporate distribution) if the redemption (1) is “substantially disproportionate” with respect to the U.S. Holder, (2) results in a “complete termination” of the U.S. Holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include which could be acquired pursuant to the exercise of the Warrants. A redemption of a U.S. Holder’s stock will be substantially disproportionate with respect to the U.S. Holder if the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of Common Stockck is, among other requirements, less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (2) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock (including any stock constructively owned by the U.S. Holder as a result of owning Warrants). The redemption of the Common Stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder is urged to consult its tax advisors as to the tax consequences of a redemption, including the application of the constructive ownership rules described above.

If none of the foregoing tests is satisfied, the redemption will be treated as a corporate distribution, the tax consequences of which are described under “U.S. Holders-Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Common Stock should be added to the U.S. Holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its Warrants or possibly in other stock constructively owned by it.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder will not recognize gain or loss upon the exercise of a Warrant. The U.S. Holder’s tax basis in the share of our Common Stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s initial investment in the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Common Stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Common Stock received would generally equal the holder’s tax basis in the Warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. If, however, the cashless exercise were treated as a recapitalization, the holding period of the Common Stock would include the holding period of the Warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder would be deemed to have surrendered a number of Warrants having a fair market value equal to the exercise price. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Common Stock represented by the Warrants deemed surrendered and the U.S. Holder’s tax basis in the Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Common Stock received would equal the sum of the U.S. Holder’s initial investment in the Warrants exercised and the exercise price of such Warrants. It is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Common Stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption (other than a redemption for Common Stock), or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s tax basis in the Warrant. Such gain or loss will generally be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant. The deductibility of capital losses is subject to certain limitations.

A redemption of Warrants for Common Stock described in this prospectus under “Description of Securities - Warrants” should be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Accordingly, you should not recognize any gain or loss on the redemption of Warrants for shares of our Common Stock. Your aggregate tax basis in the shares of Common Stock received in the redemption should equal your aggregate tax basis in your Warrants redeemed and your holding period for the shares of Common Stock received in redemption of your Warrants should include your holding period for your surrendered Warrants.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities - Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution as described under “U.S. Holders-Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if such U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “U.S. Holders-Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “Non-U.S. Holders-Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Redemption of Warrants for Common Stock

The U.S. federal income tax treatment to a non-U.S. Holder upon a redemption of Warrants for Common Stock described in this prospectus under “Description of Securities - Warrants” generally will correspond to the U.S. federal income tax treatment to a U.S. Holder, as described in the second paragraph under “U.S. Holders- Sale, Exchange, Redemption or Expiration of a Warrant.”

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or a sale, taxable exchange, expiration, redemption or other taxable disposition of our Warrants unless:

●	the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);
●	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities - Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution, as described under “Non-U.S. Holders-Taxation of Distributions” above. A non-U.S. Holder would be subject to U.S. federal income tax withholding under that section in the same manner as if such non-U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash.

Redemption of Common Stock

The characterization for U.S. federal income tax purposes of the redemption of a non-U.S. Holder’s Common Stock will generally correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Common Stock, as described under “U.S. Holders-Redemption of Common Stock” above, and the consequences of the redemption to the non-U.S. Holder will be as described above under “Non-U.S. Holders-Taxation of Distributions” and “Non-U.S. Holders-Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants,” as applicable.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and the gross proceeds of dispositions of, our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. Under proposed Treasury Regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed Treasury Regulations until final Treasury Regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of our securities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Morgan, Lewis & Bockius LLP, Palo Alto, California. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of GCT Semiconductor, Inc. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, included in this registration statement, have been so included in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Concord Acquisition Corp III as of December 31, 2023 and 2022, included in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, which includes an explanatory paragraph as to Concord III’s ability to continue as a going concern, appearing elsewhere in this prospectus, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On April 4, 2024, the Audit Committee of the Board of the Company approved the engagement of BPM LLP (“BPM”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2024, effective immediately. BPM served as the independent registered public accounting firm of GCT prior to the consummation of the Business Combination. Accordingly, Marcum LLP (“Marcum”), Concord III’s independent registered public accounting firm prior to the Business Combination, was informed on April 4, 2024 that it was dismissed and replaced by BPM as the Company’s independent registered public accounting firm.

Marcum’s report on Concord III’s consolidated financial statements as of December 31, 2023 and 2022, and the related notes to the consolidated financial statements (collectively, the “financial statements”), did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that such report included an explanatory paragraph as to Concord III’s ability to continue as a going concern.

During the fiscal years ended December 31, 2023 and December 31, 2022 and through the date of dismissal, there were no: (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures or audit scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in Concord III’s internal control over financial reporting related to the accounting for complex instruments, described in the Annual Report on Form 10-K for the year ended December 31, 2023.

During the fiscal years ended December 31, 2023 and December 31, 2022 and through the date of dismissal, the Company did not consult BPM with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by BPM that BPM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a) (1)(v) of Regulation S-K.

We have provided Marcum with a copy of the disclosures we made in response to Item 4.01 of our Current Report on Form 8-K filed on April 8, 2024, and have requested that Marcum furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us in response to Item 4.01 of Current Report on Form 8-K and, if not, stating the respects in which it does not agree. A letter from Marcum is attached hereto as Exhibit 16.1 of this prospectus and incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website, free of charge, at https://investors.gctsemi.com/sec-filings. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

GCT SEMICONDUCTOR, INC.

INDEX TO FINANCIAL STATEMENTS

Unaudited Interim Condensed Consolidated Financial Statements for GCT Semiconductor Holding, Inc.

Audited Consolidated Financial Statements December 31, 2023 And 2022

CONCORD ACQUISITION CORP III

Audited Consolidated Financial Statements

GCT SEMICONDUCTOR HOLDING, INC.

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,122	$258
Accounts receivable, net	5,103	4,920
Inventory	1,784	1,486
Contract assets	4,313	3,439
Prepaid expenses and other current assets	5,466	2,906
Total current assets	32,788	13,009
Property and equipment, net	644	772
Operating lease right-of-use assets	1,343	1,521
Intangibles, net	187	245
Other assets	857	881
Total assets	$35,819	$16,428

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,242	$17,814
Contract liabilities	35	48
Accrued and other current liabilities	25,152	23,956
Borrowings	39,840	44,509
Convertible promissory notes, current	5,645	27,794
Operating lease liabilities, current	679	680
Total current liabilities	72,593	114,801
Convertible promissory notes, net of current	4,672	6,239
Net defined benefit liabilities	7,488	7,689
Long-term operating lease liabilities	674	850
Income taxes payable	2,096	2,178
Warrant liabilities	10,584	—
Other liabilities	72	108
Total liabilities	98,179	131,865
Commitments and contingencies (Note 8)
Stockholders’ deficit:
Preferred stock, par value $0.0001 per share; 40,000 and 82,352 shares authorized as of March 31, 2024 and December 31, 2023, respectively; no shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, par value $0.0001 per share; 400,000 and 200,000 shares authorized as of March 31, 2024 and December 31, 2023, respectively; 45,833 and 24,166 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively(1)	5	3
Additional paid-in capital(1)	487,006	435,752
Accumulated other comprehensive loss	(474)	(1,538)
Accumulated deficit	(548,897)	(549,654)
Total stockholders’ deficit	(62,360)	(115,437)
Total liabilities and stockholders’ deficit	$35,819	$16,428
(1)	Amounts as of December 31, 2023 differ from those in prior year consolidated financial statements as they were retrospectively adjusted as a result of the accounting for the Business Combination (as defined in the Notes to the Unaudited Condensed Consolidated Financial Statements.)

The accompanying notes are an integral part of these condensed consolidated financial statements.

GCT SEMICONDUCTOR HOLDING, INC.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2024	2023
Net revenues:
Product	$2,378	$599
Service	887	2,463
Total net revenues	3,265	3,062
Cost of net revenues:
Product	654	978
Service	658	563
Total cost of net revenues	1,312	1,541
Gross profit	1,953	1,521
Operating expenses:
Research and development	5,521	902
Sales and marketing	996	836
General and administrative	2,836	1,477
Gain on extinguishment of liability	(14,636)	—
Total operating (income) expenses	(5,283)	3,215
Income (loss) from operations	7,236	(1,694)
Interest expense	(2,082)	(935)
Other (expenses) income, net	(4,338)	1,286
Income (loss) before provision for income taxes	816	(1,343)
Provision for income taxes	59	50
Net income (loss)	$757	$(1,393)

Net income (loss) per common share(1):
Basic	$0.03	$(0.06)
Diluted	$0.03	$(0.06)
Weighted-average shares used in computing net income (loss) per common shares(1):
Basic	25,468	23,862
Diluted	26,257	23,862
(1)	Amounts as of December 31, 2023 and before that date differ from those in prior year consolidated financial statements as they were retrospectively adjusted as a result of the accounting for the Business Combination (as defined in the Notes to the Unaudited Condensed Consolidated Financial Statements).

The accompanying notes are an integral part of these condensed consolidated financial statements.

GCT SEMICONDUCTOR HOLDING, INC.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(unaudited, in thousands)

	Three Months Ended
	March 31,
	2024	2023
Comprehensive income (loss), net of taxes:
Net income (loss)	$757	$(1,393)
Foreign currency translation adjustment	1,064	674
Comprehensive income (loss)	$1,821	$(719)

The accompanying notes are an integral part of these condensed consolidated financial statements.

GCT SEMICONDUCTOR HOLDING, INC.

Condensed Consolidated Statements of Stockholders’ Deficit

(unaudited, in thousands)

				Accumulated
			Additional	Other		Total
	Common Stock		Paid-In	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Capital	Income (Loss)	Deficit	Deficit
Balance as of December 31, 2023	129,396	$129	$435,626	$(1,538)	$(549,654)	$(115,437)
Reverse recapitalization	(105,230)	(126)	126	—	—	—
Balance as of December 31, 2023(1)	24,166	3	435,752	(1,538)	(549,654)	(115,437)
Reverse recapitalization transaction, net of transaction costs and acquired liabilities	21,667	2	50,031	—	—	50,033
Stock-based compensation	—	—	1,223	—	—	1,223
Foreign currency translation adjustment	—	—	—	1,064	—	1,064
Net income	—	—	—	—	757	757
Balance as of March 31, 2024	45,833	$5	$487,006	$(474)	$(548,897)	$(62,360)

				Accumulated
			Additional	Other		Total
	Common Stock		Paid-In	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Capital	Income (Loss)	Deficit	Deficit
Balance as of December 31, 2022	127,761	$128	$433,990	$(1,862)	$(527,185)	$(94,929)
Reverse recapitalization	(103,900)	(126)	126	—	—	—
Balance as of December 31, 2022(1)	23,861	2	434,116	(1,862)	(527,185)	(94,929)
Issuance of common stock upon exercise of stock options(1)	5	—	1	—	—	1
Stock-based compensation(1)	—	—	2	—	—	2
Foreign currency translation adjustment	—	—	—	674	—	674
Net loss	—	—	—	—	(1,393)	(1,393)
Balance as of March 31, 2023(1)	23,866	$2	$434,119	$(1,188)	$(528,578)	$(95,645)

(1)	Amounts as of December 31, 2023 and before that date differ from those in prior year consolidated financial statements as they were retrospectively adjusted as a result of the accounting for the Business Combination (as defined in the Notes to the Unaudited Condensed Consolidated Financial Statements).

The accompanying notes are an integral part of these condensed consolidated financial statements.

GCT SEMICONDUCTOR HOLDING, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023
Operating activities:
Net income (loss)	$757	$(1,393)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	206	225
Operating lease right-of-use amortization	176	168
Finance lease right-of-use amortization	—	4
Stock-based compensation	1,223	2
Provision for credit losses	247	—
Gain on extinguishment of liability	(14,636)	—
Change in valuation of convertible promissory notes	1,203	(549)
Change in valuation of warrant liabilities	4,626	—
Changes in operating assets and liabilities:
Accounts receivable	(501)	2,144
Inventory	(298)	(651)
Contract assets	(874)	(1,769)
Prepaid expenses and other current assets	(2,292)	102
Other assets	24	35
Accounts payable	(2,713)	133
Contract liabilities	(13)	(650)
Accrued and other current liabilities	(1,067)	1,048
Net defined benefit liabilities	109	186
Income tax payable	(83)	—
Lease liabilities	(177)	(170)
Other liabilities	(330)	(345)
Net cash used in operating activities	(14,413)	(1,480)

Investing activities:
Purchases of property and equipment	—	(118)
Net cash used in investing activities	—	(118)

Financing activities:
Proceeds from exercise of stock options	—	1
Proceeds from bank borrowings	—	582
Proceeds from issuance of convertible promissory notes	16,290	—
Proceeds from reverse recapitalization and PIPE Financing, net of transaction costs	17,238	—
Repayment of bank borrowings	(3,254)	(31)
Net cash provided by financing activities	30,274	552
Effect of exchange rate changes on cash and cash equivalents	3	(52)
Net increase (decrease) in cash and cash equivalents	15,864	(1,098)
Cash and cash equivalents at beginning of year	258	1,398
Cash and cash equivalents cash at end of year	$16,122	$300
Supplemental disclosure of cash flow information:
Cash paid for interest	$1,183	$368
Cash paid for income taxes	$3	$3
Cash paid for amounts included in the measurement of operating leases	$192	$195
Issuance of common stock from conversion of convertible promissory notes and accrued interest	$41,209	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

GCT SEMICONDUCTOR HOLDING, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

1. Organization and Liquidity

Description of Business

GCT Semiconductor Holdings, Inc. (formerly known as Concord Acquisition Corp III) and its wholly owned subsidiaries (collectively “GCT”, or the “Company”) is headquartered in San Jose, California with international offices in Korea, China, Taiwan, and Japan. The Company is a fabless semiconductor company that specializes in the design, manufacturing and sale of communication semiconductors, including high-speed wireless communication technologies such as 5G/4.75G/4.5G/4G transceivers and modems, which are essential for a wide variety of industrial, B2B and consumer applications.

On March 26, 2024 (the “Closing Date” or “Closing”), Concord Acquisition Corp III (“Concord III”), a Delaware corporation, consummated a series of transactions that resulted in the combination of Gibraltar Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Concord III (“Merger Sub”), and GCT Semiconductor, Inc. (hereinafter referred to as “Legacy GCT”), pursuant to a Business Combination Agreement, dated November 2, 2023 (as amended, the “Business Combination Agreement”), by and among Concord III, Merger Sub and Legacy GCT. Pursuant to the terms of the Business Combination Agreement, Merger Sub merged with and into Legacy GCT, with Legacy GCT surviving the merger as a wholly-owned subsidiary of Concord III (the “Business Combination”). On the Closing Date, Concord III changed its name from Concord III to “GCT Semiconductor Holding, Inc.”

The Business Combination was accounted for as a reverse recapitalization with Legacy GCT being the accounting acquirer and Concord III as the acquired company for accounting purposes. Accordingly, all historical financial information presented in the unaudited condensed consolidated financial statements represent the accounts of Legacy GCT. Pursuant to the Business Combination Agreement, the shares and net loss per common share prior to the Closing have been retroactively restated as shares reflecting the exchange ratio established in the Closing of approximately 0.1868.

Prior to the Business Combination, Concord III’s public shares, and public redeemable warrants, were listed on the New York Stock Exchange (“NYSE”) under the symbols “CNDB.U,” “CNDB” and “CNDB.WS,” respectively. On March 27, 2024, the Company’s common stock and public warrants began trading on the NYSE, under the symbols “GCTS” and “GCTSW,” respectively. See Note 3 for additional information. In connection with the Closing, Concord III’s Class A common stock and Class B common stock were recapitalized into a single class of common stock.

Liquidity

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and liabilities and commitments in the normal course of business. Prior to March 31, 2024, the Company has incurred operating losses and negative cash flows from operating and had an accumulated deficit of $548.9 million as of March 31, 2024. The Company’s existing sources of liquidity as of March 31, 2024 include cash and cash equivalents of $16.1 million. The Company has historically funded operations primarily with issuances of capital stock and the incurrence of debt.

The Company received $17.2 million in cash proceeds from the reverse recapitalization and PIPE Financing (as defined in Note 3), net of transaction costs. The Company believes the proceeds received in connection with the Business Combination and other capital resources available to the Company, including sales of products and services and the Purchase Agreement (as defined in Note 17), will be sufficient to fund the Company’s operations for at 12 months after the filing date of this Quarterly Report on Form 10-Q. Over the longer term, the Company will need to raise additional capital through debt or equity financing to fund future operations until it generates positive cash flows from profitable operations. There can be no assurance that such additional debt or equity financing will be available on terms acceptable to the Company, or at all.

2.Summary of Significant Accounting Policies and Basis of Presentation

Principles of Consolidation and Basis of Presentation

The condensed consolidated financial statements and accompanying notes include the accounts of the Company and its wholly owned subsidiaries, after elimination of intercompany balances and transactions. The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the requirements of the Securities and Exchange Commission (“SEC”) for interim financial information. Certain information and disclosures normally included in consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Accordingly, these interim condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2023, which are included in the Company’s Form 8-K filed with the SEC on April 1, 2024. The information as of December 31, 2023 included in the condensed consolidated balance sheets was derived from those audited consolidated financial statements.

The unaudited condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the Company’s financial information. The condensed consolidated results of operations for the three months ended March 31, 2024 are not necessarily indicative of the results to be expected for the year ending December 31, 2024 or for any other future annual or interim period.

Use of Estimates

The preparation of the accompanying condensed consolidated financial statements in conformity with U.S. GAAP requires management to make judgments, estimates, and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities and reported amounts of revenues and expenses. These judgments, estimates and assumptions are used for but not limited to revenue recognition, provision for credit losses, inventory obsolescence, recoverability of long-lived assets, certain accrued expenses, stock-based compensation, determination of fair value of the Company’s convertible promissory notes, common stock (prior to the reverse recapitalization), warrant labilities and stock options, and deferred income taxes including related valuation allowances. The Company bases its estimates and judgments on historical experience and on various other assumptions that it believes are reasonable under the circumstances. However, actual results could differ from these estimates, and these differences may be material.

Fair Value of Financial Instruments

The carrying amount of certain financial instruments held by the Company, such as cash equivalents, accounts receivable, contract assets and liabilities, accounts payable, and accrued and other current liabilities, approximate fair value due to their short maturities. The carrying amount of the liabilities for the convertible promissory notes represents their fair value. The carrying amounts of the Company’s bank borrowings and lease liabilities approximate fair value due to the market interest rates that these obligations bear and interest rates available to the Company.

Fair value is defined as the exchange price that would be received for an asset or an exit price paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy defines a three-level valuation hierarchy for disclosure of fair value measurements as follows:

Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities.
Level 2

Inputs other than quoted prices included within Level 1 that are observable, unadjusted quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity for the related assets or liabilities.

The categorization of a financial instrument within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company’s Level 3 financial instruments consist of convertible promissory notes and warrant liabilities. These financial instruments were valued using valuation techniques that are considered to be a Level 3 fair value measurement.

Risk and Uncertainties

The Company is subject to certain risks and uncertainties and believes changes in any of the following areas could have a material adverse effect on the Company’s future financial position or results of operations or cash flows: new product development, including market receptivity, the ability to satisfy obligations under development agreements with major partners, litigation or claims against the Company based on intellectual property, patent, product regulation or other factors, competition from other products, general economic conditions, the ability to attract and retain qualified employees and ultimately to sustain profitable operations.

The semiconductor industry is characterized by rapid technological change, competition, competitive pricing pressures and cyclical market patterns. The Company’s financial results are affected by a wide variety of factors, such as general economic conditions specific to the semiconductor industry and the Company’s particular market, the timely implementation of new products, new manufacturing process technologies and the ability to safeguard patents and intellectual property in a rapidly evolving market. In addition, the semiconductor market has historically been cyclical and subject to significant economic downturns. As a result, the Company may experience significant period-to-period fluctuations in condensed consolidated operating results due to the factors mentioned above or other factors.

The Company’s revenue may be impacted by its ability to obtain adequate wafer supplies from foundries and back-end production capacity from the Company’s test and assembly subcontractors. The foundries with which the Company currently has arrangements may not be willing or able to satisfy all of the Company’s manufacturing requirements on a timely basis and/or at favorable prices. The Company is also subject to the risks of service disruptions, raw material shortages and price increases by its foundries. Such disruptions, shortages and price increases could harm the Company’s consolidated operating results.

Provision for Credit Losses

The provision for credit losses is based on the Company’s assessment of the collectability of its customer accounts. The Company reviews the provision for credit losses by considering certain factors such as historical experience, industry data, credit quality, age of balances and current economic conditions that may affect a customer’s ability to pay. Uncollectible receivables are written off when all efforts to collect have been exhausted and recoveries are recognized when they are recovered. The Company determined that provisions for credit losses of approximately $1.9 million and $1.6 million were necessary as of March 31, 2024 and December 31, 2023, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to the concentration of credit risk consist of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents primarily with one financial institution located in the United States and another financial institution located in Korea where amounts deposited may exceed Federal Deposit Insurance Corporation or Korea Deposit Insurance Corporation limits.

The Company’s accounts receivable balances are primarily derived from revenues earned from customers located in the United States, China, Korea, Japan and Taiwan. The Company performs ongoing credit evaluations of its customers’ and distributors’ financial condition and generally does not require collateral from its customers.

The Company’s net revenue and accounts receivable are concentrated among a few significant customers, which could expose the Company to financial risk in the event of adverse developments with these customers. Four customers accounted for approximately 28 percent, 19 percent, 18 percent and 13 percent of the Company’s gross accounts receivable as of March 31, 2024. Four customers accounted for approximately 27 percent, 19 percent, 14 percent and 10 percent of the Company’s gross accounts receivable as of December 31, 2023. Two customers accounted for approximately 61 percent and 24 percent of the Company’s total net revenues for the three months ended March 31, 2024. Four customers accounted for approximately 28 percent, 28 percent, 25 percent, and 10 percent of the Company’s total net revenues for the three months ended March 31, 2023.

Management closely monitors the creditworthiness and performance of these key customers and has established credit limits and terms to mitigate potential credit risks. The Company also continues to diversify its customer base and explore opportunities to reduce its reliance on a few major customers.

Foreign Currency

Financial statements of foreign subsidiaries that use the local currency as their functional currency are translated into U.S. dollars at the end-of-period exchange rates or at historical exchange rates for purposes of consolidation. Revenues and expenses are translated using average exchange rates during the period. Translation adjustments are included in accumulated other comprehensive loss within stockholders’ deficit. Gains and losses resulting from transactions denominated in a currency other than the functional currency are included in other income, net in the condensed consolidated statements of operations. The Company recognized $1.1 million and $0.7 million foreign currency exchange gains for the three months ended March 31, 2024 and 2023, respectively.

Convertible Promissory Notes

The Company has elected the fair value option to account for its outstanding convertible promissory notes. Under the fair value option, the convertible promissory notes must be recorded at their initial fair value on the date of issuance, any modification, and at the end of each reporting period end date thereafter. Changes in the estimated fair value of the convertible promissory notes are recognized as non-cash gains or losses in other income, net in the condensed consolidated statements of operations.

Contracts in Equity

The Company classifies contracts in equity, including warrants to purchase shares of the Company’s common stock, that do not meet the indexation guidance as liabilities. At the end of each reporting period, such liability classified instruments are remeasured and changes in fair value during the reporting period are recognized within the condensed consolidated statements of operations until the earlier of the exercise, settlement, or expiration.

The Company classifies contracts in equity, including the Legacy GCT Earnouts and Sponsor Earnouts (discussed in Note 3), that meet the indexation and equity classification guidance as a component of stockholders’ deficit and are not subject to fair value remeasurements.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS” Act). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these condensed consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Recent Accounting Pronouncements Adopted

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 reduces the number of accounting models for convertible instruments and allows more contracts to qualify for equity classification. The Company adopted this guidance effective January 1, 2024, and noted no material impact on the Company’s condensed consolidated financial statements.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which provides an exception to fair value measurement for contract assets and contract liabilities related to revenue contracts acquired in a business combination. The ASU requires an entity (acquirer) to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Topic 606. At the acquisition date, an acquirer should account for the related revenue contracts in accordance with Topic 606 as if it had originated the contracts. The Company adopted this guidance effective January 1, 2024, and noted no material impact on the Company’s condensed consolidated financial statements.

Recent Accounting Pronouncements Not Yet Adopted

In June 2022, the FASB issued ASU 2022-03, Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions. The ASU clarifies that a contractual restriction on the sale of an equity security should not be considered in measuring the fair value of the equity security and cannot be recognized as a separate unit of account. The ASU also requires the investor to disclose the fair value of equity securities subject to contractual sale restrictions, the nature and remaining duration of the restriction(s), and the circumstances that could cause a lapse in the restriction(s). The ASU is effective for annual and interim periods beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the effect the adoption of ASU 2022-03 will have on its condensed consolidated financial statements.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. The ASU is effective for annual periods beginning after December 15, 2023 and for interim periods beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the effect the adoption of ASU 2023-07 will have on its condensed consolidated financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires companies to disclose, on an annual basis, specific categories in the effective tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. In addition, companies are required to disclose additional information about income taxes paid. The ASU is effective for annual periods beginning after December 15, 2024, with early adoption permitted. The standard is required to be adopted on a prospective basis; however, retrospective application is permitted. The Company is currently evaluating the effect the adoption of ASU 2023-09 will have on its condensed consolidated financial statements.

3.Reverse Recapitalization

In connection with the Business Combination described in Note 1, Concord III completed the acquisition of Legacy GCT and acquired 100% of Legacy GCT’s common stock. Legacy GCT received net proceeds of $17.1 million from the PIPE Financing (as defined below). Concord III incurred total direct transaction costs of $13.1 million, which were expensed by Concord III, and of which $0.9 million related to the PIPE Financing. Legacy GCT incurred transaction costs of $8.9 million, consisting of legal, accounting, and other professional fees, which were recorded as additional paid-in capital. Each share of Legacy GCT capital stock received a deemed value of $10.00 per share after giving effect to the applicable exchange ratio of 0.1868. Upon Closing of the Business Combination, the following occurred:

●	Each share of Legacy GCT common stock issued and outstanding prior to the Closing was cancelled and converted into the right to receive a number of shares of the Company common stock at the exchange ratio of 0.1868.
●	Each outstanding instrument of Legacy GCT stock options, restricted stock units (“RSUs”) and warrant shares were converted into equivalent Company stock options, RSUs and warrant shares with the same terms and conditions and at the exchange ratio of 0.1868.
●	Certain GCT convertible promissory notes, including the CVT Financing (see Note 7), were automatically converted into the right to receive a number of shares of the Company common stock at the conversion price of $6.67 per share (see Note 7).

The number of shares of common stock issued and outstanding immediately following consummation of the Business Combination was (in thousands):

Shares
Common stock of Concord III outstanding prior to the Business Combination	3,941
Less: redemption of Concord III’s common stock	(3,766)
Sponsor earnout common stock outstanding prior to the Business Combination	8,625
Common stock of Concord III issued and outstanding	8,800
Common stock issued in PIPE Financing	4,530
Legacy GCT common stock	32,503
Total common stock issued and outstanding	45,833

The Business Combination was accounted for as a reverse recapitalization under U.S. GAAP because Legacy GCT was determined to be the accounting acquirer under the FASB’s Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under this method of accounting, Concord III was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the consolidated financial statements of the Company represent a continuation of the consolidated financial statements of Legacy GCT, with the Business Combination treated as the equivalent of Legacy GCT issuing stock for the net assets of Concord III, accompanied by a recapitalization. The net assets of Concord III were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Legacy GCT.

Legacy GCT was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Legacy GCT stockholders comprise a relative majority of the voting power of GCT;
●	Legacy GCT stockholders have the ability to nominate a majority of the members of the board of directors of GCT;
●	Legacy GCT’s operations prior to the Business Combination will comprise the only ongoing operations of GCT;
●	Legacy GCT’s senior management comprises the senior management of GCT;
●	GCT substantially assuming the Legacy GCT name;
●	Legacy GCT’s headquarters will become GCT’s headquarters; and
●	Concord III did not meet the definition of a business.

PIPE Financing

Concurrent with the execution of the Business Combination Agreement, certain investors (the “PIPE Investors”) entered into subscription agreements (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors had committed to purchase in a private placement an aggregate of 4,529,967 shares of Company’s Common Stock (the “PIPE Shares”) at a purchase price of $6.67 per share for an aggregate purchase price of $30.2 million (the “PIPE Financing”). The purchase of the PIPE Shares was conditioned upon the consummation of the Business Combination. The PIPE Financing was consummated immediately prior to the Closing. The Company received net proceeds of $17.1 million from the PIPE Financing.

Private Placement Warrants and Public Warrants

In November 2021, Concord III issued warrants to purchase shares of Concord III’s common stock that were assumed by the Company at the Closing of the Business Combination on the same terms and conditions: (i) 9,400,000 warrant shares that were issued in a private placement and held by the sponsor and another company (the “private placement warrants”) and (ii) 17,250,000 warrant shares that were issued in connection with the initial public offering of Concord III (the “public warrants”). Collectively these warrant shares are referred to as “private and public warrants” and included settlement provisions that precluded equity classification.

The private placement warrants were reallocated at the Closing of the Business Combination as follows: (i) 4,492,650 warrants were vested and retained by the sponsor parties, (ii) 2,087,350 warrants were reallocated from the sponsor parties to certain recipients at Legacy GCT’s discretion to incentivize investment, and (iii) 2,820,000 were forfeited by the sponsor parties.

The Company has historically accounted for the private and public warrants as liability-classified financial instruments. This conclusion is based on the applicable provisions of the private and public warrants, including their settlement terms upon a change in control or similar transactions that precluded equity classification. After the Closing, the private and public warrants remained liability-classified as the applicable provisions did not change and apply to future operations of the Company.

Legacy GCT Earnout Shares

At the Closing of the Business Combination, former Legacy GCT stockholders and other investors of Legacy GCT have the right to receive up to an aggregate of 20,000,000 shares of Company common stock (“Earnout Shares”), if at any time during the period starting 60 trading days following the Closing and expiring on the 5th anniversary of the Closing Date: (i) with respect to 6,666,667 of the Earnout Shares, the volume weighted average price (“VWAP”) of the Company’s common stock equals or exceeds $12.50 per share for any 20 trading days within a period of 30 consecutive trading days, (ii) with respect to 6,666,666 of the Earnout Shares, the VWAP of the Company’s common stock equals or exceeds $15.00 per share for any 20 trading days within a period of 30 consecutive trading days, and (iii) with respect to 6,666,667 of the Earnout Shares, the VWAP of the Company’s common stock equals or exceeds $17.50 per share for any 20 trading days within a period of 30 consecutive trading days.

In the event of a future transaction that results in a change in control in which shares of Company common stock are converted into the right to receive cash or other consideration having a value equal to or in excess of a triggering event, then the Legacy GCT Earnout Shares subject to the applicable triggering event that have not been previously issued will be issued to the Legacy GCT stockholders effective as of immediately prior to the consummation of such transaction. In the event of a transaction that results in a change in control in which shares of Company common stock are converted into the right to receive cash or other consideration having a value less than a triggering event, then the Earnout Shares subject to the applicable triggering event that have not been previously issued will be forfeited.

The Legacy GCT Earnout shares have been recognized at fair value of approximately $108.8 million upon the Closing and classified within stockholders’ deficit as the Legacy GCT Earnout shares are indexed to the common stock and are otherwise not precluded from equity classification based on their settlement provisions. The fair value of the Legacy GCT Earnout Shares was determined based on a valuation using a Monte Carlo simulation with key inputs and assumptions such as stock price, term, dividend yield, risk-free rate, and volatility. Due to the fact that the Business Combination is accounted for as a reverse recapitalization, the Legacy GCT Earnout shares are treated as a deemed dividend. Due to the fact that the Company does not have any retained earnings, the Company recorded the corresponding entries to additional paid-in capital and therefore have a net nil impact on stockholders’ deficit during the period ended March 31, 2024. In future reporting periods, the Company will monitor that the Legacy GCT Earnout shares meet the equity classification criteria until expiration or settlement.

Sponsor Earnout Shares

Concurrently with entering into the Business Combination Agreement, the sponsor parties and the Company entered into that certain sponsor support agreement, as amended, modified or supplemented (the “Sponsor Support Agreement”). Pursuant to the terms of the Sponsor Support Agreement, the sponsor parties have the right to receive an aggregate of 1,920,375 shares of the Company common stock multiplied by the Sponsor Earnout Ratio (as defined in the Sponsor Support Agreement) (“Sponsor Earnout Shares”), if at any time during the period starting 6 months following the Closing and expiring on the 5th anniversary of the Closing Date: (i) with respect to one-third of the Sponsor Earnout Shares, the VWAP of the Company’s common stock equals or exceeds $12.50 per share for any 20 trading days within a period of 30 consecutive trading days, (ii) with respect to one-third of the Sponsor Earnout Shares, the VWAP of the Company’s common stock equals or exceeds $15.00 per share for any 20 trading days within a period of 30 consecutive trading days, and (iii) with respect to one-third of the Sponsor Earnout Shares, the VWAP of the Company’s common stock equals or exceeds $17.50 per share for any 20 trading days within a period of 30 consecutive trading days. Notwithstanding the foregoing, in no event shall the number of Sponsor Earnout Shares be less than 570,796.

The Sponsor Earnout Shares have been recognized at fair value of approximately $10.4 million upon the Closing and classified within stockholders’ deficit as the Sponsor Earnout Shares are indexed to the common stock and are otherwise not precluded from equity classification based on their settlement provisions. The fair value of the Sponsor Earnout Shares was determined based on a valuation using a Monte Carlo simulation with key inputs and assumptions such as stock price, term, dividend yield, risk-free rate, and volatility. Since the Business Combination is accounted for as a reverse recapitalization, the issuance of the Sponsor Earnout Shares are treated as a deemed dividend. Since the Company does not have retained earnings, the issuance of the Sponsor Earnout Shares at the Closing is recorded within additional paid-in capital and has a net nil impact on stockholders’ deficit during the period ended March 31, 2024. In future reporting periods, the Company will monitor that the Sponsor Earnout shares meet the equity classification criteria until expiration or settlement.

4.Disaggregation of Revenue

Disaggregation of revenues from contracts with customers is as follows (in thousands):

	Three Months Ended March 31, 2024
	Product Revenues	Service Revenues	Total
Timing of revenue recognition
At a point in time	$2,378	$—	$2,378
Over time	—	887	887
Total	$2,378	$887	$3,265

	Three Months Ended March 31, 2023
	Product Revenues	Service Revenues	Total
Timing of revenue recognition
At a point in time	$599	$—	$599
Over time	—	2,463	2,463
Total	$599	$2,463	$3,062

Net revenues categorized by customer location are as follows (in thousands):

	Three Months Ended March 31,
	2024	2023
Korea	$2,000	$—
Germany	796	—
United States	389	1,968
China	80	1,094
Total	$3,265	$3,062

Contract Assets and Liabilities

Details of contract assets and liabilities is as follows (in thousands):

	March 31, 2024	December 31, 2023
Contract assets	$4,313	$3,439
Assets recognized for costs incurred to fulfill a contract (*)	13	12
Contract liabilities	35	48
(*)	The balances are included in prepaid expenses and other current assets in the accompanying condensed consolidated balance sheets.

Net revenues recognized in relation to contract liabilities are as follows as of the periods indicated (in thousands):

	March 31, 2024	March 31, 2023
Net revenues recognized that were included in the contract liabilities balance at the beginning of the period	$12	$650

5.Fair Value of Measurements

Fair value hierarchy classifications of the financial instruments that are measured at fair value on a recurring basis are as follows (in thousands):

	March 31, 2024
	Level 1	Level 2	Level 3	Total

Convertible promissory notes	$—	$—	$10,317	$10,317
Warrant liabilities	—	—	10,584	10,584

	December 31, 2023
	Level 1	Level 2	Level 3	Total

Convertible promissory notes	$—	$—	$34,033	$34,033

Valuation techniques and the inputs

The table below presents valuation techniques and inputs used in the fair value measurement categorized within Level 3 of the fair value hierarchy (in thousands):

	Valuation techniques	Inputs	March 31, 2024	December 31, 2023
Convertible promissory notes, current	Discounted Cash Flow Model (“DCF”)	Discount rate, risk-free rate, credit spread, contractual cash flows	$5,645
	PWERM (“Probability-Weighted Expected Return Method”)	Scenario of initial public offering (“IPO”) and merger & acquisition (“M&A”)		$27,794
Convertible promissory notes, net of current	Binomial Lattice Model (“BLM”)	Stock price, volatility, remaining term, risk-free rate, credit spread	4,672
	PWERM	Scenario of initial public offering (“IPO”) and merger & acquisition (“M&A”)		6,239
Warrant liabilities – private and public warrants	Black Scholes Merton Model (“BSM”) or BLM	Exercise price, term to expiration, volatility, risk-free rate	9,150	—
Warrant liabilities - other			1,434	—

As of March 31, 2024, the key inputs for the convertible promissory notes, current using the DCF were as follows: remaining term of 0.25 years and a discount rate of 10.2%. As of March 31, 2024, the key inputs for the convertible promissory notes, net of current using the BLM were as follows: stock price of $6.58, volatility of 32.2%, remaining term of 1.9 years, risk-free rate of 4.6%, and credit spread of 5.0%.

As of March 31, 2024, the key inputs for the private placement warrants using the BSM were as follows: exercise price of $11.50 per share, term to expiration of 5 years, volatility range of 19.4% and a risk-free rate of 4.2%. As of March 31, 2024, the key inputs for the public warrants using the BLM were as follows: exercise price of $11.50 per share and term to expiration of 5.0 years. As of March 31, 2024, the key inputs for the warrant liabilities – other using the BSM were as follows: an exercise price of $5.00 per share, or $10.00 per share or $18.75 per share, term to expiration ranging from 0.4 years to 2.6 years, volatility ranging from 29.5% to 32.7%, and a risk-free rate ranging from 4.4% to 5.4%.

As of December 31, 2023, the PWERM was used as Legacy GCT was a private company. After the Closing, and as of March 31, 2024, the valuation techniques used reflect that the Business Combination was consummated.

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities (in thousands):

	Three Months Ended March 31,
	2024	2023
Convertible promissory notes fair value - beginning of period	$34,033	$31,166
Change in fair value of convertible promissory notes	1,203	(549)
Conversion of convertible promissory notes	(41,209)	—
Borrowing of convertible promissory notes	16,290	—
Convertible promissory notes fair value - end of period	$10,317	$30,617

	Three Months Ended March 31,
	2024	2023
Warrant Liabilities Fair value - beginning of period	$—	$—
Private and public warrants assumed at Closing	5,958	—
Change in fair value of warrant liabilities	4,626	—
Warrant Liabilities Fair value - end of period	$10,584	$—

The gains and losses from fair value re-measurement of Level 3 financial liabilities are recorded as other income, net in the condensed consolidated statements of operations.

6.Balance Sheet Components

Inventory

Inventories consists of the following (in thousands):

	March 31,	December 31,
	2024	2023
Raw materials	$414	$448
Work-in-process	498	601
Finished goods	872	437
Total inventory	$1,784	$1,486

There were no write-downs of inventory into cost of net revenues for the three months ended March 31, 2024 and 2023.

Prepaid expenses and other assets

Prepaid expenses and other assets consist of the following (in thousands):

	March 31,	December 31,
	2024	2023
Prepaid expenses	$3,345	$433
Prepaid inventory	1,429	279
Lease deposit	413	434
Other receivables and current assets	279	117
IPO expenses	—	1,643
Prepaid expenses and other current assets	$5,466	$2,906

Accrued and other current liabilities

Accrued and other current liabilities consist of the following (in thousands):

	March 31,	December 31,
	2024	2023
Payroll and related expenses	$9,830	$9,880
Accrued payables	7,853	6,319
Other taxes payable	3,399	158
Current portion of interest payable	3,395	6,915
Professional fees	444	499
Royalty and license fee	60	58
Product warranty	64	55
Other	107	72
Accrued and other current liabilities	$25,152	$23,956

7.Debt

The Company’s outstanding debt was as follows (in thousands):

	March 31,		December 31,
	2024		2023
	Principal	Fair Value	Principal	Fair Value
Convertible promissory notes:
Historical convertible promissory notes	$5,630	$5,645	$35,347	$34,033
2023 & 2024 convertible promissory notes	5,000	4,672	—	—
Borrowings:
KEB Hana Bank	6,682	6,682	6,980	6,980
IBK Industrial Bank	6,831	6,831	7,135	7,135
Note payable (one individual investor)	1,000	1,000	1,000	1,000
M-Venture Investment, Inc.	7,425	7,425	7,756	7,756
Anapass, Inc, related party	9,653	9,653	10,082	10,082
i Best Investment Co., Ltd	7,425	7,425	10,082	10,082
Kyeongho Lee, related party	824	824	1,474	1,474
Total debt	$50,470	50,157	$79,856	78,542
Less: current portion		(45,485)		(72,303)
Debt, net of current portion		$4,672		$6,239

The Company elected the fair value option for the 2023 & 2024 convertible promissory notes and the historical convertible promissory notes (see Note 5). The Company’s other borrowings approximate their fair value because interest rates are at prevailing market rates and/or the short-term nature of the remaining obligations. See Note 14 for additional information on related parties.

Expected future minimum principal payments under the Company’s total debt is as follows as of March 31, 2024 (in thousands):

	Convertible
	Notes
Years	Payable	Borrowing	Total
2024, remainder	$5,630	$39,840	$45,470
2025	—	—	—
2026	5,000	—	5,000
Total debt	$10,630	$39,840	$50,470

Convertible Promissory Notes

Historical Convertible Promissory Notes

Between 2017 and 2022, the Company issued convertible promissory notes to various investors with maturity dates ranging from October 2020 to April 2025. The annual interest rates varied between 4.0% and 7.0%. In November 2023, the Company entered into an amendment with certain convertible promissory noteholders to modify the conversion terms such that these notes were automatically convertible upon a special purpose acquisition company (“SPAC”) transaction. In March 2024, upon the Closing of the Business Combination, an aggregate principal and interest amount of $32.1 million converted into 4,258,223 shares of common stock at a conversion price of $10.00. As of March 31, 2024, the remaining principal and interest amount of $7.9 million was outstanding and related to two noteholders where conversion is at each noteholder’s discretion and at a conversion price of $3.50 per share. In April 2024, the Company repaid one of the convertible promissory notes (see Note 17).

2023 & 2024 Convertible Promissory Notes

In November 2023, February 2024 and March 2024, the Company issued convertible promissory notes to certain investors (the “CVT Investors”), pursuant to which the CVT Investors agreed to lend to the Company an aggregate principal amount of $13.3 million. These notes had maturity dates ranging from November 2026 to March 2027, bore an interest rate of 5.0% and were automatically convertible upon IPO or SPAC transaction. In March 2024, upon the Closing of the Business Combination, an aggregate principal and interest amount of $13.4 million converted into 2,004,535 shares of common stock at a conversion price of $6.67. As of March 31, 2024, none of the notes issued to CVT Investors remain outstanding.

In February 2024, the Company issued a convertible promissory note to a strategic investor for a principal amount of $5.0 million, which matures in February 2026 and bears an interest rate of 5.0% per annum. On or after the earlier of (i) six months from the issuance date of the convertible promissory note and (ii) the Closing of the Business Combination, the noteholder may demand that the Company convert all principal and interest due under the convertible promissory note into shares of Company’s common stock, at a conversion price of $10.00 per share. This note includes customary representations, warranties, and events of default, as well as a covenant relating to the performance of obligations by the Company related to the Company’s 5G activity. As of March 31, 2024, the remaining principal and interest amount of $5.0 million was outstanding.

Borrowings Pursuant to Term Loan and Security Agreements

KEB Hana Bank

In July 2016, the Company entered into an unsecured term loan agreement with KEB Hana Bank pursuant to which it borrowed KRW 9.0 billion ($6.7 million), bearing a variable interest rate (2.6% initial annual interest rate and 5.2% as of March 31, 2024), paid monthly, and maturing in July 2017. The terms of such unsecured term loan agreement have been extended annually for additional one-year terms since 2017, and the maturity date is July 2024. Anapass, Inc., a related party, provided certificates of deposit as collateral to KEB Hana Bank to secure the Company’s obligations under this loan (see Note 8). As of March 31, 2024, the remaining principal and interest amount of $6.7 million was outstanding.

IBK Industrial Bank

In January 2017, the Company entered into a term loan agreement with IBK Industrial Bank pursuant to which the Company borrowed KRW 9.2 billion ($6.8 million). The term loan has a maturity date in November 2024 and bears an annual interest rate of 4.9%. As of March 31, 2024, the remaining principal and interest amount of $6.8 million was outstanding.

Note Payable (One Individual Investor)

In June 2021, the Company entered into a note payable agreement with an individual investor pursuant to which the Company borrowed $1.0 million. The note has a maturity date in June 2024 and bears an annual interest rate of 4.0%. In April 2022, the Company entered into an amendment with this one individual investor to remove the conversion right from the note payable. As of March 31, 2024, the remaining principal and interest amount of $1.1 million was outstanding.

M-Venture Investment, Inc.

In October 2021, the Company entered into a term loan and security agreement with M-Venture Investment, Inc. pursuant to which the Company borrowed KRW 5.0 billion ($3.7 million) and repaid KRW 0.6 billion ($0.4 million) and KRW 0.4 billion ($0.3 million) in 2021 and 2022, respectively, such that KRW 4.0 billion ($3.0 million) remained outstanding. The term loan has a maturity date in October 2024 and bears an annual interest rate of 6.5%. As of March 31, 2024, the remaining principal and interest amount of $3.1 million was outstanding.

In April 2022, the Company entered into a term loan and security agreement with M-Venture Investment, Inc. pursuant to which the Company borrowed amounts in two draws of KRW 1.0 billion ($0.7 million) and KRW 5.0 billon ($3.7 million), respectively. The term loan has a maturity date in April 2024 and each respective draw bears an annual interest rate of 6.5% and 8.7%. As of March 31, 2024, the remaining principal and interest amount of $4.8 million was outstanding.

In April 2024, the Company executed amendments with M-Venture Investment, Inc. (see Note 17).

Anapass, Inc., Related Party

In July 2016, the Company entered into a loan agreement with Anapass, Inc. pursuant to which the Company borrowed KRW 6.0 billion ($4.5 million) in a term loan. Interest only payments are due monthly at 5.5% per annum and the principal amount of the term loan is due on the maturity date of July 2024. The loan is collateralized by the Company’s assets as described under the Assets Pledged as Collateral (see Note 8). As of March 31, 2024, the remaining principal and interest amount of $4.5 million was outstanding.

In May and September 2022, the Company entered into two term loan agreements with Anapass, Inc. pursuant to which the Company borrowed KRW 3.0 billion ($2.2 million) and KRW 4.0 billion ($3.0 million) in term loans. The term loans have respective maturity dates in May 2024 and September 2024 and both bear an annual interest rate of 5.5%. As of March 31, 2024, the remaining principal and interest amount of $5.2 million was outstanding.

i Best Investment Co., Ltd

From 2022 and 2023, the Company entered into multiple term loans and security agreements with i Best Investment Co., Ltd pursuant to which it borrowed principal amounts in six draws with an aggregate principal balance of KRW 14.0 billion ($10.3 million). All of the term loans have a maturity date in June 2024 and bear an annual interest rate of 6.5%. In December 2023, the Company made a $0.8 million repayment of the outstanding principal and interest on its second draw. In March 2024, the Company made a $2.3 million repayment of the outstanding principal and interest amount of its fourth draw. As of March 31, 2024, the remaining principal and interest amounts outstanding were as follows: $3.3 million outstanding on its first draw, $1.6 million outstanding on its third draw, $2.3 million outstanding on its fifth draw and $0.8 million on its sixth draw.

Kyeongho Lee, Related Party

From 2017 and 2021, the Company entered into multiple promissory note and term loan agreements with Kyeongho Lee pursuant to which the Company borrowed (a) KRW 500.0 million ($0.4 million), and KRW 500.0 million ($0.4 million) in promissory notes, and (b) KRW 1.0 billion ($0.7 million) and KRW 110.0 million ($0.1 million) in term loans. The promissory notes have a maturity date in November 2024 and bear an annual interest rate varying from 7.5% and 9.0%. During the three months ended March 31, 2024, the Company repaid in full one of the term loans. The term loan has a maturity date in May 2024 and bears an annual interest rate of 0.0%. As of March 31, 2024, the remaining principal and interest amount of $0.7 million and $82,000 was outstanding as it related to the promissory notes and a term loan, respectively.

8.Commitments and Contingencies

Litigation

The Company is subject to various claims arising in the ordinary course of business. Although no assurance can be given, the Company believes that it is not a party to any litigation of which the outcome, if determined adversely, would individually, or in the aggregate, be reasonably expected to have a material adverse effect on the business, consolidated operating results, cash flows or financial position of the Company as of March 31, 2024.

Third parties have from time to time claimed, and others may claim in the future, that the Company has infringed their past, current or future intellectual property rights. These claims, whether meritorious or not, could be time consuming, result in costly litigation, require expensive changes in the Company’s methods of doing business or could require the Company to enter into costly royalty or licensing agreements, if available. As a result, these claims could harm the Company’s business, consolidated operating results, cash flows, and financial position.

Purchase Commitment

The Company has certain commitments for outstanding purchase orders related to the manufacture of certain wafers utilized by the Company and other services that, once the wafers are placed into production, are noncancelable. Otherwise, these production agreements are cancellable at any time with the Company required to pay all costs incurred through the cancellation date. However, the Company has rarely cancelled these agreements once production has started. As of March 31, 2024, the Company had no outstanding noncancelable purchase commitments for these production agreements.

In July 2020, the Company entered into a research and development agreement with Samsung Electronics Co., Ltd (“Samsung”). According to the agreement, the Company would design 5G chip products and Samsung would provide development and intellectual property support, mass production set up support including mask sets for manufacturing and engineering sample chip supply to the Company for a specific product. The total fee amount for the research and development (“R&D”) services pursuant to the agreement was $21.1 million. The Company bore the risk of R&D failure and was obligated to pay the $21.1 million total fee based on milestones defined in the agreement, of which $11.7 million was due based on development milestones and $9.4 million of additional NRE (“non-recurring engineering”) was to be paid within a maximum of 4 years after the planned product first shipment date. The Company recognized R&D expenses based on an estimate of the percentage completion of services provided by Samsung during the respective financial reporting period. In the first quarter 2024, Samsung agreed to unconditionally release the Company from payment for work Samsung had completed to date because it had not met certain of the development milestones and due to a change in Samsung’s business strategy. As a result, the Company recognized a gain of $14.6 million upon such unconditional release of its liability to Samsung. During the period ended March 31, 2024, the parties mutually agreed that the agreement had expired and there were no remaining obligations of either party under the agreement.

In February 2024, the Company and Alpha Holdings Co., Ltd. (“Alpha”) entered into a foundry product development agreement related to 5G chip development for a total fee of $7.6 million. The Company bears the risk of R&D failure and is obligated to pay the fee based on milestones defined in the agreement. The Company recognizes R&D expenses based on an estimate of the percentage completion of services provided by Alpha during the respective financial reporting period. For the three months ended March 31, 2024, the Company recorded $3.5 million in R&D expenses related to services provided by Alpha. The aggregate unpaid amount related to this agreement is $5.0 million as of March 31, 2024.

Assets Pledged as Collateral

The Company has provided collateral to Anapass, Inc., a related party (see Note 14), for borrowings from KEB Hana Bank, IBK Industrial Bank and Anapass, Inc. in the amount of $6.7 million, $6.8 million and $9.7 million, respectively, as of March 31, 2024, and $7.0 million, $7.1 million and $10.1 million, respectively, as of December 31, 2023 (see Note 7).

The following table includes a summary of the collateral provided to Anapass, Inc. (in thousands):

	March 31,	December 31,	Secured
	2024	2023	Creditor
Cash and cash equivalents	$16,122	$254
Accounts receivable	5,118	4,920
Inventory	1,784	1,486	Anapass, Inc.
Property and equipment	1,988	352
Intangible assets and others	187	199

9.Common Stock

In connection with the Closing of the Business Combination, the Company increased its total number of authorized shares to 440,000,000 shares, consisting of 400,000,000 shares of common stock and 40,000,000 shares of preferred stock.

The Company has reserved shares of common stock for issuance as follows (in thousands):

	March 31	December 31
	2024	2023
Warrants	26,724	2,894
Shares available for future grant from 2024 plan	3,983	—
Convertible promissory notes	800	1,835
Options issued and outstanding	668	668
Shares available for future grant from 2024 ESPP	600	—
RSUs outstanding	392	392
Shares available for future grant from 2011 plan	—	113
Total	33,167	5,902

10.Warrants

The following table represents a summary of warrants to purchase shares of the Company’s common stock that are outstanding (in thousands, except for exercise price):

Issue Date	March 31, 2024	Exercise Price	Expiration
August 2021	299	$ 10.00 - $18.75	(1)
September 2021	300	$ 5.00	(1)
February 2023 - June 2023	2,115	$ 10.00 - $18.75	(1)
July 2023	80	$ 10.00	(1)
October 2023	100	$ 10.00	(1)
Private and public warrants	23,830	$ 11.50	March 26, 2029
Total	26,724
(1)	Within 3 years from the date of issuance.

See Note 3 with respect to further details on the private and public warrants and Note 5 with respect to valuation techniques and assumptions because the warrants are all liability-classified and subject to fair value measurement each reporting period.

11.Stock-Based Compensation

2011 Incentive Compensation Plan

Legacy GCT’s 2011 Incentive Compensation Plan (the “2011 Plan”) permitted the grant of options, stock awards, and RSUs. In connection with the Closing of the Business Combination, the 2011 Plan was terminated, the remaining unallocated shares reserved under the 2011 Plan were cancelled and no new awards will be granted under the 2011 Plan.

Each award of Legacy GCT stock options and RSUs were converted into equivalent Company stock options and RSUs with the same terms and conditions under the plan described below.

2024 Incentive Compensation Plan

In connection with the Closing of the Business Combination, the Company adopted the 2024 Incentive Compensation Plan (the “2024 Plan”) under which 3,983,334 shares of common stock were initially reserved for issuance, subject to approval by the Company’s boards of directors. The 2024 Plan permits the grant of stock options, stock appreciation rights, stock awards, restricted stock units, dividend equivalent right, cash awards and other awards to employees, non-employee directors, non-employee members of the board of directors, or consultants or independent advisors.

Stock options outstanding under the 2024 Plan were as follows (in thousands, except per share amounts and years):

			Weighted
			Average
	Number of	Weighted-	Remaining
	Options	Average	Contractual Life	Aggregated
	Outstanding	Exercise Price	(in Years)	Intrinsic Value
Balance as of December 31, 2023	3,579	$0.02	5.5	$4,405
Reverse recapitalization	(2,911)	0.09	—	—
Balance as of December 31, 2023(1)	668	$0.11	5.5	4,405
Granted	—	—	—	—
Exercised	—	—	—	—
Cancelled	—	—	—	—
Balance as of March 31, 2024	668	0.11	5.3	5,543
Vested as of March 31, 2024	667	$0.11	5.3	5,532
Exercisable as of March 31, 2024	634	$0.11	5.1	5,256
(1)	Amounts as of December 31, 2023 differ from those in prior year consolidated financial statements as they were retrospectively adjusted as a result of the accounting for the Business Combination (see Note 3).

There were no options granted during the three months ended March 31, 2024 and 2023. As of March 31, 2024, unrecognized compensation cost related to stock options was nominal.

Founder Awards to Board of Directors

In 2021, an aggregate of 90,000 founder shares of common stock were transferred to three members of Concord III’s board of directors. The shares contained both a performance condition based upon a liquidity event and a service vesting condition. As the liquidity and services conditions were met upon the Closing of the Business Combination, the Company recognized $0.9 million of stock-based compensation during the three months ended March 31, 2024.

Restricted Stock Units

In December 2023, various employees and directors of Legacy GCT were granted RSUs that contain both a performance condition based upon a liquidity event and a service vesting condition such that the RSUs vest in four equal annual installments from the grant date. Any unvested RSUs are forfeited upon separation from the Company. The liquidity condition was met upon the Closing of the Business Combination and the Company recognized $0.3 million of stock-based compensation.

RSUs outstanding under the 2024 Plan were as follows (in thousands, except per share amounts):

		Weighted
	Number of RSUs	Average Grant
	Outstanding	Date Fair Value
Balance as of December 31, 2023	2,100	$1.15
Reverse recapitalization	(1,708)	5.01
Balances as of December 31, 2023(1)	392	$6.16
Granted	—	—
Vested	—	—
Cancelled	—	—
Balance as of March 31, 2024	392	$6.16
(1)	Amounts as of December 31, 2023 differ from those in prior year consolidated financial statements as they were retrospectively adjusted as a result of the accounting for the Business Combination (see Note 3).

As of March 31, 2024, there was $2.1 million of unrecognized compensation cost related to RSUs, which is expected to be recognized on a straight-line basis over a weighted average period of 3.7 years.

12.Income Taxes

For the three months ended March 31, 2024 and 2023, the Company recorded income tax expense of $59,000 and $50,000, respectively. The effective tax rate is 7.2% and 3.7% for the three months ended March 31, 2024 and 2023, respectively.

For financial reporting purposes, the Company’s effective tax rate used for the interim periods is based on the estimated full-year income tax rate. For the three months ended March 31, 2024, the Company’s effective tax rate differs from the statutory rate primarily due to the valuation allowance recorded against the net deferred tax asset balance.

As of March 31, 2024 the Company had unrecognized tax benefits of $3.1 million of which $1.7 million would currently affect the Company’s effective tax rate if recognized due to the Company’s deferred tax assets being fully offset by a valuation allowance. The Company does not anticipate that the amount of unrecognized tax benefits relating to tax positions existing as of March 31, 2024 will significantly increase or decrease within the next twelve months. There was no interest expense or penalties related to unrecognized tax benefits recorded as of March 31, 2024.

A number of years may elapse before an uncertain tax position is audited and finally resolved. While it is often difficult to predict the final outcome or the timing of resolution of any particular uncertain tax position, the Company believes that its reserves for income taxes reflect the most likely outcome. The Company adjusts these reserves, as well as the related interest, in light of changing facts and circumstances. Settlement of any particular position could require the use of cash.

Currently the Company is not under examination by any taxing authority.

13.Employee Benefit Plans

Under Korean law, the Company is required to make severance payments to Korean employees leaving its employment. The Company’s severance pay liability to its Korean employees, which is a function of the salary of each employee’s years of employment and severance factor, is reflected in the accompanying condensed consolidated balance sheets as the net defined benefit liabilities on an accrual basis.

The net liability for severance payments as of (in thousands):

	March 31, 2024	December 31, 2023
Liability for severance payments, beginning	$7,764	$7,997
Deposit	(276)	(308)
Liability for severance payments, ending	$7,488	$7,689

14.Related Party Transactions

A summary of balances and transactions with the related parties who are stockholders of the Company were as follows as of (in thousands):

	March 31, 2024		December 31, 2023
	Anapass	Kyeongho Lee	Anapass	Kyeongho Lee
Borrowings	$9,653	$824	$10,082	$1,474
Other current liabilities	106	87	212	182

For each of the three months ended March 31, 2024 and 2023, the Company recorded $0.1 million of interest expense with Anapass, Inc. in the condensed consolidated statements of operations. During the three months ended March 31, 2024 and 2023, the Company recorded $22,000 and $26,000, respectively, of interest expense with Kyeongho Lee in the condensed consolidated statements of operations.

15.Segments and Information

The Company operates in one segment. Revenue information by geographic region is presented in Note 4 to these condensed consolidated financial statements. Long-lived assets by geographic region were as follows as of (in thousands):

	March 31, 2024	December 31, 2023
South Korea	$1,170	$1,363
United States	817	930
Total long-lived assets	$1,987	$2,293

16.Net Income (Loss) Per Share

The following table summarizes the computation of basic and diluted net income (loss) per share (in thousands, except per share amounts):

	Three Months Ended March 31,
	2024	2023
Numerator:
Net income (loss), basic and diluted	$757	$(1,393)
Denominator:
Weighted-average common shares outstanding, basic	25,468	23,862
Add: effect of dilutive securities	789	—
Weighted-average common shares outstanding, diluted	26,257	23,862
Net income (loss) per share, basic and diluted
Basic	$0.03	$(0.06)
Diluted	$0.03	$(0.06)

The following outstanding potentially dilutive common stock equivalents were excluded from the computation of diluted net income (loss) per share for the periods indicated because including them would have been antidilutive (in thousands):

	March 31,
	2024	2023
Warrants	26,724	995
Convertible promissory notes	5,543	1,809
Options	—	885
Total	32,267	3,689

17.Subsequent Events

Purchase Agreement and Registration Rights Agreement

In April 2024, the Company entered into a common stock purchase agreement (the “Purchase Agreement”) and a related registration rights agreement (the “Registration Rights Agreement”) with B. Riley Principal Capital II, LLC (“B. Riley Principal Capital II”). Upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement, the Company has the right, in its sole discretion, to sell to B. Riley Principal Capital II, from time to time, up to $50.0 million in aggregate gross purchase price of shares of the Company’s common stock, subject to certain limitations contained in the Purchase Agreement, during the term of 24 months. Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement on Form S-1 to register the resale of shares of common stock that are sold to B. Riley Principal Capital II under the Purchase Agreement. Sales of common stock by the Company to B. Riley Principal Capital II pursuant to the Purchase Agreement, and the timing of any such sales, are solely at the option of the Company, and the Company is under no obligation to sell any securities to B. Riley Principal Capital II under the Purchase Agreement.

M-Venture Investment, Inc.

In April 2024, the Company executed an amendment with M-Venture Investment, Inc. for the KRW 4.0 billion ($3.0 million) term loan outstanding, pursuant to which the Company repaid KRW 2.0 billion ($1.5 million) in April 2024 and extended the maturity date from October 2024 to May 2024 (see Note 7).

In April 2024, the Company executed an amendment with M-Venture Investment, Inc. for the KRW 6.0 billion ($4.4 million) term loan outstanding, pursuant to which the maturity date for both draws were amended. The maturity date for the principal amount of KRW 1.0 billion ($0.7 million) was extended from April 2024 to June 2024. The maturity date for the principal amount of KRW 5.0 billion ($3.7 million) was extended from April 2024 to July 2024 (see Note 7).

Historical Convertible Promissory Notes

In April 2024, the Company repaid in full a historical convertible promissory note that was issued in 2021 with a principal amount of $0.6 million (see Note 7).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

of GCT Semiconductor, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of GCT Semiconductor, Inc. (a Delaware corporation) and its subsidiaries (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BPM LLP

We have served as the Company’s auditor since 2023.

San Jose, California

March 29, 2024

GCT SEMICONDUCTOR, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2023 and 2022

(in thousands, except share and per share data)	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$258	$1,398
Accounts receivable, net	4,920	4,453
Inventory	1,486	3,480
Contract assets	3,439	886
Prepaid expenses and other current assets	2,906	2,673
Total current assets	13,009	12,890
Property and equipment, net	772	1,111
Operating lease right-of-use assets	1,521	796
Finance lease right-of-use assets	—	14
Intangibles, net	245	672
Other assets	881	993
Total assets	$16,428	$16,476
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$17,814	$19,017
Contract liabilities	48	651
Accrued and other current liabilities	23,956	12,496
Borrowings	44,509	18,331
Convertible promissory notes, current	27,794	31,166
Operating lease liabilities, current	680	228
Finance lease liabilities, current	—	17
Total current liabilities	114,801	81,906
Long-term borrowings	—	20,025
Convertible promissory notes, net of current	6,239	—
Net defined benefit liabilities	7,689	6,905
Long-term operating lease liabilities	850	570
Income taxes payable	2,178	1,923
Other liabilities	108	76
Total liabilities	131,865	111,405

Commitments and contingencies (Note 5)

Stockholders’ deficit:
Common stock, par value $0.001 per share, 200,000,000 shares authorized; 129,395,774 and 127,760,265 shares issued and outstanding as of December 31, 2023 and 2022, respectively	129	128
Additional paid-in capital	435,626	433,990
Accumulated other comprehensive loss	(1,538)	(1,862)
Accumulated deficit	(549,654)	(527,185)
Total stockholders’ deficit	(115,437)	(94,929)
Total liabilities and stockholders’ deficit	$16,428	$16,476

The accompanying notes are an integral part of these consolidated financial statements.

GCT SEMICONDUCTOR, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

for the years ended December 31, 2023 and 2022

(in thousands, except share and per share data)	2023	2022
Net revenues
Product	$10,968	$12,977
Service	5,060	3,692
Total net revenues	16,028	16,669
Cost of net revenues
Product	7,343	10,250
Service	1,951	1,366
Total cost of net revenues	9,294	11,616
Gross profit	6,734	5,053
Operating expenses:
Research and development	10,712	17,385
Sales and marketing	3,188	2,836
General and administrative	7,392	7,585
Total operating expenses	21,292	27,806
Loss from operations	(14,558)	(22,753)

Interest income	8	4
Interest expense	(6,246)	(3,364)
Other income (expense), net	(1,132)	(178)
Loss before provision for income taxes	(21,928)	(26,291)
Provision for income taxes	541	121
Net loss	(22,469)	(26,412)

Accretion of Series G redeemable convertible preferred stock to redemption amount	—	(2,237)
Net loss attributable to common stockholders	$(22,469)	$(28,649)

Net loss per common share - basic and diluted	$(0.17)	$(0.31)
Weighted average number of common shares used in computing net loss per common share - basic and diluted	128,459,102	92,958,570

The accompanying notes are an integral part of these consolidated financial statements.

GCT SEMICONDUCTOR, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

for the years ended December 31, 2023 and 2022

(in thousands)	2023	2022
Comprehensive loss, net of taxes
Net loss	$(22,469)	$(26,412)
Foreign currency translation adjustment	324	1,583
Comprehensive loss	$(22,145)	$(24,829)

The accompanying notes are an integral part of these consolidated financial statements.

GCT SEMICONDUCTOR, INC.

CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

for the years ended December 31, 2023 and 2022

						Accumulated
	Redeemable Convertible				Additional	Other		Total
	Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders’
(in thousands, except share data)	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Deficit	Deficit
Balances as of January 1, 2022	73,259,663	$382,288	13,183,259	$13	$13,682	$(3,445)	$(498,536)	$(488,286)
Accretion of Series G redeemable convertible preferred stock to redemption amount	—	2,237	—	—	—	—	(2,237)	(2,237)
Conversion of redeemable convertible preferred stock to common stock	(73,259,663)	(384,525)	73,203,888	74	384,451	—	—	384,525
Common stock dividends issued to
Series C and Series G redeemable convertible preferred stock	—	—	28,685,582	29	(29)	—	—	—
Issuance of common stock from option exercises	—	—	2,459,014	2	49	—	—	51
Issuance of common stock from conversion of
convertible promissory notes and accrued interest	—	—	10,228,522	10	35,820	—	—	35,830
Stock-based compensation	—	—	—	—	17	—	—	17
Foreign currency translation adjustment	—	—	—	—	—	1,583	—	1,583
Net loss	—	—	—	—	—	—	(26,412)	(26,412)
Balances as of December 31, 2022	—	—	127,760,265	128	433,990	(1,862)	(527,185)	(94,929)

Issuance of common stock from option exercises	—	—	1,130,481	1	22	—	—	23
Issuance of common stock from conversion of convertible promissory notes and accrued interest	—	—	20,681	—	72	—	—	72
Issuance of common stock from cancellation of promissory note	—	—	55,775	—	—	—	—	—
Issuance of common stock from warrant exercise	—	—	428,572	—	1,499			1,499
Stock-based compensation	—	—	—	—	43	—	—	43
Foreign currency translation adjustment	—	—	—	—	—	324	—	324
Net loss	—	—	—	—	—	—	(22,469)	(22,469)
Balances as of December 31, 2023	—	$—	129,395,774	$129	$435,626	$(1,538)	$(549,654)	$(115,437)

The accompanying notes are an integral part of these consolidated financial statements.

GCT SEMICONDUCTOR, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

for the years ended December 31, 2023 and 2022

(in thousands)	2023	2022
Cash flows from operating activities:
Net loss	$(22,469)	$(26,412)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,062	781
Operating lease right-of-use amortization	714	766
Finance lease right-of-use amortization	14
Stock-based compensation	43	17
Provision for credit losses	1,095	549
Loss on valuation of convertible promissory notes	1,428	450
Loss on redemption of convertible promissory notes	—	40
Changes in operating assets and liabilities:
Accounts receivable	(1,562)	858
Inventory	1,994	(1,772)
Contract assets	(2,553)	(225)
Prepaid expenses and other current assets	(233)	1,150
Other assets	112	4
Accounts payable	296	6,145
Contract liabilities	(603)	(116)
Accrued and other current liabilities	11,471	1,772
Net defined benefit liabilities	784	(699)
Income taxes payable	255	57
Lease liabilities	(707)	(791)
Other liabilities	32	(661)
Net cash used in operating activities	(8,827)	(18,087)

Cash flows from investing activities:
Purchase of property and equipment	(331)	(623)
Purchase of intangibles	—	(280)
Net cash used in investing activities	(331)	(903)

Cash flows from financing activities:
Proceeds from:
Bank borrowings	8,147	13,414
Exercise of stock options	23	51
Issuance of convertible promissory note	2,000	9,000
Repayment of bank borrowings	(1,504)	(1,988)
Repayment of convertible promissory note	(500)	(1,180)
Payments of finance lease liabilities	(17)	(24)
Net cash provided by financing activities	8,149	19,273
Effect of exchange rate changes on cash and cash equivalents	(131)	(136)
Net (decrease) increase in cash and cash equivalents	(1,140)	147

Cash and cash equivalents:
Beginning of period	1,398	1,251
End of period	$258	$1,398

The accompanying notes are an integral part of these consolidated financial statements.

GCT SEMICONDUCTOR, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

for the years ended December 31, 2023 and 2022

(in thousands)	2023	2022
Supplemental disclosures of cash flow information:
Cash paid for interest	$2,259	$4,175
Cash paid for income taxes	$116	$333

Noncash financing activities:
Accretion of Series G redeemable convertible preferred stock to redemption amount	$—	$2,237
Issuance of common stock from conversion of convertible promissory notes and accrued interest	$72	$35,830
Issuance of common stock from cashless warrant exercise	$1,499	$—
Conversion of redeemable convertible preferred stock to common stock	$—	$384,525

The accompanying notes are an integral part of these consolidated financial statements.

GCT SEMICONDUCTOR, INC.

Notes to Consolidated Financial Statements for the Years Ended December 31, 2023 and 2022

1.The Company and Summary of Significant Accounting Policies

Business

GCT Semiconductor, Inc. (“GCT”) is a fabless semiconductor company that designs, develops and markets integrated circuits for the global wireless semiconductor industry. GCT was originally incorporated in California on June 15, 1998 and was reincorporated in Delaware on February 21, 2001.

In June 2000, GCT incorporated a wholly-owned subsidiary, GCT Asia Pacific, Inc. (“GCT AP”) in Seoul, South Korea. GCT AP was created to develop markets in the Asia Pacific region. In June 2000, GCT acquired Advanced CoreTech, Inc. (“ACT”), a South Korean corporation, to enhance its research and development (“R&D”) capacity for all product lines. Subsequent to the acquisition, ACT changed its name to GCT Research, Inc. (“GCT R&D”). In October 2012, GCT acquired MTH, Inc. (“MTH”), a South Korean corporation, to acquire 2G/3G LTE technology and further enhance research and development.

To date, GCT and its wholly-owned subsidiaries’, GCT AP, GCT R&D and MTH (collectively, the “Company”) operations have been funded primarily through the issuance of redeemable convertible preferred stock, promissory notes, bank borrowings and issuance of common stock.

On November 2, 2023, the Company entered into a definitive business combination agreement with Concord Acquisition Corp III, a publicly traded special purpose acquisition company, that would result in the Company becoming a publicly listed company subject to closing. Upon closing of the transaction, the combined company will be named GCT Semiconductor and will be traded on the NYSE under the new ticker symbol “GCTS.” The transaction is expected to be completed in the first quarter of 2024.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”)

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of GCT and its wholly-owned subsidiaries, GCT AP, GCT R&D and MTH. All significant intercompany balances and transactions have been eliminated in consolidation.

Net Loss Per Common Share

Basic net loss per common share is computed by dividing net loss attributable to common stockholders (net loss adjusted for preferred stock dividends declared or accumulated) by the weighted average number of common shares outstanding during the period. All participating securities are excluded from basic weighted average shares outstanding. In computing diluted net loss attributable to common stockholders, undistributed earnings are re-allocated to reflect the potential impact of dilutive securities. Diluted net loss per share attributable to common stockholders is computed by dividing net loss attributable to common stockholders by diluted weighted average shares outstanding, including potentially dilutive securities, unless anti-dilutive. Potentially dilutive securities that were excluded from the computation of diluted net loss per common share consist of the following:

1.The Company and Summary of Significant Accounting Policies, continued

Net Loss Per Common Share, continued

	2023	2022
Convertible promissory notes	9,827,666	9,688,740
Warrants	9,200,000	3,942,853
Options	3,579,294	4,773,892
Restricted Stock Units (RSU)	2,099,970	—
Total	24,706,930	18,405,485

As all potentially dilutive securities are anti-dilutive as of December 31, 2023 and 2022, diluted net loss per common share is the same as basic net loss per common share for each period.

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with U.S. GAAP requires management to make judgments, estimates, and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities and reported amounts of revenues and expenses. These judgments, estimates and assumptions are used for but not limited to: revenue recognition; provision for credit losses; warranty obligations; inventory obsolescence; recoverability of long-lived assets; stock-based compensation; determination of fair value of the Company’s convertible promissory notes, common stock, and stock options, and deferred income taxes including related valuation allowances. The Company bases its estimates and judgments on historical experience and on various other assumptions that it believes are reasonable under the circumstances. However, actual results could differ from these estimates, and these differences may be material.

Going Concern, Liquidity and Management’s Plan

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred operating losses and negative cash flows from operating activities for each of the two years in the period ended December 31, 2023. As of December 31, 2023, the Company had an accumulated deficit of approximately $549.7 million and negative working capital of approximately $101.8 million. During the year ended December 31, 2023, the Company incurred a net loss of approximately $22.5 million and used cash from operations of approximately $8.8 million. These factors raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months from the date of this report.

The Company’s ability to continue to meet its obligations and to achieve its intended business objectives is dependent upon, among other things, negotiating a bank line of credit debt obligation, raising additional capital, and the timely launch of its new products and returning to profitability. Future capital requirements will depend on many factors, including the rate of revenue growth, the selling price of the Company’s products, the expansion of sales and marketing activities, and the timing and extent of research and development efforts.

1.The Company and Summary of Significant Accounting Policies, continued

Going Concern, Liquidity and Management’s Plan, continued

The Company is actively pursuing a transaction with a special purpose acquisition company (“SPAC”) and completed major steps required including the U.S. Security and Exchange Commission (“SEC”) filing and SPAC shareholders’ approval. Management expects the SPAC transaction will be successful and could use the proceeds from the SPAC transaction to support its operations. In the event the proceeds from the SPAC transaction are not enough, the Company will seek additional funding through other means, such as the issuance of debt or equity line of credit. Management’s plans also include managing the Company’s cash burn by controlling expenditures. While the Company has raised capital in the past, there can be no assurance that additional financing will be available at terms acceptable to the Company, if at all. Failure to generate sufficient cash flows from operations, raise additional capital and reduce discretionary spending could have a material adverse effect on the Company’s ability to achieve its intended business objectives. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents. The Company deposits its cash primarily in checking and money market accounts with high quality financial institutions.

Fair Value of Financial Instruments

The carrying amount of certain financial instruments held by the Company, such as cash equivalents, accounts receivable, contract assets and liabilities, accounts payable, and accrued and other current liabilities, approximate fair value due to their short maturities. The carrying amount of the liabilities for the convertible promissory notes represents their fair value. The carrying amounts of the Company’s bank borrowings, and lease liabilities approximate fair value due to the market interest rates that these obligations bear and interest rates currently available to the Company.

Fair value is defined as the exchange price that would be received for an asset or an exit price paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy defines a three-level valuation hierarchy for disclosure of fair value measurements as follows:

Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2

Inputs other than quoted prices included within Level 1 that are observable, unadjusted quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and

Level 3	Unobservable inputs that are supported by little or no market activity for the related assets or liabilities.

1.The Company and Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments, continued

The categorization of a financial instrument within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company has no assets with fair value obtained using observable or unobservable markets. The Company did have liabilities with a fair value obtained using unobservable markets (Level 3). The Company’s Level 3 liabilities consist of the redeemable convertible preferred stock warrant liabilities and convertible promissory notes. The convertible promissory notes were valued using a combination of option pricing model and Probability Weighted Expected Return Method (“PWERM”), which is considered to be a Level 3 fair value measurement.

Risk and Uncertainties

The Company is subject to certain risks and uncertainties and believes changes in any of the following areas could have a material adverse effect on the Company’s future financial position or results of operations or cash flows: new product development, including market receptivity, litigation or claims against the Company based on intellectual property, patent, product regulation or other factors, competition from other products, general economic conditions, the ability to attract and retain qualified employees and ultimately to sustain profitable operations.

The semiconductor industry is characterized by rapid technological change, competition, competitive pricing pressures and cyclical market patterns. The Company’s financial results are affected by a wide variety of factors, such as general economic conditions specific to the semiconductor industry and the Company’s particular market, the timely implementation of new products, new manufacturing process technologies and the ability to safeguard patents and intellectual property in a rapidly evolving market. In addition, the semiconductor market has historically been cyclical and subject to significant economic downturns. As a result, the Company may experience significant period-to-period fluctuations in consolidated operating results due to the factors mentioned above or other factors.

The Company’s revenue may be impacted by its ability to obtain adequate wafer supplies from foundries and back-end production capacity from the Company’s test and assembly subcontractors. The foundries with which the Company currently has arrangements may not be willing or able to satisfy all of the Company’s manufacturing requirements on a timely basis and/or at favorable prices. The Company is also subject to the risks of service disruptions, raw material shortages and price increases by its foundries. Such disruptions, shortages and price increases could harm the Company’s consolidated operating results.

1.The Company and Summary of Significant Accounting Policies, continued

Concentration Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents primarily with one financial institution located in the United States and another financial institution located in Korea where amounts deposited may exceed Federal Deposit Insurance Corporation or Korea Deposit Insurance Corporation limits.

The Company’s accounts receivable are primarily derived from revenues earned from customers located in the United States, China, Korea, Japan and Taiwan. The Company performs ongoing credit evaluations of its customers’ and distributors’ financial condition and generally does not require collateral from its customers.

Some of the components used in the Company’s products are purchased from a limited number of sources located in Asia. The loss of any of these suppliers may cause the Company to incur additional costs to transition these relationships, result in delays in the delivery of its products or cause the Company to carry excess or obsolete inventory.

GCT is a fabless semiconductor company and relies on third parties for all of its manufacturing operations, including wafer fabrication, assembly, testing, warehousing, and shipping and logistics. The Company relies on UMC Company (USA) (“UMC”) and Samsung Semiconductor System LSI Division to manufacture substantially all of the wafers for its products. The Company uses third-party vendors to assemble, package and test the products. The Company primarily uses the services of Tianshui Huatian Co., Ltd., ATSemicon Co., Ltd. Amkor, and STATS ChipPAC Ltd. for assembly, and Advanced Semiconductor and Engineering, Inc. and Giga Solution Tech Co., Ltd. for testing. The Company depends on these third-party vendors to supply services and material of a requested quantity in a timely manner that meets the Company’s standards for yield, cost and manufacturing quality. The Company does not have long-term supply agreements with its third-party vendors other than a framework agreement with UMC. If one or more of these vendors terminates its relationship with the Company, or if the Company encounters any problems with its manufacturing supply chain, it could adversely impact the Company’s ability to ship products to its customers on time and in the quantity required, which in turn could cause an unanticipated decline in sales and possibly damage customer relationships.

Accounts Receivable and Provision for Credit Losses

Trade accounts receivable are recorded at invoiced amounts, net of provision for credit losses, if applicable, and do not bear interest.

The provision for credit losses is based on the Company’s assessment of the collectability of its customer accounts. The Company reviews the provision for credit losses by considering certain factors such as historical experience, industry data, credit quality, age of balances and current economic conditions that may affect a customer’s ability to pay. Uncollectible receivables are written off when all efforts to collect have been exhausted and recoveries are recognized when they are recovered. The Company determined that provisions for credit losses of approximately $1,644,000 and $549,000 were necessary as of December 31, 2023 and 2022, respectively.

1.The Company and Summary of Significant Accounting Policies, continued

Inventory

Inventory is stated at the lower of cost or net realizable value. Cost is determined by actual cost on a first-in, first-out basis. The Company’s inventory is concentrated in high technology parts and components that may be specialized in nature or subject to rapid technological obsolescence. The Company considers the following characteristics, in addition to the specialized nature and potential technological obsolescence of the Company’s inventory, including age of inventory on hand and that the inventory may be returned from distributors, historical sales levels, estimated future demand within the next six months, inventory commitments or potential product revisions, in evaluating net realizable value. For the years ended December 31, 2023 and 2022, the Company wrote-down approximately $358,000 and $338,000, respectively, of inventory into cost of net revenues. Once inventory has been written down below cost, it is not subsequently written up.

Property and Equipment, Net

Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation is recognized on a straight-line basis over the estimated useful lives of the assets, generally three to seven years. Leasehold improvements are amortized over the shorter of the remaining lease term or the estimated useful life of the assets. Maintenance and repairs that do not extend the life or improve an asset are expensed in the period incurred.

Leases

The Company is a lessee in several noncancellable (1) operating leases, primarily for office equipment, warehouses, and office space, and (2) finance leases, for certain machinery and information technology (“IT”) equipment.

The Company accounts for leases in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 842, Leases (“Topic 842”). The Company determines if an arrangement is or contains a lease at contract inception. The Company recognizes a right-of-use (“ROU”) asset and a lease liability at the lease commencement date.

For operating and finance leases, the lease liability is initially measured at the present value of the unpaid lease payments at the lease commencement date. The lease liability is subsequently measured at amortized cost using the effective-interest method.

Key estimates and judgments include how the Company determines (1) the discount rate it uses to discount the unpaid lease payments to present value, (2) lease term, and (3) lease payments.

●Topic 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. Generally, the Company cannot determine the interest rate implicit in the lease because it does not have access to the lessor’s estimated residual value or the amount of the lessor’s deferred initial direct costs. Therefore, the Company generally uses its incremental borrowing rate as the discount rate for the lease. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms. Because the Company does not generally borrow on a collateralized basis, it uses the interest rate it pays on its noncollateralized borrowings as an input to deriving an appropriate incremental borrowing rate, adjusted for the amount of the lease payments, the lease term, and the effect on that rate of designating specific collateral with a value equal to the unpaid lease payments for that lease.

1.	The Company and Summary of Significant Accounting Policies, continued

Leases, continued

●The lease term for all of the Company’s leases includes the noncancellable period of the lease plus any additional periods covered by either a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor.
●Lease payments included in the measurement of the lease liability comprise the following:

–Fixed payments, including in-substance fixed payments, owed over the lease term (includes termination penalties the Company would owe if the lease term reflects the exercise of a termination option);

–Variable lease payments that depend on an index or rate, initially measured using the index or rate at the lease commencement date;

–Amounts expected to be payable under guaranteed residual value guarantee; and

–The exercise price of an option to purchase the underlying asset if the Company is reasonably certain to exercise the option.

The ROU asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received.

For operating leases, the ROU asset is subsequently measured throughout the lease term at the carrying amount of the lease liability, plus initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

For finance leases, the ROU asset is subsequently amortized using the straight-line method from the lease commencement date to the earlier of the end of its useful life or the end of the lease term unless the lease transfers ownership of the underlying asset to the Company or the Company is reasonably certain to exercise an option to purchase the underlying asset. In those cases, the ROU asset is amortized over the useful life of the underlying asset. Amortization of the ROU asset is recognized and presented separately from interest expense on the lease liability.

Variable lease payments associated with the Company’s leases are recognized when the event, activity, or circumstance in the lease agreement on which those payments are assessed occurs. Variable lease payments are presented as operating expenses in the Company’s consolidated statements of operations in the same line item as expenses arising from fixed lease payments (operating leases) or amortization of the ROU asset (finance leases). ROU assets for operating and finance leases are occasionally reduced by impairment losses. The Company uses the long-lived assets impairment guidance in ASC Subtopic 360-10, Property, Plant, and Equipment – Overall, to determine whether an ROU asset is impaired, and if so, the amount of the impairment loss to recognize.

The Company monitors for events or changes in circumstances that require a reassessment of one of its leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the ROU asset is reduced to zero and the remainder of the adjustment is recorded in profit or loss.

1.The Company and Summary of Significant Accounting Policies, continued

Leases, continued

Operating lease and finance lease ROU assets are presented as operating lease right-of-use assets and finance lease right-of use assets, respectively, on the consolidated balance sheets. The current portion of finance lease liabilities is included in current installments of obligations under finance leases, and the long-term portion is included in obligations under finance leases on the consolidated balance sheets.

The Company has elected not to recognize ROU assets and lease liabilities for short-term leases of transportation equipment that have a lease term of 12 months or less. The Company has elected not to apply the short-term lease recognition and measurement exemption for other classes of leased assets. The Company recognizes the lease payments associated with its short-term transportation equipment leases as an expense on a straight-line basis over the lease term. Variable lease payments associated with these leases are recognized and presented in the same manner as for all other Company leases.

The Company’s leases generally include non-lease maintenance services (i.e. equipment maintenance or common area maintenance). For leases of assets other than office equipment, the Company allocates the consideration in the contract to the lease and non-lease maintenance component based on each component’s relative stand-alone price. The Company determines stand-alone prices for the lease components in those leases based on the prices for which other lessors lease similar assets on a stand-alone basis. The Company determines stand-alone prices for the non-lease components (i.e. maintenance services) in those leases based on the prices that several suppliers charge for maintenance services for similar assets on a stand-alone basis. If observable stand-alone prices are not readily available, the Company estimates the stand-alone prices maximizing the use of observable information. For leases of office equipment, the Company has elected the practical expedient to account for the lease and non-lease maintenance components as a single lease component. Therefore, for those leases, the lease payments used to measure the lease liability include all the fixed consideration in the contract.

Impairment of Long-Lived Assets

The Company has long-lived assets such as tangible property and equipment, and identified intangible assets consisting of acquired patents and core technology. When events or changes in circumstances occur that could indicate the carrying value of long-lived assets may not be recoverable, the Company assesses recoverability by determining whether the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. If the undiscounted cash flow is less, an impairment charge is recognized for the excess of the carrying amounts of these assets over the fair values. Fair values are determined by discounted future cash flows, appraisals or other methods.

During the years ended December 31, 2023 and 2022, the Company did not record any impairment from long-lived assets.

1.The Company and Summary of Significant Accounting Policies, continued

Revenue Recognition

The Company’s revenues are generated by the sale of 4G mobile semiconductor solutions consisting of product and platform solutions aimed at the 4G LTE and WiMax industries, development services and technical advice and maintenance services. To determine when revenues are recognized, the Company performs the following five steps: (1) identify the contract(s) with a customer, (2) identify the performance obligation in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) we satisfy a performance obligation in accordance with ASC Topic 606, Revenue from Contracts with Customers.

The revenues from product sales are identified and determined pursuant to purchase orders. The Company considers a performance obligation satisfied once it has transferred control of a good or product to a customer, meaning the customer has the ability to direct the use and obtain the benefit of the product, which is generally at the time of shipment.

Service revenues are identified and determined based on each service agreement and recognized over time or at a point in time depending on the evaluation of when the customer obtains control of the promised goods or services, which is generally as services are rendered. For contracts that include multiple performance obligations, the Company allocates revenue to each performance obligation based on estimates of the relative stand-alone selling price that the Company would charge the customer for each promised product or service.

Disaggregation of revenues from contracts with customers is as following:

	For the year ended December 31, 2023
(in thousands)	Product Revenues	Service Revenues	Total
Timing of revenue recognition
At a point in time	$10,968	$—	$10,968
Over time	—	5,060	5,060
Total	$10,968	$5,060	$16,028

	For the year ended December 31, 2022
(in thousands)	Product Revenues	Service Revenues	Total
Timing of revenue recognition
At a point in time	$12,977	$—	$12,977
Over time	—	3,692	3,692
Total	$12,977	$3,692	$16,669

1.The Company and Summary of Significant Accounting Policies, continued

Revenue Recognition, continued

Net revenues categorized by customer location are as follows for the years ended December 31:

	Revenues from external customers
(in thousands)	2023	2022
United States	$5,056	$4,379
China	4,745	5,608
Korea	4,260	1,360
Germany	1,422	—
Taiwan	543	4,639
Other	2	25
Singapore	—	658
Total	$16,028	$16,669

Contract Assets and Liabilities

Contract assets primarily represent revenue earnings over time for which the Company does not presently have an unconditional right to payment (generally not yet billable) based on the terms of the contracts. The Company does not have impairment losses associated with contracts with customers for the years ended December 31, 2023 and 2022.

Contract liabilities consist of fees invoiced to or paid by the Company’s customer for which the associated performance obligations have not been satisfied and revenue has not been recognized based on the Company’s revenue recognition criteria described above.

Contract assets and liabilities are reported in a net position on an individual contract basis at the end of each reporting period. Contract assets are classified as current in the consolidated balance sheets when the Company expects to complete the related performance obligations and invoice the customers within one year of the balance sheet date, and as long-term when the Company expects to complete the related performance obligations and invoice the customers more than one year out from the balance sheet date. Contract liabilities are classified as current in the consolidated balance sheets when the revenue recognition associated with the related customer payments and invoicing is expected to occur within one year of the balance sheet date and as long-term when the revenue recognition associated with the related customer payments and invoicing is expected in more than once year from the balance sheet date.

Details of contract assets and liabilities is as following:

(in thousands)	December 31, 2023	December 31, 2022
Contract assets	$3,439	$886
Assets recognized for costs incurred to fulfill a contract (*)	12	39
Contract liabilities	48	651

(*)- The balances are included in prepaid expenses and other current assets in the accompanying consolidated balance sheets.

As of January 1, 2022, contract assets were approximately $661,000.

1.The Company and Summary of Significant Accounting Policies, continued

Revenue Recognition, continued

Assets recognized for costs incurred to fulfill a contract represent costs incurred in relation to a contract development and are intended for use in fulfilling that contract. The costs relate directly to the contract, generate resources that will be used to satisfy the contract and are expected to be recovered. They were therefore recognized as assets from costs to fulfill a contract. The asset is amortized on the basis consistent with the method used in recognizing revenue for the specific contract it relates to. In the current period, management expected that the costs recognized as assets are to be recovered according to the contractual payment schedule. Thus, an impairment loss was not recognized as the expected amount of the remaining consideration minus direct costs which have not been recognized as expenses do not exceed the asset.

During the year ended December 31, 2023, there were significant changes in contract assets and liabilities, which are summarized as below:

●The Company has recognized approximately $2,560,000 (2022: $879,000) of contract assets during the current period as the Company has provided development services ahead of the receipt of consideration.
●The Company has recognized approximately $0 (2022: $650,000) of contract liabilities during the current period due to contracts agreed with consideration to be received prior to provision of development services.
●The Company has recognized approximately $48,000 (2022: $0) of contract liabilities during the current period due to contracts agreed with consideration to be received prior to provision of technical advice and maintenance services.

Net revenues recognized in relation to contract liabilities is as follows.

(in thousands)	December 31, 2023	December 31, 2022
Net revenues recognized that were included in the contract liabilities balance at the beginning of the year	$651	$766

Product Warranty

The Company provides customers with warranty claims for certain products and warranty-related the services are not considered a separate performance obligation. Pursuant to ASC Topic 450, Contingencies, the Company makes estimates of product warranty expense using historical experience rates and accrue estimated warranty expense as a cost of net revenues. The Company estimates the costs of warranty obligations based on historical experience of known product failure rates and anticipated rates of warranty claims, use of materials to repair or replace defective products, and service delivery costs incurred in correcting the product issues. In addition, from time to time, specific warranty accruals may be made if unforeseen technical problems arise.

1.The Company and Summary of Significant Accounting Policies, continued

Concentration of Revenues and Accounts Receivable

The Company’s net revenue and accounts receivable are concentrated among a few significant customers, which could expose the Company to financial risk in the event of adverse developments with these customers. In fiscal 2023, approximately 38% of the Company’s total net revenues were derived from two customers. Moreover, approximately 70% of the total gross accounts receivable was derived from four customers at the end of the reporting period. During fiscal 2022, around 66% of the Company’s total net revenues were derived from four customers. Similar to the concentration of revenue, approximately 90% of the total gross accounts receivable was derived from five customers at the end of the reporting period.

Details of external customers, who contribute more than 10% of the Company’s net revenues and gross accounts receivable as of December 31, 2023 and 2022, are as follows:

	Net Revenues			Accounts Receivable
(in thousands)	2023		2022	2023		2022
Customer A	$	*	$4,639	$	*	$1,228
Customer B		3,031	2,979		1,755	590
Customer C		*	1,712		*	1,400
Customer D		*	1,670		661	687
Customer E		*	*		*	610
Customer F		*	*		1,250	*
Customer G		3,000	*		*	*
Customer H		*	*		938	*

*Less than 10%

Management closely monitors the creditworthiness and performance of these key customers and has established credit limits and terms to mitigate potential credit risks. The Company also continues to diversify its customer base and explore opportunities to reduce its reliance on a few major customers.

Cost of Net Revenues

Cost of net revenues consists of direct and indirect costs related to the manufacture of the Company’s products. Direct costs include wafer costs and costs relating to assembly and testing performed by third-party contract manufacturers. Indirect costs consist of provisions for excess and obsolete inventory, royalties, allocated overhead for employee costs and facility costs, warranty and the amortization of the Company’s production mask sets and certain intangible assets. Shipping and handling costs incurred for inventory purchases and product shipments are recorded in cost of net revenues in the consolidated statements of operations.

1.The Company and Summary of Significant Accounting Policies, continued

Warranty

The Company generally provides warranties on its products for 12 months and provides for the estimated cost of product warranties at the time the revenue is recognized. The Company regularly monitors product returns and maintains a reserve for warranty expenses based upon its historical experience and any specifically identified failures. As of December 31, 2023 and 2022, the warranty accrual was $55,000 and $64,000 respectively.

Details and changes in provisions for product warranties for the years ended December 31, 2023 and 2022, are as follows:

(in thousands)	2023	2022
Beginning balance	$64	$106
Provision	18	—
Adjustment to prior provisions	(27)	(42)
Ending balance	$55	$64

Stock-Based Compensation

Compensation costs related to stock option grants are based on the fair value of the options on the date of grant, net of estimated forfeitures. The Company determines the grant date fair value of the options using the Black-Scholes option-pricing model and the related stock-based compensation expense is generally recognized on a straight-line basis over the period in which an employee is required to provide service in exchange for the options, which generally equals the vesting period. Compensation costs related to RSUs grants are based on the common stock price on the date of grant, net of estimated forfeitures. The related stock-based compensation expense is recognized on a straight-line basis over the vesting period of four (4) years.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax expense or benefit is the result of changes in the deferred tax assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets where, based upon the available evidence, management concludes that it is more-likely-than-not that the deferred tax assets will not be realized.

The Company records a liability for the uncertain tax positions taken or expected to be taken on the Company’s tax return when it is more-likely-than-not that the tax position might be challenged despite the Company’s belief that the tax return positions are fully supportable, and additional taxes will be due as a result. To the extent that the assessment of such tax positions changes, for example, based on the outcome of a tax audit, the change in estimate is recorded in the period in which the determination is made. The provision for income taxes includes the impact of provisions for uncertain tax positions. Interest and penalties related to unrecognized tax benefits are included within the provision for income taxes.

1.The Company and Summary of Significant Accounting Policies, continued

Foreign Currency Translation

The Company’s foreign subsidiaries, located in Korea, use the local currency, or Korean won (“KRW”), as their functional currency. Financial statements of the foreign subsidiaries are translated into U.S. dollars at the end-of-period exchange rates except for capital stock issued, capital accounts and accumulated deficit which are translated at historical exchange rates for purposes of consolidation. Revenues and expenses are translated using average exchange rates prevailing during the period. Translation adjustments are included in accumulated other comprehensive income (loss) within stockholders’ deficit. Gains and losses resulting from transactions denominated in a currency other than the functional currency are included in other income (expense), net in the consolidated statements of operations. The Company recognized foreign currency exchange gains and losses for the years ended December 31, 2023 and 2022 presented as follows:

(in thousands)	2023	2022
Foreign currency gain, net	$265	$181

Convertible Promissory Notes

The Company accounts for its convertible promissory notes under ASC 815, Derivatives and Hedging. According to ASC 815-15-25, an election can be made at the inception of a financial instrument to account for the instrument under the fair value option as per ASC 825, Financial Instruments. The Company has made such an election for its convertible promissory notes. Under the fair value option, the convertible promissory notes must be recorded at their initial fair value on the date of issuance, any modification, and each balance sheet date thereafter. Changes in the estimated fair value of the convertible promissory notes are recognized as non-cash gains or losses in other income (expense), net in the consolidated statements of operations.

Comprehensive Income (Loss)

Comprehensive income (loss) includes all changes within equity that are not the result of transactions with stockholders. Accumulated other comprehensive loss includes foreign currency translation adjustments arising from the consolidation of the Company’s foreign subsidiaries.

Recent Accounting Pronouncements

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”) which significantly changes the way entities recognize impairment of many financial assets by requiring immediate recognition of estimated credit losses expected to occur over their remaining life, instead of when incurred. In November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments–Credit Losses, which amends Subtopic 326-20 (created by ASU 2016-13) to explicitly state that operating lease receivables are not in the scope of Subtopic 326-20. Additionally, in April 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments; in May 2019, the FASB issued ASU 2019-05, Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief; in November 2019, the FASB issued ASU 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, and ASU 2019-11, Codification Improvements to Topic 326, Financial Instruments—Credit Losses; and in March 2020, the FASB issued ASU 2020-03, Codification Improvements to Financial Instruments, to provide further clarifications on certain aspects of ASU 2016-13 and to extend the nonpublic entity effective date of ASU 2016-13. The changes (as amended) are effective for the Company for annual and interim periods in fiscal years beginning after December 15, 2022. The adoption of ASU 2016-13 did not have a material effect on the consolidated financial statements.

1.The Company and Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 reduces the number of accounting models for convertible instruments and allows more contracts to qualify for equity classification. ASU 2020-06 is effective for the Company’s annual reporting periods beginning after December 15, 2023. Adoption is either a modified retrospective method or a fully retrospective method of transition. Early adoption is permitted, but no earlier than annual periods beginning after December 15, 2020. The Company is currently evaluating the effect the adoption of ASU 2020-06 will have on its consolidated financial statements.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which provides an exception to fair value measurement for contract assets and contract liabilities related to revenue contracts acquired in a business combination. The ASU requires an entity (acquirer) to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Topic 606. At the acquisition date, an acquirer should account for the related revenue contracts in accordance with Topic 606 as if it had originated the contracts. The ASU is effective for the Company for annual and interim periods in fiscal years beginning after December 15, 2023. Early adoption is permitted. The ASU is applied to business combinations occurring on or after the effective date. The Company is currently evaluating the effect the adoption of ASU 2021-08 will have on its consolidated financial statements.

In June 2022, the FASB issued ASU 2022-03, Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions. The ASU clarifies that a contractual restriction on the sale of an equity security should not be considered in measuring the fair value of the equity security, and also cannot be recognized as a separate unit of account. The ASU also requires the investor to disclose the fair value of equity securities subject to contractual sale restrictions, the nature and remaining duration of the restriction(s), and the circumstances that could cause a lapse in the restriction(s). The ASU is effective for the Company for annual and interim periods beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating the effect the adoption of ASU 2022-03 will have on its consolidated financial statements.

In September 2022, the FASB issued ASU 2022-04, Liabilities—Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations. The ASU requires a buyer of goods and services to disclose information about its supplier finance program obligations. This ASU is effective for annual and interim periods in fiscal years beginning after December 15, 2022, except for the rollforward disclosure, which is effective for annual and interim periods in fiscal years beginning after December 15, 2023, and annual periods thereafter. The amendments in this ASU are to be applied retrospectively to each period in which a balance sheet is presented, except for the rollforward disclosure, which is to be applied prospectively. The adoption of ASU 2022-04 did not have a material effect on the consolidated financial statements.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280) – Improvements to Reportable Segment Disclosures, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. The updated standard is effective for annual periods beginning in fiscal 2025 and interim periods beginning in the first quarter of fiscal 2026. Early adoption is permitted. The Company is currently evaluating the effect the adoption of ASU 2023-07 will have on its consolidated financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740) – Improvements to Income Tax Disclosures, which requires companies to disclose, on an annual basis, specific categories in the effective tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. In addition, companies are required to disclose additional information about income taxes paid. The standard is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The standard is to be adopted on a prospective basis; however, retrospective application is permitted. The Company is currently evaluating the effect the adoption of ASU 2023-09 will have on its consolidated financial statements.

2.Fair Value of Measurements

Fair Value Hierarchy

Recurring fair value measurements

Fair value hierarchy classifications of the financial instruments that are measured at fair value on a recurring basis as of December 31, 2023 and 2022, are as follows:

	2023
(in thousands)	Level 1	Level 2	Level 3	Total
Convertible promissory notes	$—	$—	$34,033	$34,033

Recurring fair value measurements, continued

	2022
(in thousands)	Level 1	Level 2	Level 3	Total
Convertible promissory notes	$—	$—	$31,166	$31,166

Valuation techniques and the inputs

The table below presents valuation techniques and inputs used in the fair value measurement categorized within Level 3 of the fair value hierarchy as of December 31, 2023 and 2022.

(in thousands)	Valuation techniques	Inputs	2023	2022
Convertible promissory notes, current	PWERM	Scenario of initial public offering (“IPO”) and merger & acquisition (“M&A”)	$27,794	$31,166
Convertible promissory notes, net of current			6,239	—

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities for the years ended December 31, 2023 and 2022:

(in thousands)	2023	2022
Fair value as of beginning of period	$31,166	$56,996
Change in fair value of convertible promissory notes	1,428	450
Conversion of convertible promissory notes	(61)	(33,140)
Repayment of convertible promissory notes	(500)	(1,140)
Transfer of convertible promissory notes to bank borrowings	—	(1,000)
Borrowing of convertible promissory notes	2,000	9,000
Fair value as of end of period	$34,033	$31,166

The gains and losses from fair value re-measurement of Level 3 financial liabilities are recorded as other income (expense), net in the consolidated statements of operations.

3.	Balance Sheet Components

Inventory

Inventory as of December 31, 2023 and 2022 consists of the following:

(in thousands)	2023	2022
Raw materials	$448	$182
Work-in-process	601	891
Finished goods	437	2,407
	$1,486	$3,480

Prepaid expenses and other assets

Prepaid expenses and other assets as of December 31, 2023 and 2022 consist of the following:

(in thousands)	2023	2022
IPO expenses	$1,643	$—
Intellectual property rights	761	861
Lease deposit	554	555
Prepaid expenses	433	799
Prepaid inventory	279	1,310
Other receivables	105	102
Costs incurred to fulfill a contract	12	39
	3,787	3,666
Less: Non-current assets	(881)	(993)
Prepaid expenses and other current assets	$2,906	$2,673

Property and equipment, net

Property and equipment, net as of December 31, 2023 and 2022 consists of the following:

(in thousands)	2023	2022
Production equipment	$14,887	$14,800
IT equipment	1,127	1,212
Furniture and fixtures	784	799
Leasehold improvements	293	388
Fixed assets in process	—	39
Total property and equipment	17,091	17,238
Less: accumulated depreciation and amortization	(16,319)	(16,127)
	$772	$1,111

Depreciation expense was approximately $640,000 and $518,000 for the years ended December 31, 2023 and 2022, respectively.

3.Balance Sheet Components, continued

Leases

The Company is obligated under finance leases covering certain IT equipment that expire at various dates during the next year.

The Company also has several noncancellable operating leases, primarily for office equipment and office space that expire over the next four years. The office space leases generally contain renewal options for periods ranging from two to four years. Due to the Company’s reasonable certainty regarding the exercise of these renewal options for the Korea office lease, the options have been considered in determining the lease term. Consequently, any associated potential option payments are included in lease payments. The Company’s leases generally do not include termination options for either party to the lease or restrictive financial or other covenants.

Payments due under the lease contracts include fixed payments plus, for many of the Company’s leases, variable payments. For office space leases, variable payments include payments for the Company’s proportionate share of the building’s property taxes, insurance, and common area maintenance. For office equipment leases for which the Company has elected not to separate lease and non-lease components, maintenance services are provided by the lessor at a fixed cost and are included in the fixed lease payments for the single, combined lease component. The Company also elected to discount its office equipment lease liabilities using a risk-free rate.

The components of lease expense for the years ended December 31, 2023 and 2022 were as follows:

(in thousands)	2023	2022
Operating lease expense	$772	$733
Finance lease expense
Amortization of right of use assets	14	18
Interest on lease liabilities	1	2
Total finance lease expense	15	20
	$787	$753

Other information related to leases for the years ended December 31, 2023 and 2022 was as follows:

(in thousands)	2023	2022
Supplemental cash flow information:
Cash paid for amounts included in the measurement of lease liabilities
Cash used in operations for operating leases	$766	$770
Cash used in operations for finance leases	1	2
Payments made on finance leases	17	24
ROU assets obtained in exchange for lease obligations:
Operating leases	1,476	826
Weighted average remaining lease term:
Operating leases	2.25 years	3.57 years
Finance leases	—	0.90 years
Weighted average discount rate:
Operating leases	4.66%	4.00%
Finance leases	—	9.70%

3.Balance Sheet Components, continued

Leases, continued

Amounts disclosed for ROU assets obtained in exchange for lease obligations include amounts added to the carrying amount of ROU assets resulting from lease modifications and reassessments.

Maturities of lease liabilities under noncancellable leases as of December 31, 2023 are as follows:

Operating
(in thousands)	leases
2024	$743
2025	712
2026	169
Total undiscounted lease payments	1,624
Less: imputed interest	(94)
Total lease liabilities	$1,530

Intangibles, net

Intangibles, net as of December 31, 2023 and 2022 consist of the following:

(in thousands)	2023	2022
Intellectual properties	$1,118	$943
Intangible assets in process	—	180
Total acquired intangibles	1,118	1,123
Less: accumulated amortization	(873)	(451)
	$245	$672

Amortization expense was approximately $422,000 and $147,000 for the years ended December 31, 2023 and 2022, respectively.

Accrued and other current liabilities

Accrued and other current liabilities as of December 31, 2023 and 2022 consist of the following:

(in thousands)	2023	2022
Payroll and related expenses	$10,038	$6,635
Accrued payables	6,319	2,233
Royalty and license fee	58	37
Professional fees	499	479
Current portion of interest payable	6,915	2,944
Product warranty	55	64
Other	72	104
	$23,956	$12,496

3.Balance Sheet Components, continued

Other liabilities

Other liabilities as of December 31, 2023 and 2022 consist of the following:

(in thousands)	2023	2022
Severance payments liability	$92	$76
Interest payable	16	—
	$108	$76

4.Debt

Borrowings

Category	Creditor	Maturity date		Annual interest rate
Korean Won	KEB Hana Bank (*1)	7/12/2024		5.23%
Korean Won	IBK Industrial Bank (*1)	11/20/2024		4.89%
Korean Won	Anapass, Inc.	7/25/2024		5.50%
Korean Won	Anapass, Inc.	5/10/2024		5.50%
Korean Won	Anapass, Inc.	9/15/2024		5.50%
Korean Won	Kyeongho Lee	11/19/2024		9.00%
Korean Won	Kyeongho Lee	5/27/2024		0%
Korean Won	Kyeongho Lee	11/24/2023		6.80%
Korean Won	Kyeongho Lee	11/30/2024		7.50%
Korean Won	Kyeongho Lee	12/2/2024	(*9)	7.50%
Korean Won	M-Venture Investment, Inc. (*3)	10/29/2024		6.50%
Korean Won	M-Venture Investment, Inc. (*4)	4/26/2024		6.50% - 8.65	%(*6)
Korean Won	i Best Investment Co., Ltd. (*5)	3/14/2024	(*8)	6.50%
Korean Won	i Best Investment Co., Ltd. (*7)	12/22/2023		6.50%
Korean Won	i Best Investment Co., Ltd.	3/12/2024	(*8)	6.50%
Korean Won	i Best Investment Co., Ltd.	1/12/2024	(*9)	6.50%
Korean Won	i Best Investment Co., Ltd.	3/14/2024	(*8)	6.50%
Korean Won	i Best Investment Co., Ltd.	1/26/2024	(*2)	6.50%
Promissory Note	One (1) individual investor	6/30/2024		4.00%
(*1)

The limits for borrowings from KEB Hana Bank and IBK Industrial Bank are $6,980,000 and $7,135,000, respectively, and the bank deposit of Anapass, Inc., a related party, is pledged as collateral for borrowings from KEB Hana Bank and IBK Industrial Bank (see Notes 5 and 12). As of the current fiscal year end, collateral was provided to Anapass, Inc. in relation to the borrowings from KEB Hana Bank, IBK Industrial Bank and Anapass, Inc. (see Notes 5 and 12).

(*2)	Maturity date was extended for five (5) months after fiscal year end.

4.Debt, continued

Borrowings, continued

(*3)For borrowings from M-Venture Investment, Inc., 170,000 common shares of Anapass were provided to creditors as collateral by Kyeongho Lee, a related party (see Note 12).

(*4)For borrowings from M-Venture Investment, Inc., guarantee was provided by Kyeongho Lee, a related party (see Note 12).

(*5)For borrowings from i-Best Investment, Co., Ltd., 40,000 common shares of Anapass were provided to creditors as collateral by Kyeongho Lee, a related party (see Note 12).

(*6)Loan agreement was amended on April 26, 2023, and new interest rates (6.50% for KRW1.0 billion, 8.65% for KRW5.0 billion) were applied from April 26, 2023.

(*7)KRW1.0 billion loan was borrowed on March 22, 2023, and fully paid off on December 21, 2023.

(*8)Maturity date was extended for three (3) months after fiscal year end.

(*9)Loan was paid off in March 2024.

(in thousands)
Category	Creditor	December 31, 2023	December 31, 2022
Korean Won	KEB Hana Bank (*1)	$6,980	$7,102
Korean Won	IBK Industrial Bank (*1)	7,135	7,260
Korean Won	Anapass, Inc.	4,653	4,735
Korean Won	Anapass, Inc.	2,327	2,367
Korean Won	Anapass, Inc.	3,102	3,156
Korean Won	Kyeongho Lee	388	395
Korean Won	Kyeongho Lee	85	87
Korean Won	Kyeongho Lee	—	24
Korean Won	Kyeongho Lee	388	395
Korean Won	Kyeongho Lee	613	789
Korean Won	M-Venture Investment, Inc. (*3)	3,102	3,156
Korean Won	M-Venture Investment, Inc.(*4)	4,653	4,734
Korean Won	i Best Investment Co., Ltd. (*5)	3,102	3,156
Korean Won	i Best Investment Co., Ltd. (*7)	—	—
Korean Won	i Best Investment Co., Ltd.	1,551	—
Korean Won	i Best Investment Co., Ltd.	2,327	—
Korean Won	i Best Investment Co., Ltd.	2,327	—
Korean Won	i Best Investment Co., Ltd.	776	—
Promissory Note	One (1) individual investor	1,000	1,000
Bank Borrowings		$44,509	$38,356

Maturities of borrowings as of December 31, 2023 were as follows:

(in thousands)
December 31, 2024	$44,509
Total	$44,509

4.Debt, continued

Convertible Notes

Details of convertible notes are as follows:

(in thousands)
Category	Creditor	December 31, 2023	December 31, 2022
Current convertible notes (*1)
1st	SG Ace Inc. (*2)	$7,620	$8,461
2nd	M-Venture Investment, Inc. and one (1) institution (*3)	7,620	8,461
7th	NA Korea Trans Fund No.4, one (1) institution and eight(8) individual investors (*4)	2,198	1,932
16th	NA Korea Trans Fund No.4 and two (2) individual investors	387	330
22nd	i Best Investment Co., Ltd.	3,233	2,746
23rd	Jeju Semiconductor Corp.	908	771
24th	One (1) individual investor	665	565
25th	M-Venture Investment Inc. (*5)	—	3,511
26th	Access Bio, Inc.	5,163	4,389
	Subtotal	27,794	31,166
Non-current convertible notes
25th	M-Venture Investment Inc. (*5)	3,614	—
27th	Blacktree Co., Ltd.	2,625	—
	Subtotal	6,239	—
	Total	$34,033	$31,166

(*1)As convertible notes are matured or convertible notes holders have the right to claim early redemption that can be exercised within 12 months after the reporting period, the convertible notes were classified as current liabilities as of December 31, 2023 and 2022.

(*2)During the current period, convertible note was amended to be repaid in installments and due date and interest rates were revised. As a result, due dates were changed to June 30, 2023, September 30, 2023 and December 30, 2023 for $2.0 million installment, $3.0 million installment and $4.0 million installment, respectively. Interest rates were revised as 5.5%, 6.5% and 7.5% for $2.0 million installment, $3.0 million installment and $4.0 million installment, respectively, and 12% from default date if each installments were not paid by revised due dates mentioned above. Subsequent to current year end, due dates were extended to March 29, 2024 for total outstanding principal of $9.0 million.

(*3)During the current period, convertible note was amended and due date was extended to December 31, 2023.

(*4)During the current period, $61,000 of convertible note and unpaid interest of $11,000 were converted into 20,681 shares of common stock.

(*5)During the current period, principal amount of $500,000 of convertible note was transferred to individual investor, and subsequently paid off in November 2023.

During the year ended December 31, 2022, GNI Partners Co., Ltd. exercised their conversion right of the convertible note of $708,000, thereby 202,168 common shares were issued.

4.Debt, continued

Convertible Notes, continued

During the year ended December 31, 2022, the right to early redemption was exercised for 8th convertible notes of $740,000, 9th convertible notes of $100,000 and 12th convertible notes of $340,000 issued to seven (7) individual investors and redemption was made in full during 2022.

During the year ended December 31, 2022, the amendment to the 21st convertible note of $1 million issued to one (1) individual investor was made and conversion right was eliminated. The note with the right to claim early redemption was reclassed to short-term borrowings.

During the year ended December 31, 2022, convertible notes of $32.5 million and unpaid interest of $2.6 million were converted into common shares due to the submission of listing eligibility review application to Korea Exchange, and common shares of 10,026,354 were issued.

Maturities of convertible notes as of December 31, 2023, were as follows:

(in thousands)
December 31, 2024	$27,794
December 31, 2025	3,614
December 31, 2026	2,625
Total	$34,033

Key terms for issuance of convertible notes

	1st	2nd	7th	16th	22nd	23rd	24th	25th	26th	27th
Issue Year	2017	2017	2019	2020	2021	2021	2021	2022	2022	2023
Early repayment	(*1)	(*1)	(*2)	(*1)	(*1)	(*1)	(*1)	(*2)	(*3)	(*1)
Repayment at maturity	The payment shall be made three years after the date of issue at an annual interest rate of 4%.						The payment shall be made three years after the date of issue at an annual interest rate of 7%.	The payment shall be made three years after the date of issue at an annual interest rate of 5%.	The payment shall be made three years after the date of issue at an annual interest rate of 4%.	The payment shall be made three years after the date of issue at an annual interest rate of 5%.
Rates applied at the repayment date

Upon repayment, there is a clause to reimburse the U.S. Dollar amount converted at the Won-Dollar exchange rate on the redemption date based on the Won amount converted at the Won-Dollar exchange rate at the date of issue.

				N/A	N/A	N/A	N/A	N/A	N/A	N/A
Conversion price	$3.50 per share (*4)									$6.67 per share

4.Debt, continued

Convertible Notes, continued

	1st	2nd	7th	16th	22nd	23rd	24th	25th	26th	27th

Conversion	- The holder of convertible notes can covert it at any time.

- If the Company issues a new equity instrument after issuing convertible notes, the holder of convertible notes may participate in conversion with the issuance price of the new equity instruments (1st, 2nd and 27th convertible notes) or $3.50 per share up to seven days prior to the issuance of the equity instruments.

- Conversion upon demand at holder’s discretion with conversion price equal to $3.50 ($6.67 for 27th convertible note) per share after issue date.

- Automatic conversion in an initial public offering (“IPO”) or business combination with SPAC (except for 1st and 24th convertible notes) (conversion price is adjusted to IPO price or SPAC conversion price).

- If the price at the time of issuance of a new equity instrument or the IPO is lower than $3.50, the conversion price of the convertible note is adjusted (except for 27th convertible note).

- Conversion price is adjusted every three months for one year after an IPO at KOSDAQ (However, adjusted price cannot be lower than 70% of $3.50 per share and cannot be higher than $3.50 per share) (7th convertible note).

Number of convertible shares (*5)	5,142,858 shares		553,790 shares	102,597 shares	874,286 shares	245,714 shares	180,000 shares	1,000,000 shares	1,428,571 shares	299,850 shares
Collateral and guarantee	(*6)		(*7)	N/A	(*8)	N/A	(*7)	N/A	(*7)	N/A

(*1)The right to early repayment can be exercised once every quarter (four times in total) for 7 day periods after 2 years from the date of issue of convertible notes until 3 years from the date of issue of convertible notes.

(*2)The right to early repayment can be exercised once every quarter (four times in total) for 7 day periods after 1 year from the date of issue of convertible notes until 2 years from the date of issue of convertible notes.

(*3)The right to early repayment can be exercised once every quarter (eight times in total) for 7 day periods after 1 year from the date of issue of convertible notes until 3 years from the date of issue of convertible notes.

(*4)Conversion price will be adjusted to SPAC conversion price if business combination transaction is consummated with SPAC, except for 1st and 24th convertible notes.

(*5)The number of convertible shares was calculated by applying the conversion value of $3.50 per share ($6.67 per share for 27th convertible note) applied at the request of the convertible note holder.

(*6)Kyeongho Lee, a related party, provided payment guarantee and 885,867 shares of common stock of Anapass, Inc. as collateral (see Note 12).

(*7)Kyeongho Lee provided payment guarantee (see Note 12).

(*8)Kyeongho Lee provided payment guarantee and 175,000 shares of common stock of Anapass, Inc. as collateral (see Note 12).

The convertible notes of the Company are designated as financial liabilities measured at fair value through profit or loss in accordance with ASC 840. Changes in fair value that occurred during the current period amounting to a gain of $2,619,000 (prior period: $2,673,000) and a loss of $4,047,000 (prior period: $3,123,000) were recognized as other income (expense), net on the consolidated statement of operations, respectively.

In the year 2021, Amber International Ltd. acquired the 5th convertible note of $708,000, which was redeemed on behalf of the Company, in same conditions, and later the note was transferred to GNI Partners Co., Ltd. During the year 2022, GNI Partners Co., Ltd. exercised conversion rights and the note was converted to common shares in full.

The 3rd convertible note issued to Shinsojae Energy Holdings Limited was transferred to NJ Holdings Inc. in June 2021. NJ Holdings Inc. exercised its conversion right during 2022, and as a result the 3rd convertible note was converted to common shares in full.

5.Commitments and Contingencies

Litigation

The Company is subject to various claims arising in the ordinary course of business. Although no assurance can be given, the Company believes that it is not presently a party to any litigation of which the outcome, if determined adversely, would individually, or in the aggregate, be reasonably expected to have a material adverse effect on the business, consolidated operating results, cash flows or financial position of the Company.

Third parties have from time to time claimed, and others may claim in the future, that the Company has infringed their past, current or future intellectual property rights. These claims, whether meritorious or not, could be time consuming, result in costly litigation, require expensive changes in the Company’s methods of doing business or could require the Company to enter into costly royalty or licensing agreements, if available. As a result, these claims could harm the Company’s business, consolidated operating results, cash flows and financial position.

Purchase Commitment

The Company has certain commitments for outstanding purchase orders related to the manufacture of certain wafers utilized by the Company and other services that, once the wafers are placed into production, are noncancelable. Otherwise, these production agreements are cancellable at any time with the Company required to pay all costs incurred through the cancellation date. However, the Company has rarely cancelled these agreements once production has started. As of December 31, 2023 and 2022, the Company had outstanding noncancelable purchase commitments for these production agreements of $0 and $0.5 million, respectively.

The Company entered into a research and development agreement with Samsung Electronics Co., Ltd (“Samsung”) in July 2020. According to the agreement, the Company designs 5G chip products and Samsung provides development and intellectual property support, mass production set up support including mask sets for manufacturing and engineering sample chip supply to the Company. Total fee amount of the agreement is $21.1 million composed of $11.7 million to be paid over development milestones and $9.4 million of additional NRE (non-recurring engineering) to be paid within maximum 4 years after planned product first shipment date. The Company bears the risk of R&D failure and is obligated to pay the fees based on milestones defined in the agreement. Pursuant to ASC 730-20, Research and Development, the Company expensed $0.4 million and $7.1 million related to this agreement for the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, $15.8 million and $15.4 million, respectively, of unpaid recorded expenses were included in accounts payable on the consolidated balance sheets. The aggregated unpaid amount on this agreement is $17.1 million as of December 31, 2023.

Assets Pledged as Collateral

The Company has provided collateral to Anapass, Inc., a related party, for borrowings of GCT R&D, a subsidiary of GCT, from KEB Hana Bank, IBK Industrial Bank and Anapass, Inc. in the amount of $7.0 million, $7.1 million and $10.1 million, respectively, as of December 31, 2023, and $7.1 million, $7.3 million and $10.3 million, respectively, as of December 31, 2022 (see Note 4).

5.Commitments and Contingencies, continued

Assets Pledged as Collateral, continued

Details of collateral provided to Anapass, Inc. are as follows:

(in thousands)	December 31,	December 31,	Secured
	2023	2022	Creditor
Cash and cash equivalents	$254	$1,363
Accounts receivable	4,920	4,453
Inventory	1,486	3,480	Anapass, Inc.
Property and equipment	352	485
Intangible assets and others	199	531

6.Common Stock

The Company’s total number of authorized shares is 200,000,000 shares and the total number of common shares issued is 129,395,774 shares (December 31, 2022: 127,760,265 shares) with a par value of $0.001 per share.

The Company has reserved the following shares of authorized but unissued common stock as of December 31, 2023

Options outstanding	3,579,294
RSUs outstanding	2,099,970
Shares available for grant from 2011 plan	605,826
Warrants	9,200,000
Convertible promissory notes	9,827,666
Total	25,312,756

7.Redeemable Convertible Preferred Stock

As the conditions for automatic conversion under the Certificate of Incorporation were satisfied by submitting an eligibility review application to the Korea Exchange during the prior fiscal year ended December 31, 2022, all outstanding shares of redeemable convertible preferred stock were converted to common stocks, except for cancellations related to unconfirmed shareholders, and the accumulated dividends for Series C redeemable convertible preferred stock and Series G redeemable convertible preferred stock were paid with 28,685,582 shares of common stock.

According to Certificate of Incorporation filed on April 27, 2022, the shares of common stock issued upon such automatic conversion of redeemable convertible preferred stock shall automatically convert back into the applicable series of redeemable convertible preferred stock (“Preferred Stock Reversion”) if an IPO has not occurred within two (2) years from the date of the automatic conversion. In November 2023, the Preferred Stock Reversion was terminated by shareholders’ consent.

The Company was accreting the carrying value of the Series C and Series G to the redemption values. The accretion amounts were determined using the effective interest rate method and dividend rights and amounted to zero and $2.2 million for the years ended December 31, 2023 and 2022, respectively, for Series G. Due to the modification to Series C, the carrying value of Series C is greater than the redemption value and, therefore, no further accretion has been recorded in the years ended December 31, 2023 and 2022.

Upon amendment of the Certificate of Incorporation dated April 27, 2022, redemption rights were removed for all Series Preferred. As a result, all Series Preferred were changed to be not redeemable. Also upon automatic conversion under the Certificate of Incorporation during the current period, all Series Preferred were converted to common stock, and accretion has stopped.

8.Warrants

Stock Warrants

The Company has issued stock purchase warrants (the “Warrants”). The Warrants entitle the holder to purchase a specified number of shares of the Company’s common stock or new series of preferred stock at a specified price.

	Issued	Exercised	Expired/	Outstanding
			Cancelled
December 2020 (*1)	2,514,285	—	(2,514,285)	—
February 2021 (*2)	342,857	—	(342,857)	—
August 2021 (*3)	999,997	—	—	999,997
September 2021 (*3)	428,571	—	—	428,571
February 2023 ~ June 2023 (*7) (*9)	7,685,717	(428,572)	—	7,257,145
July 2023 (*7)	228,572	—	—	228,572
October 2023 (*7)	285,715	—	—	285,715

	Exercise Price		Expiration
December 2020 (*1)	$3.50	(*5)	Earlier of within 2 years from the date of issuance or 2 weeks before U.S. IPO or Korea IPO
February 2021 (*2)	$3.50	(*4)	Within 18 months from the date of issuance
August 2021 (*3)	$3.50	(*6)	Within 3 years from the date of issuance
September 2021 (*3)	$3.50	(*5)	Within 3 years from the date of issuance
February 2023 ~ June 2023 (*7) (*9)	$3.50	(*8)	Within 3 years from the date of issuance
July 2023 (*7)	$3.50	(*10)	Within 3 years from the date of issuance
October 2023 (*7)	$3.50	(*10)	Within 3 years from the date of issuance

(*1)The Warrants were not exercised at maturity date, and expired in 2023.

(*2)The Warrants were not exercised at maturity date, and expired in 2022

(*3)The Company issued warrants to some of the convertible note holders as a part of financing structure or extension of convertible note maturity.

(*4)If, after the exercise of the warrant, the price of the new equity stock issued or the IPO subscription price is lower than the exercise price, the exercise price will be adjusted, and additional shares will be issued.

(*5)If, after the issuance of the warrant, the price per share in the next equity financing or 50% of the price in the IPO is lower than the exercise price, the exercise price will be adjusted, and additional shares will be issued.

(*6)If, after issuance or the exercise of the warrant, the price per share in the next equity financing or in the IPO (including de-SPAC IPO for 685,713 shares) is lower than the exercise price, the exercise price will be adjusted, and additional shares will be issued.

(*7)The Company issued warrants to five of its term loan lenders and convertible notes holders in exchange of new term loan or loan term extension.

(*8)If, after the exercise of the warrant for part of warrants, the price of the new equity stock issued or the IPO subscription price (including de-SPAC IPO) is lower than the exercise price, the exercise price will be adjusted.

(*9)In October 2023, Mujin Electronics Co., Ltd. Exercised a warrant to purchase 428,572 shares of common stock with a purchase price of $3.50 per share. This is cashless exercise and purchase price was paid by offsetting with accounts receivable from the Company.

(*10)If the price of the new equity stock issued or the IPO subscription price (including de-SPAC IPO) is lower than the exercise price, the exercise price will be adjusted.

During the year ended December 31, 2023, warrants were exercised for 428,572 common shares. The number of warrants outstanding as of December 31, 2023 were 9,200,000 shares.

9.Stock-Based Compensation

In September 2011, the Board of Directors adopted the 2011 Incentive Compensation Plan (the “2011 Plan”). The Company reserved 6,277,777 shares of common stock for issuance under the 2011 Plan. Such share reserve is comprised of (i) the number of shares that were available for issuance in the aggregate under prior option plans on the effective date of the 2011 Plan, including the shares subject to outstanding awards under those plans, that were transferred to the new 2011 Plan on the effective date, plus (ii) an additional 265,597 shares of the Company’s common stock so that the initial total shares reserve is 6,277,777. The share reserve will automatically increase on the first trading day of January each calendar year during the term of the 2011 Plan, beginning with calendar year 2012, by an amount equal to 5% of the total number of shares of common stock outstanding on the last trading day in the immediately preceding calendar month. In no event, however, will any such annual increase exceed 2,500,000 shares, and the Board of Directors may decide to waive the automatic increase. The Board of Directors waived the automatic increase of share reserve in 2022 and 2023. In September 2021, the Board of Directors approved the amendment of 2011 Plan to extend the termination of the 2011 Plan to September 11, 2031.

Stock Options

Option activities for the periods presented are as follows:

		Options Outstanding
				Weighted
		Number of		Average
	Shares	Stock	Weighted-	Remaining
	Available	Options	Average	Contractual Life
	for Grant	Outstanding	Exercise Price	(Years)
Balances as of January 1, 2022	1,679,763	8,194,822	$0.02	6.1
Granted	(105,000)	105,000	0.02
Exercised	—	(2,459,014)	0.02
Cancelled	1,066,916	(1,066,916)	0.02
Balances as of December 31, 2022	2,641,679	4,773,892	0.02	5.1
RSUs granted	(2,099,970)	—	—
Exercised	—	(1,130,481)	0.02
Cancelled	64,117	(64,117)	0.02
Balances as of December 31, 2023	605,826	3,579,294	0.02	5.5
Vested as of December 31, 2023		3,311,859	$0.02	5.3
Vested and expected to be vest as of December 31, 2023		3,569,024	$0.02	5.5

The weighted average grant date fair value of options granted during the year ended December 31, 2022, was $0.01 per share. There were no options granted during the year ended December 31, 2023.

As of December 31, 2023, there was $2,000 of unrecognized compensation cost related to employee stock option compensation arrangements which is expected to be recognized on a straight-line basis over a weighted average period of 1.3 years.

There were no capitalized stock-based compensation costs or recognized stock-based compensation tax benefits during the years ended December 31, 2023 and 2022.

9.Stock-Based Compensation, continued

Determining Fair Value of Stock Options

The fair value of each grant of stock options was determined by the Company and its Board of Directors using the methods and assumptions discussed below. Each of these inputs is subjective and generally requires significant judgment to determine.

Valuation Method

The Company estimates the fair value of its stock options using the Black-Scholes option-pricing model.

Expected Term

The expected term represents the period that the stock-based awards are expected to be outstanding. The option grants qualify to be “plain vanilla,” and the Company used the simplified method to determine the expected term. The simplified method calculates the expected term as the average of the time-to-vesting and contractual life of the option.

Fair Value of Common Stock

The fair value of the common stock underlying the stock options has historically been determined by the Company’s Board of Directors, with input from management. The Board of Directors is comprised of a majority of nonemployee directors with significant experience investing and operating companies in the semiconductor industry. As such, the Company believes that the Board of Directors has the relevant experience and expertise to determine a fair market value of the common stock on each respective grant date. Because there has been no public market for the Company’s common stock, the Board of Directors has determined the fair market value of the common stock at the time of the option grant by considering a number of objective and subjective factors including valuations of comparable companies, sales of convertible preferred stock to unrelated third parties, operating and financial performance, lack of liquidity of capital stock and general and industry-specific economic outlook, amongst other factors. The fair value of the underlying common stock shall be determined by the Board of Directors until such time that the Company’s common stock is listed on an established stock exchange or national market system.

Risk-Free Interest Rate

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero coupon U.S. Treasury notes with maturities approximately equal to the expected term of the options.

Expected Volatility

The expected volatility was based on the historical stock volatilities of several of the Company’s publicly listed peers over a period approximately equal to the expected term of the options as the Company did not have a sufficient trading history to use the volatility of its own common stock.

Expected Dividend Yield

The expected dividend yield has been zero as the Company has never paid dividends on common stock and does not expect to pay dividends on common stock.

9.Stock-Based Compensation, continued

Determining Fair Value of Stock Options, continued

Forfeiture Rate

The Company estimates its forfeiture rate based on an analysis of its actual forfeitures and will continue to evaluate the adequacy of the forfeiture rate based on actual forfeiture experience, analysis of employee turnover behavior and other factors. The impact from a forfeiture rate adjustment will be recognized in full in the period of adjustment, and if the actual number of future forfeitures differs from that estimated, the Company may be required to record adjustments to stock-based compensation expense in future periods.

Summary of Assumptions

The fair value of the employee stock options were estimated on the grant dates using a Black-Scholes option-pricing model with the following weighted average assumptions:

2022
Estimated term (in years)	5.8
Risk-free interest rate	1.85%
Expected volatility	65%
Expected dividend yield	0%

Restricted Stock Units

Restricted Stock Units (“RSUs”) granted to employees and board members under 2011 Plan vest over 4 years and upon satisfaction of liquidity event requirement, and subject to forfeiture if employment terminates prior to the vesting. RSUs are not considered issued or outstanding common stock until they vest. The value of RSUs is determined by the stock price on the grant date.

RSUs activities for the fiscal year ended December 31, 2023, are as follows:

Weighted
	Number of	Average Grant
	Shares	Date Fair Value
Nonvested, outstanding at December 31, 2022	—	$—
Granted	2,099,970	1.15
Vested	—	—
Cancelled	—	—
Nonvested, outstanding at December 31, 2023	2,099,970	$1.15

As of December 31, 2023, there was $1,990,000 of unrecognized compensation cost related to RSUs, which is expected to be recognized on a straight-line basis over a weighted average period of 3.95 years.

10.Income Taxes

Determining the provision for income taxes, income taxes payable, and deferred tax assets and liabilities involves judgment. The Company calculates and provides for income taxes in each of the tax jurisdictions in which it operates, which involves estimating current tax exposures as well as making judgments regarding the recoverability of deferred tax assets in each jurisdiction. The estimates used could differ from actual results, and this may have a significant impact on financial position, operating results and cash flows in future periods.

10.Income Taxes, continued

The domestic and foreign components of income (loss) before provision for income taxes were as follows for the years ended December 31:

(in thousands)	2023	2022
Domestic	$(19,910)	$(30,559)
Foreign	(2,018)	4,268
Loss before provision for income taxes	$(21,928)	$(26,291)

The provision for income taxes for the years ended December 31, 2023 and 2022 consisted of the following:

(in thousands)	2023	2022
Current
Federal	$215	$128
State	1	1
Foreign	325	(8)
Total current	541	121

Deferred
Federal	—	—
State	—	—
Foreign	—	—
Total deferred	—	—
Total provision for income taxes	$541	$121

The reconciliation of federal statutory income tax to the Company’s provision for income taxes is as follows:

(in thousands)	2023	2022
Expected benefit at statutory federal rate	$(4,941)	$(6,717)
State tax — net of federal benefit	72	100
Research and development credits	—	(564)
Foreign income/losses taxed at different rates	14	15
Unrecognized tax benefits	276	126
Stock-based compensation	8	3
Interest expense	333	233
Remeasurements of net defined benefit liabilities	5	—
Exchange rate difference	287	551
Change in tax rate	(242)	(92)
True-up deferred taxes	1,382	3,254
True-up payable	75	—
Accumulated deficit	67	10
Change in valuation allowance	3,182	3,246
Other	23	(44)
Total provision for income taxes	$541	$121

10.Income Taxes, continued

For the years ended December 31, 2023 and 2022, the Company’s provision for income taxes differed from the federal statutory tax rate due primarily to the full valuation allowance for federal and state purposes, true-up deferred taxes, research and development credits, and exchange rate differences.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2023 and 2022, are as follows:

(in thousands)	2023	2022
Deferred tax assets
Net operating loss carryforwards	$79,078	$78,583
Capitalized costs	5,409	3,095
Accruals and reserves	4,610	4,830
Inventory reserves	267	402
Stock compensation	382	368
Loss on unrealized currency translation	166	160
Research and development credits	2,490	2,490
Financial guarantee liabilities	5,410	5,320
Lease liability	197	4
Provision for credit losses	368	119
Gross deferred tax assets	98,377	95,371
Valuation allowance	(97,628)	(94,446)
Net deferred tax assets	749	925
Deferred tax liabilities
Revaluation of convertible promissory notes	(448)	(742)
Contract assets	(3)	(8)
ROU assets	(298)	(175)
Gross deferred tax liabilities	(749)	(925)
Net deferred income tax	$—	$—

The Company provided a valuation allowance for net operating losses, credits and other deferred tax assets of its United States and foreign entities. A valuation allowance is provided when, based upon the available evidence, management concludes that it is more-likely-than-not that some portion of the deferred tax assets will not be realized. The Company maintained a valuation allowance as of December 31, 2023 and 2022 due to the uncertainty of realizing future tax benefits from its net operating loss carryforwards and other deferred tax assets. The valuation allowance increased by $3.2 million for both the years ended December 31, 2023 and 2022, respectively.

The Company had net operating loss carryforwards (“NOL”) for federal, state and foreign income tax purposes of approximately $334 million, $49 million and $27 million, respectively, as of December 31, 2023. State NOL will begin to expire in 2028 and $123 million of the Company’s federal NOL will last indefinitely (limited to 80% of taxable income in a given year).

As of December 31, 2023, the Company had federal and state research credit carryforwards of approximately $2.4 million and $2.3 million, respectively. The federal research credit carryforwards will begin to expire in 2025 while the California research credits carryforward have an indefinite life.

10.Income Taxes, continued

Section 382 of the Internal Revenue Code of 1986, as amended, imposes restrictions on the utilization of NOL carryforwards and research tax credits in the event of a change in ownership. While the Company believes that it is probable that its ability to utilize NOL carryforwards may be limited due to past ownership changes, the Company has not yet completed an analysis to determine the amount of such limitation, if any.

A reconciliation of the unrecognized tax benefits (“UTBs”) as of December 31, 2023 and 2022 is as follows:

(in thousands)	2023	2022
Beginning gross UTBs	$3,203	$3,106
Additions for tax positions taken in a prior year	—	(35)
Additions for tax provision taken in the current year	319	1,093
Adjustments for tax positions for changes in currency translation	95	(223)
Reductions for tax positions taken in the prior year	1,051	(270)
Reductions for tax positions taken in the prior year due to statutes lapsing	(1,585)	(468)
Ending gross UTBs	3,083	3,203
UTBs offset by deferred tax assets and/or valuation allowance	(1,419)	(1,714)
Net UTBs	$1,664	$1,489

As of December 31, 2023, the total amount of gross unrecognized tax benefits was $3.1 million. The amount of unrecognized tax benefits that, if recognized, would affect the Company’s effective tax rate is $1.7 million as of December 31, 2023. The remaining amounts in unrecognized tax benefits would not impact the rate as they are offset by valuation allowances. As of December 31, 2023 and 2022, accrued interest and penalties were $522,000 and $449,000, respectively.

The Company recognizes interest and penalties related to unrecognized tax benefits within the provision for income taxes line in the accompanying consolidated statements of operations. Accrued interest and penalties are included within the related tax liability line in the consolidated balance sheets. The Company has classified the unrecognized tax benefits as long term, as it does not expect them to be realized over the next 12 months. The Company also does not expect its unrecognized tax benefits to change significantly over the next 12 months.

The Company files income tax returns in the U.S. federal jurisdiction, California and in many foreign jurisdictions. The Company’s tax years for 2020 and forward are subject to examination by the U.S. tax authorities. The Company’s tax years for 2019 and forward are subject to examination by various state tax authorities. However, due to the fact that the Company had loss and credits carried forward in some jurisdictions, certain items attributable to technically closed years are still subject to adjustment by the relevant taxing authority through an adjustment to tax attributes carried forward to open years. The Company files U.S. and foreign income tax returns with varying statutes of limitations. Due to the Company’s net carryover of unused operating losses, all years remain subject to future examination by tax authorities.

11.Employee Benefit Plans

The Company sponsors a 401(k) defined contribution plan covering all U.S. employees. Contributions made by the Company are determined annually by the Board of Directors. Employer contributions under this plan amounted to $64,000 and $71,000 for the years ended December 31, 2023 and 2022, respectively.

Under Korean law, the Company is required to make severance payments to Korean employees leaving its employment. The Company’s severance pay liability to its Korean employees, which is a function of the salary of each employee’s years of employment and severance factor, is reflected in the accompanying consolidated balance sheets as net defined benefit liabilities on an accrual basis. As of December 31, 2023 and 2022, the net liability for severance payments consisted of:

(in thousands)	2023	2022
Liability for severance payments	$7,997	$7,248
Deposit	(308)	(343)
	$7,689	$6,905

12.Related Party Transactions

A summary of balances and transactions with the related parties who are stockholders of the Company as of and for the years ended December 31, 2023 and 2022, are approximately as follows:

(in thousands)	2023		2022
	Anapass	Kyeongho Lee	Anapass	Kyeongho Lee
Borrowings	$10,082	$1,474	$10,257	$1,690
Other current liabilities	212	182	11	150
Interest expense	548	110	389	140

13.Segments and Geographical Information

The Company operates in one segment. Revenue information by geographic region is presented in Note 1 to these consolidated financial statements. Long-lived assets by geographic region for the years ended December 31, 2023 and 2022 are as follows:

(in thousands)	2023	2022
United States	$930	$1,295
South Korea	1,363	626
Total long-lived assets	$2,293	$1,921

14.Subsequent Events

Management has evaluated all transactions and events through March 29, 2024, the date on which these consolidated financial statements were available to be issued, and other than the following there are no other items that would adjust the consolidated financial statements or require additional disclosures.

In January 2024, the maturity date of the loan of $776,000 from i Best Investment was extended for two (2) month from the disclosed maturity date. In March 2024, the Company repaid i Best Investment loan of $2,327,000, and the remaining outstanding loans were extended for three (3) months to June 2024 (see Note 4).

In January 2024, GCT R&D, a subsidiary of the Company, borrowed a short term loan of $237,000 from NJ Holdings, a related party. The loan had a seven (7) days maturity and carries 0% of interest rate. Kyeongho Lee provided the payment guarantee. In February and March 2024, GCT R&D repaid $237,000.

In January, February and March 2024, GCT R&D repaid term loan of $613,000 to Kyeongho Lee.

In February and March 2024, the Company issued convertible promissory notes of $11.3 million to Korean investors. The convertible promissory notes mature in February and March 2027 and have a conversion price of $6.67 per share. The convertible promissory notes will be automatically converted to common stock upon the closing of the transaction with Concord Acquisition Corp III discussed in Note 1.

In February 2024, the Company issued a convertible promissory note of $5.0 million to a U.S. company. The convertible promissory note matures in February 2026 and has a conversion price of $10.00 per share. The convertible promissory note holder can demand conversion to common stock on or after the earlier of i) completion of the SPAC transaction and ii) six (6) months from issuance date.

On March 15, 2024, the Board of Directors approved a term sheet of equity line of credit (ELOC) facility proposed by an investment banking firm. Under this facility, the Company may issue and sell shares common stock, from time to time, to an affiliate of the investment banking firm at a price equal to a specified percentage of VWAP (Volume Weighted Average Price) of the stock on NYSE up to an aggregate amount of $50 million. The term sheet is not binding and subject to completion of definitive agreements, and the Board of Directors delegated authority to the management to negotiate and finalize definitive agreements for the facility.

On March 26, 2024, Concord Acquisition Corp III consummated its Business Combination with the Company, pursuant to the Business Combination Agreement, dated as of November 2, 2023, and changed name to GCT Semiconductor Holding, Inc. (“GCT Holding”).

On March 26, 2024, in accordance with the terms of the Business Combination Agreement, the Company’s all outstanding warrants were assumed by GCT Holding.

On March 26, 2024, the Company terminated the 2011 Plan. As a result, all outstanding options and RSUs under the 2011 Plan were assumed by GCT Holding in accordance with the terms of the Business Combination Agreement.

On March 26, 2024, the convertible promissory notes (“CPN”) principal and related accrued interest balance of $32,087,000 and the convertible notes to SPAC shares (“CVT”) principal and related accrued interest balance of $13,370,000 were converted into 4,258,223 and 2,004,535 shares of GCT Holding common stock, respectively.

On March 26, 2024, as consideration for the $30.2 million PIPE Financing, the Company issued 4,529,967 shares of GCT Holding common stock to PIPE Shareholders.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Concord Acquisition Corp III

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Concord Acquisition Corp III (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company is a Special Purpose Acquisition Corporation that was formed for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses on or before August 8, 2024. There is no assurance that the Company will obtain the necessary approvals or raise the additional capital it needs to fund further business operations prior to August 8, 2024, if at all. The Company also has no approved plan in place to extend the business combination deadline and lacks the capital resources needed to fund operations even if the deadline to complete a business combination was postponed to a later date. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

Philadelphia, Pennsylvania

March 8, 2024

CONCORD ACQUISITION CORP III

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022
Assets
Current Assets:
Cash	$16,371	$521,149
Expense reimbursement receivable from GCT	296,441	—
Prepaid expenses and other current assets	6,418	331,453
Total Current Assets	319,230	852,602

Marketable securities and cash held in trust account	42,406,594	356,190,233
Total Assets	$42,725,824	$357,042,835

Liabilities and Stockholders’ Deficit
Current Liabilities:
Due to related party	$100,920	$10,024
Accrued income taxes	—	485,207
Accrued legal expense	1,243,000	2,000
Accrued capital markets advisory expense	2,500,000	—
Other accounts payable and accrued expenses	275,271	77,569
Excise tax payable	3,184,272	—
Total Current Liabilities	7,303,463	574,800

Warrant liability, at fair value	2,383,000	1,812,200
Promissory note - related party	35,000	—
Sponsor loans, at fair value	—	1,000,000
Deferred underwriters’ commission	5,083,575	12,075,000
Total Liabilities	14,805,038	15,462,000

Commitments and Contingencies

Common stock subject to possible redemption, 3,941,361 and 34,500,000 shares at redemption value of $10.76 and $10.31 at December 31, 2023 and 2022, respectively	42,411,740	355,643,935

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 8,624,999 and 0 shares issued and outstanding, excluding 3,941,361 and 34,500,000 shares subject to possible redemption at December 31, 2023 and 2022, respectively	863	—
Class B Common stock, $0.0001 par value; 20,000,000 shares authorized; 1 share and 8,625,000 shares issued and outstanding at December 31, 2023 and 2022, respectively	—	863
Additional paid-in capital	—	—
Accumulated deficit	(14,491,817)	(14,063,963)
Total Stockholders’ Deficit	(14,490,954)	(14,063,100)
Total Liabilities and Stockholders’ Deficit	$42,725,824	$357,042,835

The accompanying notes are an integral part of these consolidated financial statements.

CONCORD ACQUISITION CORP III

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2023	2022
Operating costs, net	$4,867,708	$1,172,506
Loss From Operations	(4,867,708)	(1,172,506)

Other income (loss):
Income from operating bank account	3,335	—
Income from cash and investments held in trust account	6,795,482	5,091,197
Recovery of offering costs attributable to warrant liability	372,678	—
Change in fair value of warrant liability and sponsor loans	(2,913,800)	21,332,800
Total other income, net	4,257,695	26,423,997

(Loss) income before provision for income taxes	(610,013)	25,251,491
Provision for income taxes	(1,385,741)	(995,207)
Net (Loss) Income	$(1,995,754)	$24,256,284

Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	14,374,778	34,500,000
Basic and diluted net (loss) income per share, Class A common stock subject to possible redemption	$(0.09)	$0.56

Basic and diluted weighted average shares outstanding, Class A and Class B common stock not subject to redemption	8,625,000	8,625,000
Basic and diluted net (loss) income per share, Class A and Class B common stock not subject to redemption	$(0.09)	$0.56

The accompanying notes are an integral part of these consolidated financial statements.

CONCORD ACQUISITION CORP III

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

			Class A		Class B
	Preferred Stock		Common Stock		Common Stock		Additional Paid-	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	In Capital	Deficit	Deficit
Balance as of December 31, 2021	—	$—	—	$—	8,625,000	$863	$—	$(34,576,312)	$(34,575,449)
Increase in redemption value of shares subject to possible redemption	—	—	—	—	—	—	—	(3,743,935)	(3,743,935)
Net income	—	—	—	—	—	—	—	24,256,284	24,256,284
Balance as of December 31, 2022	—	$—	—	$—	8,625,000	$863	$—	$(14,063,963)	$(14,063,100)
Contribution - non-redemption agreements	—	—	—	—	—	—	6,981,310	—	6,981,310
Fair value of shareholder non-redemption agreements	—	—	—	—	—	—	(6,981,310)	—	(6,981,310)
Excise tax payable attributable to redemption of common stock	—	—	—	—	—	—	—	(3,184,272)	(3,184,272)
Conversion of Class B common stock to Class A common stock	—	—	8,624,999	863	(8,624,999)	(863)	—	—	—
Partial waiver of deferred underwriters’ commission	—	—	—	—	—	—	—	6,618,747	6,618,747
Extinguishment of debt	—	—	—	—	—	—	—	3,343,000	3,343,000
Increase in redemption value of shares subject to possible redemption	—	—	—	—	—	—	—	(5,209,575)	(5,209,575)
Net loss	—	—	—	—	—	—	—	(1,995,754)	(1,995,754)
Balance as of December 31, 2023	—	$—	8,624,999	$863	1	$—	$—	$(14,491,817)	$(14,490,954)

The accompanying notes are an integral part of these consolidated financial statements.

CONCORD ACQUISITION CORP III

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended	Year ended
	December 31, 2023	December 31, 2022
Cash Flows from Operating Activities:
Net (loss) income	$(1,995,754)	$24,256,284
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Income from cash and investments held in trust account	(6,795,482)	(5,091,197)
Changes in fair value of warrant liability and sponsor loans	2,913,800	(21,332,800)
Recovery of offering costs attributable to warrant liability	(372,678)	—
Changes in operating assets and liabilities:
Expense reimbursement receivable from GCT	(296,441)	—
Prepaid expenses	330,288	389,014
Due to related party	90,896	7,297
Accrued income taxes, net	(490,460)	485,207
Accrued legal expense	1,241,000	(3,000)
Accrued capital markets advisory expense	2,500,000	—
Other accounts payable and accrued expenses	197,702	(226,869)
Net Cash Used in Operating Activities	(2,677,129)	(1,516,064)

Cash Flows from Investing Activities:
Cash withdrawn from trust account to pay taxes	2,137,351	822,658
Cash withdrawn from trust account in connection with redemptions	318,441,770	—
Net Cash Provided by Operating Activities	320,579,121	822,658

Cash Flows from Financing Activities:
Proceeds from issuance of promissory note to related party	35,000	—
Redemption of common stock	(318,441,770)	—
Net Cash Used in Financing Activities	(318,406,770)	—

Net change in cash	(504,778)	(693,406)
Cash, beginning of the year	521,149	1,214,555
Cash, end of the year	$16,371	$521,149

Supplemental disclosure of cash flow information:
Non-cash financing transactions:
Increase in redemption value of shares subject to possible redemption	$5,209,575	$3,743,935
Non-cash contribution - non-redemption agreements	$6,981,310	$—
Partial waiver of deferred underwriter commission	$6,618,747	$—
Excise tax payable attributable to redemption of common stock	$3,184,272	$—
Conversion of Class B common stock to Class A common stock	$863	$—
Extinguishment of debt	$3,343,000	$—

Other supplemental cash flow information:
Federal income tax paid	$1,876,201	$510,000

The accompanying notes are an integral part of these consolidated financial statements

NOTE 1. ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY

Organization and General

Concord Acquisition Corp III (the “Company”) is a blank check company incorporated on February 18, 2021, as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

As of December 31, 2023, the Company had not commenced any operations. All activity for the period from February 18, 2021 (inception) through December 31, 2023, relates to the Company’s formation, the Initial Public Offering (as defined below) and, subsequent to the Initial Public Offering, identifying a target company for a Business Combination and completion of the proposed Business Combination (described below). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of investment income on cash and cash equivalents from the proceeds derived from the Initial Public Offering, and non-operating income or expense from the changes in the fair value of warrant liability and Sponsor Loans.

The Company’s sponsors are Concord Sponsor Group III LLC (the “Sponsor”) (an affiliate of Atlas Merchant Capital LLC), and CA2 Co-Investment LLC (an affiliate of one of the underwriters of the Initial Public Offering) (“CA2 Co-Investment” and, together with the Sponsor, the “Sponsors”).

The registration statements for the Initial Public Offering were declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 3, 2021 (the “Effective Date”). On November 8, 2021, the Company completed its initial public offering (the “Initial Public Offering” or “IPO”) of 34,500,000 units (“Units”), including the issuance of 4,500,000 Units as a result of the underwriters’ exercise in full of their over-allotment option at an offering price of $10.00 per Unit, generating gross proceeds of $345,000,000.

Simultaneously with the closing of the IPO, the Company consummated the private placement of 8,260,606 warrants to the Sponsor and 1,139,394 warrants to CA2 Co-Investment (together, the “Private Placement Warrants”), each at a price of $1.00 per Private Placement Warrants, generating gross proceeds of $9,400,000.

The Company also executed promissory notes with the Sponsors, evidencing loans to the Company in the aggregate amount of $6,900,000 (the “Sponsors Loans”). The Sponsor Loans may, by their terms, be repaid or converted into warrants (the “Sponsor Loan Warrants”) at a conversion price of $1.00 per warrant, at the Sponsors’ discretion. The Sponsor Loan Warrants will be identical to the Private Placement Warrants, which are described in Note 5.

The Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net balance in the Trust Account (as defined below) (excluding the amount of deferred underwriting discounts held and taxes payable on the income earned on the Trust Account) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Initial Public Offering, a total of $351,900,000 ($10.20 per Unit) of the net proceeds from the IPO, the Private Placement and the Sponsor Loans was deposited in a trust account (“Trust Account”) and was invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company as described below, the funds held in the Trust Account will not be released from the Trust Account until the earliest of: (1) the completion of the initial Business Combination; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (i) to modify the substance or timing of the Company’s obligation to provide for the redemption of the public shares in connection with the initial Business Combination or to redeem 100% of the public shares if the Company does not complete the initial Business Combination by the Current Extended Date (as defined below) or (ii) with respect to any other provisions relating to stockholders’ rights or pre-initial Business Combination activity; and (3) the redemption of all of the public shares if the Company has not completed the initial Business Combination by the Current Extended Date, subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the public stockholders.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either: (1) in connection with a stockholder meeting called to approve the Business Combination; or (2) by means of a tender offer. Except as required by applicable law or stock exchange rules, the decision as to whether the Company will seek stockholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem all or a portion of their public shares upon the completion of the initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the initial Business Combination, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations. As of December 31, 2023, the amount in the Trust Account available for redemption is approximately $10.76 per public share.

All of the public shares contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the initial Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation.

The shares of common stock subject to redemption were recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with FASB ASC Topic 480, “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination, among other things, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

In April 2023, the Company and the Sponsor entered into Non-Redemption Agreements with a number of the Company’s stockholders in exchange for them agreeing not to redeem shares of the Company’s Class A common stock sold in the IPO (the “Non-Redeemed Shares”) in connection with the special meeting of stockholders called by the Company and held on May 4, 2023 (described below). In exchange for the foregoing commitments not to redeem such shares, the Sponsor has agreed to transfer to such stockholders an aggregate of 999,665 shares of the Company’s Class B common stock (the “Class B shares”), par value $0.0001 per share, held by the Sponsor immediately following consummation of an initial Business Combination. In November 2023, the Sponsor and the holders of the founder shares converted an aggregate of 8,624,999 shares of Class B common stock to shares of Class A common stock.

On May 4, 2023, the Company’s stockholders approved at the special meeting of stockholders a proposal to amend the Company’s amended and restated certificate of incorporation (the “charter”) to extend the date by which the Company has to consummate a business combination from May 8, 2023 (the “Termination Date”) to November 8, 2023, or such earlier date as may be determined by the board of directors of the Company (such later date, the “Extended Date”). In connection with the votes to approve the Charter Amendment, the holders of 30,460,066 shares of Class A common stock of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.42 per share, for an aggregate redemption amount of approximately $317,000,000, leaving approximately $42,000,000 in the Trust Account.

In November 2023, the Company and the Sponsor entered into certain Non-Redemption Agreements with a number of the Company’s stockholders in exchange for them agreeing not to redeem shares of the Company’s Class A common stock sold in the IPO in connection with the special meeting of stockholders called by the Company and held on November 7, 2023 (described below). In exchange for the foregoing commitments not to redeem such shares, the Company has agreed to allocate to such investors an aggregate of 781,961 shares of Class A common stock (the “Promote Shares”) and the Sponsor has agreed to surrender and forfeit to the Company for no consideration a number of shares of Class B common stock equal to the number of Promote Shares upon closing of an initial Business Combination.

On November 7, 2023, the Company’s stockholders approved at the special meeting of stockholders a proposal to amend the Company’s charter to further extend the date by which the Company has to consummate a Business Combination from the Extended Date to August 8, 2024, or such earlier date as may be determined by the board of directors of the Company (such later date, the “Current Extended Date”). In connection with the votes to approve such a proposal, the holders of an additional 98,573 shares of Class A common stock of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.70 per share, for an aggregate redemption amount of approximately $1,100,000, leaving approximately $42,200,000 in the Trust Account and 3,941,361 shares of Class A common stock subject to possible redemption outstanding immediately following these redemptions.

Deferred Underwriters’ Commission

In December 2023, one of the underwriters waived any right to receive the deferred underwriters’ commission of $6,991,425 and will therefore receive no additional underwriting commissions in connection with the closing of a Business Combination. After one of the Company’s underwriters waived their right to the deferred underwriters’ commission, the remaining underwriters are entitled to a deferred underwriters’ commission of $5,083,575 of the gross proceeds of the IPO held in the Trust Account upon the completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement. (see Note 4).

Proposed Business Combination

On November 2, 2023, the Company entered into a business combination agreement (the “Business Combination Agreement”) with GCT Semiconductor, Inc., a Delaware corporation (“GCT”), and Gibraltar Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”). Pursuant to the Business Combination Agreement, the parties will, subject to the satisfaction or waiver of the conditions contained in the Business Combination Agreement, consummate a business combination transaction pursuant to which Merger Sub will merge with and into GCT, with GCT surviving the merger as a wholly-owned subsidiary of the Company (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions” and the closing of the Transactions, the “Closing”).

The aggregate equity consideration to be paid to GCT’s stockholders and other equity holders in the Transactions (the “Aggregate Transaction Consideration”) will be equal to the quotient of (i) the Company Value (as defined below) divided by (ii) $10.00. Immediately prior to the Closing, all of the outstanding principal and accrued interest under the outstanding promissory notes issued by GCT that can be converted into shares of GCT common stock will be so converted in accordance with their terms. The “Company Value” means an amount equal to $350,000,000, minus the amount of indebtedness of GCT immediately prior to the Closing, plus the amount of GCT’s cash and cash equivalents immediately prior to the Closing (with standard exceptions), plus the aggregate exercise price of all “in-the-money” warrants of GCT outstanding immediately prior to the Closing.

Following the Closing, the Company will issue up to an aggregate of 20,000,000 additional shares of its common stock to the stockholders of GCT as of immediately prior to the Closing and certain other persons, including the PIPE Investors (as defined below) (collectively, the “GCT Recipients”), if the volume weighted average price (the “VWAP”) of the shares of the Company’s common stock equals or exceeds certain minimum share prices at any time during the period starting 60 days following the Closing and expiring on the fifth anniversary of the Closing (the “Earnout Period”), as follows: (i) 6,666,667 shares if the VWAP of the shares of the common stock equals or exceeds $12.50 for any 20 trading days within a period of 30 consecutive trading days during the Earnout Period; (ii) 6,666,666 shares if the VWAP of the shares of the common stock equals or exceeds $15.00 for any 20 trading days within a period of 30 consecutive trading days during the Earnout Period; and (iii) 6,666,667 shares if the VWAP of the shares of the common stock equals or exceeds $17.50 for any 20 trading days within a period of 30 consecutive trading days during the Earnout Period. Such shares will also become issuable under certain circumstances if a “change of control” of the Company occurs following the Closing but prior to the applicable earnout expiration date and the price per share in the change of control equals or exceeds the applicable price target.

Concurrently with the execution of the Business Combination Agreement, certain investors (the “PIPE Investors”) entered into subscription agreements (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors have committed to purchase in a private placement an aggregate of 4,484,854 shares of the Company’s Class A common stock (the “PIPE Shares”) at a purchase price of $6.67 per share and an aggregate purchase price of approximately $29,900,000 (the “PIPE Investment”). The purchase of the PIPE Shares is conditioned upon, among other things, the consummation of the Transactions and will be consummated immediately prior to or substantially concurrently with the Closing. The public warrants included as part of Units sold in the IPO (the “Public Warrants”) and Private Placement Warrants include certain down-round provisions under which their exercise price may be adjusted, if (a) the Company issues additional shares of the Company’s Class A common stock or securities convertible into or exercisable or exchangeable for shares of the Company’s Class A common stock for capital raising purposes in connection with the closing of its initial business combination at an issue price or effective issue price of less than $9.20 per share of the Company’s Class A common stock (the “Newly Issued Price”), (b) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of an initial business combination on the date of the consummation of such initial business combination (net of redemptions), and (c) the volume weighted average trading price of the Company’s Class A common stock during the twenty (20) trading day period starting on the trading day prior to the day on which the Company consummates an initial business combination (such price, the “Market Value”) is below $9.20 per share, the price per share (including in cash or by payment of warrants pursuant to a “cashless exercise,” to the extent permitted) at which shares of the Company’s Class A common stock may be purchased at the time a warrant is exercised will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Concurrently with the execution of the Business Combination Agreement, the Company entered into a sponsor support agreement (the “Sponsor Support Agreement”) with GCT, the Sponsor and CA2 Co-Investment LLC (“CA2”). Pursuant to the Sponsor Support Agreement, the Sponsor and CA2 have, among other things, agreed to vote all of their shares of the Company’s common stock in favor of the approval of the Transactions, including the Merger, not to redeem any of their shares of the Company’s common stock and to waive their anti-dilution protections with respect to their shares of the Company’s Class B common stock. In addition, the Sponsor and CA2 agreed that a portion of up to an aggregate of 1,920,375 shares of common stock to be issued to them at Closing (collectively, the “Sponsor Earnout Shares”) will be unvested and subject to forfeiture as of the Closing, and will only vest if certain share price trading thresholds are satisfied during a specified period of time following the Closing. The Sponsor and CA2 further agreed that (i) 1,399,107 shares of common stock to be held by them at Closing, (ii) any portion of the Sponsor Earnout Shares not unvested and made subject to forfeiture as of the Closing and (iii) up to an aggregate of 2,820,000 Private Placement Warrants to be held by them at Closing may be allocated by GCT to the GCT Recipients, and transferred to the GCT Recipients at Closing (without any vesting conditions). The Sponsor and CA2 also agreed (i) to forfeit up to an additional 2,820,000 Private Placement Warrants held by them at Closing, to the extent not allocated prior to the Closing to certain third parties, including prospective PIPE Investors and holders of shares of the Company’s Class A common stock who agree not to redeem their shares in connection with any extension of the Company’s deadline to consummate an initial business combination, and (ii) to forgive all amounts outstanding under the Sponsor Loans.

Additionally, GCT has agreed to pay (i) all SEC and other regulatory filing fees incurred in connection with the proposed Business Combination, (ii) such expenses incurred in connection with printing, mailing, and soliciting proxies with respect to the Registration Statement and Proxy Statement, (iii) such expenses incurred in connection with any filings with or approvals from the NYSE in connection with the proposed Business Combination, including any expenses and fees incurred by the Company to maintain the minimum NYSE listing requirements, (iv) such expenses relating to the filing fees and notification requirements under the HSR Act, and (v) the SPAC Extension Expenses.

As of December 31, 2023 the Company has received $413,529 for the reimbursement of expenses and offset the reported expenses by $709,970 for amounts reimbursed or reimbursable by GCT. As of December 31, 2022, no amounts were received from GCT and no expenses were offset for any expense to be incurred by GCT related to the proposed Business Combination. As of December 31, 2023 and 2022, $296,441 and $0, respectively, is due from GCT and reported on the balance sheet as expense reimbursement receivable from GCT.

On February 27, 2024, the Company held a special meeting in lieu of the 2024 annual meeting of stockholders in connection with the proposed Business Combination. At the Special Meeting, the Company’s stockholders approved the Business Combination Proposal, the Charter Amendment Proposal, each of the Governance Proposals (on a non-binding advisory basis), the election of each director nominee pursuant to the Election of Directors Proposal, the Incentive Award Plan Proposal, the Employee Stock Purchase Plan Proposal, and the NYSE Proposal, in each case as defined and described in greater detail in the Final Prospectus.

Initial Business Combination

The Company has until the Current Extended Date (the “Combination Period”) to complete the initial Business Combination. If the Company is unable to complete the initial Business Combination within the Combination Period or during any Extension Period (as defined below), the Company will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), (3) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to their warrants, which will expire worthless if the Company fails to complete the initial Business Combination within the Combination Period.

The Sponsors, officers and directors have agreed to waive: (1) their redemption rights with respect to any Founder shares (as described in Note 5) or Converted Shares (as described below) and public shares held by them, as applicable, in connection with the completion of the initial Business Combination; (2) their redemption rights with respect to any Founder shares or Converted Shares and public shares held by them in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the obligation to allow redemptions in connection with the initial Business Combination or to redeem 100% of the public shares if the Company has not consummated the initial Business Combination within the Combination Period or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity; and (3) their rights to liquidating distributions from the Trust Account with respect to any Founder shares or Converted Shares they hold if the Company fails to complete the initial Business Combination within the Combination Period or during any extended time that the Company has to consummate a Business Combination beyond the Combination Period as a result of a stockholder vote to amend the Company’s amended and restated certificate of incorporation (an “Extension Period”) (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the Combination Period).

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below: (1) $10.20 per public share; or (2) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsors will not be responsible to the extent of any liability for such third-party claims. The Company has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company and, therefore, the Sponsor may not be able to satisfy those obligations. The Company has not asked the Sponsor to reserve for such obligations.

Conversion of Class B Shares to Class A Shares

On November 16, 2023, the holders of the Company’s Class B common stock, par value $0.0001 per share, converted 8,624,999 shares of the Company’s Class B common stock into an equal number of the Company’s Class A common stock, par value $0.0001 per share (the “Converted Shares”). The Converted Shares are not redeemable and have no rights to any net assets in the Trust Account.

Liquidity and Going Concern Considerations

As of December 31, 2023, the Company had cash on hand of $16,371 held outside of the Trust Account and available for working capital purposes. Investment income on the cash held in the Trust Account may be released to the Company to pay taxes (excluding excise taxes) and up to $100,000 to pay dissolution expenses. During the year ended December 31, 2023, the Company withdrew $2,137,351 from the Trust Account for the payment of taxes.

The Sponsor agreed to loan the Company up to $350,000 to be used to pay operating expenses and $35,000 is drawn down on this loan.  Additionally, GCT has agreed to reimburse the Company for certain Business Combination related expenses. As of December 31, 2023 $296,441 is due from GCT.

If the estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate our business prior to a Business Combination. Moreover, the Company may need to obtain additional financing either to complete a Business Combination or because the Company becomes obligated to redeem a significant number of public shares upon consummation of a Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, the Company would only complete such financing simultaneously with the completion of a Business Combination. If the Company is unable to complete a Business Combination because it does not have sufficient funds available, the Company will be forced to cease operations and liquidate the Trust Account. In addition, following a Business Combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet its obligations.

The Company has until the Current Extended Date to consummate a Business Combination. If a Business Combination is not consummated by this date and any additional extension(s) are not obtained, there will be a mandatory liquidation and subsequent dissolution of the Company. Although the Company intends to consummate a Business Combination on or before the Current Extended Date, it is uncertain whether the Company will be able to consummate a Business Combination by this time. In connection with the Company’s assessment of going concern considerations in accordance with ASC Subtopic 205-40, “Presentation of Financial Statements – Going Concern”, Management has determined that the mandatory liquidation, should a Business Combination not occur, and an additional extension is not obtained, and potential subsequent dissolution, as well as the potential for the Company to have insufficient funds available to operate its business prior to a Business Combination, raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts and classification of assets or liabilities should the Company be required to liquidate after the Current Extended Date.

Notification from the New York Stock Exchange

On January 19, 2024, the Company received a notification (the “Notice”) from the New York Stock Exchange (the “NYSE”) informing the Company that, because the number of public stockholders is less than 300, the Company is not in compliance with Section 802.01B of the NYSE Listed Company Manual (the “Listing Rule”). The Listing Rule requires the Company to maintain a minimum of 300 public stockholders on a continuous basis. The Notice specifies that the Company has 45 days to submit a business plan that demonstrates how the Company expects to return to compliance with the Listing Rule within 18 months of receipt of the Notice. The business plan will be reviewed by a Committee of the NYSE. The Committee will either accept the plan, at which time the Company will be subject to quarterly monitoring for compliance with this business plan, or the Committee will not accept the business plan and the Company will be subject to suspension and delisting procedures. The Company submitted its Compliance Plan on February 28, 2024. Although the Company submitted a Compliance Plan on February 28, 2024, the Company cannot assure that its securities will continue to be listed on the NYSE in the future or prior to a Business Combination.

Risks and Uncertainties

The continuing military conflict between the Russian Federation and Ukraine, the military action between Hamas and Israel and the risk of escalations of other military conflicts have created and are expected to create global economic consequences. The specific impact on the Company’s financial condition, results of operations, and cash flows is not determinable as of the date of these consolidated financial statements.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All intercompany transactions have been eliminated.

Reclassification

Certain prior period amounts have been reclassified to conform to the current period presentation. The reclassification had no impact on operating costs, net, net (loss) income, earnings per share, current or total assets or liabilities, or total equity.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2023 and 2022.

Expense Reimbursement Receivable from GCT

In association with the Company’s proposed Business Combination, GCT has agreed to pay (i) all SEC and other regulatory filing fees incurred in connection with the proposed Business Combination, (ii) such expenses incurred in connection with printing, mailing, and soliciting proxies with respect to the Registration Statement and Proxy Statement, (iii) such expenses incurred in connection with any filings with or approvals from the NYSE in connection with the proposed Business Combination, including any expenses and fees incurred by the Company to maintain the minimum NYSE listing requirements, (iv) such expenses relating to the filing fees and notification requirements under the HSR Act, and (v) the SPAC Extension Expenses. As of December 31, 2023 the Company has received $413,529 for the reimbursement of expenses and offset the reported expenses by $709,970 for amounts reimbursed or reimbursable by GCT. As of December 31, 2022, no amounts were received from GCT and no expenses were offset for any expense to be incurred by GCT related to the proposed Business Combination. As of December 31, 2023 and 2022, $296,441 and $0, respectively, is due from GCT and reported on the balance sheet as expense reimbursement receivable from GCT.

Marketable Securities and Cash Held in Trust Account

As of December 31, 2023 and 2022, investments held in Trust Account consisted of interest bearing demand deposits and mutual funds that invest primarily in U.S. government securities, respectively, and generally have a readily determinable fair value. Such cash and investments in mutual funds are presented on the consolidated balance sheets at fair value at the end of the reporting period. Interest, dividends, gains and losses resulting from the change in fair value of these securities are included in income from investments held in the Trust Account in the accompanying consolidated statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

During the year ended December 31, 2022 the Trust Account held U.S. Treasury securities classified as held-to-maturity in accordance with ASC Topic 320, “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet.

A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities’ fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in.

During the year ended December 31, 2022, premiums and discounts were amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion is included in the “income from cash and investments held in Trust Account” line item in the consolidated statement of operations. Accretion of the discounts amounted to $320,030 for the year ended December 31, 2022. There were no such securities held with discounts or premiums during the year ended December 31, 2023, and as a result there was no accretion during such period.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2023 and 2022, the Company has not experienced losses on this account.

Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 and SAB Topic 5A-“Expenses of Offering”. Offering costs consist of legal, accounting, underwriting discount and other costs that are directly related to the IPO. Accordingly, offering costs were initially charged to stockholders’ equity (consisting of underwriting discount, deferred underwriters’ commission, and other offering costs offset by offering costs attributable to the warrant liability and recorded in the statement of operations). The Company adopted the residual method to allocate the gross proceeds between Class A common stock and warrants based on their relative fair values.

Deferred Underwriters’ Commission

The Company complies with ASC Topic 405 “Liabilities” and derecognized the deferred underwriting commission liability upon being released of the obligation by the underwriters. Upon the IPO, the Company treated the deferred underwriter’s commission as an offering cost (as discussed above). To account for the waiver of the deferred underwriting commission, the Company reduced the deferred underwriter commission liability and reversed the previously recorded cost of issuing the instruments in the IPO, which included recognizing a contra-expense in the amount previously allocated to liability classified warrants and expensed upon the IPO, and reduced the accumulated deficit and increased income available to Class B common stock, which was previously allocated to the Class A common stock subject to redemption and accretion recognized at the IPO date.

Common Stock Subject to Possible Redemption

The Company accounts for its shares of Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480. Shares of Class A common stock subject to mandatory redemption (if any) are classified as a liability instrument and is measured at fair value. Conditionally redeemable shares of Class A common stock (including shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s shares of Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, all shares of Class A common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheet.

The shares of Class A common stock sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with a Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with the accounting treatment for redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require Class A common stock subject to redemption to be classified outside of permanent equity. Therefore, all shares of Class A common stock have been classified outside of permanent equity.

In connection with the votes to approve the Charter Amendment at the special meeting of stockholders on May 4, 2023, the holders of 30,460,066 shares of Class A common stock of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.42 per share, for an aggregate redemption amount of approximately $317,000,000.

In connection with the votes to approve the Second Charter Amendment at the special meeting of stockholders on November 7, 2023, the holders of an additional 98,573 shares of Class A common stock of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.70 per share, for an aggregate redemption amount of approximately $1,100,000.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid-in capital (to the extent available) and accumulated deficit.

For the year ended December 31, 2023 and 2022, the changes in Class A common stock subject to possible redemption are as follows:

Class A common stock subject to possible redemption
	Shares	Amount
January 1, 2022	34,500,000	$351,900,000
Plus:
Increase in redemption value of shares subject to possible redemption	—	3,743,935
December 31, 2022	34,500,000	$355,643,935

January 1, 2023	34,500,000	$355,643,935
Plus:
Increase in redemption value of shares subject to possible redemption	—	5,209,575
Less:
Redemption	(30,558,639)	(318,441,770)
December 31, 2023	3,941,361	$42,411,740

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurement” approximates the carrying amounts represented in the balance sheets, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statement of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Warrant Liability

The Company accounts for the 26,650,000 warrants issued in connection with the Initial Public Offering (the 17,250,000 Public Warrants and the 9,400,000 Private Placement Warrants) in accordance with the guidance contained in ASC Topic 815-40 “Contracts in Entity’s Own Equity”. Such guidance provides that because the warrants do not meet the criteria for equity classification thereunder, each warrant must be classified as a liability. Accordingly, the Company classifies each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s consolidated statement of operations.

Sponsor Loans

The Company has elected to account for the $6,900,000 (original principal amount) in Sponsor Loans using the fair value option in accordance with the guidance contained in ASC 825-10-25. The fair value option provides an option to elect fair value as an alternative measurement for selected financial assets, financial liabilities, unrecognized firm commitments, and written loan commitments. The Company has elected to apply the fair value option to the Sponsor Loans to simplify the accounting model applied to that class of financial instruments. See Notes 3 and 6 for additional information.

Stock-Based Compensation

The sale or transfers of the Founder Shares to members of the Company’s board of directors, as described in Note 5, is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity classified awards is measured at fair value upon the grant date. The Founder Shares were effectively sold or transferred subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founder Shares is recognized only when the performance condition is probable of occurrence under the applicable accounting literature in this circumstance. A business combination is not probable until it is completed. Stock-based compensation would be recognized at the date a Business Combination is considered probable in an amount equal to the number of Founder Shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founder Shares. As of December 31, 2023 and for all prior periods, the Company determined that a Business Combination is not considered probable until a business combination is completed, and therefore, no stock-based compensation expense has been recognized.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. The effective tax rate differs from the statutory tax rate of 21% for the year ended December 31, 2023 and 2022, primarily due to changes in fair value of the warrant liability and Sponsor Loans, which are not currently recognized in taxable income, non-deductible start-up costs, offering costs attributable to the warrants, and the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

The Company is subject to income tax examinations by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IRA”) was signed into federal law. The IRA provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded U.S. corporations and certain U.S. subsidiaries of publicly traded non-U.S. corporations (each, a “covered corporation”). Because the Company is a Delaware corporation and its securities are trading on the NYSE, the Company is a “covered corporation” for this purpose. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of Treasury has been given authority to provide regulations and other guidance to carry out, and prevent the abuse or avoidance of the excise tax. The IRA applies only to repurchases that occur after December 31, 2022.

Any redemption or other repurchase that occurs in connection with a Business Combination may be subject to the excise tax. Whether and to what extent we would be subject to the excise tax would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with a Business Combination, (ii) the timing, nature and amount of the equity issued in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination), and (iii) the content of regulations and other guidance from the U.S. Department of the Treasury. In addition, because the excise tax would be payable by the Company, and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination. For the year ended December 31, 2023 and 2022, the Company has recognized $3,184,272 and $0, respectively, in excise tax payable related to share redemptions. In accordance with ASC 340-10-S99-1, the liability does not impact the consolidated statements of operations and is offset against additional paid-in capital or accumulated deficit if additional paid-in capital is not available.

Net (Loss) Income Per Common Share

The Company has two classes of shares, which are referred to as redeemable Class A common stock and non-redeemable Class A and Class B common stock. Earnings and losses are shared pro rata between the two classes of stock. For purposes of computing diluted earnings per share, the weighted-average shares outstanding of common stock reflects the dilutive effect that could occur if convertible securities or other contracts to issue common stock were converted into or exercised for common stock as of the beginning of the period in which the conditions were satisfied (or as of the date of the contingent stock agreement, if later). The calculation of diluted net (loss) income per share does not consider the effect of the warrants issued in connection with the (i) IPO, (ii) exercise of over-allotment (iii) Private Placement and (iv) Sponsor Loans since the warrants are contingently convertible. The warrants (including warrants issuable in conjunction with the Sponsor Loans) are exercisable to purchase 33,550,000 shares of Class A common stock in the aggregate. At December 31, 2023 and 2022, the Company did not have any other dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. When applying the two-class method for determining net income per share, the Company has elected to exclude remeasurement associated with the redeemable shares of Class A common stock to redemption value as the redemption amount is not in excess of fair value.

Net (loss) income per common share is as follows:

	Year Ended December 31,
	2023		2022
		Non-		Non-
		Redeemable		Redeemable
	Redeemable	Class A and	Redeemable	Class A and
	Class A	Class B	Class A	Class B
Basic and diluted net (loss) income per share
Numerator:
Allocation of net (loss) income	$(1,247,339)	$(748,415)	$19,405,027	$4,851,257

Denominator:
Weighted-average shares outstanding	14,374,778	8,625,000	34,500,000	8,625,000
Basic and diluted net (loss) income per share	$(0.09)	$(0.09)	$0.56	$0.56

Non-Redemption Agreements

In April 2023, the Sponsor and certain investors (“NRA Investors”) of the Company’s Class A common stock entered into Non-Redemption Agreements. The Non-Redemption Agreements provide for the assignment of economic interest of an aggregate of 999,665 shares of Class B common stock of the Company held by the Sponsor to the Investors in exchange for such Investors agreeing to hold and not redeem their Class A common stock at the special meeting of stockholders held on May 4, 2023. Pursuant to the Non-Redemption Agreements, the Sponsor has agreed to transfer to such Investors an aggregate of 999,665 shares of Class B common stock upon the consummation of an initial Business Combination. In November 2023, the Sponsor and the holders of the founder shares converted an aggregate of 8,624,999 shares of Class B common stock to shares of Class A common stock. The Company estimated the aggregate fair value of the shares attributable to the April 2023 Non-Redemption Agreements to be $884,554 or $0.88 per share.

In November 2023, the Company and the Sponsor entered into Non-Redemption Agreements with a number of the Company’s stockholders in exchange for them agreeing not to redeem shares of the Company’s Class A common stock sold in the IPO in connection with the special meeting of stockholders called by the Company and held on November 7, 2023. In exchange for the foregoing commitments not to redeem such shares, the Company has agreed to allocate to such investors an aggregate of 781,961 Promote Shares and the Sponsor has agreed to surrender and forfeit to the Company for no consideration a number of shares of Class B common stock equal to the number of Promote Shares upon closing of an initial business combination. The Company estimated the aggregate fair value of the shares attributable to the November 2023 Non-Redemption Agreements to be $6,096,756 or $7.80 per share.

The Company complies with the requirements of SEC Staff Accounting Bulletin (“SAB”) Topic 5(A) – “Expenses of Offering” and SAB Topic 5(T): Miscellaneous Accounting - Accounting for Expenses or Liabilities Paid by Principal Stockholder(s). As such, the value of Promote Shares assigned to the Investors are recognized as offering costs and charged to stockholders’ deficit. The value of the Class B common stock to be forfeited by the Sponsors is reported as an increase to stockholders’ deficit.

Recent Accounting Pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging --Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The provisions of ASU 2020-06 are applicable for fiscal years beginning after December 15, 2023, with early adoption permitted no earlier than fiscal years beginning after December 15, 2020. The Company does not believe adoption of ASU 2020-06 on January 1, 2024 will have a significant impact on its consolidated financial statements.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

NOTE 3. RELATED PARTY TRANSACTIONS

Founder Shares

On March 1, 2021, the Sponsor paid $25,000 in exchange for 7,187,500 shares of Class B common stock (the “Founder Shares”). On March 25, 2021, the Sponsor transferred an aggregate of 75,000 Founder Shares to three members of the board of directors (each received 25,000 Founder Shares). The number of Founder Shares outstanding was determined based on the expectation that the total size of the Initial Public Offering would be a maximum of 28,750,000 Units if the underwriters’ over-allotment option is exercised in full, and therefore that such Founder Shares would represent 20% of the outstanding shares after the Initial Public Offering.

On November 4, 2021, the Company’s board of directors approved the issuance of 1,437,500 additional shares of Class B common stock in the form of a stock dividend, resulting in an aggregate of 8,625,000 Class B common shares outstanding. At November 8, 2021, the total number of Class B common shares outstanding have been adjusted to reflect the issuance of the additional shares. The number of Founder Shares outstanding was adjusted based on the Initial Public Offering of 34,500,000 Units such that the Founder Shares would represent 20% of the outstanding shares after the Initial Public Offering. The issuance of 1,437,500 additional shares of Class B common stock in the form of a stock dividend was retroactively reflected for all applicable prior periods.

On November 16, 2023, the holders of the Company’s Class B common stock, par value $0.0001 per share, converted 8,624,999 shares of the Company’s Class B common stock into an equal number of the Company’s Class A common stock, par value $0.0001 per share. The Converted Shares are not redeemable and have no rights to any net assets in the Trust Account.

The Company’s initial stockholders, officers and directors have agreed not to transfer, assign or sell, except to permitted transferees, any Founder Shares or Converted Shares held by them until the earlier to occur of: (1) one year after the completion of the initial Business Combination; and (2) subsequent to the initial Business Combination, (x) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the public stockholders having the right to exchange their shares of common stock for cash, securities or other property or (y) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination. Any permitted transferees would be subject to the same restrictions and other agreements of the initial stockholders with respect to any Founder Shares or Converted Shares (the “Lock-up”).

Promissory Note — Related Party

On May 3, 2022, the Sponsor agreed to loan Concord III up to $350,000 to be used to pay operating expenses. This loan was non-interest bearing, unsecured, was not convertible into Warrants or any other securities, and was due at the Closing. At December 31, 2023, there was $35,000 related to the loan outstanding which was fully paid back on the Closing Date.

Sponsor Loans

The Company executed promissory notes with the Sponsors, evidencing loans to the Company in the aggregate amount of $6,900,000. The Sponsor Loans were extended in order to ensure that the amount in the Trust Account is $10.20 per public share upon completion of the IPO with the proceeds of the Sponsor Loans being added to the Trust Account. The Sponsor Loans are non-interest bearing with the principal balance to be repaid or converted into warrants at a conversion price of $1.00 per warrant, at the Sponsors’ discretion. All accrued and unpaid principal of the Sponsor Loans that is not converted into warrants shall continue to remain outstanding and to be subject to the terms and conditions of the Sponsor Loans and will become payable on the date the initial Business Combination is completed. If converted, the Sponsor Loan Warrants would be identical to the Private Placement Warrants. If the Company does not complete an initial Business Combination, the Company will not repay the Sponsor Loans from amounts held in the Trust Account, and its proceeds will be distributed to the Company’s public stockholders. See Note 6 for additional information.

On November 2, 2023, the Company, GCT and the Sponsor entered into a Sponsor Support Agreement. Pursuant to the Sponsor Support Agreement, the Sponsor agreed to forgive all amounts outstanding under the Sponsor Loans upon the closing of the proposed Business Combination which was determined to be a modification of the Sponsor Loan. The Company follows the guidance of ASC Topic 470-50 “Debt—Modifications and Extinguishments,” for loan modifications. The Company’s Sponsor continues to maintain an equity interest in the Company. The Company determined that after accounting for the modification of the Sponsor Loan, the cash flows of the Sponsor Loan were substantially different and as such should be accounted for as an extinguishment of the original debt and the recognition of new debt. As such, the Company recognized a gain on extinguishment of the Sponsor Loans in the Company’s consolidated changes in stockholders’ equity calculated as the difference between the fair value of the Sponsor Loan under the original Sponsor Loan Agreement and the fair value of the Sponsor Loan under the updated terms of the Sponsor Support Agreement on the date of the extinguishment. During the year ended December 31, 2023, the Company recognized a gain of $2,343,000 from the changes in the fair value of the Sponsor loans in the consolidated statements of operations before the extinguishment event, and $3,343,000 related to the extinguishment of the Sponsor Loans in its consolidated statement of stockholders’ deficit.

Related Party Loans

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsors, an affiliate of the Sponsors or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes an initial Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into Private Placement Warrants of the post Business Combination entity, at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants issued to the Sponsors. As of December 31, 2023 and 2022, no such Working Capital Loans were outstanding.

Administrative Service Fee

The Company has agreed to pay an affiliate of its Sponsor a total of $20,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Company’s Business Combination or its liquidation, the Company will cease paying these monthly fees. Additionally, as described in Note 2, GCT has agreed to reimburse the Company for the administrative service fee incurred after the execution date of the Business Combination Agreement. The aggregate administrative service fee for the year ended December 31, 2023 was $240,000. The Company has recognized an expense of $220,000 for the administrative service fee, net of $20,000 for the amount reimbursed by GCT for the year ended December 31, 2023. For the year ended December 31, 2022, the Company recognized $240,000 for the administrative service fee. For the administrative service fee, as of December 31, 2023 and 2022, the Company had $100,000 and $0, respectively, reported on the consolidated balance sheet and included in due to related party.

Due to Related Party

In the normal course of business, certain expenses of the Company may be paid by, and then reimbursed to an affiliate of the Sponsor. As of December 31, 2023 and 2022, the Company had an outstanding balance due to the affiliate of the Sponsor of $100,920 and $10,024, respectively, including the administrative service fee discussed above. The amount is included in due to related party on the consolidated balance sheets and includes but is not limited to legal expense, expense related to identifying a target business, and other expenses.

NOTE 4. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Sponsor Loans or Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Sponsor Loans or Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement entered into on November 3, 2021, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities.

Deferred Underwriters’ Commission

The Company agreed to pay the underwriters a deferred underwriting fee upon the consummation of an initial Business Combination in an amount equal to 3.5% of the gross proceeds of the IPO, or $12,075,000. In December 2023, one of the underwriters waived any right to receive the deferred underwriters’ commission and will therefore receive no additional underwriting commissions in connection with the closing of a Business Combination. The Company considers the deferred underwriters’ commission an offering cost. Offering costs are charged to stockholders’ equity or the statement of operations based on the relative value of the Public Warrants to the proceeds received from the Units sold upon the completion of the IPO. Upon the waiver of these offering costs, a portion of these offering costs were recorded to the statement of operations and to stockholders’ equity. As a result of the waived deferred underwriters’ commission, the Company recognized $372,678 of income, $6,618,747 was recorded to accumulated deficit and the deferred underwriters’ commission was reduced by $6,991,425.

Capital Markets Advisor Agreement

On March 29, 2023, the Company engaged a capital markets advisor in connection with seeking an extension for completing a business combination, a possible acquisition of a third party by merger, consolidation, acquisition of stock or assets or other business combination, and as a placement agent in connection with a private placement of debt, equity, equity-linked or convertible securities. The Company agreed to pay the capital markets advisor a transaction fee in connection with the services provided, payable upon and subject to the Company’s consummation of an initial business combination (“Capital Markets Advisor Fee”). The fee consists of a fixed and determinable portion and a variable portion contingent upon certain future events expected to take place upon completion of a business combination. As of December 31, 2023, $2,500,000 was accrued under Accrued capital markets advisory expense on the consolidated balance sheet for the fee as the amount was earned and fixed and determinable. These costs may be paid for using the proceeds of the cash available once a business combination is complete.

Expenses Contingent on the Closing of a Business Combination

As of December 31, 2023 and 2022, the Company has incurred approximately $3,610,000 and $0, respectively, in fees contingent on the closing of a business combination, of which $2,500,000 and $0, respectively, is related to the Capital Markets Advisor Fee and $1,110,000 is related to legal fees payable contingent on a business combination. These costs may be paid using the proceeds of the cash available once a business combination is complete. The Capital Markets Advisor Fee amount is included in Accrued capital markets advisory expense and legal fees payable contingent on a business combination are included in Accrued legal expense on the consolidated balance sheets.

Excise Tax

In connection with the Special Meetings, stockholders holding 30,558,639 of the Company’s Public Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account for an aggregate amount of $318,441,770. As such, the Company has recorded an excise tax liability of $3,184,272 on the consolidated balance sheet as of December 31, 2023. Any excise tax liability payable will not be paid out of the funds in the Trust Account.

Business Combination Agreement

On November 2, 2023, the Company entered into the Business Combination Agreement with GCT and Merger Sub. Pursuant to the Business Combination Agreement, the parties will consummate a business combination transaction pursuant to which Merger Sub will merge with and into GCT, with GCT surviving the merger as a wholly-owned subsidiary of the Company. See “Note 1 – Organization, Business Operations and Liquidity – Proposed Business Combination.”

NOTE 5. STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company is authorized to issue a total of 1,000,000 shares of preferred stock with a par value of $0.0001 per share. At December 31, 2023 and 2022, there were no shares of preferred shares issued or outstanding.

Class A Common Stock

The Company is authorized to issue a total of 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. As of December 31, 2023 and 2022, there were 8,624,999 and 0 shares of Class A common stock issued and outstanding, excluding 3,941,361 and 34,500,000 shares of Class A common stock subject to possible redemption, respectively, which are classified as temporary equity.

Class B Common Stock

The Company is authorized to issue a total of 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Class B common stock are entitled to one vote for each share. As of December 31, 2023 and 2022, there were 1 and 8,625,000 shares, respectively, of Class B common stock issued and outstanding. As described in Note 3, 8,624,299 shares of Class B common stock were converted to an equal number of shares of non-redeemable Class A common stock during the year ended December 31, 2023.

The Company’s initial stockholders have agreed not to transfer, assign or sell, except to permitted transferees, any of their Founder Shares or Converted Shares until the earlier to occur of: (1) one year after the completion of the initial Business Combination; and (2) subsequent to the initial Business Combination, (x) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the public stockholders having the right to exchange their shares of common stock for cash, securities or other property or (y) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination. Any permitted transferees would be subject to the same restrictions and other agreements of the initial stockholders with respect to any Founder Shares or Converted Shares.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering (not including the Class A common stock issuable upon exercise of the Private Placement Warrants or any Sponsor Loan Warrants) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (net of the number of shares of Class A common stock redeemed in connection with the initial Business Combination), excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination. In no event shall the Class B Common Stock convert into Class A Common Stock at a ratio that is less than one-for-one.

Warrants

Each whole warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment.

The warrants will expire at 5:00 p.m., New York City time on the warrant expiration date, which is five years after the completion of the initial Business Combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to the Company and not placed in the Trust Account.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to the satisfying the Company’s obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such Unit.

The Company did not register the shares of Class A common stock issuable upon exercise of the warrants in connection with the IPO. However, the Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC, and within 60 business days following the initial Business Combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed; provided that, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.

Once the warrants become exercisable, the Company may redeem the outstanding public warrants:

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and
•

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.

Once the warrants become exercisable, the Company may redeem the outstanding public warrants:

•	in whole and not in part;
•

at a price of $0.10 per warrant provided that holders will be able to exercise their warrants prior to redemption and receive that number of shares of Class A common stock based on the redemption date and the “fair market value” of the Class A common stock (as defined below) except as otherwise described below;

•	upon a minimum of 30 days’ prior written notice of redemption
•

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•

if, and only if, there is an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

The “fair market value” of the Class A common stock shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. This redemption feature differs from the typical warrant redemption features used in many other blank check offerings. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A common stock per warrant (subject to adjustment).

On November 2, 2023, the Company, GCT and the Sponsor entered into the Sponsor Support Agreement. Pursuant to the Sponsor Support Agreement, the Sponsor agreed to forfeit an aggregate amount of up to 2,820,000 Private Placement Warrants concurrently with the closing of the proposed Business Combination. The Company’s Private Placement Warrants are equity contracts classified as a liability. The Company follows the guidance in accordance with ASC 815-40 with this modification to the Private Placement Warrants. With the effect of the changed terms, the Company recognized a gain of $169,200 in the Company’s consolidated statement of operations.

NOTE 6. FAIR VALUE MEASUREMENT

The following table presents fair value information as of December 31, 2023 and 2022, for the Company’s assets and liabilities that are accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

		December 31,	December 31,
Assets:	Level	2023	2022
Marketable securities and in Trust Account	1	$—	$356,190,233

		December 31,	December 31,
Liabilities:	Level	2023	2022
Warrant Liability – Public Warrants	(a)	$1,725,000	$1,173,000
Warrant Liability – Private Placement Warrants (b)	3	$658,000	$639,200
Sponsor Loans	3	$—	$1,000,000
(a)	Level 1 at December 31, 2023 and Level 2 at December 31, 2022
(b)	At December 31, 2023, 2,820,000 Private Placement Warrants subject to forfeiture have no value as there is an assumed 100% probability of forfeiture due to the proposed Business Combination.

As of December 31, 2023, cash held in the Trust Account was held in an interest-bearing demand deposit account and at December 31, 2022, investments held in Trust Account consisted of mutual funds that invest primarily in US government securities. Demand deposit accounts and mutual funds generally have a readily determinable fair value. Such investments in the Trust Account are presented on the consolidated balance sheets at fair value at the end the reporting period.

The Company’s warrant liability for the Public Warrants is based on unadjusted quoted prices at the close of market. At December 31, 2022, there was insufficient trading volume for the Company’s Public Warrants to be classified as Level 1 and, as a result, were classified as Level 2. At December 31, 2023, the Company determined there was sufficient trading activity to classify its Public Warrants as Level 1.

The fair value of the Company’s Private Placement Warrants (not subject to forfeiture) for all periods presented is based on a Black-Scholes-Merton model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. In association with the Company’s Sponsor Support Agreement with GCT, the Sponsor agreed to forfeit up to 2,820,000 Private Placement Warrants upon the consummation of the Business Combination. For those Private Placement Warrants that became subject to forfeiture, the Company used a probability-weighted scenario analysis to value the Private Placement Warrants (subject to forfeiture) as of December 31, 2023. The change in valuation models between December 31, 2023 and December 31, 2022 was implemented as the probability-weighted scenario analysis better represents the fair value of the Private Placement Warrants that became subject to forfeiture during the year ended December 31, 2023.

In association with the Company’s Sponsor Support Agreement with GCT, the Sponsor agreed to forgive all amounts outstanding under the Sponsor Loan upon the closing of the proposed Business Combination. The Company valued the Sponsor Loans using a bond plus call approach as of December 31, 2022. The bond plus call approach calculates the fair value of the Notes as the sum of (i) the fair value of the contractual cash flows of the Sponsor Loans absent the Conversion Option and (ii) the fair value of the Conversion Option which is determined using a risk-neutral framework based on the daily binomial lattice analysis. Upon forgiveness of the outstanding balance under the Sponsor Loans, the Company used a probability-weighted scenario analysis as of December 31, 2023. The change in valuation models between December 31, 2023 and December 31, 2022 was implemented as the probability-weighted scenario analysis better represents the fair value of the Sponsor Loans that were modified during the year ended December 31, 2023.

The inputs used to measure fair value of the Private Placement Warrants and the Sponsor Loans are classified within Level 3 of the fair value hierarchy. Significant deviations from these estimates and inputs could result in a material change in fair value.

The following table sets forth the fair value and unpaid principal balance as of December 31, 2023 and 2022 for the Sponsor Loans.

Liabilities:	Fair Value	Unpaid Principal Balance
December 31, 2023	$—	$6,900,000
December 31, 2022	$1,000,000	$6,900,000

The key inputs into the model for the Private Placement Warrants were as follows:

	December 31,		December 31,
Input	2023		2022
Common stock price	$10.56		$10.19
Risk-free interest rate	3.81%		3.95%
Expected term in years	5.25	years	5.36	years
Expected volatility	0.00%		0.00%
Exercise price	$11.50		$11.50
Warrant fair value	$0.10		$0.07

To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the investments existed. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for investments categorized in Level 3.

The following table provides a reconciliation of changes in fair value of the beginning and ending balances for our financial instruments classified as Level 3:

Fair value of financial instruments classified as Level 3
	Public and Private
	Placement
	Warrants	Sponsor Loans

January 1, 2022	$18,655,000	$5,490,000
Public Warrants reclassified to level 1	(6,727,500)
Change in valuation inputs or other assumptions	(11,288,300)	(4,490,000)
December 31, 2022	$639,200	1,000,000

January 1, 2023	$639,200	$1,000,000
Change in fair value of warrants subject to forfeiture	(191,760)	—
Change in valuation inputs or other assumptions	210,560	2,343,000
Extinguishment of debt	—	(3,343,000)
December 31, 2023	$658,000	$—

NOTE 7. INCOME TAX

As of December 31, 2023 and 2022, the Company’s net deferred tax assets are as follows:

Deferred tax asset:	2023	2022
Organizational costs/startup expenses	$1,223,864	$243,656
Federal net operating loss carryforward	—	—
Total deferred tax asset	1,223,864	243,656
Valuation allowance	(1,223,864)	(243,656)
Deferred tax asset, net of allowance	$—	$—

The income tax provision consists of the following:

	For the year	For the year
	December 31, 2023	December 31, 2022
Federal:
Current	$1,385,741	$995,207
Deferred	980,208	172,282

State:
Current	—	—
Deferred	—	—
Valuation allowance	(980,208)	(172,282)
Income tax provision	$1,385,741	$995,207

As of December 31, 2023 and 2022, the Company had no U.S. federal net operating loss carryovers and no state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, if any, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the years ended December 31, 2023 and 2022, there was an increase in the valuation allowance of $980,208 and $172,282, respectively.

A reconciliation of the federal income tax rate to the Company’s effective tax rate, as a percentage of income before income taxes, is as follows:

	For the year	For the year
	December 31, 2023	December 31, 2022
Statutory federal income tax rate	21.0%	21.0%
Transaction costs	0.0%	0.0%
Change in fair value of warrant liability and Sponsor Loans	(100.3)%	(17.7)%
Transaction costs allocated to warrants	12.8%	0.0%
Change in valuation allowance	(160.7)%	0.7%
Income tax provision	(227.2)%	4.0%

NOTE 8. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, other than stated below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

On February 27, 2024, the Company held a special meeting in lieu of the 2024 annual meeting of stockholders in connection with the proposed Business Combination. At the Special Meeting, the Company’s stockholders approved the Business Combination Proposal, the Charter Amendment Proposal, each of the Governance Proposals (on a non-binding advisory basis), the election of each director nominee pursuant to the Election of Directors Proposal, the Incentive Award Plan Proposal, the Employee Stock Purchase Plan Proposal, and the NYSE Proposal, in each case as defined and described in greater detail in the Final Prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$
Accountants’ fees and expenses	$
Legal fees and expenses	$
Miscellaneous fees and expenses	$
Total Expenses	$

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Common Stock covered by this prospectus will be borne by the Selling Securityholder. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the SEC, as estimated in the table above.

Item 14. Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Charter and Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Charter that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Charter provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Charter. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.

The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Charter and Bylaws or otherwise as a matter of law.

Item 15. Recent Sales of Unregistered Securities.

None of the following transactions involved any underwriters, underwriting discounts or commissions, or any public offering.

PIPE Financing

On November 8, 2023, following the execution of the Business Combination Agreement, Concord III entered into Subscription Agreements with the PIPE Investors pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors collectively subscribed for the PIPE Financing of an aggregate of 4,529,967 shares of Common Stock at $6.67 per share. The PIPE Financing was consummated substantially concurrently with the Closing.

The shares of Common Stock issued to the PIPE Investors were issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.

The issuance of Common Stock upon the automatic conversion of the Class B common stock and the issuance of Common Stock upon the automatic conversion of the Class A common stock at the Closing has not been registered under the Securities Act in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Convertible Promissory Note

On February 26, 2024, GCT issued a convertible promissory note (the “Note”) to a strategic investor (the “Noteholder”) in the principal amount of $5,000,000. On or after the earlier of (i) six months from the issuance date of the Note and (ii) the Closing, the Noteholder may demand the Company to convert all principal and interests due under the Note into shares of Common Stock, at a conversion price of $10.00 per share. The Note matures on the second anniversary of the issuance date, and bears an interest rate of 5% per annum. The Note includes customary representations, warranties and events of default, as well as a covenant relating to the performance of obligations by the Company related to the Company’s 5G activity.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit Index

Exhibit No.	Description
2.1†**

Business Combination Agreement, dated as of November 2, 2023, by and among the Registrant, Merger Sub and GCT Semiconductor, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 8, 2023).

3.1**

Second Amended and Restated Certificate of Incorporation of GCT Semiconductor Holding, Inc., dated as of March 26, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 1, 2024).

3.2**

Amended and Restated Bylaws of GCT Semiconductor Holding, Inc., dated as of March 26, 2024 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 1, 2024).

4.1**	Specimen Common Stock Certificate of GCT Semiconductor Holding, Inc. (incorporated by reference to Exhibit 4.2 to Concord III’s Form S-4 filed with the SEC on November 13, 2023).
4.2**	Specimen Warrant Certificate of GCT Semiconductor Holding, Inc. (incorporated by reference to Exhibit 4.3 to Concord III’s Form S-4 filed with the SEC on November 13, 2023).
4.3**

Warrant Agreement, dated November 3, 2021, by and between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 9, 2021).

5.1**	Opinion of Morgan, Lewis & Bockius LLP
10.1**

Registration Rights Agreement by and among GCT Semiconductor Holding, Inc., and certain security holders of GCT Semiconductor Holding, Inc., dated as of March 26, 2024 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 1, 2024).

10.2**	Form of Lock up Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 1, 2024).
10.3#**	GCT 2024 Incentive Award Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 1, 2024).
10.4#**	GCT 2024 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 1, 2024).
10.5**	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 1, 2024).
10.6**	Form of PIPE Subscription Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 8, 2023).
10.7**

Sponsor Support Agreement, dated as of November 2, 2023, by and among Concord Acquisition Corp III, GCT Semiconductor, Inc., Concord Sponsor Group III LLC and CA2 Co-Investment LLC (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 8, 2023).

10.8**

Stockholder Support Agreement, dated as of November 2, 2023, by and among Concord Acquisition Corp III and certain stockholders of GCT Semiconductor, Inc. (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 8, 2023).

10.9**

Master Foundry Product Development Agreement, dated as of July 31, 2020, between GCT Semiconductor, Inc., GCT Research, Inc. and Samsung Electronics Co., Ltd. (incorporated by reference to Exhibit 10.17 to the Registrant’s Registration Statement on Form S-4, filed with the SEC on January 31, 2024) ‡

10.10**

Project Statement, dated as of July 31, 2020, between GCT Semiconductor, Inc., GCT Research, Inc. and Samsung Electronics Co., Ltd. (incorporated by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-4, filed with the SEC on January 31, 2024) ‡

10.11**

General Services Agreement, dated as of December 20, 2019, by and between Verizon Sourcing LLC and GCT Semiconductor, Inc. (incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-4, filed with the SEC on January 31, 2024) ‡

10.12**

Statement of Work, dated as of December 22, 2020, by and between Verizon Sourcing LLC and GCT Semiconductor, Inc. (incorporated by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form S-4, filed with the SEC on January 31, 2024) ‡

10.13**

Administrative Services Agreement, dated November 3, 2021, between the Registrant and CA2 C-Investment LLC (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 9, 2021).

10.14**

Letter Agreement, dated as of November 3, 2021, among the Registrant, the Sponsor, CA2 Co-Investment LLC and each of the executive officers, directors and initial stockholders of the Registrant (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 9, 2021).

10.15**

Investment Management, dated as of November 3, 2021, Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 9, 2021).

10.16**

Registration Rights Agreement, dated as of November 3, 2021, between the Registrant, the Sponsor and certain securityholders (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 9, 2021).

10.17**

Private Placement Warrants Subscription Agreement, darted November 3, 2021, by and between the Registrant and the Sponsor (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 9, 2021).

10.18**

Private Placement Warrants Subscription Agreement, darted November 3, 2021, by and between the Registrant and CA2 Co-Investment LLC (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 9, 2021).

10.19**	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 9, 2021).
10.20**	Form of Non-Redemption Agreement and Assignment of Economic Interest (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 7, 2023).
10.21**	Form of Non-Redemption Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 30, 2023).
10.22**

Common Stock Purchase Agreement, dated April 23, 2024 by and between GCT Semiconductor Holding, Inc. and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 24, 2024).

10.23**

Registration Rights Agreement, dated April 23, 2024 by and between GCT Semiconductor Holding, Inc. and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 24, 2024).

10.24**

Foundry Product Development Agreement, dated February 26, 2024, by and between GCT Semiconductor, Inc. and Alpha Holdings Co., Ltd. (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on May 14, 2024)

16.1**	Letter from Marcum LLP to the SEC, dated April 8, 2024 (incorporated by reference to Exhibit 16.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 8, 2024)
21.1**	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 1, 2024).
23.1	Consent of BPM LLP, independent registered public accounting firm for GCT Semiconductor, Inc.
23.2	Consent of Marcum LLP, independent registered public accounting firm for Concord Acquisition Corp III.
23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (including in the signature page hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
107**	Filing Fee Table.
**	Previously filed.
#	Indicates management contract or compensatory plan or arrangement.
†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

‡	Portions of this exhibit are redacted in accordance with Regulation S-K Item 601 (b) (10) (iv).
(b)	Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

(A)	The undersigned registrant hereby undertakes as follows:
1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
i.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
ii.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(B)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, California on May 23, 2024.

GCT SEMICONDUCTOR HOLDING, INC.

By:	/s/ John Schlaefer
Name: John Schlaefer
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	May 23, 2024
Kyeongho Lee

/s/ John Schlaefer	Chief Executive Officer (Principal Executive Officer)	May 23, 2024
John Schlaefer

/s/ Edmond Cheng	Chief Financial Officer (Principal Financial and Accounting Officer)	May 23, 2024
Edmond Cheng

*	Director	May 23, 2024
Robert Barker

*	Director	May 23, 2024
Kukjin Chun

*	Director	May 23, 2024
Hyunsoo Shin

*	Director	May 23, 2024
Jeff Tuder

*	Director	May 23, 2024
Nelson Chan

*By: /s/ John Schlaefer	May 23, 2024
John Schlaefer
Attorney-In-Fact